As filed with the Securities and Exchange Commission on April 25, 2025

Registration No. 333-282886

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 4 to

FORM S-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

PROPANC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	33-0662986
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

302, 6 Butler Street

Camberwell, VIC 3124 Australia

+61 03 9882 0780

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Nathanielsz

Chief Executive Officer

Propanc Biopharma, Inc.

302, 6 Butler Street

Camberwell, VIC 3124 Australia

+61 03 9882 0780

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Chase Chandler, Esq. Callie Jones, Esq. Brunson Chandler & Jones 175 S. Main Street Suite 1410 Salt Lake City, UT 84111 (801) 303-5772	Ross Carmel, Esq. Jay Yamamoto, Esq. Sichenzia Ross Ference Carmel LLP 1185 6th Ave 31st Floor New York, NY 10036 (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement has been amended to revise the offering from an offering of Units to an offering of shares of Common Stock.

This Registration Statement contains two prospectuses: one in connection with the public offering of 1,000,000 shares of Common Stock (and shares of common stock which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any) through the underwriters named on the cover page of such prospectus (the “Public Offering Prospectus”) and one to be used in connection with the potential resale by certain selling stockholders of an aggregate amount of up to 3,091,500 shares of our common stock (the “Selling Stockholder Prospectus”). The Public Offering Prospectus and the Selling Stockholder Prospectus will be identical in all respects except for the alternate pages for the Selling Stockholder Prospectus included herein which are labeled “Alternate Pages for Selling Stockholder Prospectus.”

The Selling Stockholder Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;

●	they contain different Offering sections in the Prospectus Summary section;

●	the ownership percentages described in the Public Offering Prospectus will be adjusted in the Selling Stockholder Prospectus to reflect shares of common stock sold in our public offering;

●	they contain different Use of Proceeds sections;

●	the Capitalization section is deleted from the Selling Stockholder Prospectus;

●	the Dilution section is deleted from the Selling Stockholder Prospectus;

●	a Selling Stockholder section is included in the Selling Stockholder Prospectus;

●	the Underwriting section from the Public Offering Prospectus is deleted from the Selling Stockholder Prospectus and a Plan of Distribution is inserted in its place; and

●	the Legal Matters section in the Selling Stockholder Prospectus deletes the reference to counsel for the underwriters.

The registrant has included in this registration statement a set of alternate pages after the outside back cover page of the Public Offering Prospectus, which we refer to as the “Alternate Pages”, to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the registrant. The Selling Stockholder Prospectus will be substantially identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Stockholders (it being understood that none of the shares of common stock being registered for resale by the Selling Stockholders in the Selling Stockholder Prospectus may be sold prior to the closing of our initial public offering under the Public Offering Prospectus, and only then in compliance with applicable laws, rules and regulations).

The sales of our common stock registered in the Public Offering Prospectus and the Selling Stockholder Prospectus may result in two offerings taking place concurrently, which could affect the price and liquidity of, and demand for, our common stock. This risk and other risks are included in “Risk Factors” beginning on page 10 of the Public Offering Prospectus.

The information in this preliminary prospectus is not complete and may be changed. We and may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	APRIL 25, 2025

PROPANC BIOPHARMA, INC.

1,000,000 Shares of Common Stock

We are offering 1,000,000 shares of common stock, par value $0.001 (“Common Stock”) of Propanc Biopharma, Inc. (the “Company,” “Propanc,” “we,” “our,” or “us”). We are offering each share of Common Stock at an estimated public offering price at $4.00-6.00 per share.

There is currently a limited public trading market for our Common Stock. Our Common Stock is currently quoted on the OTC Pink Marketplace operated by the OTC Markets Group Inc. (“OTC”) under the symbol “PPCB.” In connection with this offering, we have applied to have our Common Stock listed on the Nasdaq Capital Market under the symbol “PPCB.” No assurance can be given that our listing application will be approved or, if we receive approval, that a trading market will develop, if developed, that it will be sustained, or that the trading prices of our Common Stock on the OTC will be indicative of the prices of our Common Stock if our Common Stock were traded on the Nasdaq Capital Market. If our listing application is not approved by The Nasdaq Stock Market LLC (“Nasdaq”), we will not consummate the offering and will terminate this offering. The public offering price per share will be determined at the time of pricing and may be at a discount to the current market price. The recent market price used throughout this prospectus may not be indicative of the final offering price.

On April 23, 2025, the last reported sales price for our Common Stock as quoted on the OTC was $6.46 per share.

While we may be a “controlled company” under the rules of Nasdaq, immediately after consummation of this offering, we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the rules of Nasdaq. See “Risk Factors—Risks Related to Our Common Stock and this Offering.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before purchasing any of the securities offered by this prospectus.

	Per Share of Common Stock	Total
Offering price(1)	$	$
Underwriter’s discounts and commissions (1)	$	$
Proceeds to our company before expenses (2)	$	$

(1)	Represents underwriting discounts and commissions equal to 8% of the gross proceeds of the offering. Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1.0% of the gross proceeds, that we have agreed to reimburse D. Boral Capital LLC (“D. Boral”), the representative of the underwriters. In addition, we have agreed to issue to the representative of the underwriters warrants to purchase the number of shares of Common Stock in the aggregate equal to 3% of the securities to be issued and sold in this offering (including any securities sold upon exercise of the over-allotment option). See “Underwriting” on page 97 for additional information regarding total underwriter compensation.
(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Underwriters’ Over-Allotment Option we have granted to the underwriters as described below.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We have granted a 45-day over-allotment option to the Representatives, exercisable one or more times in whole or in part, to purchase up to 150,000 additional shares of Common Stock at a public offering price of $5.00 per share, less the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any. The securities issuable upon exercise of this overallotment option are identical to those offered by this prospectus and have been registered under the registration statement of which this prospectus forms a part.

The underwriters expect to deliver the securities against payment in New York, New York on or about __, 2025.

Book-Running Managers

D. Boral Capital LLC	Craft Capital Management LLC

The date of this prospectus is [              ], 2025.

Through and including __________________, 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares of Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

You should rely only on the information contained in this prospectus. Neither we nor the Underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus we have prepared. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. You should also read this prospectus together with the additional information described under “Where You Can Find More Information.”

Unless the context otherwise requires, we use the terms “we,” “us,” “Company,” “Propanc Biopharma,” and “our” to refer to Propanc Biopharma, Inc. and its subsidiaries.

Solely for convenience, our trademarks and tradenames referred to in this prospectus, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks and trade names included or incorporated by reference into this prospectus, or the accompanying prospectus are the property of their respective owners.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read the entire prospectus carefully, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto that are included elsewhere in this prospectus, before making an investment decision. Unless otherwise noted and other than in our historical financial statements and the notes thereto, the share and per share information in this prospectus reflects a reverse stock split of the outstanding Common Stock and treasury stock of the Company at a 1-for-60,000 ratio. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Propanc Biopharma,” the “Company,” “we,” “us,” and “our” refer to Propanc Biopharma, Inc., and its subsidiaries.

Overview

The Company was originally formed in Melbourne, Victoria, Australia on October 15, 2007 as Propanc PTY LTD. On November 23, 2010, Propanc Health Group Corporation was incorporated in the State of Delaware and in January 2011, to reorganize our Company, we acquired all of the outstanding shares of Propanc PTY LTD on a one-for-one basis, whereby Propanc PTY LTD became our wholly-owned subsidiary. Effective April 20, 2017, we changed our name to “Propanc Biopharma, Inc.” to better reflect our current stage of operations and development.

We are a development-stage healthcare company that is currently focused on developing new cancer treatments for patients suffering from pancreatic, ovarian and colorectal cancer. Utilizing our scientific and oncology consultants, we have developed a rational, composite formulation of anti-cancer compounds, which together exert a number of effects designed to control or prevent tumors from recurring and spreading through the body. Our lead product candidate, PRP, is a variation upon our novel formulation and involves pro-enzymes, the inactive precursors of enzymes.

Risks associated with our Business

Our ability to execute our future business growth strategy is subject to numerous risks, as more fully described in the section captioned “Risk Factors” immediately following this prospectus summary. An investment in our shares of Common Stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the section titled “Risk Factors” following this prospectus summary. These risks include, but are not limited to, the following:

●	Because PRP remains in the early stages of development and may never become commercially viable, you may lose some or all of your investment.
●	PRP may cause undesirable side effects that could negatively impact its clinical trial results or limit its use, hindering further development, subject us to possible product liability claims, and make it more difficult to commercialize PRP.
●	Because successful development of our products is uncertain, our results of operations may be materially harmed.
●	A variety of factors, either alone or in concert with each other, could result in our clinical trials of PRP being delayed or unsuccessful.
●	If we fail to obtain regulatory approval in jurisdictions outside the U.S., we will not be able to market PRP in those jurisdictions.
●	If, in the future, we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market PRP, we may not be successful in commercializing our product candidates if and when they are approved.
●	We face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.
●	Even if we are able to commercialize PRP, we will need to seek approval for reimbursement before it can be marketed, and it may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, which would harm our business.

1

Corporate Information

Our principal executive offices are located at 302, 6 Butler Street Camberwell, VIC, 3124 Australia. Our telephone number is +61-03-9882-0780.

Reverse Stock Split

On August 7, 2024, the Company received written consent in lieu of a meeting by the holders of a majority of the voting power of the Company’s outstanding capital stock as of August 7, 2024 and the Company’s Board of Directors approving such actions as are necessary for the Company to proceed to, and the Company accordingly effectuated a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of one post-split share per sixty thousand pre-split shares (1:60,000) (the “Reverse Stock Split”). Proportional adjustments for the Reverse Stock Split were made to the Company’s outstanding stock options, warrants and equity incentive plans. On January 29, 2025, the Financial Industry Regulatory Authority (“FINRA”) processed and effected the Reverse Stock Split in the public markets at the ratio of 1:60,000.

Listing on the Nasdaq Capital Market

Our Common Stock is currently quoted on the OTC under the symbol “PPCB.” In connection with this offering, we have applied to have our Common Stock listed on the Nasdaq Capital Market under the symbol “PPCB.” If approved, we expect to list our Common Stock offered in this offering on Nasdaq upon consummation of this offering, at which point our Common Stock will cease to be traded on the OTC. No assurance can be given that our listing application will be approved. This offering will occur only if Nasdaq or another securities exchange approves the listing of our Common Stock. If Nasdaq or another U.S. securities exchange does not approve the listing of our Common Stock, we will not proceed with this offering. There can be no assurance that our Common Stock will be listed on the Nasdaq or another securities exchange.

Inflation Risk

We do not believe that inflation has had a material effect on our business, results of operations, or financial condition. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs. Our inability or failure to do so could harm our business, results of operations, or financial condition.

Going Concern

As reflected in the accompanying consolidated financial statements, the Company has no revenue generating operations and has an accumulated deficit. In addition, the Company has experienced negative cash flows from operations since inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. There can be no assurance that any additional financings would be available to the Company on satisfactory terms and conditions, if at all.

Implications of Being a Smaller Reporting Company

As a smaller reporting company, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to:

●	Reduced disclosure obligations (e.g., matters regarding executive compensation) in our periodic reports, proxy statements and registration statements; and

●	Not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

2

We will remain a smaller reporting company until the end of the fiscal year in which (i) we have a public common equity float of more than $250 million, or (ii) we have annual revenues for the most recently completed fiscal year of more than $100 million plus we have a public common equity float or public float of more than $700 million. We also would not be eligible for status as smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Implication of Being a Controlled Company

Because our Chief Executive Officer, James Nathanielsz, owns a majority of our voting control and will own a majority of our voting control after this offering, we are and will continue to be after the offering a “controlled company” as defined under the listing rules of Nasdaq. Under Nasdaq listing rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. For as long as we remain a controlled company, we are permitted to elect to rely on certain exemptions from Nasdaq’s corporate governance rules, including the following:

●	an exemption from the rule that a majority of our board of directors must be independent directors;
●	an exemption from the rule that our compensation committee be composed entirely of independent directors;
●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors or a nominating committee composed solely of independent directors;

If we elected to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors, our nominating and corporate governance and compensation committees might not consist entirely of independent directors, and you would not have the same protection afforded to shareholders of companies that are subject to Nasdaq’s corporate governance rules.

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SUMMARY OF THE OFFERING

Issuer:	Propanc Biopharma, Inc.

Securities offered(1):	1,000,000 shares of Common Stock at an estimated public offering price of $5.00 per share (based on the assumed public offering price of $5.00, which is the midpoint of the anticipated price range).

Over-allotment option:	We have granted to the Representatives a 45-day over-allotment option to purchase up to 150,000 additional shares of our Common Stock at a public offering price of $5.00 per share, less the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any.

Common Stock outstanding before this offering:	11,611,781 shares

Common Stock outstanding after the offering(1):	12,611,781 shares, or 12,761,781 shares if the underwriters exercise their over-allotment option in full.

Use of proceeds:

We estimate that the net proceeds to us from this offering will be approximately $4,600,000 million, or approximately $5,290,000 million if the underwriters exercise their over-allotment option in full, assuming an assumed offering price of $5.00 per share, after deducting underwriting discounts and commissions.

We intend to use the net proceeds of this offering primarily for working capital, as well as for general corporate purposes. See “Use of Proceeds” for additional information.

Underwriters’ compensation:	In connection with this offering, the underwriters will receive an underwriting discount equal to 8% of the gross proceeds from the sale of Common Stock in the offering. We will also reimburse the underwriters for certain out-of-pocket actual expenses related to the offering. In addition, we have agreed to issue to the representative of the underwriters warrants to purchase the number of shares of Common Stock in the aggregate equal to 3% of the securities to be issued and sold in this offering (including any securities sold upon exercise of the over-allotment option). For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Proposed Nasdaq Capital Market trading symbol and listing:	Our Common Stock is quoted on the OTC Pink Marketplace under the symbol “PPCB”. We have applied to the Nasdaq Capital Market to list our Common Stock under the symbol “PPCB.” No assurance can be given that our listing application will be approved.

Lock-up agreements:	We, our directors, executive officers, and shareholders who own 5% or more of our outstanding Common Stock have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 180 days, commencing on the date of this prospectus. See “Underwriting” for additional information.

Dividend policy:	We have not historically paid dividends on our Common Stock and do not anticipate paying dividends on our Common Stock for the foreseeable future.

Transfer agent:	Securities Transfer Corporation
Risk factors:	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 and the other information contained in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

(1)	The total number of shares of Common Stock that will be outstanding after this offering is based on 11,611,781 shares of Common Stock outstanding as of April 23, 2025. Unless otherwise indicated, the shares outstanding after this offering assumes no exercise of outstanding options, warrants, or convertible notes and excludes the following:
●	up to 250 shares of our Common Stock issuable upon exercise of Warrants to purchase Common Stock at an average exercise price of $600 (see “Description of Our Securities” for more information)
●	121,209 shares of our Common Stock issuance upon conversion of outstanding convertible notes

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SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations and balance sheet data for December 31, 2024 and June 30, 2024, have been derived from our consolidated financial statements included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods. You should read the summary consolidated financial data in conjunction with those consolidated financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our unaudited consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31, 2024	June 30, 2024
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$14,633	$21,085
GST tax receivable	1,973	2,950
Prepaid expenses and other current assets	1,378	1,406

TOTAL CURRENT ASSETS	17,984	25,441

Deferred offering costs	52,117	27,117
Security deposit - related party	1,855	2,008
Operating lease right-of-use assets, net - related party	6,577	17,799

TOTAL ASSETS	$78,533	$72,365

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$1,223,254	$1,213,335
Accrued expenses and other payables	899,262	792,190
Accrued interest	135,351	94,612
Loans payable	145,091	145,091
Loans payable - related parties	350,544	71,629
Notes payable, net of discount	168,217	204,694
Convertible notes, net of discounts and including put premiums	409,799	399,325
Operating lease liability - related party, current portion	7,298	19,362
Embedded conversion option liabilities	131,585	133,886
Due to former director - related party	27,491	29,759
Loan from former director - related party	45,754	49,528
Employee benefit liability	611,318	639,371

TOTAL CURRENT LIABILITIES	4,154,964	3,792,782

NON-CURRENT LIABILITIES:
Loan payable - long-term - related party, net of discount	82,328	58,642

TOTAL NON-CURRENT LIABILITIES	82,328	58,642

TOTAL LIABILITIES	$4,237,292	$3,851,424

STOCKHOLDERS’ DEFICIT:
Preferred stock, 1,500,005 shares authorized, $0.01 par value:
Series B preferred stock, $0.01 par value; 5 shares authorized; 1 share issued and outstanding as of December 31, 2024 and June 30, 2024	-	-
Common stock, $0.001 par value; 10,000,000,000 shares authorized; 14,508 and 7,980 shares issued and outstanding as of December 31, 2024 and June 30, 2024, respectively	14	8
Additional paid-in capital	61,878,549	61,696,049
Accumulated other comprehensive income	1,491,868	1,269,581
Accumulated deficit	(67,482,713)	(66,698,220)
Treasury stock ($0.001 share)	(46,477)	(46,477)

TOTAL STOCKHOLDERS’ DEFICIT	(4,158,759)	(3,779,059)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$78,533	$72,365

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PROPANC BIOPHARMA, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	June 30, 2023
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$71,650	$10,047
GST tax receivable	3,908	2,867
Prepaid expenses and other current assets	12,139	6,125
Refundable advance deposit	123,127	-

TOTAL CURRENT ASSETS	210,824	19,039

Security deposit - related party	2,044	1,999
Operating lease right-of-use assets, net - related party	28,989	38,988
Property and equipment, net	50	302

TOTAL ASSETS	$241,907	$60,328

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$1,157,691	$966,718
Accrued expenses and other payables	689,594	579,707
Accrued interest	66,319	44,709
Loan payable	65,280	65,280
Loans payable - related party	16,429	-
Note payable, net of discount	132,000	-
Convertible notes, net of discounts and including put premiums	687,650	390,539
Operating lease liability - related party, current portion	22,880	21,505
Embedded conversion option liabilities	219,045	423,209
Due to former director - related party	30,293	29,630
Loan from former director - related party	50,416	49,314
Employee benefit liability	624,654	587,618

TOTAL CURRENT LIABILITIES	3,762,251	3,158,229

NON-CURRENT LIABILITIES:
Loan payable - long-term - related party, net of discount	35,214	-
Operating lease liability - long-term portion - related party	8,041	19,278

TOTAL NON-CURRENT LIABILITIES	43,255	19,278

TOTAL LIABILITIES	$3,805,506	$3,177,507

Commitments and Contingencies (See Note 8)

STOCKHOLDERS’ DEFICIT:
Preferred stock, 1,500,005 shares authorized, $0.01 par value:
Series A preferred stock, $0.01 par value; 500,000 shares previously authorized; 0 shares issued and outstanding as of December 31, 2023 and June 30, 2023	$-	$-
Series B preferred stock, $0.01 par value; 5 shares authorized; 1 share issued and outstanding as of December 31, 2023 and June 30, 2023	-	-
Common stock, $0.001 par value; 10,000,000,000 shares authorized; 603 and 101 shares issued and outstanding as of December 31, 2023 and June 30, 2023, respectively	1	-
Common stock issuable (0 and 27 shares as of December 31, 2023 and June 30, 2023, respectively)	-	-
Additional paid-in capital	61,054,771	60,319,154
Subscription receivable	(8,822)	-
Accumulated other comprehensive income	1,234,070	1,294,876
Accumulated deficit	(65,797,142)	(64,684,732)
Treasury stock ($0.001 share)	(46,477)	(46,477)

TOTAL STOCKHOLDERS’ DEFICIT	(3,563,599)	(3,117,179)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$241,907	$60,328

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PROPANC BIOPHARMA, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	For the three months ended December 31,		For the six months ended December 31,
	2024	2023	2024	2023

REVENUE
Revenue	$-	$-	$-	$-

OPERATING EXPENSES
Administration expenses	153,593	318,185	374,352	712,013
Occupancy expenses - related party	5,401	5,857	13,718	13,006
Research and development	54,388	114,022	116,102	130,264
TOTAL OPERATING EXPENSES	213,382	438,064	504,172	855,283

LOSS FROM OPERATIONS	(213,382)	(438,064)	(504,172)	(855,283)

OTHER INCOME (EXPENSE)
Interest expense	(118,943)	(264,462)	(205,173)	(442,696)
Interest income	-	16	1	33
Derivative expense	(8,559)	(45,658)	(35,741)	(123,379)
Change in fair value of derivative liabilities	13,581	(1,771)	66,368	302,158
Gain (loss) on extinguishment of debt, net	(18,759)	(211)	(30,078)	34,099
Foreign currency transaction gain (loss)	(84,121)	37,146	(75,698)	21,198
TOTAL OTHER INCOME (EXPENSE), NET	(216,801)	(274,940)	(280,321)	(208,587)

LOSS BEFORE TAXES	(430,183)	(713,004)	(784,493)	(1,063,870)

Tax benefit	-	128,620	-	128,620

NET LOSS	$(430,183)	$(584,384)	$(784,493)	$(935,250)

Deemed Dividend	-	(34,585)	-	(177,160)

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(430,183)	$(618,969)	$(784,493)	$(1,112,410)

BASIC AND DILUTED NET LOSS PER SHARE AVAILABLE TO COMMON STOCKHOLDERS	$(32.23)	$(1,559.55)	$(67.64)	$(3,835.55)

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	13,347	397	11,597	290

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(430,183)	$(618,969)	$(784,493)	$(1,112,410)

OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized foreign currency translation gain (loss)	321,230	(134,480)	222,287	(60,806)

TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	321,230	(134,480)	222,287	(60,806)

TOTAL COMPREHENSIVE LOSS	$(108,953)	$(753,449)	$(562,206)	$(1,173,216)

7

Consolidated Balance Sheets – As of June 30, 2024 and 2023:

	June 30, 2024	June 30, 2023

ASSETS

CURRENT ASSETS:
Cash	$21,085	$10,047
GST tax receivable	2,950	2,867
Prepaid expenses and other current assets	1,406	6,125

TOTAL CURRENT ASSETS	25,441	19,039

Deferred Offering Costs	27,117	-
Security deposit - related party	2,008	1,999
Operating lease right-of-use assets, net - related party	17,799	38,988
Property and equipment, net	-	302

TOTAL ASSETS	$72,365	$60,328

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$1,213,335	$966,718
Accrued expenses and other payables	792,190	579,707
Accrued interest	94,612	44,709
Loan payable	145,091	65,280
Loans payable - related party	71,629	-
Note payable, net of discount	204,694	-
Convertible notes, net of discounts and including put premiums	399,325	390,539
Operating lease liability - related party, current portion	19,362	21,505
Embedded conversion option liabilities	133,886	423,209
Due to former director - related party	29,759	29,630
Loan from former director - related party	49,528	49,314
Employee benefit liability	639,371	587,618

TOTAL CURRENT LIABILITIES	3,792,782	3,158,229

NON-CURRENT LIABILITIES:
Loan payable - long-term - related party, net of discount	58,642	-
Operating lease liability - long-term portion - related party	-	19,278

TOTAL NON-CURRENT LIABILITIES	58,642	19,278

TOTAL LIABILITIES	$3,851,424	$3,177,507

STOCKHOLDERS’ DEFICIT:
Preferred stock, 1,500,005 shares authorized, $0.01 par value:
Series B preferred stock, $0.01 par value; 5 shares authorized; 1 share issued and outstanding as of June 30, 2024 and 2023	$-	$-
Common stock, $0.001 par value; 10,000,000,000 shares, authorized; 7,980 and 101 shares issued and outstanding as of June 30, 2024 and 2023, respectively	8	-
Common stock issuable (0 and 27 shares as of June 30, 2024 and 2023, respectively)	-	-
Additional paid-in capital	61,696,049	60,319,154
Accumulated other comprehensive income	1,269,581	1,294,876
Accumulated deficit	(66,698,220)	(64,684,732)
Treasury stock ($0.001 share)	(46,477)	(46,477)

TOTAL STOCKHOLDERS’ DEFICIT	(3,779,059)	(3,117,179)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$72,365	$60,328

8

Consolidated Statements of Operations and Comprehensive Income (Loss)

	For the years ended June 30,
	2024	2023

REVENUE
Revenue	$-	$-

OPERATING EXPENSES
Administration expenses	1,253,797	1,499,885
Occupancy expenses - related party	34,150	28,841
Research and development	248,102	247,919
TOTAL OPERATING EXPENSES	1,536,049	1,776,645

LOSS FROM OPERATIONS	(1,536,049)	(1,776,645)

OTHER INCOME (EXPENSE)
Interest expense	(665,841)	(532,821)
Interest income	60	36
Derivative expense	(141,012)	-
Change in fair value of derivative liabilities	316,537	(530,330)
Gain from settlement of accounts payable	-	17,499
Gain on extinguishment of debt, net	54,565	25,969
Foreign currency transaction gain	22,080	5,885
TOTAL OTHER EXPENSE, NET	(413,611)	(1,013,762)

LOSS BEFORE TAXES	(1,949,660)	(2,790,407)

Tax benefit	129,132	129,841

NET LOSS	$(1,820,528)	$(2,660,566)

Deemed Dividend	(192,960)	(466,273)

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(2,013,488)	$(3,126,839)

BASIC AND DILUTED NET LOSS PER SHARE AVAILABLE TO COMMON STOCKHOLDERS	$(1,420.53)	$(107,896.32)

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	1,417	29

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(2,013,488)	$(3,126,839)

OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized foreign currency translation gain (loss)	(25,295)	60,327

TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	(25,295)	60,327

TOTAL COMPREHENSIVE LOSS	$(2,038,783)	$(3,066,512)

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Cautionary Note Regarding Forward-Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth herein under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.

We have based these forward-looking statements largely on our current expectations, estimates, forecasts and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur at all. You should refer to the section titled “Risk factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act do not protect any forward-looking statements that we make in connection with this offering.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

RISK FACTORS

An investment in the shares of Common Stock offered under this prospectus involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents that we incorporate by reference herein before you decide to invest in our Common Stock. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference herein. Investors are further advised that the risks described below may not be the only risks that we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also negatively impact our business operations or financial results. Any of the risks and uncertainties set forth in this prospectus and in the documents incorporated by reference herein, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our shares of Common Stock.

Risks Related to This Offering and Ownership of Our Shares of Common Stock

An investment in our Common Stock is extremely speculative and there can be no assurance of any return on any such investment.

An investment in our Common Stock is extremely speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

Currently there is a limited public market for our Common Stock, and we cannot predict the future prices or the amount of liquidity of our Common Stock.

Currently, there is a limited public market for our Common Stock. Our Common Stock is quoted on the OTC Pink Marketplace under the symbol “PPCB.” However, the OTC Pink Marketplace is not a liquid market in contrast to the major stock exchanges. We cannot assure you as to the liquidity or the future market prices of our Common Stock if a market does develop. If an active market for our Common Stock does not develop, the fair market value of our Common Stock could be materially adversely affected. We cannot predict the future prices of our Common Stock.

The designation of our Common Stock as a “penny stock” would limit the liquidity of our Common Stock.

Our Common Stock may be deemed a “penny stock” (as that term is defined under Rule 3a51-1 of the Exchange Act) in any market that may develop in the future. Generally, a “penny stock” is a Common Stock that is not listed on a securities exchange and trades for less than $5.00 a share. Although our Common Stock currently trades for more than $5.00 per share, there is a significant possibility that the price could decline below $5,00 per share. Prices often are not available to buyers and sellers and the market may be very limited. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also provide purchasers with bid and offer quotations and information regarding broker and salesperson compensation and make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there may be less trading activity in any market that develops for our Common Stock in the future and stockholders are likely to have difficulty selling their shares.

Trading in our Common Stock on the OTC Pink Marketplace has been subject to wide fluctuations.

Our Common Stock is currently quoted for public trading on the OTC Pink Marketplace. The trading price of our Common Stock has been subject to wide fluctuations. Trading prices of our Common Stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with limited business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our Common Stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our Common Stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management’s attention and resources.

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Our Common Stock is currently quoted only on the OTC Pink Marketplace, which may have an unfavorable impact on our stock price and liquidity.

Our Common Stock is quoted on the OTC Pink Marketplace, which is a significantly more limited market than the New York Stock Exchange, the NYSE American, or the Nasdaq Stock Market. The quotation of our shares of Common Stock on the OTC Pink Marketplace may result in a less liquid market available for existing and potential stockholders to trade shares of our Common Stock, could depress the trading price of our Common Stock and could have a long-term adverse impact on our ability to raise capital in the future.

There can be no assurance that there will be an active market for our shares of Common Stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment in our shares of Common Stock or liquidate at a price that reflects the value of the business. As a result, holders of our shares of Common Stock may not find purchasers for such shares should they desire to sell them. Consequently, our shares of Common Stock should be purchased only by investors having no need for liquidity in their investment and who can hold such shares for an indefinite period of time.

Our directors and officers currently and for the foreseeable future will continue to control our Company, and as a result, it is unlikely that you will be able to elect directors or have any say in the policies of our Company.

Our stockholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring stockholder approval will be decided by majority vote. In addition, James Nathanielsz, our Chief Executive Officer and Chief Financial Officer, beneficially owns all of our outstanding preferred stock, which entitles him, as a holder of Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), to voting power equivalent of the number of votes equal to the total number of shares of Common Stock outstanding as of the record date for the determination of stockholders entitled to vote at each meeting of our stockholders and entitled to vote on all matters submitted or required to be submitted to a vote of our stockholders. Due to such disproportionate voting power, new investors will not be able to effect a change in our business or management, and therefore, stockholders would have limited recourse as a result of decisions made by management.

Moreover, Mr. Nathanielsz’s ownership of Series B Preferred Stock may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Future sales and issuances of our Common Stock or rights to purchase Common Stock could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to decline.

We are authorized to issue up to 10,000,000,000 shares of our Common Stock. We have the right to raise additional capital or incur borrowings from third parties to finance our business. The board of directors has the authority, without the consent of any of the stockholders, to cause us to issue more shares of our Common Stock and/or securities convertible into our Common Stock. We will likely issue additional shares of our Common Stock and/or such securities in the future and such future sales and issuances of our Common Stock or rights to purchase our Common Stock could result in substantial dilution to our existing stockholders. We may sell Common Stock, convertible securities and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, our stockholders may be materially diluted. New investors in such subsequent transactions could gain rights, preferences and privileges senior to those of holders of our Common Stock.

11

In the future, we may issue additional preferred stock without the approval of our stockholders, which could make it more difficult for a third party to acquire us and could depress our stock price.

We are authorized to issue up to 1,500,005 shares of our preferred stock, par value $0.01 per share, having such rights, preferences and privileges as are determined by our board of directors in their discretion. We have the right to raise additional capital or incur borrowings from third parties to finance our business. The board of directors has the authority, without the consent of any of the stockholders, to cause us to issue more shares of our preferred stock. Our board of directors may issue, and has in the past issued, without a vote of our stockholders, one or more series of our preferred stock with such rights and preferences as it determines. This could permit our board of directors to issue preferred stock to investors who support us and our management and permit our management to retain control of our business. Additionally, issuance of preferred stock could block an acquisition which could result in both a drop in our stock price and a decline in interest of our Common Stock.

Since we intend to retain any earnings for development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future, and capital appreciation, if any, will be the source of gain for our stockholders.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. As a result, capital appreciation, if any, of our Common Stock will be the sole source of gain for our stockholders for the foreseeable future.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Code”), contains rules that limit the ability of a company that undergoes an ownership change to utilize its net operating losses (“NOLs”) and tax credits existing as of the date of such ownership change. Under the rules, such an ownership change is generally any change in ownership of more than 50% of a company’s stock within a rolling three-year period. The rules generally operate by focusing on changes in ownership among stockholders considered by the rules as owning, directly or indirectly, 5% or more of the stock of a company and any change in ownership arising from new issuances of stock by the company. As a result of this Section 382 limitation, any ownership changes as defined by Section 382 may limit the amount of NOL carryforwards that could be utilized annually to offset future taxable income.

As a smaller reporting company, we are subject to scaled disclosure requirements that may make it more challenging for investors to analyze our results of operations and financial prospects.

As a “smaller reporting company,” we (i) are able to provide simplified executive compensation disclosures in our filings, (ii) are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting and (iii) have certain other decreased disclosure obligations in our filings with the SEC, including being required to provide only two years of audited financial statements in annual reports. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects.

We will remain a smaller reporting company until the beginning of a fiscal year in which we had a public float of $250 million held by non-affiliates as of the last business day of the second quarter of the prior fiscal year, assuming our Common Stock is registered under Section 12 of the Exchange Act on the applicable evaluation date. Even if we remain a smaller reporting company, if our public float exceeds $250 million and our annual revenues are greater than $100 million, we will become subject to the provisions of Section 404(b) of the Sarbanes-Oxley Act.

A large number of shares of Common Stock may be sold in the market following this offering, which may significantly depress the market price of our Common Stock.

The Common Stock will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our Common Stock may be sold in the public market following this offering. If there are significantly more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell our Common Stock.

12

The market price of our Common Stock may continue to be highly volatile; you may not be able to resell your shares of Common Stock at or above the public offering price and you could lose all or part of your investment.

The trading price of our Common Stock may continue to be highly volatile. Our stock price could continue to be subject to wide fluctuations in response to a variety of factors, including the following:

●	actual or anticipated results of our clinical trials;

●	actual or anticipated fluctuations in our operating results;

●	quarterly variations in the rate of growth of our financial indicators, or those of companies that are perceived to be similar to us;

●	the potential absence of securities analysts covering us and distributing research and recommendations about us;

●	speculation in the press or investment community;

●	public reaction to our press releases, announcements concerning our business or those of our competitors or customers, and filings with the SEC;

●	We expect our actual operating results to fluctuate widely if and when we generate sales and increase production capabilities and other operations;

●	low trading volume for our Common Stock;

●	overall stock market fluctuations;

●	general financial market conditions and oil and natural gas industry market conditions, including fluctuations in commodity prices;

●	the realization of any of the risk factors presented in this prospectus;

●	our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	our outstanding indebtedness;

●	we have no institutional line-of-credit available to fund our operations and we may be unable to obtain a line of credit under terms that are mutually agreeable;

●	changes in financial estimates by securities analysts or our failure to perform as anticipated by the analysts;

●	conditions or trends in the industry, including the prices of oil and natural gas;

●	litigation;

●	changes in market valuations of other similar companies;

●	announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, strategic partnerships or joint ventures;

●	future sales of Common Stock;

●	actions initiated by the SEC or other regulatory bodies;

●	the success of our exploration and development operations, and the marketing of any oil and natural gas we produce;

●	departure of key personnel or failure to hire key personnel; and

●	domestic and international economic, health, legal and regulatory factors unrelated to our performance.

13

The stock markets in general, and the small-cap biotech market, in particular, have experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes often appear to occur without regard to specific operating performance. The price of our shares of Common Stock could fluctuate based upon factors that have little or nothing to do with our company and these fluctuations could materially reduce our share price. Broad market, clinical trial results and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

Risks Related to Our Financial Condition and Our Need for Additional Capital

Our ability to continue as a going concern is in substantial doubt absent obtaining adequate new debt or equity financings.

We have concerns about our ability to continue as a going concern based on the absence of revenues, recurring losses from operations and our need for additional financing to fund all of our operations. Working capital limitations continue to impinge on our day-to-day operations, thus contributing to continued operating losses. For the six months ended December 31, 2024 and December 31, 2023, we had net losses of $784,493 and $935,250. Further, as of December 31, 2024, we had $14,633 in cash and had an accumulated deficit of $67,482,713.

Based upon our current business plan, we will need considerable cash investments to have the opportunity to be successful. Our capital requirements and cash needs are significant and continuing. We can provide no assurance that we will be able to generate a sufficient amount of revenue, if any, from our business in order to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unknown. If we cannot continue as a viable entity, we may be unable to continue our operations and you may lose some or all of your investment in our Common Stock.

We may be unable to remain in compliance with the financial or other covenants contained in our debt instruments. Any breach of our credit facilities could have a material adverse effect on our business and financial condition.

As of the date of this prospectus, we are in default under certain loans payable, notes payable and convertible notes payable, which totaled approximately $684,000, subsequent to its maturity date. See our consolidated financial statements in the registration statement of which this prospectus forms a part for additional information regarding such debt. Our debt instruments contain, and any future debt instruments may contain, financial and other covenants that impose requirements on us and limit our and our subsidiaries’ ability to engage in certain transactions or activities, such as:

●	making certain payments in respect of equity interests, including, among others, the payment of dividends and other distributions, redemptions and similar payments, payments in respect of warrants, options and other rights, and payments in respect of subordinated indebtedness;

●	incurring additional debt;

●	providing guarantees in respect of obligations of other persons;

●	making loans, advances and investments;

●	entering into transactions with investment funds and affiliates;

14

●	creating or incurring liens;

●	entering into negative pledges;

●	selling all or any part of the business, assets or property, or otherwise disposing of assets;

●	making acquisitions or consolidating or merging with other persons;

●	entering into sale-leaseback transactions;

●	changing the nature of our business;

●	changing our fiscal year;

●	making certain modifications to organizational documents or certain material contracts;

●	making certain modifications to certain other debt documents; and

●	entering into certain agreements with respect to the repayment of indebtedness.

There can be no assurance that we will be able to maintain leverage levels and other financial metrics in compliance with the financial covenants included in our debt instruments. These restrictions may limit our flexibility in operating our business, and any failure to comply with these financial and other covenants, if not waived, would cause a default or event of default. Our obligations under our debt instruments are secured by substantially all of our assets. In the case of an event of default, creditors may exercise rights and remedies, including the rights and remedies of a secured party, under such agreements and applicable law, which could have a material adverse effect on our business, financial condition and results of operations.

We have incurred significant losses since our inception. We expect to incur significant losses for the foreseeable future and may never achieve or maintain profitability.

Since inception, we have incurred significant operating losses. Our net loss was $1,820,528 and $2,660,566 respectively, for the fiscal years ended June 30, 2024 and June 30, 2023, respectively. As of June 30, 2024, we had an accumulated deficit of $66,698,220. For the six months ended December 31, 2024 and December 31, 2023, we had net losses of $784,493 and $935,250. Further, as of December 31, 2024, we had an accumulated deficit of $67,482,713. To date, we have not generated any revenues and have financed most of our operations with funds obtained from private financings.

Since October 2007, we have devoted substantially all of our efforts to the research and development of our product candidates, particularly PRP, and efforts to protect our intellectual property. From January to February 2016, and from October 2016 to April 2017, we have contracted with third parties to perform several laboratory studies and dose range finding studies designed to examine the anti-cancer effects of PRP and prepare for human clinical trials. Since mid-2017, we developed a suitable manufacturing process for each active drug substance in the PRP formulation, capable of producing a full scale GMP manufacture of PRP for human trials. In June 2017, we were granted Orphan Drug Designation status from the FDA for PRP for the treatment of pancreatic cancer. In March 2018, a scientific advice meeting was conducted with the MHRA (Medicines and Healthcare Products Regulatory Agency) UK, to assist with preparation of our first CTA. Between March and August 2019, we initiated and developed a bio-analytical assay method to quantify PRP in human serum in preparation for a Phase Ib FIH study in advanced cancer patients. In May 2022, we purchased pharmaceutical grade raw materials for PRP manufacture in preparation for the Phase I study. Since September 2019, we have been party to a Joint Research and Drug Discovery Collaboration Agreement with the University of Jaén and collaborating with such university and the University of Granada to develop a synthetic recombinant version of PRP to further enhance its anti-cancer effects and improve stability of the naturally derived formulation. In August 2022, a second Joint Research and Collaboration Agreement was established with such universities to identify and discover new intellectual property while investigating the impact of PRP on the tumor microenvironment, and possible future clinical applications as an effective chemo-sensitizing agent on resistant tumors. We expect to incur significant expenses and increasing operating losses for the foreseeable future if and as we progress PRP into clinical trials, continue our R&D, seek regulatory approvals, establish or contract for a sales and marketing infrastructure, maintain and expand our intellectual property portfolio, and add personnel.

15

To become profitable, we must develop and eventually commercialize PRP or some other product with significant market potential. This will require us to successfully complete clinical trials, obtain market approval and market and sell PRP or whatever other product that we obtain approval for. We might not succeed in any one or a number of these activities, and even if we do, we may never generate revenues that are significant enough to achieve profitability. Our failure to become and remain profitable would decrease our value and could impair our ability to raise capital, maintain our R&D efforts, expand our business or continue our operations.

As an early-stage company, it may be difficult for you to evaluate the success of our business to date and to assess our future viability.

Despite having been founded in 2007, we remain an early-stage company. We commenced active operations in the second half of 2010. Our operations to date have been mainly limited to establishing our research programs, particularly PRP, building our intellectual property portfolio and deepening our scientific understanding of our product development. We have not yet initiated, let alone demonstrated any ability to successfully complete, any clinical trials, including large-scale, pivotal clinical trials, obtain marketing approvals, manufacture a commercial scale product, or arrange for a third party to do so on our behalf, or conduct sales and marketing activities necessary for successful product commercialization. We believe it will take a number of years for PRP to be made available for the treatment of cancer, if it ever is. Given our relatively short operating history compared to the timeline required to fully develop a new drug, you are cautioned about making any predictions on our future success or viability based on our activities or results to date. In addition, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors. We will eventually need to transition from a company with a research focus to a company capable of supporting commercial activities. We may not be successful in such a transition.

We currently rely, and may continue to rely for the foreseeable future, on substantial debt financing convertible into shares of Common Stock that we are not able to repay in cash, and if repaid in such shares, could have a material adverse effect and negative price impact on the price of our Common Stock.

In order to maintain our operations, including our R&D efforts and our preclinical development of PRP, we have over the last few years entered into a number of securities purchase agreements pursuant to which we issued convertible debt in return for cash. We are not currently able to repay either the current principal or interest on this debt in cash. Our lenders, therefore, can convert their debt into shares of our Common Stock, at a discount to current market prices and then attempt to sell these shares on the open market in order to pay down their loans and receive a return on their investment. These financings pose the risk that as these debts are converted, our stock price will reflect the reduced prices at which our lenders are willing to sell their shares, given the discount they have received. These financings contain no floor on the price which our lenders can convert their debt into shares of Common Stock and they could conceivably reduce the market price of our Common Stock to near zero. These types of financings negatively impact our balance sheet and the appeal of our Common Stock as an investment. While we are actively exploring various alternatives to reduce if not eliminate this debt, for the foreseeable future we will continue to carry it on our balance sheet, and we may have to enter into additional such financings in order to sustain our operations. As a result, the price of our Common Stock and our market capitalization are subject to significant declines until our convertible debt is either refinanced on a favorable basis or is eliminated.

We will continue to need substantial additional funding. If we are unable to raise capital when needed, we would be forced to delay, reduce or eliminate our product development programs or commercialization efforts.

We expect our expenses to significantly increase in connection with our ongoing activities, particularly if we initiate clinical trials of, and ultimately seek marketing approval for, PRP. In addition, even if we ultimately obtain marketing approval for PRP or any other product candidate, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. We also hope to continue and expand our R&D activities. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate our future commercialization efforts or any R&D programs.

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Our future capital requirements will depend on many factors, including, among others, the scope, progress and results of our potential future clinical trials, the costs, timing and outcome of regulatory review of PRP, the costs of any future commercialization activities, and the costs of preparing and filing future patent applications, if any. Accordingly, we will continue to rely on additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, or at all. Even if we are able to enter into financing agreements, we may be forced to pay higher interest rates, accept default provisions in financing agreements that we believe are overly punitive, make balloon payments as required, and, as noted below, if we issue convertible debt the price of our Common Stock may well be negatively affected and our existing stockholders may suffer dilution.

Raising additional capital will cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

Until such time, if ever, as we can generate substantial product revenues, we expect to continue to finance our cash needs through a combination of equity offerings and additional debt financings, and possibly also through future collaborations, strategic alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or debt securities, including convertible debt securities, the ownership interest of our existing stockholders will be diluted upon conversion, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our existing stockholders.

Debt financing, if available, may also involve agreements that include restrictive covenants limiting or restricting our ability to take specific actions, such as merging with other companies or consummating certain changes of control, acquiring other companies, engaging in new lines of business, incurring additional debt, making capital expenditures, making certain investments, paying dividends, transferring or disposing of assets, amending certain material agreements, incurring additional indebtedness or enter into various specified transactions. We therefore may not be able to engage in any of the foregoing transactions unless we obtain the consent of the lender or terminate such debt agreements. Our debt agreements may also contain certain financial covenants, including achieving certain milestones and may be secured by substantially all of our assets. In the event we enter into such debt agreements, there is no guarantee that we will be able to generate sufficient cash flow or sales to pay the principal and interest under our debt agreements or to satisfy all of the financial covenants.

If we raise additional funds through collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or to grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

The conversion of some or all of our currently outstanding convertible notes in shares of our Common Stock will dilute the ownership interests of existing stockholders.

The conversion of some or all of our currently outstanding convertible notes into shares of our Common Stock will dilute the ownership interests of existing stockholders. As of December 31, 2024, we had outstanding notes convertible into approximately 44,971 shares of our Common Stock (based on then applicable conversion prices). Each such note contains a 4.99% beneficial ownership conversion limitation provision (subject to certain noteholders’ ability to increase such limitation to 9.99% upon 60 days’ notice to us) and may not be converted during the first six-month period from the date of issuance. Any sales in the public market of the Common Stock issuable upon such conversion or any anticipated conversion of our convertible notes into shares of our Common Stock could adversely affect prevailing market prices of our Common Stock.

The accounting method for convertible debt securities that may be settled in cash could have a material adverse effect on our reported financial results.

Under Financial Accounting Standards Board Accounting Standards Codification 470-20, Debt with Conversion and Other Options (“ASC 470-20”), we are required to separately account for the liability and equity components of our convertible notes because they may be settled entirely or partially in cash upon conversion in a manner that reflects our economic interest cost. The effect of ASC 470-20 on the accounting for our convertible notes is that the equity component is required to be included in the additional paid-in capital section of stockholders’ deficit on our consolidated balance sheet, and the value of the equity component would be treated as a discount for purposes of accounting for the debt component of our convertible notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of our convertible debt or notes to their face amount over the terms. We will report higher net loss in our financial results in part because ASC 470-20 will require interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the trading price of our Common Stock and the trading price of our convertible notes.

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In addition, because our convertible notes may be settled entirely or partly in cash, under certain circumstances, these are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion are not included in the calculation of diluted earnings per share except to the extent that the conversion value exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of Common Stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of our convertible notes, then our diluted earnings per share would be adversely affected.

We maintain our cash in Australian financial institutions, which are not insured beyond AUD $250,000.

The Company maintains its cash in banks and financial institutions in Australia. Bank deposits in Australian banks are only insured up to AUD $250,000. The Company has not experienced any losses in such accounts through to date.

Fluctuations in currency exchange rates may adversely impact our cash flows and earnings.

Due to our global operations, our cash flow and earnings are exposed to currency exchange rate fluctuations. Exchange rate fluctuations may also affect the cost of goods and services that we purchase. The recent volatility in the global capital and credit markets has increased the frequency and severity of exchange rate fluctuations. Changes from our expectations for currency exchange rates can have a material impact on our financial results. When appropriate, we may attempt to limit our exposure to exchange rate changes by entering into short-term currency exchange contracts. There is no assurance that we will hedge or will be able to hedge such foreign currency exchange risk or that our hedges will be successful.

Our currency exchange gains or losses (net of hedges) may materially and adversely impact our cash flows and earnings. Additionally, adverse movements in currency exchange rates could result in increases in our cost of goods sold, materially impacting our cash flows and earnings.

Risks Related to the Discovery, Development, and Commercialization of Our Product Candidates

Because PRP remains in the early stages of development and may never become commercially viable, you may lose some or all of your investment.

At present, our only product candidate, PRP, is still in preclinical development. While we are hopeful that the preclinical testing we have completed will lead to our initiating human clinical trials in 2025 as noted elsewhere we expect that it will be several years, at least, before PRP can be commercialized. Further, if clinical trials for PRP fail to produce statistically significant results, we would likely be forced to either spend several more years in development attempting to correct whatever flaws were identified in the trials, or we would have to abandon PRP altogether. Either of those contingencies, and especially the latter, would dramatically increase the amount of time before we would be able to generate any product-related revenue, and we may well be forced to cease operations. Under such circumstances, you may lose at least a portion of, and perhaps your entire, investment.

PRP may cause undesirable side effects that could negatively impact its clinical trial results or limit its use, hindering further development, subject us to possible product liability claims, and make it more difficult to commercialize PRP.

In addition to the possibility that the clinical trials we hope to initiate for PRP could demonstrate a lack of efficacy, if we alternatively identify adverse and undesirable side effects caused by it this will likely interrupt, delay, or even halt our further development, or possibly limit our planned therapeutic uses for it, and may even result in adverse regulatory action by the FDA or other regulatory authorities.

Moreover, this may subject us to product liability claims by the individuals enrolled in our clinical trials; while we intend to obtain product liability insurance in connection with our clinical trials, it is possible that the potential liability of any claims against us could exceed the maximum amount of this coverage, or at least increase our premiums. Either would result in an increase in our operating expenses, in turn making it more difficult to complete our clinical development, or in the suspension or termination of the clinical trial. Any negative information concerning PRP, however unrelated to its composition or method of use, could also damage our chances to obtain regulatory approval.

Even if we are able to complete PRP’s development and receive regulatory approvals, undesirable side effects could prevent us from achieving or maintaining market acceptance of the product or substantially increase the costs and expenses of commercializing it.

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Because successful development of our products is uncertain, our results of operations may be materially harmed.

Our development of PRP and future product candidates is subject to the risks of failure inherent in the development of new pharmaceutical products that are based on new technologies, including but not limited to delays in product development, clinical testing or manufacturing; unplanned and higher expenditures; adverse findings relating to safety or efficacy; failure to receive regulatory approvals; the emergence of superior or equivalent products; an inability by us or one of our collaborators to manufacture our product candidates on a commercial scale on our own, or in collaboration with third parties; and, ultimately, a failure to achieve market acceptance.

Because of these risks, our development efforts may not result in PRP, or any other product we attempt to develop, becoming commercially viable. If even one aspect of these development efforts is not successfully completed, required regulatory approvals will not be obtained, or if any approved products are not commercialized successfully, our business, financial condition and results of operations will be materially harmed.

A variety of factors, either alone or in concert with each other, could result in our clinical trials of PRP being delayed or unsuccessful.

While we have conducted a variety of preclinical studies, which we have concluded provide evidence to support the potential therapeutic utility of PRP, comprehensive human clinical trials in order to demonstrate the product’s safety, tolerability and efficacy will now need to be completed. Clinical testing is expensive, difficult to design and implement, can take many years to complete and is uncertain as to the outcome. A failure of one or more clinical trials can occur at any stage of testing. The outcome of preclinical testing and even early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their products.

Among the numerous unforeseen events that may occur during, or as a result of, clinical trials that alone or in concert with each other could either delay or prevent our ability to receive marketing approval or commercialize PRP are the following:

●	regulators or institutional review boards may not authorize us or our investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site;

●	we may have delays in reaching or fail to reach an agreement on acceptable clinical trial contracts or clinical trial protocols with prospective trial sites;

●	as noted previously, clinical trials of PRP may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical trials or abandon product development altogether;

●	the number of patients required for clinical trials may be larger than we anticipate, enrollment in these clinical trials may be slower than we anticipate, or participants may drop out of these clinical trials at a higher rate than we anticipate;

●	our third-party contractors may fail to comply with regulatory requirements or fail to meet their contractual obligations to us in a timely manner, or at all;

●	regulators or institutional review boards may require that we or our investigators suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks;

●	the cost of clinical trials may be greater than we anticipate;

●	the supply or quality of PRP or other materials necessary to conduct its clinical trials may be insufficient or inadequate; and

●	PRP may, as also noted above, have undesirable side effects or other unexpected characteristics, causing us or our investigators, regulators or institutional review boards to suspend or terminate the trials.

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If we are required to conduct additional clinical trials or other testing of PRP beyond those that we currently contemplate, if we are unable to successfully complete clinical trials of PRP or other testing, if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, we may:

●	be delayed in obtaining marketing approval;

●	not obtain marketing approval at all;

●	obtain approval for indications or patient populations that are not as broad as intended or desired;

●	obtain approval with labeling that includes significant use or distribution restrictions or safety warnings, including boxed warnings;

●	be subject to additional post-marketing testing requirements; or

●	fail to obtain that degree of market acceptance necessary for commercial success.

Any delay in, or termination of, our clinical trials may result in increased development costs, which would very likely cause the market price of our shares to decline and severely limit our ability to obtain additional financing and, ultimately, our ability to commercialize our products and generate product revenues. This in turn would likely materially harm our business, financial condition and operating results, and possibly lead us to cease operations.

If we fail to obtain regulatory approval in jurisdictions outside the U.S., we will not be able to market PRP in those jurisdictions.

We intend to seek regulatory approval for PRP not just in the U.S., but also in the UK, Europe, Australia and/or other countries outside of the U.S., and expect that such countries will be important markets for our product, if approved. Marketing our product in these countries will require separate regulatory approvals in each market and compliance with numerous and varying regulatory requirements. The regulations that apply to the conduct of clinical trials and approval procedures vary from country to country and may require additional testing. Moreover, the time required to obtain approval may differ from that required to obtain FDA approval.

If, in the future, we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market PRP, we may not be successful in commercializing our product candidates if and when they are approved.

We do not have a sales or marketing infrastructure and have no experience in the sale, marketing or distribution of pharmaceutical products. To achieve commercial success for PRP or any other approved product, we must either develop a sales and marketing organization or outsource these functions to third parties. In the future, we may choose to build a focused sales and marketing infrastructure to market or co-promote some of our product candidates if and when they are approved.

There are risks involved with both establishing our own sales and marketing capabilities and entering into arrangements with third parties to perform these services. For example, recruiting and training a sales force is expensive and time consuming and could delay any product launch. If the commercial launch of a product candidate for which we recruit a sales force and establish marketing capabilities is delayed or does not occur for any reason, we would have prematurely or unnecessarily incurred these commercialization expenses. This may be costly, and our investment would be lost if we cannot retain or reposition our sales and marketing personnel.

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Factors that may inhibit our efforts to commercialize our products on our own include:

●	our inability to recruit and retain adequate numbers of effective sales and marketing personnel;

●	the inability of sales personnel to obtain access to physicians or persuade an adequate number of physicians to prescribe any future products;

●	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines; and

●	unforeseen costs and expenses associated with creating an independent sales and marketing organization.

If we enter into arrangements with third parties to perform sales, marketing and distribution services, our product revenues or the profitability of these product revenues to us are likely to be lower than if we were to market and sell any products that we develop ourselves. In addition, we may not be successful in entering into arrangements with third parties to sell and market our product candidates or may be unable to do so on terms that are favorable to us. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales and marketing capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing PRP.

We face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.

The development and commercialization of new drug products is highly competitive. We face competition with respect to our current product candidate and will face competition with respect to any product candidates that we may seek to develop or commercialize in the future from major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide. There are a number of large pharmaceutical and biotechnology companies that currently market and sell products or are pursuing the development of products for the treatment of the disease indications for which we are developing our product candidates. Some of these competitive products and therapies are based on scientific approaches that target and eradicate cancer stem cells to treat metastatic cancer. Potential competitors also include academic institutions, government agencies and other public and private research organizations that conduct research, seek patent protection and establish collaborative arrangements for research, development, manufacturing and commercialization.

We are developing PRP for the treatment of pancreatic, ovarian and colorectal cancer. There are a variety of available therapies marketed for cancer. In many cases, these drugs are administered in combination to enhance efficacy. Some of these drugs are branded and subject to patent protection, and others are available on a generic basis. Many of these approved drugs are well-established therapies and are widely accepted by physicians, patients and third-party payors. Insurers and other third-party payors may also encourage the use of generic products. We expect that if our product candidate is approved, it will be priced at a significant premium over competitive generic products. This may make it difficult for us to achieve our business strategy of using PRP in combination with existing therapies or replacing existing therapies with PRP.

There are also a number of products in clinical development by other parties to treat and prevent metastatic cancer. Our competitors may develop products that are more effective, safer, more convenient or less costly than any that we are developing or that would render our product candidate obsolete or non-competitive. In addition, our competitors may discover biomarkers that more efficiently measure their effectiveness to treat and prevent metastatic cancer, which may give them a competitive advantage in developing potential products. Our competitors may also obtain marketing approval from the FDA or other regulatory authorities for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market.

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Most of our competitors have significantly greater financial resources and expertise in R&D, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller and other early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs. In addition, to the extent that product or product candidates of our competitors demonstrate serious adverse side effects or are determined to be ineffective in clinical trials, the development of our product candidates could be negatively impacted.

Even if we are able to commercialize PRP, we will need to seek approval for reimbursement before it can be marketed, and it may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, which would harm our business.

The regulations that govern marketing approvals, pricing and reimbursement for new drug products vary widely from country to country. In the United States, recently passed legislation may significantly change the approval requirements in ways that could involve additional costs and cause delays in obtaining approvals. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain marketing approval for PRP in a particular country, but then be subject to price regulations that delay our commercial launch of it, possibly for lengthy time periods, and negatively impact the revenues we are able to generate from the sale of PRP in that country. Adverse pricing limitations may hinder our ability to recoup our investment in PRP, even after it has obtained marketing approval.

Our ability to commercialize PRP successfully also will depend in part on the extent to which reimbursement for it will be available from government health administration authorities, private health insurers and other organizations. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels. A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medications. Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products. We cannot be sure that reimbursement will be available for PRP that we commercialize and, if reimbursement is available, the level of reimbursement. Reimbursement may impact the demand for, or the price of, PRP. Obtaining reimbursement for it may be particularly difficult because of the higher prices often associated with drugs administered under the supervision of a physician. If reimbursement is not available or is available only to limited levels, we may not be able to successfully commercialize PRP.

There may be significant delays in obtaining reimbursement for newly approved drugs, and coverage may be more limited than the purposes for which the drug is approved by the FDA or similar regulatory authorities outside the United States. Moreover, eligibility for reimbursement does not imply that any drug will be paid for in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Interim reimbursement levels for new drugs, if applicable, may also not be sufficient to cover our costs and may not be made permanent. Reimbursement rates may vary according to the use of the drug and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost drugs and may be incorporated into existing payments for other services. Net prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement policies. Our inability to promptly obtain coverage and profitable payment rates from both government-funded and private payors for any approved products that we develop could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our overall financial condition.

Geopolitical Conflicts, Trade Restrictions, and Tariffs Could Adversely Affect Our Business, Financial Condition, and Results of Operations

Our business, financial condition, and results of operations could be adversely affected by geopolitical conflicts, trade restrictions, and tariffs. Political and economic instability, military conflicts, or trade disputes between major economies, including those involving the United States, China, the European Union, and other regions where we operate, may lead to increased tariffs, trade barriers, economic sanctions, or supply chain disruptions. For example, tariffs imposed on raw materials, components, or finished goods that we import or export could increase our costs and reduce our competitiveness. In response to geopolitical tensions, governments may also impose restrictions on cross-border investments, technology transfers, or business operations, limiting our ability to expand in certain markets. Furthermore, retaliatory measures by affected countries may disrupt supply chains, impact demand for our products, or make it more difficult for us to conduct business internationally.

Geopolitical conflicts may also lead to volatility in financial markets, fluctuations in currency exchange rates, and increased costs for raw materials and transportation. In extreme cases, such conflicts could result in economic downturns, trade embargos, or other restrictive measures that materially and adversely impact our operations.

We cannot predict how future developments related to geopolitical tensions, trade policies, or regulatory changes will impact our business. If we are unable to mitigate the risks associated with these factors, our operations, revenue, profitability, and overall financial condition could be negatively affected.

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Risks Related to Our Dependence on Third Parties

We will depend on collaborations with third parties for the development and commercialization of PRP and other product candidates, and these collaborations may be unsuccessful.

We currently seek third-party collaborators for the development and commercialization of PRP, contract manufacturers (“CMOs”), CROs, regulatory and development consultants, and hospitals for clinical trial sites. We intend to continue to rely on third-party collaborators for current and future product candidates for the foreseeable future. Our likely collaborators for any collaboration arrangements include large and mid-size pharmaceutical companies, regional and national pharmaceutical companies and biotechnology companies. If we do enter into any such arrangements with any third parties, we will likely have limited control over the amount and timing of resources that our collaborators dedicate to the development or commercialization of our product candidates. Our ability to generate revenues from these arrangements will depend on our collaborators’ abilities to successfully perform the functions assigned to them in these arrangements.

Collaborations involving our product candidates would pose the following risks to us:

●	collaborators have significant discretion in determining the efforts and resources that they will apply to these collaborations;

●	collaborators may not pursue development and commercialization of our product candidates or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in the collaborator’s strategic focus or available funding or external factors such as an acquisition that diverts resources or creates competing priorities;

●	collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

●	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our products or product candidates if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours;

●	collaborators with marketing and distribution rights to one or more products may not commit sufficient resources to the marketing and distribution of such product or products;

●	collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our proprietary information or expose us to potential litigation;

●	disputes may arise between the collaborators and us that result in the delay or termination of the research, development or commercialization of our products or product candidates or that result in costly litigation or arbitration that diverts management attention and resources; and

●	collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates.

Collaboration agreements may not lead to development or commercialization of product candidates in the most efficient manner or at all. If a present or future collaborator of ours were to be involved in a business combination, the continued pursuit and emphasis on our product development or commercialization program could be delayed, diminished or terminated.

If we are not able to establish collaborations, we may have to alter our development and commercialization plans.

Our potential commercialization of PRP will require substantial additional cash to fund clinical trial and other expenses. As noted above, we may decide to collaborate with other pharmaceutical and biotechnology companies for the development and potential commercialization of PRP and perhaps future product candidates as well.

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We face significant competition in seeking appropriate collaborators. Whether we reach a definitive agreement for collaboration will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design or results of clinical trials, the likelihood of approval by the FDA or similar regulatory authorities outside the United States, the potential market for the subject product candidate, the costs and complexities of manufacturing and delivering such product candidate to patients, the potential of competing products, the existence of uncertainty with respect to our ownership of technology, which can exist if there is a challenge to such ownership without regard to the merits of the challenge and industry and market conditions generally. The collaborator may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such collaboration could be more attractive than the one with us for our product candidate. Collaborations are complex and time-consuming to negotiate and document. In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators.

We may not be able to negotiate collaborations on a timely basis, on acceptable terms, or at all. If we are unable to do so, we may have to curtail the development of such product candidate, reduce or delay its development program or one or more of our other development programs, delay its potential commercialization or reduce the scope of any sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to increase our expenditures to fund development or commercialization activities on our own, we may need to obtain additional capital, which may not be available to us on acceptable terms or at all. If we do not have sufficient funds, we may not be able to further develop our product candidates or bring them to market and generate product revenue.

We may enter into contracts with third parties for the manufacture of PRP and in the event that any such parties do not perform satisfactorily or at all, this would materially adversely affect our ability to supply PRP.

We do not have any manufacturing facilities or personnel. We had previously produced all of our supply of PRP for clinical development through a manufacturing service agreement (“MSA”) with Eurofins Amatsigroup (“Amatsigroup”) for the manufacture of clinical and, if necessary, commercial quantities of PRP. The MSA had an initial term of three years, subject to extension by the parties but is currently expired. We intend to seek a new agreement with Amatsigroup, but if we are not able to enter into such an agreement, we intend to seek an alternative manufacturer for the production of PRP. The Company has spent a total of $1,689,146 of costs to date under the MSA, of which $49,854, $701,973, and $937,319 was expensed in our fiscal years ended 2019, 2018, and 2017.

Reliance on a single manufacturer of PRP creates the risk that we may not have sufficient quantities of PRP on hand at any given time, which could delay, prevent or impair our development efforts.

Although we believe that there are several potential manufacturers who could manufacture PRP, we may incur costs and delays in identifying and qualifying a manufacturer. In addition, we would then have to enter into agreements to share our know-how with any such manufacturer, which can be time-consuming and may result in delays in the development of PRP. Reliance on a single manufacturer exposes us to certain risks, including, but not limited to:

●	reliance on such manufacturer for regulatory compliance and quality assurance;

●	potential breach of the manufacturing agreement by such manufacturer, including the misappropriation of our proprietary information, trade secrets and know-how;

●	potential termination or nonrenewal of such agreement at a time that is costly or inconvenient for us; and

●	disruptions to such manufacturer’s operations, or those of its suppliers, caused by conditions unrelated to our business or operations, including the bankruptcy of such manufacturer or supplier or a catastrophic event affecting such manufacturer or supplier.

Any future dependence upon a single manufacturer for the manufacture of PRP may adversely affect our future profit margins and our ability to commercialize any products that receive marketing approval on a timely and competitive basis. We intend to minimize this risk by entering into agreements with several third-party manufacturers with a plan to engage in a dual supplier strategy for the contract manufacture of PRP.

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Risks Related to Our Intellectual Property

If we fail to comply with our obligations under any intellectual property licenses with third parties, we could lose license rights that are important to our business.

We are currently a party to a joint commercialization agreement with the University of Bath and hope to enter into other license agreements in the future. If we fail to comply with the obligations included in any future license we may enter into in the future, such licensors may have the right to terminate these agreements, in which event we might not be able to market any product that is covered by the agreements, or to convert the exclusive licenses to non-exclusive licenses, which could materially adversely affect the value of the product candidate being developed under these license agreements. As a general matter, termination of license agreements or reduction or elimination of our licensed rights may result in our having to negotiate new or reinstated licenses with less favorable terms.

If we are unable to obtain and maintain patent protection for our technology and products, or if any licensors are unable to obtain and maintain patent protection for the technology or products that we may license from them in the future, or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize technology and products similar or identical to ours, and our ability to successfully commercialize our technology and products may be adversely affected.

As of April 23, 2025, we have 84 granted, allowed, or accepted patents and 6 patent applications filed, or under examination in key global jurisdictions relating to the use of proenzymes against solid tumors, covering PRP. Our future success depends in large part on our and, as applicable, our licensors’, ability to obtain and maintain patent protection in the United States and other countries with respect to our proprietary technology. We cannot be certain that patents will be issued in those countries where our applications are still under examination.

The patent process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our R&D output before it is too late to obtain patent protection.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are uncertain. Our pending and future patent applications may not result in patents being issued which protect our technology or products or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection.

The laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing. Therefore, we cannot be certain that we or our licensors were the first to make the inventions claimed in our owned or licensed patents or pending patent applications, or that we or our licensors were the first to file for patent protection of such inventions.

Assuming the other requirements for patentability are met, in the United States, for patents that have an effective filing date prior to March 15, 2013, the first to make the claimed invention is entitled to the patent, while outside the United States, the first to file a patent application is entitled to the patent. In March 2013, the United States transitioned to a first inventor to file system in which, assuming the other requirements for patentability are met, the first inventor to file a patent application will be entitled to the patent. We may be subject to a third-party pre-issuance submission of prior art to the U.S. Patent and Trademark Office, or become involved in opposition, derivation, reexamination, inter parties review or interference proceedings challenging our patent rights or the patent rights of others. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, our patent rights, allow third parties to commercialize our technology or products and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights.

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Even if our owned and licensed patent applications are issued as patents, they may not be issued in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. Our competitors may be able to circumvent our owned or licensed patents by developing similar or alternative technologies or products in a non-infringing manner.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our owned and licensed patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our technology and products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

We may become involved in lawsuits to protect or enforce our patents, which could be expensive, time consuming and unsuccessful.

Competitors may infringe on our patents. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours is invalid or unenforceable or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, our licensors may have rights to file and prosecute such claims and we are reliant on them.

Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of our business.

Our commercial success depends upon our ability and the ability of our collaborators to develop, manufacture, market and sell PRP and any other product candidates and use our proprietary technologies without infringing the proprietary rights of third parties. We have yet to conduct comprehensive freedom-to-operate searches to determine whether our use of certain of the patent rights owned by or licensed to us would infringe patents issued to third parties. We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products and technology, including interference proceedings before the U.S. Patent and Trademark Office and their European Union and global equivalents. Third parties may assert infringement claims against us based on existing patents or patents that may be granted in the future. If we are found to infringe a third party’s intellectual property rights, we could be required to obtain a license from such third party to continue developing and marketing our products and technology. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. We could be forced, including by court order, to cease commercializing the infringing technology or product. In addition, we could be found liable for monetary damages. A finding of infringement could prevent us from commercializing our product candidates or force us to cease some of our business operations, which could materially harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

Intellectual property litigation could cause us to spend substantial resources and distract our personnel from their normal responsibilities.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our Common Stock. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace.

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If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition to seeking patents for some of our technology and products, we also rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. We seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, CMOs, consultants, advisors and other third parties. We also enter into confidentiality and invention or patent assignment agreements with our employees and consultants. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

Risks Related to Regulatory Approval of Our Product Candidates and Other Legal Compliance Matters

If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals, we will not be able to commercialize PRP, and our ability to generate revenue will be materially impaired.

PRP and the activities associated with its development and commercialization, including design, testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution, are subject to comprehensive regulation by the FDA and other regulatory agencies in the United States and by comparable authorities in other countries. Failure to obtain marketing approval for PRP will prevent us from commercializing it. We have not received approval to market PRP or any other product candidate from regulatory authorities in any jurisdiction. We have only limited experience in filing and supporting the applications necessary to gain marketing approvals and expect to rely on third-party CROs to assist us in this process. Securing FDA approval requires the submission of extensive preclinical and clinical data and supporting information to the FDA for each therapeutic indication to establish PRP’s safety and efficacy. Securing FDA approval also requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities by, the FDA. PRP may not be effective, may be only moderately effective or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude our obtaining marketing approval or prevent or limit commercial use.

The process of obtaining marketing approvals, both in the United States and abroad, is expensive, may take many years if additional clinical trials are required, if approval is obtained at all, and can vary substantially based upon a variety of factors, including the type, complexity and novelty of the product candidates involved. Changes in marketing approval policies during the development period, changes in or the enactment of additional statutes or regulations, or changes in regulatory review for each submitted product application, may cause delays in the approval or rejection of an application. The FDA has substantial discretion in the approval process and may refuse to accept any application or may decide that our data is insufficient for approval and require additional preclinical, clinical or other studies. In addition, varying interpretations of the data obtained from preclinical and clinical testing could delay, limit or prevent marketing approval of a product candidate. Any marketing approval we ultimately obtain may be limited or subject to restrictions or post-approval commitments that render the approved product not commercially viable.

If we experience delays in obtaining approval or if we fail to obtain approval of PRP, the commercial prospects for PRP may be harmed and our ability to generate revenues will be materially impaired.

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Failure to obtain marketing approval in international jurisdictions would prevent PRP from being marketed abroad.

We intend to seek regulatory approval for PRP in a number of countries outside of the United States and expect that these countries will be important markets for it, if approved. In order to market and sell our products in the European Union, the UK, Australia and many other jurisdictions, we or our third-party collaborators must obtain separate marketing approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing. The time required to obtain approval may differ substantially from that required to obtain FDA approval. The regulatory approval process outside the United States generally includes all of the risks associated with obtaining FDA approval. In addition, in many countries outside the United States, it is required that the product be approved for reimbursement before the product can be approved for sale in that country. We or these third parties may not obtain approvals from regulatory authorities outside the United States on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries or jurisdictions, and approval by one regulatory authority outside the United States does not ensure approval by regulatory authorities in other countries or jurisdictions or by the FDA. We may not be able to file for marketing approvals and may not receive necessary approvals to commercialize our products in any market.

PRP or any other product candidate for which we obtain marketing approval could be subject to restrictions or withdrawal from the market and we may be subject to penalties if we fail to comply with regulatory requirements or if we experience unanticipated problems with our products, when and if any of them are approved.

PRP, or any other product candidate for which we obtain marketing approval, along with the manufacturing processes, post-approval clinical data, labeling, advertising and promotional activities for such product, will be subject to continual requirements of and review by the FDA and other regulatory authorities. These requirements include submissions of safety and other post-marketing information and reports, registration and listing requirements, current good manufacturing practice (“CGMP”) requirements relating to quality control, quality assurance and corresponding maintenance of records and documents, requirements regarding the distribution of samples to physicians and recordkeeping. Even if marketing approval of a product candidate is granted, the approval may be subject to limitations on the indicated uses for which the product may be marketed or to the conditions of approval or contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. The FDA closely regulates the post-approval marketing and promotion of drugs to ensure drugs are marketed only for the approved indications and in accordance with the provisions of the approved labeling. The FDA imposes stringent restrictions on manufacturers’ communications regarding off-label use and if we do not market our products for their approved indications, we may be subject to enforcement action for off-label marketing.

In addition, later discovery of previously unknown problems with our products, manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may yield various results, including:

●	restrictions on such products, manufacturers or manufacturing processes;

●	restrictions on the labeling or marketing of a product;

●	restrictions on product distribution or use;

●	requirements to conduct post-marketing clinical trials;

●	warning or untitled letters;

●	withdrawal of the products from the market;

●	refusal to approve pending applications or supplements to approved applications that we submit;

●	recall of products;

●	fines, restitution or disgorgement of profits or revenue;

●	suspension or withdrawal of marketing approvals;

●	refusal to permit the import or export of our products;

●	product seizure; or

●	injunctions or the imposition of civil or criminal penalties.

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Our current attempts to both expand our patent protection and seek regulatory approvals from multiple countries, as well as our future relationships with customers and third-party payors will be subject to applicable anti-kickback, fraud and abuse and other laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

As we seek to obtain patent protection from multiple jurisdictions and eventually to seek marketing approval for PRP in those counties, we are and will continue to be subject to the Foreign Corrupt Practices Act, which makes it illegal for any U.S. business, even one like Propanc that is physically located in another country, to influence foreign officials with personal payments and rewards.

Moreover, healthcare providers, physicians and third-party payors will play a primary role in the recommendation and prescription of PRP and any other product candidate for which we obtain marketing approval. Our future arrangements with third-party payors and customers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell and distribute our products for which we obtain marketing approval. Restrictions under applicable federal and state healthcare laws and regulations, include the following:

●	the federal healthcare anti-kickback statute prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under federal and state healthcare programs such as Medicare and Medicaid;

●	the federal False Claims Act imposes criminal and civil penalties, including civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;

●	the federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program and also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;

●	the federal false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or services;

●	the federal transparency requirements under the Health Care Reform Law requires manufacturers of drugs, devices, biologics and medical supplies to report to the Department of Health and Human Services information related to physician payments and other transfers of value and physician ownership and investment interests; and

●	analogous state laws and regulations, such as state anti-kickback and false claims laws, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers, and some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government in addition to requiring drug manufacturers to report information related to payments to physicians and other health care providers or marketing expenditures.

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Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines and exclusion from government funded healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations. If any of the physicians or other providers or entities with whom we expect to do business are found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

Recently enacted and future legislation, particularly in the United States, may increase the difficulty and cost for us to obtain marketing approval of and commercialize PRP and affect the prices we may obtain.

In the United States and some foreign jurisdictions there have been many legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of our product candidates, restrict or regulate post-approval activities and affect our ability to profitably sell any product candidates for which we obtain marketing approval.

In the United States, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (“Medicare Modernization Act”), changed the way Medicare covers and pays for pharmaceutical products. The legislation expanded Medicare coverage for drug purchases by the elderly and introduced a new reimbursement methodology based on average sales prices for physician-administered drugs. In addition, this legislation provided authority for limiting the number of drugs that will be covered in any therapeutic class. Cost reduction initiatives and other provisions of this legislation could decrease the coverage and price that we receive for any approved products. While the Medicare Modernization Act applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates. Therefore, any reduction in reimbursement that results from the Medicare Modernization Act may result in a similar reduction in payments from private payors.

In March 2010, President Obama signed into law the Patient Protection and Affordable Care Act (“Affordable Care Act”), a sweeping law intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against fraud and abuse, add new transparency requirements for health care and health insurance industries, impose new taxes and fees on the health industry and impose additional health policy reforms. Among other things, the Affordable Care Act revised the definition of “average manufacturer price” for reporting purposes, which could increase the amount of Medicaid drug rebates to states, and it imposed a significant annual fee on companies that manufacture or import branded prescription drug products.

At present, the future of the Affordable Care Act is the subject of significant debate in the U.S. Congress, with proposals to either partially or entirely repeal it being considered and the likelihood that there will be a new law to replace it is uncertain. It is not yet possible for us to determine the impact, if any, the enactment of any of these proposals will have on our future ability to obtain approval of or commercialize PRP.

Risks Relating to Employee Matters and Managing Growth

Our future success depends on our ability to retain our chief executive officer and our chief scientific officer and, as we continue to develop and grow as a company, to attract, retain and motivate qualified personnel.

We are highly dependent on our management team, specifically Mr. Nathanielsz, our Chief Executive Officer and Chief Financial Officer, and Dr. Julian Kenyon, one of our directors who also serves as our Chief Scientific Officer in a non-executive officer capacity. While we have a current employment agreement with Mr. Nathanielsz and a director agreement with Dr. Kenyon, both such employment agreement and director agreement permit each of the respective parties thereto to terminate such agreements upon notice to us. If we are not able to retain Mr. Nathanielsz and/or Dr. Kenyon, our business will suffer, and we may have to cease operations.

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Recruiting and retaining qualified scientific, clinical, manufacturing and sales and marketing personnel will also be critical to our future success, as we continue to develop PRP and attempt to grow as a company. We may not be able to attract and retain these personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific and clinical personnel from universities and research institutions. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our R&D and commercialization strategy. Our consultants and advisors, including our scientific co-founders, may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us.

Our Chief Executive Officer also serves as our Chief Financial Officer, which may create risks related to oversight, financial controls, and corporate governance.

Our Chief Executive Officer, James Nathanielsz, also serves as our Chief Financial Officer. While this structure allows for efficiency and a streamlined decision-making process, it also presents several risks, including:

●	Limited Financial Oversight – Having the same individual serve as both CEO and CFO may reduce the level of independent financial oversight typically provided by a separate CFO. This could affect our ability to maintain robust internal financial controls and timely financial reporting.

●	Increased Workload and Potential for Oversight Gaps – The dual role may impose significant demands on Mr. Nathanielsz’ time and attention, potentially leading to oversight gaps in critical areas such as strategic planning, financial management, compliance, and risk assessment.

●	Corporate Governance Concerns – Investors and regulatory bodies may view this leadership structure as a corporate governance weakness, which could impact investor confidence and potentially affect our stock price.

●	Key Person Risk – If Mr. Nathanielsz were to become unable to perform his duties, the absence of a separate CFO may create operational and financial disruptions, including challenges in maintaining financial reporting integrity and executing business strategy.

We expect to expand our development, regulatory and future sales and marketing capabilities, and as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.

We expect to experience significant growth in the number of our employees and the scope of our operations, particularly in the areas of drug development, regulatory affairs and sales and marketing. To manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. Due to our limited financial resources and the limited experience of our management team in managing a company with such anticipated growth, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. The physical expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our business plans or disrupt our operations.

We have identified material weaknesses in our internal control over financial reporting that, if not properly remediated, could result in material misstatements in our consolidated financial statements in future periods.

In connection with the audits of our consolidated financial statements for the fiscal years ended June 30, 2024 and 2023, and in accordance with management’s assessments of internal controls over financial reporting, we identified certain deficiencies relating to our internal control over financial reporting that constitute a material weakness under the Internal Control Integrated Framework issued by COSO in 2013. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. A deficiency in internal control exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.

The following material weaknesses in our internal control over financial reporting continued to exist at June 30, 2024, December 31, 2024 and currently:

●	we do not have written documentation of our internal control policies and procedures. Written documentation of key internal controls over financial reporting is a requirement of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	we do not have sufficient segregation of duties within accounting functions, which is a basic internal control. Due to our limited size and early-stage nature of operations, segregation of all conflicting duties may not always be possible and may not be economically feasible; however, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals;

●	lack of independent audit committee of our board of directors; and

●	insufficient monitoring and review controls over the financial reporting closing process, including the lack of individuals with current knowledge of U.S. GAAP.

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We outsource certain functions that would normally be performed by a principal financial officer to assist us in implementing the necessary financial controls over the financial reporting and the utilization of internal management and staff to effectuate these controls.

We believe that these material weaknesses primarily relate, in part, to our lack of sufficient staff with appropriate training in U.S. GAAP and U.S. SEC rules and regulations with respect to financial reporting functions, and the lack of robust accounting systems, as well as the lack of sufficient resources to hire such staff and implement these accounting systems.

We plan to take a number of actions in the future to correct these material weaknesses including, but not limited to, establishing an audit committee of our board of directors comprised of at least two independent directors, adding experienced accounting and financial personnel and retaining third-party consultants to review our internal controls and recommend improvements, subject to receiving sufficient additional capital. If we receive sufficient capital, we hope to increase the chief financial officer’s role from part-time to full-time as the next step in building out our accounting department. We will need to take additional measures to fully mitigate these issues, and the measures we have taken, and expect to take, to improve our internal controls may not be sufficient to (1) address the issues identified, (2) ensure that our internal controls are effective or (3) ensure that the identified material weakness or other material weaknesses will not result in a material misstatement of our annual or interim financial statements. In addition, other material weaknesses may be identified in the future. If we are unable to correct deficiencies in internal controls in a timely manner, our ability to record, process, summarize and report financial information accurately and within the time periods specified in the rules and forms of the SEC will be adversely affected. This failure could negatively affect the market price and trading liquidity of our Common Stock, cause investors to lose confidence in our reported financial information, subject us to civil and criminal investigations and penalties, and generally materially and adversely impact our business and financial condition.

If we fail to implement and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement the required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or the subsequent testing by our independent registered public accounting firm, if and when required, may reveal additional deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our consolidated financial statements or identify other areas for further attention or improvement. If in the future we identify other material weaknesses in our internal control over financial reporting, including at some of our acquired companies, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are then listed, the SEC, or other regulatory authorities, which could require additional financial and management resources. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our Common Stock.

Additionally, we currently do not have an internal audit group nor an audit committee of our board of directors, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting.

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We will continue to incur significant increased costs as a result of operating as a public company.

As a public company, we will continue to incur significant legal, accounting and other expenses. For example, we are subject to mandatory reporting requirements of the Exchange Act, which require, among other things, that we continue to file with the SEC annual, quarterly and current reports with respect to our business and financial condition. We have incurred and will continue to incur costs associated with the preparation and filing of these SEC reports. In addition, the Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and national stock exchanges have imposed various other requirements on public companies. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact (in ways we cannot currently anticipate) the manner in which we operate our business. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have and will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we will incur additional expense to increase our director and officer liability insurance.

In addition, if and when we cease to be a smaller reporting company and become subject to Section 404(b) of the Sarbanes-Oxley Act, we will be required to furnish an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed time period, we will continue to be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to dedicate substantially greater internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that our independent registered public accounting firm, when required, will not be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

Judgments that our stockholders obtain against us may not be enforceable.

Substantially all of our assets are located outside of the United States. In addition, our Chief Executive Officer and Chief Financial Officer, Mr. Nathanielsz, and our independent director Josef Zelinger, reside in Australia and our other director, Dr. Julian Kenyon, resides in the UK. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It is uncertain whether the courts of Australia or the UK would recognize or enforce judgments of the United States or state courts against us or such persons predicated upon the civil liability provisions of the laws of the United States or any state.

Our directors and officers have the right to indemnification.

While the members of our board of directors and our officers are generally accountable to us and our stockholders, the liability of our directors and officers to us, our stockholders and third parties is limited in certain respects under applicable state law and our certificate of incorporation and bylaws, as in effect in the date hereof. Further, we may agree to indemnify our directors and officers against liabilities not attributable to certain limited circumstances. Such limitation of liability and indemnity may limit rights which our stockholders would otherwise have to seek redress against our directors and officers.

We are a “controlled company” within the meaning of the listing rules of Nasdaq and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Because our sole officer, James Nathanielsz, owns a majority of our voting control and will own a majority of our voting control after this offering, we are and will continue to be after the offering a “controlled company” as defined under the listing rules of Nasdaq. Under Nasdaq listing rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. For as long as we remain a controlled company, we are permitted to elect to rely on certain exemptions from Nasdaq’s corporate governance rules, including the following:

●	an exemption from the rule that a majority of our board of directors must be independent directors;
●	an exemption from the rule that our compensation committee be composed entirely of independent directors;
●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors or a nominating committee composed solely of independent directors;

If we elected to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors, our nominating and corporate governance and compensation committees might not consist entirely of independent directors, and you would not have the same protection afforded to shareholders of companies that are subject to Nasdaq’s corporate governance rules.

We have 5 shares of Series A Super Voting Preferred Stock authorized with super voting rights.

Series B Preferred Stock

Pursuant to a certificate of designation filed with the Secretary of State of the State of Delaware on June 16, 2015, five (5) shares of preferred stock have been designated as Series B Preferred Stock, par value $0.01 per share, of the Company (“Series B Preferred Stock”). Each holder of shares of Series B Preferred Stock is entitled to voting power equivalent to the number of votes equal to the total number of shares of common stock outstanding as of the record date for the determination of stockholders entitled to vote at each meeting of stockholders of the Company and entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Company. One (1) share of Series B Preferred Stock is issued and outstanding as of April 23, 2025. Mr. Nathanielsz, the Company’s Chief Executive Officer, directly beneficially owns such one (1) share of Series B Preferred Stock

Our Articles of Incorporation do not provide for any sunset provisions that limit the lifespan of our Series B Preferred Stock, including in the case of the death of a Series B Preferred Stock shareholder or intra-family transfers of shares of Series B Preferred Stock.

In addition to the dilutive effect on the voting power and value of our common stock, the foregoing structure of our capital stock may render our common stock ineligible for inclusion in certain securities market indices, and thus adversely affect the price and liquidity of, and public sentiment regarding, our common stock or other securities.

The existence of, and voting rights associated with, our Series B Preferred Stock, either alone or in conjunction with certain of the other provisions of our Articles of Incorporation, could also have the effect of delaying, deterring or preventing a change in our control or make the removal of our management more difficult.

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USE OF PROCEEDS

Based upon an assumed public offering price of $5.00 per share, we estimate that we will receive net proceeds from this offering, after deducting the underwriting discounts and commissions, of approximately $4,600,000 million assuming the Representatives do not exercise its over-allotment option.

We plan to use the net proceeds we receive from this offering for working capital purposes

We believe that our existing cash and cash equivalents, along with the net proceeds from this offering, together with interest on cash balances, will be sufficient to fund our operating expenses and capital expenditure requirements through at least the next twelve (12) to eighteen (18) months. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. However, the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market and Other Information

Our Common Stock is currently quoted on the OTC Pink Marketplace under the trading symbol “PPCB.” Quotations on the OTC reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions. On April 23, 2025, the reported closing price of our Common Stock was $6.46.

Nasdaq Listing Application

Our Common Stock is currently quoted on the OTC Pink Marketplace under the symbol “PPCB.” In connection with this offering, we have applied to have our Common Stock listed on the Nasdaq Capital Market under the symbol “PPCB”. If approved, we expect to list our Common Stock offered in this offering on Nasdaq upon consummation of this offering, at which point our Common Stock will cease to be traded on the OTC. No assurance can be given that our listing application will be approved. This offering will occur only if Nasdaq or another securities exchange approves the listing of our Common Stock. If Nasdaq or another U.S. securities exchange does not approve the listing of our Common Stock, we will not proceed with this offering. There can be no assurance that our Common Stock will be listed on the Nasdaq or another securities exchange. For more information see the section “Risk Factors.”

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Holders

As of April 23, 2025, there were 11,611,781 shares of Common Stock issued and outstanding and approximately 103 registered holders of record of our Common Stock. The number of shareholders of record does not include certain beneficial owners of our Common Stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Transfer Agent

Securities Transfer Corporation with offices located at 2901 N. Dallas Parkway, Suite 380, Plano, TX 75093, and a telephone number of (469) 633-0101.

Dividend Policy

We have not paid any cash dividends to our stockholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, and general economic conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Recent Sales of Unregistered Securities

Issuance of Shares of Common Stock

From January 1, 2025 through March 19, 2025, the Company issued an aggregate of 2,548 shares of its common stock at an average contractual conversion price of $3 as a result of the conversion of principal of $7,090, interest of $760 and conversion fees $937 underlying certain outstanding convertible notes converted during such period.

On March 24, 2025, the Company issued an aggregate of 8,500,000 shares of Common Stock to certain officers, employees, directors and consultants for services rendered.

On March 24, 2025, the Company issued an aggregate of 159,000 shares of Common Stock to certain vendors in exchange for payment of accounts payable of $448,564 pursuant to debt exchange agreements.

On March 24, 2025, the Company issued an aggregate of 432,500 shares of Common Stock to various consultants for services rendered.

On March 24, 2025, the Company issued 900,000 shares of Common Stock to an investor in exchange for all the existing warrants held by the investor pursuant to the Exchange Agreement dated March 3, 2025.

On March 24, 2025, the Company issued an aggregate of 1,600,000 shares of Common Stock to various consultants for future services up to three years.

Other

On January 31, 2025, the Company entered into and closed a securities purchase agreement with an investor, pursuant to which the investor agreed to purchase a promissory note from the Company in the aggregate principal amount of $65,000, for a purchase price of $56,000. The Company intends to use the net proceeds therefrom for general working capital purposes. The maturity date of the note is November 30, 2025. The investor is entitled, at its option, at any time after an event of default (as defined in the note), to convert any or all or any amount of the principal face amount of the note then outstanding into shares of the Company’s Common Stock.

On February 7, 2025, the Company entered into a securities purchase agreement with an investor pursuant to which the investor purchased a convertible promissory note from the Company in the aggregate principal amount of $43,000, such principal and the interest thereon convertible into shares of Common Stock at the option of the investor at any time.

On March 14, 2025, the Company entered into a securities purchase agreement with an investor pursuant to which the investor purchased a convertible promissory note from the Company in the aggregate principal amount of $33,000, such principal and the interest thereon convertible into shares of Common Stock at the option of the investor at any time.

On March 25, 2025, the Company entered into and closed a securities purchase agreement with an investor, pursuant to which the investor agreed to purchase a promissory note from the Company in the aggregate principal amount of $79,200, for a purchase price of $67,000. The Company intends to use the net proceeds therefrom for general working capital purposes. The maturity date of the note is November 30, 2025. The investor is entitled, at its option, at any time after an event of default (as defined in the note), to convert any or all or any amount of the principal face amount of the note then outstanding into shares of the Company’s Common Stock.

On April 15, 2025, the Company entered into a securities purchase agreement with an investor pursuant to which the investor purchased a convertible promissory note from the Company in the aggregate principal amount of $55,000, such principal and the interest thereon convertible into shares of Common Stock at the option of the investor at any time.

Except as otherwise noted, the securities in the transactions described above were sold in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act for transactions not involving any public offering. Each of the persons acquiring the foregoing securities was an accredited investor (as defined in Rule 501(a) of Regulation D) and confirmed the foregoing and acknowledged, in writing, that the securities must be acquired and held for investment. All certificates evidencing the shares sold bore a restrictive legend. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith. The proceeds from these sales were used for general corporate purposes.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2024. Such information is set forth on the following basis:

●	an actual basis (giving effect on a retroactive basis, to a 1-for-60,000 reverse stock split); and

●	on a pro forma basis to reflect the following immediately prior to completion of this offering related to the issuance of (i) Common Stock for conversion of convertible notes, (ii) Common Stock for services rendered and to be rendered, (iii) Common Stock in exchange for accounts payable owed (iv) Common Stock in exchange for existing warrants, and (iv) the issuance to three convertible notes and two promissory notes.

●	on an adjusted basis to give effect to reflect (i) the proforma adjustments set forth above and (ii) our sale of 1,000,000 shares of Common Stock in this offering at the assumed public offering price of $5.00 per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The as-adjusted information below is illustrative only and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this information together with our financial statements and the related notes thereto included elsewhere in this prospectus and the information set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	As of December 31, 2024
	Unaudited
	Actual	Pro-forma adjustment	Pro-forma as Adjusted
Cash	$14,633	$230,000	$4,844,633
Prepaid expenses and other current assets	1,378	2,666,667	2,668,045
Prepaid expenses – long term portion	-	5,333,333	5,333,333
Accounts payable	1,223,254	(448,564)	774,690
Accrued interest	135,351	(760)	134,591
Notes payable, net of discounts	168,217	110,000	278,217
Convertible notes, net of discounts and including put premium	409,799	112,910	522,709
Embedded conversion option liabilities	131,585	-	131,585

Stockholders’ equity (deficit)	-

Common stock outstanding, par value $0.001 per share, 10,000,000,000 shares authorized	14,508 *	11,611,781 *	12,611,781	*
Series B Preferred Stock, par value $0.01 per share, 5 shares authorized	1	1	1
Additional paid in capital	61,878,549	59,753,794	126,231,343
Accumulated deficit	(67,482,713)	(51,308,975)	(118,791,688)
Total stockholders’ equity (deficit)	$(4,158,759)	$-	$8,897,655
Total capitalization	$78,533	$-	$12,908,533

* Represents share quantity

The number of common shares that will be outstanding after this offering set forth above is based on shares of our common stock outstanding as of December 31, 2024.

Each $1.00 increase (decrease) in the assumed public offering price of $5.00 per share would increase (decrease) the as adjusted amount of cash and cash equivalents, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $1,000,000, assuming that the number of shares of Common Stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares of Common Stock we are offering. Each increase (decrease) of 500,000 shares of Common Stock in the number of shares we are offering would increase (decrease) the as adjusted amount of cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $2,500,000, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The number of shares of our Common Stock to be outstanding after this offering is based on 11,611,781 shares of our Common Stock outstanding as of April 23, 2025. The pro forma as adjusted numbers does not take into account the issuance of any over-allotment shares.

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DILUTION

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of Common Stock in this offering and the as adjusted net tangible book value per share of our Common Stock immediately after giving effect to this offering.

As of December 31, 2024, our historical net tangible book value was $(4,222,659) or $(291.06) per share of Common Stock. Historical net tangible book value per share represents the amount of our total tangible assets reduced by total liabilities, divided by the number of shares of Common Stock outstanding on December 31, 2024.

Our pro forma net tangible book value as of December 31, 2024, was $(3,766,245), or $(0.32) per share. Pro forma net tangible book value represents our total tangible assets less our total liabilities, after giving effect related to the issuance of (i) Common Stock for conversion of convertible notes, (ii) Common Stock for services rendered and to be rendered, (iii) Common Stock in exchange for accounts payable owed,(iv) Common Stock in exchange for existing warrants immediately prior to the completion of this offering and (v) issuance of two convertible notes and a promissory note. Pro forma net tangible book value per share represents pro forma net tangible book value divided by the total number of shares of common stock outstanding as of December 31, 2024, after giving effect to such issuance of Common Stock.

After giving effect to the sale of 1,000,000 shares of Common Stock, at the assumed offering price of $5.00 per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2024 would have been $833,755 or $0.07 per share of Common Stock. This represents an immediate increase in pro forma net tangible book value to our existing stockholders of $0.39 per share and an immediate dilution to new investors of $4.93 per share. Dilution per share to new investors represents the difference between the price per share to be paid by new investors for the shares of common stock sold in this offering and the pro forma as adjusted net tangible book value per share immediately after this offering.

The following table illustrates this dilution on a per share basis:

Assumed offering price per share	$5.00
Historical net tangible book value per share as of December 31, 2024	$(291.06)
Pro forma increase in historical net tangible book value (deficit) per share as of December 31, 2024 attributable to the pro forma adjustments described above	$290.74
Pro forma net tangible book value per share as of December 31, 2024	$(0.32)
Increase in pro forma net tangible book value per share attributable to new investors	$0.39
Pro forma adjusted net tangible book value per share after the offering	$0.07
Dilution per share to new investors participating in this offering	$4.93

Each $1.00 increase (decrease) in the assumed public offering price of $5.00 per share of Common Stock would increase (decrease) our net tangible book value after this offering by approximately $1,000,000 per share, and increase (decrease) the dilution per share to new investors by approximately $1.00 per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us full.

The number of shares of our Common Stock to be outstanding after this offering is based on 11,611,781 shares of our Common Stock outstanding as of April 23, 2025.

If we issue additional shares of Common Stock in the future, there could be further dilution to investors participating in this offering. In addition, we anticipate needing to raise additional capital before generating positive cash flows and we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The foregoing tables and calculations (other than historical net tangible book value) are based on 14,508 shares of common stock outstanding as of December 31, 2024, and excludes:

●	outstanding 250 shares of our Common Stock issuable upon exercise of Warrants to purchase Common Stock

●	outstanding notes convertible into approximately 100,940 shares of our Common Stock

To the extent any outstanding options or other rights are exercised, or we issue additional equity or convertible securities in the future, there will be further dilution to new investors.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our business and results of operations in conjunction with the information set forth in our consolidated financial statements and notes thereto appearing elsewhere in this report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. As used herein, references to the “Company,” “Propanc,” “we,” “our,” and “us” refer to Propanc Biopharma, Inc. and its consolidated subsidiary, unless otherwise indicated.

U.S. Dollars are denoted herein by “USD,” “$” and “dollars”.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the information included under “Business,” “Selected Consolidated Financial Data” and our consolidated financial statements and the accompanying notes included elsewhere in this prospectus. The discussion and analysis below are based on comparisons between our historical financial data for different periods and include certain forward-looking statements about our business, operations, and financial performance. These forward-looking statements are subject to risks, uncertainties, assumptions, and other factors described in “Risk Factors.” Our actual results may differ materially from those expressed in, or implied by, those forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

We caution that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

Certain information contained in this discussion and elsewhere in this prospectus may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and is subject to the safe harbor created by that act. The safe harbor created by the Private Securities Litigation Reform Act will not apply to certain “forward looking statements” because we issued “penny stock” (as defined in Section 3(a)(51) of the Securities Exchange Act of 1934, as amended, and Rule 3(a)(51-1) under the Exchange Act) during the three year period preceding the date(s) on which those forward looking statements were first made, except to the extent otherwise specifically provided by rule, regulation or order of the Securities and Exchange Commission (the “SEC”). We caution readers that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this prospectus or which are otherwise made by or on our behalf. For this purpose, any statements contained in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “explore,” “consider,” “anticipate,” “intend,” “could,” “estimate,” “plan,” or “propose” or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties associated with:

●	Our ability to raise capital necessary to sustain our anticipated operations and implement our business plan;
●	Our ability to implement our business plan;
●	Our ability to generate sufficient cash to survive;
●	The degree and nature of our competition;
●	The lack of diversification of our business plan;
●	The general volatility of the capital markets and the establishment of a market for our shares; and
●	Disruption in the economic and financial conditions primarily from the impact of past terrorist attacks in the United States, threats of future attacks, police, and military activities overseas and other disruptive worldwide political and economic events and environmental weather conditions.

We are also subject to other risks detailed from time to time in our other filings with the SEC and elsewhere in this prospectus. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

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Overview

The Company was originally formed in Melbourne, Victoria, Australia on October 15, 2007 as Propanc PTY LTD. On November 23, 2010, Propanc Health Group Corporation was incorporated in the State of Delaware and in January 2011, to reorganize our Company, we acquired all of the outstanding shares of Propanc PTY LTD on a one-for-one basis, whereby Propanc PTY LTD became our wholly-owned subsidiary. Effective April 20, 2017, we changed our name to “Propanc Biopharma, Inc.” to better reflect our current stage of operations and development.

We are a development-stage healthcare company that is currently focused on developing new cancer treatments for patients suffering from pancreatic, ovarian and colorectal cancer. Utilizing our scientific and oncology consultants, we have developed a rational, composite formulation of anti-cancer compounds, which together exert a number of effects designed to control or prevent tumors from recurring and spreading through the body. Our lead product candidate, PRP, is a variation upon our novel formulation and involves pro-enzymes, the inactive precursors of enzymes.

Recent Developments

On August 7, 2024, the Company received written consent in lieu of a meeting by the holders of a majority of the voting power of the Company’s outstanding capital stock as of August 7, 2024 and the Company’s Board of Directors approving such actions as are necessary for the Company to proceed with a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of one post-split share per sixty thousand pre-split shares (1:60,000) (the “Reverse Stock Split”). On January 29, 2025, the Financial Industry Regulatory Authority (“FINRA”) processed and effected the Reverse Stock Split in the public markets at the proposed 1:60,000 ratio.

On August 14, 2024, allowance for the Company’s “proenzyme composition” patent was received from the Canadian Intellectual Property Office (CIPO). The patent broadly captures both high dose and high ratio claims for future clinical doses of the company’s lead asset, PRP. This is the second Canadian patent either allowed or granted in this important North American jurisdiction. The proenzymes composition patent is an important part of the IP portfolio covering possible future clinical dosage ranges for PRP, as the Company advances to a Phase 1, First-In-Human (FIH) study in advanced cancer patients suffering from solid tumors.

On August 21, 2024, we reported that two scientific, peer reviewed journal articles published by the Company and its research partners reached 10 citations and 4,500 reads, respectively. Published data from the Company’s joint research and development program were generated in conjunction with the Universities of Jaén and Granada, Biosanitary Research Institute of Granada, and University Hospital, Spain.

One March 3, 2025, we entered into an Exchange Agreement with Ionic Ventures, LLC (“Ionic”) whereby Ionic agreed to exchange all its exiting warrants to purchase shares to the Company’s common stock in exchange for 900,000 shares of Common Stock (the “Ionic Exchange Agreement”).

Results of Operations

The following discussion should be read in conjunction with the Company’s unaudited consolidated financial statements and notes thereto included elsewhere in this Report. The results discussed below are of the Company and its wholly-owned Australian subsidiary, Propanc PTY LTD.

For the three and six months ended December 31, 2024, as compared to the three and six months ended December 31, 2023.

Revenue

For the six months ended December 31, 2024 and 2023, we generated no revenue because we are currently undertaking research and development activities for market approval and no sales were generated in this period.

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Administration Expense

Administration expense decreased to $374,352 for the six months ended December 31, 2024 as compared to $712,013 for the six months ended December 31, 2023. This decrease of approximately $338,000 is primarily attributable to a decrease of approximately $227,000 in general consulting, legal and investor relation fees, decrease in accounting fees of approximately $2,000, decrease of approximately $96,000 in employee remuneration expense, decrease marketing expense of approximately $26,000 and decrease in other general and administrative expenses of approximately $2,000 offset by increase in stock-based expenses of approximately $15,000.

Administration expense decreased to $153,593 for the three months ended December 31, 2024 as compared to $318,185 for the three months ended December 31, 2023. This decrease of approximately $165,000 is primarily attributable to a decrease of approximately $83,000 in general consulting, legal and investor relation fees, decrease of approximately $56,000 in employee remuneration expense, decrease marketing expense of approximately $33,000 and decrease in other general and administrative expenses of approximately $3,000 offset by increase in stock-based expenses of approximately $7,000 and increase in accounting fees of approximately $3,000.

Occupancy Expense

Occupancy expenses increased to $13,718 for the six months ended December 31, 2024 as compared to $13,006 for the six months ended December 31, 2023. This increase of approximately $1,000 is primarily attributable to exchange rate movements over the period when compared to the same period in 2023.

Occupancy expenses decreased to $5,401 for the three months ended December 31, 2024 as compared to $5,857 for the three months ended December 31, 2023. This decrease of approximately $500 is primarily attributable to exchange rate movements over the period when compared to the same period in 2023.

Research and Development Expenses

Research and development expenses decreased to $116,102 for the six months ended December 31, 2024 as compared to $130,264 for the six months ended December 31, 2023, a decrease in research and development expenses of approximately $14,000.

Research and development expenses decreased to $54,388 for the three months ended December 31, 2024 as compared to $114,022 for the three months ended December 31, 2023, a decrease in research and development expenses of approximately $60,000.

Such research and development expenses are related to the two-year collaboration agreement with University of Jaén, which was executed in October 2020 to provide certain research services to the Company ending on October 2022, relating to the investigation of a fully synthetic recombinant version of PRP. Additionally, on July 27, 2022, the Company entered into another two-year research agreement with the University of Jaén to provide certain research and experiment services to the Company relating to the investigation of the effects of pancreatic proenzymes against the tumor microenvironment. Additionally, we also allocate a portion of the management’s salary to research and development expenses. The overall decrease in research and development expenses is primarily related to our cost-cutting measures due to lack of working capital funding. Further research and development collaborations are currently under negotiation with the University of Jaén and other contract research organizations in preparation for upcoming available working capital for future research and development expenses.

Interest Expense

Interest expense decreased to $205,173 for the six months ended December 31, 2024, as compared to $442,696 for the six months ended December 31, 2023. Interest expense is primarily comprised of approximately $133,000 of debt discount amortization and interest expense from accrual of interest expense and other financing fees for a total of approximately $72,000 for the six months ended December 31, 2023. This decrease in interest expense of approximately $238,000 is primarily attributable to the decrease in amortization of debt discount of approximately $31,000 and decrease of approximately $235,000 in accretion of put premium offset by increase in accrual of interest expense.

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Interest expense decreased to $118,943 for the three months ended December 31, 2024, as compared to $264,462 for the three months ended December 31, 2023. Interest expense is primarily comprised of approximately $76,000 of debt discount amortization and interest expense from accrual of interest expense and other financing fees for a total of approximately $43,000 for the three months ended December 31, 2023. This decrease in interest expense of approximately $146,000 is primarily attributable to the decrease in amortization of debt discount of approximately $19,000 and decrease of approximately $146,000 in accretion of put premium offset by increase in accrual of interest expense.

Derivative Expense

Derivative expense decreased to approximately $36,000 for the six months ended December 31, 2024 as compared to approximately $123,000 for the six months ended December 31, 2023. Derivative expense decreased to approximately $9,000 for the three months ended December 31, 2024 as compared to approximately $46,000 for the three months ended December 31, 2023. This decrease is primarily attributable to the decrease in the issuance of convertible notes which initial value was bifurcated from the embedded conversion option and was recorded as derivative expense.

Change in Fair Value of Derivative Liabilities

Change in fair value of derivative liabilities decreased to a gain of approximately $66,000 for the six months ended December 31, 2024 as compared to a gain of approximately $302,000 for the six months ended December 31, 2023. Change in fair value of derivative liabilities were decreased to a gain of approximately $14,000 for the three months ended December 31, 2024 as compared to a loss of approximately $2,000 for the three months ended December 31, 2023. This decrease in gain of approximately $15,000 and $236,000 is primarily attributable to a decrease in fair value of the principal amount of convertible notes with bifurcated embedded conversion option derivatives as a result of the decrease in stock prices during the three and six months ended December 31, 2024, respectively.

Gain (Loss) on Extinguishment of Debt, net

During the six months ended December 31, 2024, notes with principal amounts totaling $49,100, accrued interest of $3,769 and conversion fees of $2,833 containing bifurcated embedded conversion option derivatives which were converted into common stock. Accordingly, the fair market value of the shares issued upon conversion was $137,454, resulting in a loss on extinguishment at the time of conversion of $81,752 and $51,674 of derivative liability fair value and was recorded as a gain on extinguishment at the time of conversion, resulting in a net loss of $30,078 which is included in gain (loss) on extinguishment of debt in the accompanying condensed consolidated statements of operations.

During the six months ended December 31, 2023 there were principal aggregate amount of convertible notes of $75,300, accrued interest of $5,570 and conversion fees of $1,597 containing bifurcated embedded conversion option derivatives which were converted into common stock. Accordingly, the fair market value of the shares issued upon conversion was $198,753, resulting in a loss on extinguishment at the time of conversion of $116,285 and $150,384 of derivative liability fair value and was recorded as a gain on extinguishment at the time of conversion, resulting in a net gain of $34,099.

Foreign Currency Transaction Gain (Loss)

Foreign currency transaction gain (loss) decreased to a loss of approximately ($76,000) for the six months ended December 31, 2024 as compared to a gain of approximately $21,000 for the six months ended December 31, 2023. This decrease of approximately $97,000 is partially attributable to the decrease in exchange rates during the six months ended December 31, 2024.

Foreign currency transaction gain (loss) decreased to a loss of approximately ($84,000) for the three months ended December 31, 2024 as compared to a gain of approximately $37,000 for the three months ended December 31, 2023. This decrease of approximately $121,000 is partially attributable to the decrease in exchange rates during the three months ended December 31, 2024.

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Net loss

Net loss decreased to $784,493 for the six months ended December 31, 2024 as compared to a net loss of $935,250 for the six months ended December 31, 2023. Net loss decreased to $430,183 for the three months ended December 31, 2024 as compared to a net loss of $584,384 for the three months ended December 31, 2023. The change relates to the factors discussed above.

Deemed dividend

The Company recognized the value of the effect of a down-round feature related to our Series A warrants when triggered. Upon the occurrence of the triggering event that resulted in a reduction of the strike price, the Company measured the value of the effect of the feature as the difference between the fair value of the warrants without the down round feature or before the strike price reduction and the fair value of the warrants with a strike price corresponding to the reduced strike price upon the down round feature being triggered. Accordingly, the Company recognized deemed dividend of $0 and $177,160 during the six months ended December 31, 2024 and 2023, respectively, $0 and $128,620 during the three months ended December 31, 2024 and 2023, respectively, and a corresponding reduction of income available to common stockholders upon the alternate cashless exercise of these warrants during the three and six months ended December 31, 2024 and 2023.

Net loss available to common stockholders

Net loss available to common stockholders decreased to $784,493 for the six months ended December 31, 2024 as compared to a net loss available to common stockholders of $1,112,410 for the six months ended December 31, 2023. Net loss available to common stockholders decreased to $430,183 for the three months ended December 31, 2024 as compared to a net loss available to common stockholders of $618,969 for the three months ended December 31, 2023. This decrease of approximately $189,000 and $328,000 during the three months ended December 31, 2024 and 2023, respectively, is primarily attributable to the change relates to the factors discussed above.

Liquidity and Capital Resources

Current Financial Condition

As of December 31, 2024, we had total assets of $78,533, comprised primarily of cash of $14,633, GST tax receivable of $1,973, prepaid expenses and other current assets of $1,378, security deposit of $1,855, and operating lease ROU asset, net of $6,577. As compared to June 30, 2024, we had total assets of $72,365, comprised primarily of cash of $21,085, GST tax receivable of $2,950, prepaid expenses and other current assets of $1,406, deferred offering cost of $27,117, security deposit of $2,008, and operating lease ROU asset, net of $17,799.

We had current liabilities of $4,154,964, primarily comprised of net convertible debt of $409,799, accounts payable and accrued expenses of $2,257,867, employee benefit liability of $611,318, loans payable of $145,091, loans payable-related parties of $350,544, note payable, net of $168,217 and embedded conversion option liabilities of $131,585 as of December 31, 2024. As compared to June 30, 2024, we had current liabilities of $3,792,782, primarily comprised of net convertible debt of $399,325, accounts payable and accrued expenses of $2,100,137, employee benefit liability of $639,371, loans payable of $145,091, loans payable – related party of $71,629, note payable, net of $204,694 and embedded conversion option liabilities of $133,886 as of June 30, 2024.

We have funded our operations primarily through the issuance of equity and/or convertible securities for cash. The cash was used primarily for payments for research and development, administration expenses, occupancy expenses, professional fees, consultants and travel.

During the six months ended December 31, 2024 we received proceeds from issuance of notes of $115,000 and proceeds from issuance of loan payable from related parties of $278,915.

We have substantial capital resource requirements and have incurred significant losses since inception. As of December 31, 2024, we had $14,633 in cash. We depend upon debt and/or equity financing to fund our ongoing operations and to execute our current business plan. Such capital requirements are in excess of what we have in available cash and for which we currently have commitments. Therefore, we presently do not have enough available cash to meet our obligations over the next 12 months. If continued funding and capital resources are unavailable at reasonable terms, we may curtail our plan of operations. We will be required to obtain alternative or additional financing from financial institutions, investors or otherwise, in order to maintain and expand our existing operations. The failure by us to obtain such financing would have a material adverse effect upon our business, financial condition and results of operations, and adversely affecting our ability to complete ongoing activities in connection with our research and development programs.

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Sources and Uses of Cash

	For the six months ended December 31,
	2024	2023
Net cash used in operating activities	$(241,786)	$(572,342)
Net cash provided by financing activities	$295,515	$624,276
Effect of exchange rate changes on cash	$(60,181)	$9,669

Net Cash Flow from Operating Activities

Net cash used in operating activities was $241,786 for the six months ended December 31, 2024, due to our net loss of $784,493 offset primarily by non-cash charges of amortization of debt discount of $133,644, non-cash interest expense of $4,582, derivative expense of $35,741, foreign currency transaction loss of $75,698, and gain from extinguishment of debt of $30,078 addback change in fair value of derivatives of $66,368. Net changes in operating assets and liabilities totaled $304,466, which is primarily attributable to an increase in accrued interest of $49,350, increase in accounts payable of $102,374 and increase in accrued expenses and other payables of $166,993.

Net cash used in operating activities was $572,342 for the six months ended December 31, 2023, due to our net loss of $935,250 offset primarily by non-cash charges of amortization of debt discount of $164,904, non-cash interest expense of $1,597, accretion of put premium of $234,615, derivative expense of $123,379, foreign currency transaction gain of $21,198, addback change in fair value of derivatives of $302,158 and gain from extinguishment of debt of $34,099. Net changes in operating assets and liabilities totaled $184,749, which is primarily attributable to an increase in prepaid expense of $5,877, increase in refundable advance deposit of $123,127, increase accrued interest of $35,323, increase in accounts payable of $169,359, and increase in accrued expenses and other payables of $96,924.

Net Cash Flow from Financing Activities

Net cash provided by financing activities for the six months ended December 31, 2024 was $295,515. During the six months ended December 31, 2024 we received net proceeds from issuance of convertible notes of $80,000, proceeds from a note of $35,000 and proceeds from issuance of loan from related parties of $278,915 offset by repayment of notes of $98,400.

Net cash provided by financing activities for the six months ended December 31, 2023 were $624,276. During the six months ended December 31, 2023 we received net proceeds from issuance of convertible notes of $477,500, proceeds from issuance of note of $120,000, proceeds from issuance of loans from a related party of $169,685 offset by repayment of convertible note of $142,909.

Effect of Exchange Rate

The effect of the exchange rate on cash resulted in a $60,181 negative adjustment to cash flows in the six months ended December 31, 2024 as compared to a $9,669 positive adjustment to cash flows in the six months ended December 31, 2023. The reason for the fluctuation is due to the application of currency translation rates throughout the cash flow statement, the volume of transactions within each period and the daily fluctuation in exchange rates.

Critical Accounting Estimates

Below is a discussion of our more subjective accounting estimation processes for purposes of explaining (i) the methodology used in calculating the estimates, (ii) the inherent uncertainties pertaining to such estimates, and (iii) the possible effects of a significant variance in actual experience, from that of the estimate, on our financial condition. Estimates involve numerous assumptions that, if incorrect, could create a material adverse impact on the Company’s results of operations and financial condition.

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Reference is frequently made herein to the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”). This is the source of authoritative US GAAP recognized by the FASB to be applied to non-governmental entities. Each ASC reference in this filing is presented with a three-digit number, which represents its Topic. As necessary for explanation and as applicable, an ASC topic may be followed with a two-digit subtopic, a two-digit section or a two-or-three-digit paragraph.

Derivative Instruments: ASC 815, “Derivatives and Hedging,” establishes accounting and reporting standards for derivative instruments and for hedging activities by requiring that all derivatives be recognized in the balance sheet and measured at fair value. Gains or losses resulting from changes in the fair value of derivatives are recognized in earnings. On the date of conversion, or payoff, of debt, we record the fair value of the conversion shares, remove the fair value of the related derivative liability, remove any discounts and record a net gain or loss on debt extinguishment.

Recent Accounting Pronouncements

Please see section captioned “Recent Accounting Pronouncements” in Note 1 to our unaudited condensed consolidated financial statements included in this Report for a discussion of recently issued and adopted accounting pronouncements.

Going Concern Qualification

We did not generate any revenue for the six months ended December 31, 2024 and 2023 and have incurred significant losses and cash used in operations, and such losses and use of cash are expected to continue. Our independent registered public accounting firm has included a “Going Concern Qualification” in their audit report for each of the fiscal years ended June 30, 2024 and 2023. In addition, we have negative working capital and convertible debt that is past maturity that we are currently negotiating with lenders in order to amend the maturity dates. The foregoing raise substantial doubt about our ability to continue as a going concern for a period of 12 months from the issue date of this report. Our ability to continue as a going concern is dependent on our ability to execute our strategy and on our ability to raise additional funds and/or to consummate a public offering. Management is currently seeking additional funds, primarily through the issuance of equity and/or debt securities for cash to operate our business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case of equity and/or convertible debt financing. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The “Going Concern Qualification” might make it substantially more difficult to raise capital.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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Fiscal Year Ended June 30, 2024, as compared to the Fiscal Year Ended June 30, 2023

Revenue

For the years ended June 30, 2024 and 2023, we generated no revenue because we are currently undertaking research and development activities for market approval and no sales were generated in this period.

Administration Expense

Administration expense decreased to $1,253,797 for the year ended June 30, 2024 as compared to $1,499,885 for the year ended June 30, 2023. This decrease of approximately $246,000 is primarily attributable to a decrease of approximately $156,000 in general consulting, legal and investor relation fees and decrease in stock-based expenses of approximately $136,000, decrease of approximately $40,000 in employee remuneration expense and decrease in accounting fees of approximately $11,000 offset by increase in marketing expenses of approximately $91,000 and increase in other general and administrative expenses of approximately $5,000.

Occupancy Expense

Occupancy expenses increased to $34,150 for the year ended June 30, 2024 as compared to $28,841 for the year ended June 30, 2023. This increase of approximately $5,000 is primarily attributable to exchange rate movements over the period when compared to the same period in 2023.

Research and Development Expenses

Research and development expenses were increased to $248,102 for the year ended June 30, 2024 as compared to $247,919 for the year ended June 30, 2023, an increase in research and development expenses of approximately $180.

Such research and development expenses are related to the two-year collaboration agreement with University of Jaén, which was executed in October 2020 to provide certain research services to the Company ending on October 2022, relating to the investigation of a fully synthetic recombinant version of PRP. Additionally, on July 27, 2022, the Company entered into another two-year research agreement with the University of Jaén to provide certain research and experiment services to the Company relating to the investigation of the effects of pancreatic proenzymes against the tumor microenvironment.

Interest Expense

Interest expense increased to $665,841 for the year ended June 30, 2024, as compared to $532,821 for the year ended June 30, 2023. Interest expense is primarily comprised of approximately $574,000 of debt discount amortization and accretion of put premium and $79,000 of interest expense from accrual of interest expense and other financing fees for the year ended June 30, 2024. This increase in interest expense of approximately $133,000 is primarily attributable to the increase in amortization of debt discount of approximately $91,000 and increase of approximately $47,000 in accretion of put.

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Derivative Expense

Derivative expense were increased to $141,012 for the year ended June 30, 2024 as compared to $0 for the year ended June 30, 2023. This increase is primarily attributable to the issuance of convertible notes in August 2023, October 2023 and April 2024 to GS Capital which initial value was bifurcated from the embedded conversion option and was recorded as derivative expense.

Change in Fair Value of Derivative Liabilities

Change in fair value of derivative liabilities were increased to a gain of $316,537 for the year ended June 30, 2024 as compared to a loss of $(530,330) for the year ended June 30, 2023. This increase in gain of approximately $847,000 is primarily attributable to the decrease in fair value of the principal amount of convertible notes with bifurcated embedded conversion option derivatives as a result of the decrease in stock prices during the year ended June 30, 2024.

Gain from Settlement of accounts payable

Gain from settlement of accounts payable was $0 for the year ended June 30, 2024 as compared to $17,499 for the year ended June 30, 2023. On August 16, 2022, the Company and a third-party investor relations consultant agreed to settle an outstanding payable of $23,050 in exchange for 2,305,000 warrants to purchase the Company’s common stock at $0.01 per share with an expiry date of August 16, 2025 and fair market value of $5,551. Accordingly, the Company recognized gain from settlement of accounts payable of $17,499 during the year ended June 30, 2023.

Gain on Extinguishment of Debt, net

During the year ended June 30, 2024, convertible notes with principal aggregate amount of convertible notes of $130,800, accrued interest of $8,700 and conversion fees of $3,832 containing bifurcated embedded conversion option derivatives were converted into common stock. Accordingly, the fair market value of the shares issued upon conversion was $352,565, resulting in a loss on extinguishment at the time of conversion of $209,233 and $263,798 of derivative liability fair value was recorded as a gain on extinguishment at the time of conversion, resulting in a net gain of $54,565 which is included in gain on extinguishment of debt in the accompanying consolidated statements of operations.

During the year ended June 30, 2023, the principal aggregate amount of convertible notes of $168,200, accrued interest of $16,632 and conversion fees of $1,838 containing bifurcated embedded conversion option derivatives were converted into common stock. Accordingly, the fair market value of the shares issued upon conversion was $556,272, resulting in a loss on extinguishment at the time of conversion of $369,602 and $352,051 of derivative liability fair value was recorded as a gain on extinguishment at the time of conversion, resulting in a net loss of $17,551 which is included in gain on extinguishment of debt in the accompanying consolidated statements of operations. Additionally, during the year ended June 30, 2023, the Company recognized the remaining put premium of $43,520 related to a convertible note into gain on extinguishment of debt. The holder of such convertible note agreed to surrender all conversion rights in its currently held convertible notes due to violation of Section 15(a)(1) of the Exchange Act, which resulted in a net gain on extinguishment of debt of $25,969 for the year ended June 30, 2023.

Foreign Currency Transaction Gain

Foreign currency transaction gain increased to a gain of $22,080 for the year ended June 30, 2024 as compared to a gain of $5,885 for the year ended June 30, 2023. This increase of approximately $16,000 is partially attributable to the increase in exchange rates during the year ended June 30, 2024.

Net loss

Net loss decreased to $1,820,528 for the year ended June 30, 2024 as compared to a net loss of $2,660,566 for the year ended June 30, 2023. The change relates to the factors discussed above.

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Deemed dividend

The Company recognized the value of the effect of a down round feature related to our Series A warrants when triggered. Upon the occurrence of the triggering event that resulted in a reduction of the strike price, the Company measured the value of the effect of the feature as the difference between the fair value of the warrants without the down round feature or before the strike price reduction and the fair value of the warrants with a strike price corresponding to the reduced strike price upon the down round feature being triggered. Accordingly, the Company recognized deemed dividend of $192,960 and $466,273 during the year ended June 30, 2024 and 2023, respectively, with a corresponding reduction of income available to common stockholders upon the alternate cashless exercise of these warrants during the years ended June 30, 2024 and 2023, respectively.

Net loss available to common stockholders

Net loss available to common stockholders decreased to $2,013,488 for the year ended June 30, 2024 as compared to a net loss available to common stockholders of $3,126,839 for the year ended June 30, 2023. This decrease of approximately $1,067,000 is primarily attributable to the change relates to the factors discussed above.

Liquidity and Capital Resources

Current Financial Condition

As of June 30, 2024, we had total assets of $72,365, comprised primarily of cash of $21,085, GST tax receivable of $2,950, prepaid expenses and other current assets of $1,406, deferred offering cost of $27,117, security deposit of $2,008, and operating lease ROU asset, net of $17,799. As compared to June 30, 2023, we had total assets of $60,328, comprised primarily of cash of $10,047, GST tax receivable of $2,867, prepaid expenses and other current assets of $6,125, property and equipment, net, of $302, operating lease ROU asset, net of $38,988, and security deposit of $1,999.

We had current liabilities of $3,792,782, primarily comprised of net convertible debt of $399,325, accounts payable and accrued expenses of $2,100,137, employee benefit liability of $639,371, loans payable of $145,091, loans payable – related party of $71,629, note payable, net of $204,694 and embedded conversion option liabilities of $133,886 as of June 30, 2024. As compared to June 30, 2023, we had current liabilities of $3,158,229, primarily comprised of net convertible debt of $390,539, loans payable of $65,280, accounts payable and accrued expenses of $1,546,425, employee benefit liability of $587,618, and embedded conversion option liabilities of $423,209.

We have funded our operations primarily through the issuance of equity and/or convertible securities for cash. The cash was used primarily for payments for research and development, administration expenses, occupancy expenses, professional fees, consultants and travel.

During the year ended June 30, 2024 we received proceeds from issuance of note of $190,000, proceeds from issuance of convertible notes of $567,050, proceeds from sale of common stock of $23,057, and total proceeds from issuance of loans payable including from a related party of $304,696.

We have substantial capital resource requirements and have incurred significant losses since inception. As of June 30, 2024, we had $21,085 in cash. We depend upon debt and/or equity financing to fund our ongoing operations and to execute our current business plan. Such capital requirements are in excess of what we have in available cash and for which we currently have commitments. Therefore, we presently do not have enough available cash to meet our obligations over the next 12 months. If continued funding and capital resources are unavailable at reasonable terms, we may curtail our plan of operations. We will be required to obtain alternative or additional financing from financial institutions, investors or otherwise, in order to maintain and expand our existing operations. The failure by us to obtain such financing would have a material adverse effect upon our business, financial condition and results of operations, and adversely affecting our ability to complete ongoing activities in connection with our research and development programs.

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Sources and Uses of Cash

	For the years ended June 30,
	2024	2023
Net cash used in operating activities	$(935,118)	$(1,105,251)
Net cash provided by financing activities	$941,894	$1,113,719
Effect of exchange rate changes on cash	$4,262	$(2,488)

Net Cash Flow from Operating Activities

Net cash used in operating activities was $935,118, for the year ended June 30, 2024, due to our net loss of $1,820,528 offset primarily by non-cash charges of amortization of debt discount of $294,005, non-cash interest expense of $3,832, accretion of put premium of $279,711, derivative expense of $141,012, addback change in fair value of derivatives of $316,537, foreign currency transaction gain of $22,080, and gain from extinguishment of debt of $54,565. Net changes in operating assets and liabilities totaled $538,376, which is primarily attributable to increase accrued interest of $78,733, increase in accounts payable of $242,408, and increase in accrued expenses and other payables of $209,962.

Net cash used in operating activities was $1,105,251 for the year ended June 30, 2023, due to our net loss of $2,660,566 offset primarily by non-cash charges of amortization of debt discount of $202,952, total stock-based compensation of $141,356, non-cash interest expense of $1,838, accretion of put premium of $232,674, change in fair value of derivatives of $530,330, foreign currency transaction gain of $5,885, and $25,969 gain on extinguishment of debt. Net changes in operating assets and liabilities totaled $472,587, which is primarily attributable to increase in accounts payable of $80,975, increase in accrued expenses and other payables of $130,511, employee benefit liability of $186,912, and accrued interest of $92,474.

Net Cash Flow from Financing Activities

Net cash provided by financing activities for the year ended June 30, 2024 were $941,894 as compared to $1,113,719 for the year ended June 30, 2023. During the year ended June 30, 2024 we received net proceeds from issuance of convertible notes of $567,050, proceeds from issuance of note of $190,000, total proceeds from issuance of loans including from a related party of $304,696, proceeds from the sale of shares of our common stock of $23,057 offset by repayment of convertible note of $142,909.

Net cash provided by financing activities for the year ended June 30, 2023 was $1,113,719. During the year ended June 30, 2023 we received proceeds from the exercise of warrants of $475,000, proceeds from sale of common stock of $24,711, collections of subscription receivables of $23,758 and proceeds from issuance of convertible notes of $590,250.

Effect of Exchange Rate

The effect of the exchange rate on cash resulted in a $4,262 positive adjustment to cash flows in the year ended June 30, 2024 as compared to a $2,488 negative adjustment to cash flows in the year ended June 30, 2023. The reason for the fluctuation is due to the application of currency translation rates throughout the cash flow statement, the volume of transactions within each period and the daily fluctuation in exchange rates.

Critical Accounting Estimates

Below is a discussion of our more subjective accounting estimation processes for purposes of explaining (i) the methodology used in calculating the estimates, (ii) the inherent uncertainties pertaining to such estimates, and (iii) the possible effects of a significant variance in actual experience, from that of the estimate, on our financial condition. Estimates involve numerous assumptions that, if incorrect, could create a material adverse impact on the Company’s results of operations and financial condition.

Reference is frequently made herein to the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”). This is the source of authoritative US GAAP recognized by the FASB to be applied to non-governmental entities. Each ASC reference in this filing is presented with a three-digit number, which represents its Topic. As necessary for explanation and as applicable, an ASC topic may be followed with a two-digit subtopic, a two-digit section or a two-or-three-digit paragraph.

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Derivative Instruments: ASC 815, “Derivatives and Hedging,” establishes accounting and reporting standards for derivative instruments and for hedging activities by requiring that all derivatives be recognized in the balance sheet and measured at fair value. Gains or losses resulting from changes in the fair value of derivatives are recognized in earnings. On the date of conversion, or payoff, of debt, we record the fair value of the conversion shares, remove the fair value of the related derivative liability, remove any discounts and record a net gain or loss on debt extinguishment.

Recent Accounting Pronouncements

Please see section captioned “Recent Accounting Pronouncements” in Note 1 to our consolidated financial statements included in this Report for a discussion of recently issued and adopted accounting pronouncements.

Going Concern Qualification

The accompanying consolidated financial statements have been prepared in conformity with US GAAP, which contemplate continuation of the Company as a going concern. For the fiscal year ended June 30, 2024, the Company had no revenues, had a net loss of $1,820,528 and had net cash used in operations of $935,118. Additionally, as of June 30, 2024, the Company had a working capital deficit, stockholders’ deficit and accumulated deficit of $3,767,341, $3,779,059, and $66,698,220, respectively.

Our independent registered public accounting firm has included a “Going Concern Qualification” in their audit report for each of the fiscal years ended June 30, 2024 and 2023. In addition, we have negative working capital and convertible debt that is past maturity that we are currently negotiating with lenders in order to amend the maturity dates. The foregoing raises substantial doubt about our ability to continue as a going concern for a period of 12 months from the issue date of this report. Our ability to continue as a going concern is dependent on our ability to execute our strategy and on our ability to raise additional funds and/or to consummate a public offering. Management is currently seeking additional funds, primarily through the issuance of equity and/or debt securities for cash to operate our business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case of equity and/or convertible debt financing. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The “Going Concern Qualification” might make it substantially more difficult to raise capital.

Successful completion of the Company’s development program and, ultimately, the attainment of profitable operations are dependent upon future events, including obtaining adequate financing to fulfill its development activities, acceptance of the Company’s patent applications, obtaining additional sources of suitable and adequate financing and ultimately achieving a level of sales adequate to support the Company’s cost structure and business plan. The Company’s ability to continue as a going concern is also dependent on its ability to further develop and execute on its business plan. However, there can be no assurances that any or all of these endeavors will be successful.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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BUSINESS

Overview

We are a biopharmaceutical company developing a novel approach to prevent recurrence and metastasis from solid tumors by using pancreatic proenzymes that target and eradicate cancer stem cells in patients suffering from pancreatic, ovarian and colorectal cancers. Our novel proenzyme therapy is based on the science that enzymes stimulate biological reactions in the body, especially enzymes secreted by the pancreas. These pancreatic enzymes could represent the body’s primary defense against cancer.

Our lead product candidate, PRP, is a variation upon our novel formulation and involves proenzymes, the inactive precursors of enzymes. As a result of positive early indications of the anti-cancer effects of our technology, we have conducted successful pre-clinical studies on PRP and also commenced preparation for a clinical study in advanced cancer patients. Subject to us receiving sufficient financing, we plan to begin our Investigational Medicinal Product Dossier, study proposal and Investigator’s Brochure. Our plan is to then commence our study preparation process with the contract research organization (“CRO”), analytical lab and trial site(s) selection and to begin our clinical trial application for PRP (“CTA”) compilation and complete the CTA compilation and submit the CTA We then plan to begin the preparation of logistics and trial site initiation visits. Subject to raising additional sufficient capital, we subsequently plan to commence a First-In-Human (“FIH”), Phase Ib study in patients with advanced solid tumors, evaluating the safety, pharmacokinetics and anti-tumor efficacy of PRP, which study we hope to complete within twelve months thereafter. We intend to develop our PRP to treat early-stage cancer and pre-cancerous diseases and as a preventative measure for patients at risk of developing cancer based on genetic screening.

PRP is an intravenous injection proenzyme treatment designed as a therapeutic option in cancer treatment and prevention. PRP is a combination of the pancreatic proenzymes, trypsinogen and chymotrypsinogen. PRP produces multiple effects on cancerous cells intended to inhibit tumor growth and potentially stop a tumor from spreading through the body.

We received notification from the U.S. Food and Drug Administration (“FDA”) in June 2017 that PRP had been conferred Orphan Drug Designation for the treatment of pancreatic cancer. This special status is granted when a rare disease or condition is implicated, and a potential treatment qualifies under the Orphan Drug Act and applicable FDA regulations.

We received a Certificate for Advance Overseas Finding from the Board of Innovation and Science Australia to receive an up to a 43.5% “cash back” benefit from overseas research and development (“R&D”) expenses. The finding relates to the planned Phase Ib clinical trial – Multiple Ascending Dose Studies of proteolytic proenzymes for the treatment of advanced cancer patients suffering from solid tumors planned to be conducted at the Peter MacCallum Cancer Centre, Melbourne, Australia. Overseas activities to be undertaken include the development of an analytical assay for the quantification of active pharmaceutical ingredients (“API”) in PRP and its manufacture of the finished product for the Phase Ib clinical trial.

Our POP1 joint research and drug discovery program (“POP1 Program”) is designed to produce a backup clinical compound to PRP. With the aim of producing large quantities of trypsinogen and chymotrypsinogen for commercial use, exhibiting minimal variation between lots and without sourcing the proenzymes from animals, we are undertaking a research project in collaboration with the universities of Jaén and Granada. We entered into a second two-year joint research and collaboration agreement with the University of Jaén, which is undertaking the research activities for the POP1 Program.

Competition

The biotechnology and pharmaceutical industries are characterized by continuing technological advancement and significant competition. While we believe that our technology platforms, product candidates, know-how, experience and scientific resources provide us with competitive advantages, we face competition from major pharmaceutical and biotechnology companies, academic institutions, governmental agencies and public and private research institutions, among others. Any product candidates that we successfully develop and commercialize will compete with existing therapies and new therapies that may become available in the future. Key product features that would affect our ability to effectively compete with other therapeutics include the efficacy, safety and convenience of our products. The level of generic competition and the availability of reimbursement from government and other third-party payers will also significantly impact the pricing and competitiveness of our products. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market.

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Many of our competitors have significantly greater financial resources and expertise in R&D, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

Corporate History

Propanc Biopharma, Inc. (the “Company,” “we,” “us” or “our”) is based in Camberwell, Victoria Australia. Since its inception, substantially all of the operations of the Company have been focused on the development of new cancer treatments targeting high-risk patients, particularly cancer survivors, who need a follow-up, non-toxic, long-term therapy designed to prevent the cancer from returning and spreading. The Company anticipates establishing global markets for its technologies. Our lead product candidate, which we refer to as PRP, is an enhanced pro-enzyme formulation designed to enhance the anti-cancer effects of multiple enzymes acting synergistically. It is currently in the preclinical phase of development.

The Company was originally formed in Melbourne, Victoria, Australia on October 15, 2007 as Propanc PTY LTD. On November 23, 2010, Propanc Health Group Corporation was incorporated in the State of Delaware, and in January 2011, to reorganize the Company, all of the outstanding shares of Propanc PTY LTD were acquired on a one-for-one basis by Propanc Health Group Corporation, with Propanc PTY LTD becoming a wholly-owned subsidiary of the Company.

On July 22, 2016, the Company formed another wholly-owned subsidiary, Propanc (UK) Limited under the laws of England and Wales for the purpose of submitting an orphan drug application to the European Medicines Agency as a small and medium-sized enterprise. As of June 30, 2023, there has been no activity within this entity.

Effective April 20, 2017, the Company changed its name to “Propanc Biopharma, Inc.” to reflect the Company’s stage of operations and development better.

In July 2020, a world-first patent was granted in Australia for the cancer treatment method patent family. Presently, there are 62 granted, allowed, or accepted patents and 14 patents filed, or under examination in key global jurisdictions relating to the use of proenzymes against solid tumors, covering the lead product candidate PRP.

On May 1, 2023, the Company filed a certificate of amendment to its certificate of incorporation, as amended, to effect a one-for-one thousand (1:1,000) Reverse Stock Split (the “May 2023 Reverse Stock Split”), effective as of May 1, 2023. Proportional adjustments for the Reverse Stock Split were made to the Company’s outstanding stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the consolidated financial statements to reflect the May 2023 Reverse Stock Split.

On January 17, 2025, the Company filed a certificate of amendment to its certificate of incorporation, as amended, to effect a one-for-sixty one thousand (1:60,000) Reverse Stock Split (the “January 2025 Reverse Stock Split”), effective as of January 17, 2025. Proportional adjustments for the January 2025 Reverse Stock Split were made to the Company’s outstanding stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the consolidated financial statements to reflect the January 2025 Reverse Stock Split.

The Company hopes to capture and protect additional patentable subject matter based on the Company’s field of technology relating to pharmaceutical compositions of proenzymes for treating cancer by filing additional patent applications as it advances its lead product candidate, PRP, through various stages of development.

Intellectual Property

The Company has filed multiple patent applications relating to PRP. The Company’s lead patent application has been granted and remains in force in the U.S., Belgium, Czech Republic, Denmark, France, Germany, Ireland, Italy, the Netherlands, Portugal, Spain, Sweden, Switzerland, Liechtenstein, Turkey, the UK, Australia, China, Japan, Indonesia, Israel, New Zealand, Singapore, Malaysia, South Africa, Mexico, the Republic of Korea, India, Brazil and Canada.

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In 2016 and early 2017, we filed three applications under the Patent Cooperation Treaty (the “PCT”). The PCT assists applicants in seeking patent protection by filing one international patent application under the PCT; thus, applicants can simultaneously seek protection for an invention in over 150 countries. Once filed, the application is placed under the control of the national or regional patent offices, as applicable, in what is called the national phase. One of the PCT applications filed in November 2016 entered national phase in July 2018 and another PCT application entered national phase in August 2018. A third PCT application entered national phase in October 2018.

As of April 23, 2025, we have 84 granted, allowed, or accepted patents and 6 patent applications filed, or under examination in key global jurisdictions, relating to the use of proenzymes against solid tumors, covering PRP.

Further patent applications are expected to be filed to capture and protect additional patentable subject matter based on the Company’s field of technology relating to pharmaceutical compositions of proenzymes for treating cancer.

A list of the Company’s patents are as follows:

FPA Ref	Country	Official No.	Title	Case Status	Family
M50096550	Australia	2010310887	A pharmaceutical composition for treating cancer comprising trypsinogen and/or chymotrypsinogen and an active agent selected from a selenium compound, a vanilloid compound and a cytoplasmic glycolysis reduction agent	Granted	2009905147
M50096566	Brazil	BR112012009521-8	A pharmaceutical composition and use of chymotrypsinogen or tripsinogen	Granted	2009905147
M50177545	China	ZL201710885368.4	A pharmaceutical composition for treating cancer comprising trypsinogen and chymotrypsinogen	Granted	2009905147
M50096689	China	ZL201080054056.5	A pharmaceutical composition for treating cancer comprising trypsinogen and/or chymotrypsinogen and an active agent selected from a selenium compound, a vanilloid compound and a cytoplasmic glycolysis reduction agent	Granted	2009905147
M50096571	Canada	2814958	A pharmaceutical composition for treating cancer comprising trypsinogen and/or chymotrypsinogen and an active agent selected from a selenium compound, a vanilloid compound and a cytoplasmic glycolysis reduction agent	Granted	2009905147
M50136138	European Patent Convention	3095458	Pharmaceutical composition for treating cancer comprising trypsinogen and chymotrypsinogen	Validated in designated states	2009905147

52

FPA Ref	Country	Official No.	Title	Case Status	Family
MBE3095458	Belgium	3095458	Pharmaceutical composition for treating cancer comprising trypsinogen and chymotrypsinogen	Granted	2009905147
MCHL3095458	Switzerland & Liechtenstein	3095458	Pharmaceutical composition for treating cancer comprising trypsinogen and chymotrypsinogen	Granted	2009905147
MCZ3095458	Czech Republic	3095458	Pharmaceutical composition for treating cancer comprising trypsinogen and chymotrypsinogen	Granted	2009905147
MDE3095458	Germany	3095458	Pharmaceutical composition for treating cancer comprising trypsinogen and chymotrypsinogen	Granted	2009905147
MDK3095458	Denmark	3095458	Pharmaceutical composition for treating cancer comprising trypsinogen and chymotrypsinogen	Granted	2009905147
MES3095458	Spain	ES3095458	Pharmaceutical composition for treating cancer comprising trypsinogen and chymotrypsinogen	Granted	2009905147
MFR3095458	France	3095458	Pharmaceutical composition for treating cancer comprising trypsinogen and chymotrypsinogen	Granted	2009905147
MGB3095458	United Kingdom	3095458	Pharmaceutical composition for treating cancer comprising trypsinogen and chymotrypsinogen	Granted	2009905147
MIE3095458	Ireland	3095458	Pharmaceutical composition for treating cancer comprising trypsinogen and chymotrypsinogen	Granted	2009905147
MIT3095458	Italy	3095458	Pharmaceutical composition for treating cancer comprising trypsinogen and chymotrypsinogen	Granted	2009905147
MNL3095458	Netherlands	3095458	Pharmaceutical composition for treating cancer comprising trypsinogen and chymotrypsinogen	Granted	2009905147
MPT3095458	Portugal	3095458	Pharmaceutical composition for treating cancer comprising trypsinogen and chymotrypsinogen	Granted	2009905147
MSE3095458	Sweden	3095458	Pharmaceutical composition for treating cancer comprising trypsinogen and chymotrypsinogen	Granted	2009905147
MTR3095458	Turkey	TR3095458	Pharmaceutical composition for treating cancer comprising trypsinogen and chymotrypsinogen	Granted	2009905147
M50185011	Hong Kong	HK1249017	A pharmaceutical composition for treating cancer comprising trypsinogen and chymotrypsinogen	Granted	2009905147
M50154552	Hong Kong	HK1228730	Pharmaceutical composition for treating cancer comprising trypsinogen and chymotrypsinogen	Granted	2009905147
M50096605	India	303918	A pharmaceutical composition comprising trypsinogen and chymotrypsinogen	Granted	2009905147
M50096610	Indonesia	IDP000043024	A pharmaceutical composition for treating cancer comprising trypsinogen and/or chymotrypsinogen and an active agent selected from a selenium compound, a vanilloid compound and a cytoplasmic glycolysis reduction agent	Granted	2009905147

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FPA Ref	Country	Official No.	Title	Case Status	Family
M50096626	Israel	219216	Pharmaceutical composition for treating cancer comprising trypsinogen and/or chymotrypsinogen and an active agent selected from a selenium compound, a vanilloid compound and a cytoplasmic glycolysis reduction agent	Granted	2009905147
M50096631	Japan	5871805	A pharmaceutical composition for treating cancer comprising trypsinogen and/or chymotrypsinogen and an active agent selected from a selenium compound, a vanilloid compound and a cytoplasmic glycolysis reduction agent	Granted	2009905147
M50096647	Malaysia	MY-166634-A	A pharmaceutical composition for treating cancer comprising trypsinogen and/or chymotrypsinogen and an active agent selected from a selenium compound, a vanilloid compound and a cytoplasmic glycolysis reduction agent	Granted	2009905147
M50096652	Mexico	355971	A pharmaceutical composition for treating cancer comprising trypsinogen and/or chymotrypsinogen and an active agent selected from a selenium compound, a vanilloid compound and a cytoplasmic glycolysis reduction agent	Granted	2009905147
M50175059	Mexico	MX/a/2017/009455	A pharmaceutical composition for treating cancer comprising trypsinogen and/or chymotrypsinogen and an active agent selected from a selenium compound, a vanilloid compound and a cytoplasmic glycolysis reduction agent	Application accepted	2009905147
M50096668	New Zealand	599996	A pharmaceutical composition for treating cancer comprising trypsinogen and/or chymotrypsinogen and an active agent selected from a selenium compound, a vanilloid compound and a cytoplasmic glycolysis reduction agent	Granted	2009905147
M50096694	Republic of Korea	10-1936439	A pharmaceutical composition for treating cancer comprising trypsinogen and/or chymotrypsinogen and an active agent selected from a selenium compound, a vanilloid compound and a cytoplasmic glycolysis reduction agent	Granted	2009905147
M50096728	Singapore	1020140665IP	A pharmaceutical composition for treating cancer comprising trypsinogen and/or chymotrypsinogen and an active agent selected from a selenium compound, a vanilloid compound and a cytoplasmic glycolysis reduction agent	Granted	2009905147
M50096749	South Africa	2012/03689	A pharmaceutical composition for treating cancer comprising trypsinogen and/or chymotrypsinogen and an active agent selected from a selenium compound, a vanilloid compound and a cytoplasmic glycolysis reduction agent	Granted	2009905147
M50096775	United States of America	9636359	Pharmaceutical composition for treating cancer comprising trypsinogen and/or chymotrypsinogen and an active agent selected from a selenium compound, a vanilloid compound and a cytoplasmic glycolysis reduction agent	Granted	2009905147
M50158751	United States of America	10350239	Pharmaceutical composition for treating cancer comprising trypsinogen and/or chymotrypsinogen and an active agent selected from a selenium compound, a vanilloid compound and a cytoplasmic glycolysis reduction agent	Granted	2009905147
M53188747	United States of America	17/862120	Pharmaceutical composition for treating cancer comprising trypsinogen and/or chymotrypsinogen and an active agent selected from a selenium compound, a vanilloid compound and a cytoplasmic glycolysis reduction agent	Abandoned by client (D)	2009905147
M50206824	Australia	2016353539	Proenzyme composition	Granted	2015904678

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FPA Ref	Country	Official No.	Title	Case Status	Family
M50206845	Canada	3003835	Proenzyme composition	Application accepted	2015904678
M50206871	China	201680070907.2	Proenzyme composition	Under examination	2015904678
M50206887	European Patent Convention	3373956	Proenzyme composition	Validated in designated states	2015904678
MBE3373956	Belgium	BE3373956	Proenzyme composition	Granted	2015904678
MCHL3373956	Switzerland & Liechtenstein	CHL3373956	Proenzyme composition	Granted	2015904678
MCZ3373956	Czech Republic	CZ3373956	Proenzyme composition	Granted	2015904678
MDE3373956	Germany	DE3373956	Proenzyme composition	Granted	2015904678
MDK3373956	Denmark	DK3373956	Proenzyme composition	Granted	2015904678
MES3373956	Spain	ES3373956	Proenzyme composition	Granted	2015904678
MFR3373956	France	FR3373956	Proenzyme composition	Granted	2015904678
MGB3373956	United Kingdom	GB3373956	Proenzyme composition	Granted	2015904678
MIE3373956	Ireland	IE3373956	Proenzyme composition	Granted	2015904678
MIT3373956	Italy	IT3373956	Proenzyme composition	Granted	2015904678
MNL3373956	Netherlands	NL3373956	Proenzyme composition	Granted	2015904678
MSE3373956	Sweden	SE3373956	Proenzyme composition	Granted	2015904678
M53020319	Hong Kong	19101905.1	Proenzyme composition	Application filed	2015904678
M50206905	Indonesia	IDP000075710	Proenzyme composition	Granted	2015904678
M50206910	Israel	259259	Proenzyme composition	Granted	2015904678
M50206926	Japan	7479119	Proenzyme composition	Granted	2015904678
M50206931	Malaysia	MY-196737-A	Proenzyme composition	Granted	2015904678
M50206947	New Zealand	742020	Proenzyme composition	Granted	2015904678
M50206952	Singapore	11201803531X	Proenzyme composition	Granted	2015904678
M50206968	South Africa	2018/03855	Proenzyme composition	Application accepted	2015904678
M50206973	United States of America	15/775375	Proenzyme composition	Under examination	2015904678
M50215370	Australia	2017212151	Cancer treatment	Granted	201630112
M50215386	Canada	3012398	Cancer treatment	Under examination	201630112
M50215404	European Patent Convention	3407909	Cancer treatment	Validated in designated states	201630112
MBE3407909	Belgium	BE3407909	Cancer treatment	Granted	201630112
MCHL3407909	Switzerland & Liechtenstein	CHL3407909	Cancer treatment	Granted	201630112
MDE3407909	Germany	DE3407909	Cancer treatment	Granted	201630112
MDK3407909	Denmark	DK3407909	Cancer treatment	Granted	201630112
MES3407909	Spain	ES3407909	Cancer treatment	Granted	201630112
MFR3407909	France	FR3407909	Cancer treatment	Granted	201630112
MGB3407909	United Kingdom	GB3407909	Cancer treatment	Granted	201630112
MIE3407909	Ireland	IE3407909	Cancer treatment	Granted	201630112
MIT3407909	Italy	IT3407909	Cancer treatment	Granted	201630112
MLU3407909	Luxembourg	LU3407909	Cancer treatment	Granted	201630112
MMC3407909	Monaco	MC3407909	Cancer treatment	Granted	201630112
MNL3407909	Netherlands	NL3407909	Cancer treatment	Granted	201630112
MSE3407909	Sweden	SE3407909	Cancer treatment	Granted	201630112
M50215425	Israel	260814	Chymotrypsinogen and trypsinogen in cancer treatment	Granted	201630112
M50215430	Japan	7058604	Cancer treatment	Granted	201630112
M50215446	Malaysia	MY-198500-A	Cancer treatment	Granted	201630112
M50215451	New Zealand	744845	Cancer treatment	Granted	201630112
M50215467	Singapore	11201806318U	Cancer treatment	Granted	201630112
M50215472	United States of America	11376313	Cancer treatment	Granted	201630112
M53003341	Australia	2017250010	Composition of proenzymes for cancer treatment	Abandoned by client (D)	62/321370
M53003354	China	201780021479.9	Composition of proenzymes for cancer treatment	Under examination	62/321370

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FPA Ref	Country	Official No.	Title	Case Status	Family
M53003367	European Patent Convention	3442564	Composition of proenzymes for cancer treatment	Validated in designated states	62/321370
MBE3442564	Belgium	BE3442564	Composition of proenzymes for cancer treatment	Granted	62/321370
MCHL3442564	Switzerland & Liechtenstein	CHL3442564	Composition of proenzymes for cancer treatment	Granted	62/321370
MDE3442564	Germany	DE3442564	Composition of proenzymes for cancer treatment	Granted	62/321370
MFR3442564	France	FR3442564	Composition of proenzymes for cancer treatment	Granted	62/321370
MGB3442564	United Kingdom	GB3442564	Composition of proenzymes for cancer treatment	Granted	62/321370
MIE3442564	Ireland	IE3442564	Composition of proenzymes for cancer treatment	Granted	62/321370
MLU3442564	Luxembourg	LU3442564	Composition of proenzymes for cancer treatment	Granted	62/321370
MMC3442564	Monaco	MC3442564	Composition of proenzymes for cancer treatment	Granted	62/321370
M53008151	Hong Kong	19126275.7	Composition of proenzymes for cancer treatment	Application filed	62/321370
M53003380	Japan	7004665	Composition of proenzymes for cancer treatment	Granted	62/321370
M53003393	United States of America	16/094846	Composition of proenzymes for cancer treatment	Abandoned by client (D)	62/321370

Properties

Our principal executive office is located at 302, 6 Butler Street, Camberwell, VIC, 3124, Australia, which we lease from Horizon Pty Ltd., a related party, of which Mr. Nathanielsz and his wife, Sylvia Nathanielsz, are owners and directors. On May 4, 2022, the Company entered into a three-year lease agreement with North Horizon Pty Ltd. for a monthly rent of $3,000 AUD ($2,176 USD), depending on exchange rate, per month plus taxes.

Employees and Human Capital

As of April 23, 2025, we have one full-time and one part-time employee. In addition to our employees, we engage key consultants and utilize the services of independent contractors to perform various services on our behalf. Some of our executive officers and directors are engaged in outside business activities that we do not believe conflict with our business. Over time, we may be required to hire additional employees or engage independent contractors to execute various projects that are necessary to grow and develop our business. These decisions will be made by our officers and directors, if and when appropriate.

Government Regulation

United States

Government oversight of the pharmaceutical industry is usually classified into pre-approval and post-approval categories. Most of the therapeutically significant innovative products marketed today are the subject of New Drug Applications (“NDA”). Preapproval activities, based on these detailed applications, are used to assure the product is safe and effective before marketing. In the United States, The Center for Drug Evaluation and Research (“CDER”), is the FDA organization responsible for over-the-counter and prescription drugs, including most biological therapeutics, and generic drugs.

Before approval, the FDA may inspect and audit the development facilities, planned production facilities, clinical trials, institutional review boards and laboratory facilities in which the product was tested in animals. After the product is approved and marketed, the FDA uses different mechanisms for assuring that firms adhere to the terms and conditions of approval described in the application and that the product is manufactured in a consistent and controlled manner. This is done by periodic unannounced inspections of production and quality control facilities by FDA’s field investigators and analysts.

Federal Food, Drug and Cosmetic Act and Public Health Service Act

Prescription drug and biologic products are subject to extensive pre- and post-market regulation by the FDA, including regulations that govern the testing, manufacturing, safety, efficacy, labelling, storage, record keeping, advertising and promotion of such products under the Federal Food, Drug and Cosmetic Act, the Public Health Service Act, and their implementing regulations. The process of obtaining FDA approval and achieving and maintaining compliance with applicable laws and regulations requires the expenditure of substantial time and financial resources. Failure to comply with applicable FDA or other requirements may result in refusal to approve pending applications, a clinical hold, warning letters, civil or criminal penalties, recall or seizure of products, partial or total suspension of production or withdrawal of the product from the market. FDA approval is required before any new drug or biologic, including a new use of a previously approved drug, can be marketed in the United States. All applications for FDA approval must contain, among other things, information relating to safety and efficacy, stability, manufacturing, processing, packaging, labelling and quality control.

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New Drug Applications

The FDA’s NDA approval process generally involves:

●	completion of preclinical laboratory and animal testing in compliance with the FDA’s good laboratory practice (“GLP”), regulations;

●	submission to the FDA of an investigational new drug (“IND”) application for human clinical testing, which must become effective before human clinical trials may begin in the United States;

●	performance of adequate and well-controlled human clinical trials to establish the safety, purity and potency of the proposed product for each intended use;

●	satisfactory completion of an FDA pre-approval inspection of the facility or facilities at which the product is manufactured to assess compliance with the FDA’s CGMP regulations; and

●	submission to and approval by the FDA of an NDA.

The preclinical and clinical testing and approval process requires substantial time, effort and financial resources, and we cannot guarantee that any approvals for our product candidates will be granted on a timely basis, if at all. Preclinical tests include laboratory evaluation of toxicity and immunogenicity in animals. The results of preclinical tests, together with manufacturing information and analytical data, are submitted as part of an IND application to the FDA. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA raises concerns or questions about the conduct of the clinical trial, including concerns that human research subjects will be exposed to unreasonable health risks. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before clinical trials can begin. Our submission of an IND may not result in FDA authorization to commence clinical trials. A separate submission to an existing IND must also be made for each successive clinical trial conducted during product development. Further, an independent institutional review board (“IRB”) covering each medical center proposing to conduct clinical trials must review and approve the plan for any clinical trial before it commences at that center and it must monitor the study until completed. The FDA, the IRB or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk. Clinical testing also must satisfy extensive “good clinical practice” (“GCP”) regulations, which include requirements that all research subjects provide informed consent and that all clinical studies be conducted under the supervision of one or more qualified investigators.

For purposes of an NDA submission and approval, human clinical trials are typically conducted in the following sequential phases, which may overlap:

●	Phase I: Initially conducted in a limited population to test the product candidate for safety and dose tolerance;

●	Phase II: Generally conducted in a limited patient population to identify possible adverse effects and safety risks, to determine the initial efficacy of the product for specific targeted indications and to determine optimal dosage. A Phase IIa trial is a non-pivotal, exploratory study that assesses biological activity as its primary endpoint. A Phase IIb trial is designed as a definite dose finding study with efficacy as the primary endpoint. Multiple Phase II clinical trials may be conducted by the sponsor to obtain information prior to beginning larger and more extensive Phase III clinical trials;

●	Phase III: Commonly referred to as pivotal studies. When Phase II evaluations demonstrate that a dose range of the product is effective and has an acceptable safety profile, Phase III clinical trials are undertaken in large patient populations to further evaluate dosage, to provide substantial evidence of clinical efficacy and to further test for safety in an expanded and diverse patient population at multiple, geographically-dispersed clinical trial sites. Generally, replicate evidence of safety and effectiveness needs to be demonstrated in two adequate and well-controlled Phase III clinical trials of a product candidate for a specific indication. These studies are intended to establish the overall risk/benefit ratio of the product and provide adequate basis for product labelling; and

●	Phase IV: In some cases, the FDA may condition approval of an NDA on the sponsor’s agreement to conduct additional clinical trials to further assess the product’s safety, purity and potency after NDA approval. Such post-approval trials are typically referred to as Phase IV clinical trials.

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Progress reports detailing the results of the clinical studies must be submitted at least annually to the FDA and safety reports must be submitted to the FDA and the investigators for serious and unexpected adverse events. Concurrent with clinical studies, sponsors usually complete additional animal studies and must also develop additional information about the product and finalize a process for manufacturing the product in commercial quantities in accordance with CGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other things, the manufacturer must develop methods for testing the identity, strength, quality and purity of the final product. Moreover, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life.

The results of product development, preclinical studies and clinical trials, along with the aforementioned manufacturing information, are submitted to the FDA as part of an NDA. NDAs must also contain extensive manufacturing information. Under the Prescription Drug User Fee Act, the FDA agrees to specific goals for NDA review time through a two-tiered classification system, Standard Review and Priority Review. Standard Review is applied to products that offer at most, only minor improvement over existing marketed therapies. Standard Review NDAs have a goal of being completed within a ten-month timeframe, although a review can take significantly longer. A Priority Review designation is given to products that offer major advances in treatment, or provide a treatment where no adequate therapy exists. A Priority Review takes the FDA six months to review an NDA. It is likely that our product candidates will be granted Standard Reviews. The review process is often significantly extended by FDA requests for additional information or clarification. The FDA may refer the application to an advisory committee for review, evaluation and recommendation as to whether the application should be approved. The FDA is not bound by the recommendation of an advisory committee, but it generally follows such recommendations.

The FDA may deny approval of an NDA if the applicable regulatory criteria are not satisfied, or it may require additional clinical data or additional pivotal Phase III clinical trials. Even if such data is submitted, the FDA may ultimately decide that the NDA does not satisfy the criteria for approval. Data from clinical trials is not always conclusive and the FDA may interpret data differently than we do. Once issued, product approval may be withdrawn by the FDA if ongoing regulatory requirements are not met or if safety problems occur after the product reaches the market. In addition, the FDA may require testing, including Phase IV clinical trials, risk evaluation and mitigation strategies, and surveillance programs to monitor the effect of approved products that have been commercialized, and the FDA has the power to prevent or limit further marketing of a product based on the results of these post-marketing programs. Products may be marketed only for the approved indications and in accordance with the provisions of the approved label. Further, if there are any modifications to the drug, including changes in indications, labelling or manufacturing processes or facilities, approval of a new or supplemental NDA may be required, which may involve conducting additional preclinical studies and clinical trials.

Other U.S. Regulatory Requirements

After approval, products are subject to extensive continuing regulation by the FDA, which include company obligations to manufacture products in accordance with GMP, maintain and provide to the FDA updated safety and efficacy information, report adverse experiences with the product, keep certain records, submit periodic reports, obtain FDA approval of certain manufacturing or labeling changes and comply with FDA promotion and advertising requirements and restrictions. Failure to meet these obligations can result in various adverse consequences, both voluntary and FDA-imposed, including product recalls, withdrawal of approval, restrictions on marketing and the imposition of civil fines and criminal penalties. In addition, later discovery of previously unknown safety or efficacy issues may result in restrictions on the product, manufacturer or NDA holder.

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Propanc, and any manufacturers of our products, are required to comply with applicable FDA manufacturing requirements contained in the FDA’s GMP regulations. GMP regulations require, among other things, quality control and quality assurance as well as the corresponding maintenance of records and documentation. The manufacturing facilities for our products must meet GMP requirements to the satisfaction of the FDA pursuant to a pre-approval inspection before Propanc can use them to manufacture products. Propanc and any third-party manufacturers are also subject to periodic inspections of facilities by the FDA and other authorities, including procedures and operations used in the testing and manufacture of our products to assess our compliance with applicable regulations.

With respect to post-market product advertising and promotion, the FDA imposes complex regulations on entities that advertise and promote pharmaceuticals, which include, among others, standards for direct-to-consumer advertising, promoting products for uses or in patient populations that are not described in the product’s approved labeling (known as “off-label use”), industry-sponsored scientific and educational activities and promotional activities involving the Internet. Failure to comply with FDA requirements can have negative consequences, including adverse publicity, enforcement letters from the FDA, mandated corrective advertising or communications with doctors and civil or criminal penalties. Although physicians may prescribe legally available drugs for off-label uses, manufacturers may not market or promote such off-label uses.

Changes to some of the conditions established in an approved application, including changes in indications, labeling, or manufacturing processes or facilities, require submission and FDA approval of a new NDA or NDA supplement before the change can be implemented. An NDA supplement for a new indication typically requires clinical data similar to that in the original application, and the FDA uses the same procedures and actions in reviewing NDA supplements as it does in reviewing an NDA.

Adverse event reporting and submission of periodic reports is required following FDA approval of an NDA. The FDA also may require post-marketing testing, known as Phase IV testing, risk mitigation strategies and surveillance to monitor the effects of an approved product or to place conditions on an approval that could restrict the distribution or use of the product.

In June 2017, we were notified by the FDA that PRP had been granted orphan drug designation for the treatment of pancreatic cancer. Orphan drug designation may be granted by the FDA when a rare disease or condition is implicated and a potential treatment qualifies under the Orphan Drug Act and applicable FDA regulations. This qualifies us for various developmental incentives, including protocol assistance, the potential for research grants, the waiver of future application fees, and tax credits for clinical testing if we choose to host future clinical trials in the United States.

In October 2017, we submitted a request for a second orphan drug designation for PRP, this time for ovarian cancer.

On November 2, 2017, we were notified by the FDA that our request was not granted. The Office of Orphan Products Development (“OOPD”) stated that complete prevalence is used as a measure of disease in ovarian cancer, as this reflects the number of women who have been diagnosed with disease and may be eligible for treatment with the proposed therapy. Therefore, on the date of the submission of our application, the OOPD estimated that the prevalence of ovarian cancer was 228,110 cases. Since the prevalence exceeds the threshold of 200,000 to qualify for orphan drug designation, they could not grant our request. We may consider resubmitting our application if we can identify a suitable sub-population in ovarian cancer, which may meet the target threshold.

European Union

In addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials, commercial sales and distribution of our products if we conduct trials for, and market and sell our products, abroad. Whether or not we obtain FDA approval for a product, we must obtain approval of a product by the comparable regulatory authorities of foreign countries before we can commence clinical trials or market our product in those countries. The approval process varies from country to country and the time may differ than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country. Despite these differences, the clinical trials will be conducted according to international standards, such as GCP, GMP and GLP, which is recognized by each foreign country under the International Conference of Harmonization Guidelines. We plan to conduct our trials in each foreign jurisdiction according to these standards, undertaking a FIH Phase Ib study in patients with advanced solid tumors, evaluating the safety, pharmacokinetics, and anti-tumor efficacy of PRP. This will be followed by two Phase II studies evaluating the efficacy and safety of PRP. To ensure harmonization between the jurisdictions, we intend to conduct regulatory meetings in the country in which trials are conducted, as well as with the FDA and the EMA. A pre-IND meeting will be held with the FDA once initial patient data has been collected from the FIH study to ensure acceptability of future planned Phase II trials.

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Under European Union regulatory systems, we must submit and obtain authorization for a CTA in each member state in which we intend to conduct a clinical trial. After we have completed clinical trials, we must obtain marketing authorization before we can market its product. We must submit applications for marketing authorizations for oncology products under a centralized procedure. The centralized procedure provides for the grant of a single marketing authorization that is valid for all European Union member states. The EMA is the agency responsible for the scientific evaluation of medicines that are to be assessed via the centralized procedure.

On June 23, 2016, the UK government held a referendum to gauge voters’ support to remain or leave the European Union. The referendum resulted in 51.9% of UK voters in favor of leaving the European Union, commonly referred to as “Brexit.” On March 29, 2017, the UK invoked Article 50 of Lisbon Treaty to initiate complete withdrawal from the European Union, which was effectuated on January 31, 2020. The center for the EMA was based in London, but the European Union has relocated the center to The Netherlands.

Australia

In Australia, the relevant regulatory body responsible for the pharmaceutical industry is the Therapeutics Goods Administration (the “TGA”). Prescription medicines are regulated under the Therapeutic Goods Act 1989. Under the Therapeutic Goods Act, the TGA evaluates new products for quality, safety and efficacy before being approved for market authorization, according to similar standards employed by the FDA and EMA in the United States and European Union, respectively. However, receiving market authorization in one or two regions does not guarantee approval in another.

Third-Party Payor Coverage and Reimbursement

Although none of our product candidates has been commercialized for any indication, if they are approved for marketing, commercial success of our product candidates will depend, in part, upon the availability of coverage and reimbursement from third-party payors at the federal, state and private levels. In addition, in many countries outside the United States, a drug must be approved for reimbursement before it can be approved for sale in that country.

Eligibility for reimbursement does not imply that any drug will be paid for in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Interim reimbursement levels for new drugs, if applicable, may also not be sufficient to cover costs and may not be made permanent. Reimbursement rates may vary according to the use of the drug and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost drugs and may be incorporated into existing payments for other services. Net prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement policies.

In many countries outside the United States, a drug must be approved for reimbursement before it can be approved for sale in that country. Approval by the FDA does not ensure approval by regulatory authorities in other countries or jurisdictions, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval. We may not obtain foreign regulatory approvals on a timely basis, if at all. We may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any foreign market.

The regulations that govern marketing approvals, pricing and reimbursement for new drug products vary widely from country to country. In the United States, recently passed legislation may significantly change the approval requirements in ways that could involve additional costs and cause delays in obtaining approvals. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted.

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Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels. A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medications. Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products.

Other Regulations

We are also subject to numerous federal, state, and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control, and disposal of hazardous or potentially hazardous substances. We may incur significant costs to comply with such laws and regulations now or in the future.

Risks associated with our Business

Our ability to execute our future business growth strategy is subject to numerous risks, as more fully described in the section captioned “Risk Factors” immediately following this prospectus summary. An investment in our shares of Common Stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the section titled “Risk Factors” following this prospectus summary. These risks include, but are not limited to, the following:

●	Because PRP remains in the early stages of development and may never become commercially viable, you may lose some or all of your investment.

●	PRP may cause undesirable side effects that could negatively impact its clinical trial results or limit its use, hindering further development, subject us to possible product liability claims, and make it more difficult to commercialize PRP

●	Because successful development of our products is uncertain, our results of operations may be materially harmed.

●	A variety of factors, either alone or in concert with each other, could result in our clinical trials of PRP being delayed or unsuccessful.

●	If we fail to obtain regulatory approval in jurisdictions outside the U.S., we will not be able to market PRP in those jurisdictions.

●	If, in the future, we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market PRP, we may not be successful in commercializing our product candidates if and when they are approved.

●	We face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.

Loans

Loan from Former Director - Related Party

Loan from the Company’s former director at June 30, 2024 and 2023 was $49,528 and $49,314, respectively. The loan bears no interest and is payable on demand. The Company did not repay any amount on this loan during the years ended June 30, 2024 and 2023, respectively. Loan from the Company’s former director at December 31, 2024 was $45,754. The Company did not repay any amount on this loan during the six months ended December 31, 2024.

Loans payable - Related Party

Between November 2023 and May 2024, an institutional investor affiliated with one of our directors, Josef Zelinger, loaned the Company an aggregate of $71,629. The loans bear no interest and are payable on demand. The loans payable amounted to $71,629 and $0 as of June 30, 2024 and 2023, respectively. Additionally, in August 2024, the same affiliated institutional investor loaned the Company an amount of $85,000 AUD ($57,639 USD). These loans bear no interest and are payable on demand.

Effective August 1, 2024, the Company entered into and closed a loan agreement with an institutional investor affiliated with one of our directors, Josef Zelinger, pursuant to which the investor loaned the Company an aggregate principal amount of $150,000 AUD ($98,060 USD). The Company used the net proceeds for general working capital purposes. The maturity date of the loan is November 1, 2024, or sooner at the discretion of the Company, and the loan bears an interest rate of 12% per annum and default interest rate of 18% per annum. The Company has the right to prepay in full at any time with no prepayment penalty. By mutual consent the amount can be repaid via the issuance of common stock of the Company (upon uplisting on NASDAQ) and the strike price shall be at a 35% discount to lowest daily balance of the five preceding trading days. Such loan is past due and currently in default.

Between November 2024 and December 2024, an institutional investor affiliated with one of our directors, Josef Zelinger, loaned the Company an aggregate of $15,000 AUD ($9,731 USD). These loans bear no interest and are payable on demand.

Effective December 3, 2024, the Company entered into and closed a loan agreement with an institutional investor affiliated with one of our directors, Josef Zelinger, pursuant to which the investor loaned the Company an aggregate principal amount of $175,000 AUD ($113,485 USD). The Company used the net proceeds for general working capital purposes. The term of the loan is four months or less (to be determined at the discretion of the Company), with $70,000 AUD due on February 28, 2024 and $105,000 AUD due on April 2, 2024. The loan bears an interest rate of 12% per annum and default interest rate of 18% per annum.

The loans payable – related parties amounted to $350,544 and $71,629 as of December 31, 2024 and June 30, 2024, respectively.

On April 12, 2025, the Company entered into and closed a loan agreement with an institutional investor affiliated with one of our directors, Josef Zelinger, pursuant to which the investor loaned the Company an aggregate principal amount of $63,188 AUD ($39,733 USD). The Company used the net proceeds for general working capital purposes. Th maturity date is on June 30, 2025. The loan bears an interest rate of 12% per annum and default interest rate of 18% per annum.

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Loan payable -long-term- Related Party

On July 5, 2023, the Company and an institutional investor affiliated with one of our directors, Josef Zelinger, entered into a letter agreement, pursuant to which such investor loaned the Company an aggregate of $230,000 AUD ($153,256 USD). Pursuant to such agreement, the term of such loan is three (3) years, ending on July 5, 2026, with an interest rate of 10% to be paid monthly in arrears. In connection with such loan, the Company issued 250 warrants to purchase common stock to such investor immediately exercisable at an initial exercise price of $600 per share (subject to certain adjustments such as stock dividend, stock splits, subsequent right offering and pro-rata distribution) with an expiry date of July 5, 2026. The Company accounted for the 250 warrants issued with this loan payable as debt discount by using the relative fair value method. The total debt discount which is equivalent to the relative fair value of the warrants of $141,084 was based on a fair value determination using a Black-Scholes model with the following assumptions: stock price at valuation date of $7,140 based on the closing price of common stock at date of grant, exercise price of $600, dividend yield of zero, expected term of 3.00, a risk-free rate of 4.59%, and expected volatility of 268%. The debt discount shall be amortized over the term of this loan. A portion of the proceeds of such loan were used to repay an outstanding balance of approximately $143,000 due on a convertible note held by a third-party investor and which had been in default.

Accrued interest from this loan amounted to $15,158 as of June 30, 2024. Amortization of debt discount from this loan for fiscal year 2024 was $46,470. The total principal outstanding under this loan was $153,256 and remaining unamortized debt discount of $94,614 as of June 30, 2024 as reflected in the accompanying condensed consolidated balance sheet as loan payable – long-term – related party, net of discount of $58,642.

Accrued interest from this loan amounted to $22,883 as of December 31, 2024. Amortization of debt discount for the six months ended December 31, 2024 was $23,686. The total principal outstanding under this loan was $153,256 and remaining debt discount of $70,928 as of December 31, 2024 as reflected in the accompanying condensed consolidated balance sheet as loan payable – long-term – related party, net of discount of $82,328.

Loan Payable

Crown Bridge Securities Purchase Agreement

Effective October 3, 2019, the Company entered into a securities purchase agreement with Crown Bridge, pursuant to which Crown Bridge purchased the Crown Bridge Note from the Company in the aggregate principal amount of $108,000, such principal and the interest thereon were convertible into shares of common stock at the option of Crown Bridge any time after issuance of such note. Pursuant to the terms of such securities purchase agreement, Crown Bridge deducted $3,000 from the principal payment due under the Crown Bridge Note, at the time of closing, to be applied to its legal expenses, and there was a $5,000 original issuance discount resulting in $100,000 net proceeds to the Company. The Company used the net proceeds from the Crown Bridge Note for general working capital purposes. The maturity date of the Crown Bridge Note was October 3, 2020 and is currently past due. The Crown Bridge Note bore interest at a default interest rate of 15% per annum.

Additionally, Crown Bridge had the option to convert all or any amount of the Crown Bridge Note at any time after issuance until the later of such note’s maturity date or the date on which the default amount was paid if an event of default occurs, which would be between 110% and 150% of the then outstanding principal amount of the Crown Bridge Note plus any interest accrued, for shares of the common stock at the then-applicable conversion price.

The conversion price of the Crown Bridge Note was equal to 60% (representing a 40% discount) of the lowest closing bid price of the common stock for the ten trading days immediately prior to the delivery of a notice of conversion under such note, including the day upon which such notice was received subject to 4.99% or 9.99% beneficial ownership limitations. The Crown Bridge Note was treated as stock settled debt under ASC 480 and accordingly the Company recorded a $72,000 put premium.

The Crown Bridge Note contained certain events of default, upon which principal and accrued interest would become immediately due and payable. In addition, upon an event of default, interest on the outstanding principal accrued at a default interest rate of 15% per annum, or if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions.

Effective October 3, 2019, the Company entered into a securities purchase agreement with Crown Bridge Partners, LLC (“Crown Bridge”), pursuant to which Crown Bridge purchased a convertible promissory note from the Company (the “Crown Bridge Note”), which had a remaining principal balance of $65,280 as of June 30, 2024. The maturity date of the Crown Bridge Note was October 3, 2020 and is currently past due. The Crown Bridge Note bore interest at a default interest rate of 15% per annum. In August 2022, the SEC filed a complaint against Crown Bridge due to its violation of Section 15(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Crown Bridge agreed to surrender all conversion rights in its currently held convertible notes, including the Crown Bridge Note. Consequently, during fiscal year 2023, the Company reclassified the remaining principal balance of $65,280 from a convertible note into a loan payable which is the principal balance at December 31, 2024 and June 30, 2024. Additionally, the Company recorded the remaining put premium of $43,520 into gain on extinguishment of debt during fiscal year 2023. The total accrued interest from this loan amounted to $50,477 and $45,541 as of December 31, 2024 and June 30, 2024, respectively.

Loans Payable - others

In June 2024, the Company entered into loan agreements with two investors who loaned the Company an aggregate of $120,000 AUD ($79,811 USD). The maturity dates of these loans are both in June 2025. These loans bear interest at a rate of 12% per annum. As of December 31, 2024 and June 30, 2024, the total balance of these loans amounted to $79,811 for both periods and accrued interest of $5,493 and $665, respectively.

The aggregate principal outstanding on the above loans was $145,091 as of December 31, 2024 and June 30, 2024.

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Loan in default

The Crown Bridge Note is currently past due and in default, consisting of $65,280 principal and $50,477 accrued interest, which includes interest accruing at the default interest rate at 15% as of December 31, 2024. Promissory Note

On August 15, 2023, the Company issued to an institutional investor (the “August 2023 Lender”) a 10% original issue discount promissory note (the “Promissory Note”) in consideration for $120,000, which has a principal face amount of $132,000, matured on November 15, 2023 and accrued interest at a rate of 10% per annum, and was increased to 18% due to the event of a default. The Company had the right to prepay the principal and accrued but unpaid interest due under the Promissory Note, together with any other amounts that the Company may owe the August 2023 Lender under the terms of the Promissory Note, on or before September 14, 2023 at a 110% premium of the face amount plus accrued and unpaid interest and any other amounts owed to the August 2023 Lender, which increases to (i) 120% if prepaid after such date, but on or before October 14, 2023, and (ii) 130% if prepaid after October 14, 2023 (including on the maturity date), unless the Company and the Lender agree to otherwise effect repayment. The Promissory Note contains certain customary events of default set forth in the Promissory Note, including, among others, breach of covenants, representations or warranties, insolvency, bankruptcy, liquidation and failure by the Company to pay the principal and interest due under the Promissory Note. On May 7, 2024, the August 2023 Lender notified the Company that the 130% default repayment plus interest will be waived and shall extend the maturity of the Promissory Note to September 30, 2024. As of the date of filing this report, such Promissory Note is past due, in default, and accrues at a default interest rate of 18% per annum.

Accrued interest from this note amounted to $24,852 and $15,536 as of December 31, 2024 and June 30, 2024, respectively. Amortization of debt discount from the promissory note for fiscal year 2024 was $12,000. The total principal outstanding under this note was $132,000 and remaining debt discount of $0 as of December 31, 2024 and June 30, 2024 as reflected in the accompanying condensed consolidated balance sheet as note payable of $132,000.

1800 Diagonal Lending Promissory Notes

On May 24, 2024, the Company entered into a 15% promissory note in the amount of $49,200 less original issue discount of $8,200 and legal and financing costs of $6,000 for net proceeds of $35,000 with 1800 Diagonal Lending, LLC. The principal and accrued interest was payable on or before March 30, 2025. Any amount of principal or interest on this note which was not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same was paid. Accrued, unpaid interest and outstanding principal, subject to adjustment, shall be paid on November 30, 2024 in the amount of $28,290 and 4 payments each in the amount of $7,072.50 (a total payback to the Holder of $56,580). The first payment of $7,072.50 was due on December 30, 2024 with 3 subsequent payments each month thereafter. The Company had a five (5) day grace period with respect to each payment. In November 2024, the Company fully paid the principal of $49,200 and accrued interest of $5,683.

On June 10, 2024, the Company entered into a 15% promissory note in the amount of $49,200 less original issue discount of $8,200 and legal and financing costs of $6,000 for net proceeds of $35,000 with 1800 Diagonal Lending, LLC. The principal and accrued interest was payable on or before April 15, 2025. Any amount of principal or interest on this note which was not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same was paid. Accrued, unpaid interest and outstanding principal, subject to adjustment, shall be paid on December 15, 2024 in the amount of $28,290 and 4 payments each in the amount of $7,072.50 (a total payback to the Holder of $56,580). The first payment of $7,072.50 was due on January 15, 2025 with 3 subsequent payments each month thereafter. The Company shall had a five (5) day grace period with respect to each payment. In November 2024, the Company fully paid the principal of $49,200 and accrued interest of $5,683.

The Company had the right to accelerate payments or prepay in full at any time with no prepayment penalty. At any time following an event of default, the noteholder had the right, to convert all or any part of the outstanding and unpaid amount of these notes into shares of common stock. The conversion price of the above notes was equal to 65% multiplied by the lowest trading price for the common stock during the 10 trading days prior to the conversion date (representing a discount rate of 35%) subject to a 4.99% beneficial ownership limitations. Upon the occurrence of any event of defaults, these notes shall be immediately due and payable in an amount equal to 150% default percentage multiplied by the sum of the outstanding principal balances plus accrued interest and default interest.

As of December 31, 2024 and June 30, 2024 the total balance of these 1800 Diagonal Lending promissory notes amounted to $0 and $98,400, respectively and accrued interest of $0 and $1,193, respectively.

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Red Road Holdings Promissory Note

On December 4, 2024, the Company entered into a 15% promissory note in the amount of $49,200 less original issue discount of $8,200 and legal and financing costs of $6,000 for net proceeds of $35,000 with Red Road Holdings. The principal and accrued interest was payable on or before October 15, 2025. Any amount of principal or interest on this note which was not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same was paid. Accrued interest and outstanding principal, subject to adjustment, shall be paid on June 15, 2025 in the amount of $28,290 and 4 payments each in the amount of $7,072.50 (a total payback to the Holder of $56,580). The first payment of $7,072.50 is due on July 15, 2025 with 3 subsequent payments each month thereafter. The Company had a five (5) day grace period with respect to each payment.

The Company had the right to accelerate payments or prepay in full at any time with no prepayment penalty. At any time following an event of default, the noteholder has the right, to convert all or any part of the outstanding and unpaid amount of the note into shares of common stock. The conversion price of the note is equal to 65% multiplied by the lowest trading price for the common stock during the 10 trading days prior to the conversion date (representing a discount rate of 35%) subject to a 4.99% beneficial ownership limitations. Upon the occurrence of any event of defaults, the note shall be immediately due and payable in an amount equal to 150% default percentage multiplied by the sum of the outstanding principal balances plus accrued interest and default interest.

As of December 31, 2024, the total balance of principal and accrued interest of the Red Road Holdings promissory note amounted to $49,200 and $546, respectively.

The total balance of the above four promissory notes, net of unamortized discount of $12,983 was $168,217 at December 31, 2024. The total balance of the above three promissory notes, net of unamortized discount of $25,706 was $204,694 at June 30, 2024.

Convertible Notes

1800 Diagonal Lending (formerly known as Sixth Street Lending) Securities Purchase Agreements

June 29, 2023 Securities Purchase Agreement

On June 29, 2023, the Company entered into a securities purchase agreement with 1800 Diagonal Lending LLC (“1800 Diagonal”), which closed on July 6, 2023, pursuant to which 1800 Diagonal purchased a convertible promissory note (the “July 6, 2023 1800 Diagonal Note”) from the Company in the aggregate principal amount of $65,000, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of 1800 Diagonal any time after 180 days of the July 6, 2023 1800 Diagonal Note. The July 6, 2023 1800 Diagonal Note contained debt issue costs of $5,000. The Company used the net proceeds for general working capital purposes. The maturity date was June 29, 2024.

July 19, 2023 Securities Purchase Agreement

On July 19, 2023, the Company entered into a securities purchase agreement with 1800 Diagonal Lending LLC pursuant to which 1800 Diagonal purchased a convertible promissory note (the “July 19, 2023 1800 Diagonal Note”) from the Company in the aggregate principal amount of $45,000, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of 1800 Diagonal any time after 180 days of the July 19, 2023 1800 Diagonal Note. The July 19, 2023 1800 Diagonal Note contained debt issue costs of $5,000. The Company used the net proceeds for general working capital purposes. The maturity date was July 19, 2024.

August 16, 2023 Securities Purchase Agreement

On August 16, 2023, the Company entered into a securities purchase agreement with 1800 Diagonal Lending LLC pursuant to which 1800 Diagonal purchased a convertible promissory note (the “August 16, 2023 1800 Diagonal Note”) from the Company in the aggregate principal amount of $55,000, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of 1800 Diagonal any time after 180 days of the August 16, 2023 1800 Diagonal Note. The August 16, 2023 1800 Diagonal Note contains debt issue costs of $5,000. The Company used the net proceeds for general working capital purposes. The maturity date is August 16, 2024.

October 20, 2023 Securities Purchase Agreement

On October 20, 2023, the Company entered into a securities purchase agreement with 1800 Diagonal Lending LLC pursuant to which 1800 Diagonal purchased a convertible promissory note (the “October 20, 2023 1800 Diagonal Note”) from the Company in the aggregate principal amount of $40,000, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of 1800 Diagonal any time after 180 days of the October 20, 2023 1800 Diagonal Note. The October 20, 2023 1800 Diagonal Note contains debt issue costs of $5,000. The Company used the net proceeds for general working capital purposes. The maturity date is October 20, 2024.

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November 29, 2023 Securities Purchase Agreement

On November 29, 2023, the Company entered into a securities purchase agreement with 1800 Diagonal Lending LLC pursuant to which 1800 Diagonal purchased a convertible promissory note (the “November 29, 2023 1800 Diagonal Note”) from the Company in the aggregate principal amount of $45,000, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of 1800 Diagonal any time after 180 days of the November 29, 2023 1800 Diagonal Note. The November 29, 2023 1800 Diagonal Note contains debt issue costs of $5,000. The Company intends to use the net proceeds for general working capital purposes. The maturity date is September 15, 2024.

January 31, 2025 Securities Purchase Agreement

On January 31, 2025, the Company entered into and closed a securities purchase agreement 1800 Diagonal (the “Investor”), pursuant to which the Investor agreed to purchase a convertible promissory note from the Company in the aggregate principal amount of $65,000, for a purchase price of $56,000. The Company intends to use the net proceeds therefrom for general working capital purposes. The maturity date of the note is November 30, 2025 and the note bears a one-time interest charge of fifteen percent that shall be applied on the issuance date. Accrued, unpaid interest and outstanding principal, subject to adjustment, shall be paid in five (5) payments, with the first on July 30, 2025 for $37,375.00, and the other four payments of $9,343.75 on August 30, 2025, September 30, 2025, October 30, 2025 and November 30, 2025 (a total payback to the Holder of $74,750.00). The Company shall have a five (5) day grace period with respect to each payment. The Company has right to prepay in full at any time with no prepayment penalty. The Investor is entitled, at its option, at any time after an Event of Default (as defined in the note), to convert any or all or any amount of the principal face amount of the note then outstanding into shares of the Company’s Common Stock at a price for each share of Common Stock at a price (“Conversion Price”) of 65% multiplied by the lowest Trading Price for the Common Stock during the ten (10) Trading Days prior to the Conversion Date (representing a discount rate of 35%).

March 25, 2025 Securities Purchase Agreement

On March 25, 2025, the Company entered into and closed a securities purchase agreement 1800 Diagonal (the “Investor”), pursuant to which the Investor agreed to purchase a convertible promissory note from the Company in the aggregate principal amount of $79,200, for a purchase price of $67,000. The Company intends to use the net proceeds therefrom for general working capital purposes. The maturity date of the note is January 30, 2026 and the note bears a one-time interest charge of fifteen percent that shall be applied on the issuance date. Accrued, unpaid interest and outstanding principal, subject to adjustment, shall be paid in five (5) payments, with the first on September 30, 2025 for $45,540, and the other four payments of $11,385 on October 30, 2025, November 30, 2025, December 30, 2025 and January 30, 2026 (a total payback to the Holder of $91,080). The Company shall have a five (5) day grace period with respect to each payment. The Company has the right to prepay in full at any time with no prepayment penalty. The Investor is entitled, at its option, at any time after an Event of Default (as defined in the note), to convert any or all or any amount of the principal face amount of the note then outstanding into shares of the Company’s Common Stock at a price for each share of Common Stock at a price (“Conversion Price”) of 65% multiplied by the lowest Trading Price for the Common Stock during the ten (10) Trading Days prior to the Conversion Date (representing a discount rate of 35%).

The following terms shall apply to all the above 1800 Diagonal notes:

The 1800 Diagonal Notes bear interest at a rate of 8% per annum, which interest may be paid by the Company to 1800 Diagonal in shares of the Company’s common stock; but shall not be payable until the 1800 Diagonal Note becomes payable, whether at the maturity date or upon acceleration or by prepayment.

During the first 60 to 180 days following the date of these notes, the Company has the right to prepay the principal and accrued but unpaid interest due under the above note, together with any other amounts that the Company may owe the holder under the terms of the note, at a premium ranging from 110% to 129% as defined in the note agreement. After this initial 180-day period, the Company does not have a right to prepay such note.

The conversion price for the above notes was equal to a 35% discount of the market price which means the average of the lowest three trading prices of the Common Stock for the ten trading days immediately prior to the delivery of a Notice of Conversion. Notwithstanding the foregoing, 1800 Diagonal shall be restricted from effecting a conversion if such conversion, along with other shares of the Company’s common stock beneficially owned by 1800 Diagonal and its affiliates, exceeds 9.99% of the outstanding shares of the Company’s common stock. The Company treats these convertible notes as stock settled debt under ASC 480 and accordingly the Company recorded a total debt premium of $134,615 which was recorded during the year ended June 30, 2024.

The above notes contain certain events of default, upon which principal and accrued interest will become immediately due and payable. In addition, upon an event of default, interest on the outstanding principal shall accrue at a default interest rate of 22% per annum, or if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions.

Failure to deliver shares of common stock upon conversion of the above 1800 Diagonal notes within three business days of notice of conversion will result in the Company paying a penalty of $1,000 per day, subject to certain exceptions.

Upon certain events of default, the above 1800 Diagonal notes will become immediately due and payable and the Company must pay 1800 Diagonal 150% of the then-outstanding principal amount of the above 1800 Diagonal notes, plus any interest accrued upon such event of default or prior events of default (the “Default Amount”). Further, upon any event of default relating to the failure to issue shares of common stock upon the conversion of such notes, such notes become immediately due and payable in an amount equal to twice the Default Amount.

The total principal amount outstanding under the above 1800 Diagonal financing agreements was $0 as of June 30, 2024 following conversion of $250,000 of the principal balance and $9,863 accrued interest during the year ended June 30, 2024. Accordingly, $134,615 of the put premium was released to additional paid in capital in respect to the 1800 Diagonal financing agreements during the year ended June 30, 2024 following conversion of the principal balance.

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ONE44 Capital Securities Purchase Agreements

August 15, 2022 Securities Purchase Agreement

On August 15, 2022, the Company entered into a securities purchase agreement with ONE44 Capital LLC, pursuant to which ONE44 Capital purchased a convertible redeemable note (the “August 15, 2022 ONE44 Note”) from the Company in the aggregate principal amount of $110,000, such principal and the interest thereon was convertible into shares of the Company’s common stock at the option of ONE44 Capital any time after the six-month anniversary of the August 15, 2022 ONE44 Note. The transaction contemplated by the ONE44 Purchase Agreement closed on August 16, 2022. The August 15, 2022 One44 Note contained an original issue discount amount of $10,000. Pursuant to the terms of the August 15, 2022 ONE44 Purchase Agreement, the Company paid ONE44 Capital’s legal fees of $5,500. The Company use the net proceeds from the August 15, 2022 ONE44 Note for general working capital purposes. The maturity date of the August 15, 2022 One44 Note was August 15, 2023. The August 15, 2022 ONE44 Note bore interest at a rate of 10% per annum, which interest may be paid by the Company to ONE44 Capital in shares of common stock, but shall not be payable until the Maturity Date or upon acceleration or by prepayment.

February 14, 2023 Securities Purchase Agreement

On February 14, 2023, the Company entered into a securities purchase agreement with ONE44, pursuant to which ONE44 purchased a convertible redeemable note (the “February 14, 2023 ONE44 Note”) from the Company in the aggregate principal amount of $111,111, such principal and the interest thereon convertible into shares of the common stock at the option of ONE44 any time after the six-month anniversary of the February 14, 2023 ONE44 Note. The transaction contemplated by such purchase agreement closed on February 14, 2023. The February 14, 2023 One44 Note contained an original issue discount amount of $11,111. Pursuant to the terms of such purchase agreement, the Company paid $5,500 for ONE44’s legal fees. The Company used the net proceeds from the February 14, 2023 ONE44 Note for general working capital purposes. The maturity date of the February 14, 2023 One44 Note was February 14, 2024. The February 14, 2023 ONE44 Note bore interest at a rate of 10% per annum, which interest was payable in shares of common stock, but shall not be payable until the maturity date or upon acceleration or by prepayment of such note.

December 8, 2023 Securities Purchase Agreement

On December 8, 2023, the Company entered into a securities purchase agreement with ONE44, pursuant to which ONE44 purchased a convertible redeemable note (the “December 8, 2023 ONE44 Note”) from the Company in the aggregate principal amount of $150,000, such principal and the interest thereon convertible into shares of the common stock at the option of ONE44 any time after the six-month anniversary of the December 8, 2023 ONE44 Note. The transaction contemplated by such purchase agreement closed on December 8, 2023. The December 8, 2023 One44 Note contains an original issue discount amount of $15,000. Pursuant to the terms of such purchase agreement, the Company paid $7,500 for ONE44’s legal fees. The Company intends to use the net proceeds from the December 8, 2023 ONE44 Note for general working capital purposes. The maturity date of the December 8, 2023 One44 Note is December 8, 2024. The December 8, 2023 ONE44 Note bears interest at a rate of 10% per annum, which interest is payable in shares of common stock, but is not payable until the maturity date or upon acceleration or by prepayment of such note.

The following terms shall apply to all of the above ONE44 note:

During the first 60 to 180 days following the date of these notes, the Company has the right to prepay the principal and accrued but unpaid interest due under the above notes issued to ONE44, together with any other amounts that the Company may owe ONE44 under the terms of the note, at a premium ranging from 120% to 135% as defined in the relevant note. After this initial 180-day period, the Company does not have a right to prepay such note.

The conversion price for the above ONE44 notes ranges from 60% to 65% (representing a 35% to 40% discount) of the market price of the common stock, which is based on the lowest closing bid prices of the common stock between ten and fifteen trading days immediately prior to the delivery of a notice of conversion. Notwithstanding the foregoing, such notes are subject to 4.99% beneficial ownership limitations. All of the above ONE44 notes are treated as stock settled debt under ASC 480 and accordingly the Company recorded a total debt premium of $133,305 during the year ended June 30, 2023, and recorded a total debt premium of $100,000 was recorded during the year ended June 30, 2024.

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The above ONE44 notes contain certain events of default, upon which principal and accrued interest will become immediately due and payable. In addition, upon an event of default, interest on the outstanding principal shall accrue at a default interest rate of 24% per annum, or if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions. In the event that the Company fails to deliver to ONE44 shares of common stock issuable upon conversion of principal or interest under a ONE44 note, it will incur a penalty of $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty increases to $500 per day beginning on the 10th day. In the event that the Company loses the bid price of its common stock on OTC, such ONE44 note does not incur penalty and instead the outstanding principal amount increases by 20%.

The total principal amount outstanding under the above ONE44 notes was $118,111 and accrued interest of $4,726 as of June 30, 2023, following conversion of $338,700 of the principal balance and $24,255 accrued interest during the year ended June 30, 2023. Accordingly, $182,376 of the put premium was released to additional paid in capital in respect to the purchase agreements with ONE44 during the year ended June 30, 2023 following conversion of the principal balance.

The total principal amount outstanding under the above ONE44 financing agreements was $119,300 and accrued interest was $6,726 as of June 30, 2024 following conversion of $148,811 of the principal balance and $9,909 accrued interest during the year ended June 30, 2024. Accordingly, $98,311 of the put premium was released to additional paid in capital in respect to the ONE44 financing agreements during the year ended June 30, 2024 following conversion of the principal balance.

The total principal amount outstanding under the above ONE44 financing agreements was $105,800 and accrued interest was $12,570 as of December 31, 2024 following conversion of $13,500 of the principal balance and $841 accrued interest during the six months ended December 31, 2024. Accordingly, $9,000 of the put premium was released to additional paid in capital in respect to the ONE44 financing agreements during the six months ended December 31, 2024 following conversion of the principal balance. One ONE44 note with principal amount of $105,800 is currently in default and accrues at a default interest rate of 24% per annum as of December 31, 2024.

GS Capital Partners Securities Purchase Agreements

August 12, 2022 Securities Purchase Agreement

On August 12, 2022, the Company entered into a securities purchase agreement (the “GS Capital Purchase Agreement”) with GS Capital Partners, LLC (“GS Capital”), pursuant to which GS Capital purchased a convertible redeemable note (the “GS Capital Note”) from the Company in the aggregate principal amount of $93,000, such principal and the interest thereon was convertible into shares of common stock at the option of GS Capital. The transaction contemplated by the GS Capital Purchase Agreement closed on August 16, 2022. The GS Capital Note contained a $5,000 original issue discount. Pursuant to the terms of the GS Purchase Agreement, the Company paid $3,000 for GS Capital’s legal fees. The Company used the net proceeds ($85,000) from the GS Capital Note for general working capital purposes.

The maturity date of the GS Capital Note was April 12, 2023, but was extended to August 12, 2023 in April 2023. The GS Capital Note bore interest at a rate of 8% per annum, which interest was payable in shares of common stock, but was not payable until the maturity date or upon acceleration or by prepayment of such note. The GS Capital Note was exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital by surrendering the same. GS Capital was entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the GS Capital Note then outstanding into shares of common stock at a price per share equal to $168,000 per share (the “Fixed Price”). However, in the event the common stock trades below $120,000 per share for more than five consecutive trading days, then the Fixed Price became $78,000 per share. In the event of default, such conversion price equaled 65% of the lowest trading price of the common stock reported on the OTC Markets or other exchange for the ten prior trading days, including the day upon which a notice of conversion was received by the Company. The GS Capital Note was subject to a 4.99% beneficial ownership limitation.

Additionally, such conversion price were adjusted when the Company issued securities with more favorable conversion terms. The effective conversion price of this note was 60% (representing a 40% discount) of the market price, which was the lowest closing bid prices of the Common Stock for the ten trading days immediately prior to the delivery of a Notice of Conversion.

September 21, 2022 Securities Purchase Agreement

On September 21, 2022, the Company entered into a securities purchase agreement with GS Capital, pursuant to which GS Capital purchased a convertible redeemable note from the Company in the aggregate principal amount of $71,500, such principal and the interest thereon convertible into shares of common stock at the option of GS Capital. The transaction contemplated by such purchase agreement closed on September 26, 2022. Such note contains a $4,000 original issue discount. Pursuant to the terms of such purchase agreement, the Company paid $2,500 for GS Capital’s legal fees. The Company used the net proceeds ($65,000) from such note for general working capital purposes.

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The maturity date of such note was March 21, 2023 but was extended to March 21, 2024 in April 2023. Such note bore interest at a rate of 8% per annum, which interest was payable in shares of common stock, but was not payable until the maturity date or upon acceleration or by prepayment of such note. Such note was exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital surrendering the same. GS Capital was entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the GS Capital Note then outstanding into shares of common stock at a price per share equal to $120,000 (the “September Fixed Price”). However, in the event the common stock trades below $84,000 per share for more than five consecutive trading days, then the September Fixed Price became $54,000 per share. In the event of default under such note, such conversion price became 65% of the lowest trading price of the common stock as reported on the OTC Markets or other exchange for the ten prior trading days, including the day upon which a notice of conversion is received by the Company. Such note was subject to 4.99% beneficial ownership limitations.

August 23, 2023 Securities Purchase Agreement

On August 23, 2023, the Company entered into a securities purchase agreement with GS Capital Partners, LLC, pursuant to which GS Capital purchased a convertible redeemable note from the Company in the aggregate principal amount of $77,500, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of GS Capital. The GS Capital Note contains a $5,000 original issue discount. Pursuant to the terms of the GS Purchase Agreement, the Company paid GS Capital’s legal fees of $2,500. The Company used the net proceeds from the GS Capital Note for general working capital purposes.

The maturity date of the GS Capital Note was February 23, 2024 and is currently in default. The GS Capital Note bore an interest at a rate of 8% per annum and was increased to 24% due to the event of a default, which interest may be paid by the Company to GS Capital in shares of common stock but shall not be payable until the GS Capital Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment. The GS Capital Note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital surrendering the same. The initial conversion price for the GS Capital Note is equal to $2,400 per share (the “Fixed Price”), provided that the Fixed Price will be reduced to $1,200 per share in the event that the market price of the Common Stock trades below $1,800 per share for five consecutive trading days. In the event of a default under the Note and unless the Fixed Price is lower, such conversion price will equal the lowest trading price of the Common Stock for the ten trading days immediately preceding such default, which price is subject to re-adjustment every thirty calendar days during the period in which the Company remains in default. Pursuant to the Note, in the event that such conversion price is below the par value of the Common Stock, the Company has agreed to take all steps to reduce such par value or conduct a reverse split of its Common Stock, as applicable. Notwithstanding the foregoing, such conversion price and lookback periods are subject to adjustment in favor of the Investor in the event the Company issues securities to another party with more favorable conversion terms, and such conversions are subject to a 4.99% beneficial ownership limitation (which may be increased to 9.9% upon 60 days’ prior written notice from the holder of the Note) and adjustments for mergers, consolidations, reorganizations and similar events set forth in the Note, other than a transfer or sale of all or substantially all Company assets. Pursuant to the Note, the Company is required to maintain an initial reserve of at least 400% of the number of Conversion Shares, subject to any increase of such reserved amount to reflect the Company’s obligations under the Note.

October 12, 2023 Securities Purchase Agreement

On October 12, 2023, the Company entered into a securities purchase agreement with GS Capital Partners, LLC, pursuant to which GS Capital purchased a convertible redeemable note from the Company in the aggregate principal amount of $61,000, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of GS Capital. The GS Capital Note contains a $3,500 original issue discount. Pursuant to the terms of the GS Purchase Agreement, the Company paid GS Capital’s legal fees of $2,500. The Company intends to use the net proceeds from the GS Capital Note for general working capital purposes.

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The maturity date of the GS Capital Note was April 12, 2024 and is currently in default. The GS Capital Note bore interest at a rate of 8% per annum and was increased to 24% due to the event of a default, which interest may be paid by the Company to GS Capital in shares of common stock but shall not be payable until the GS Capital Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment. The GS Capital Note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital surrendering the same. The initial conversion price for the GS Capital Note is equal to $900 per share (the “Fixed Price”), provided that the Fixed Price will be reduced to $600 per share in the event that the market price of the Common Stock trades below $450 per share for ten consecutive trading days. In the event of a default under the Note and unless the Fixed Price is lower, such conversion price will equal the lowest trading price of the Common Stock for the ten trading days immediately preceding such default, which price is subject to re-adjustment every thirty calendar days during the period in which the Company remains in default.

April 12, 2024 Securities Purchase Agreement

On April 12, 2024, the Company entered into a securities purchase agreement with GS Capital Partners, LLC, pursuant to which GS Capital purchased a convertible redeemable note from the Company in the aggregate principal amount of $27,500, such principal and the interest thereon are convertible into shares of the Company’s common stock at the option of GS Capital. The GS Capital Note contains a $2,500 original issue discount. The Company intends to use the net proceeds from the GS Capital Note for general working capital purposes.

The maturity date of the GS Capital Note is October 12, 2024. The GS Capital Note shall bear interest at a rate of 8% per annum, which interest may be paid by the Company to GS Capital in shares of common stock but shall not be payable until the GS Capital Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment. The GS Capital Note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital surrendering the same. The initial conversion price for the GS Capital Note is equal to $102 per share (the “Fixed Price”), provided that the Fixed Price will be reduced to $60 per share in the event that the market price of the Common Stock trades below $84 per share for five consecutive trading days. In the event of a default under the Note and unless the Fixed Price is lower, such conversion price will equal the lowest trading price of the Common Stock for the ten trading days immediately preceding such default, which price is subject to re-adjustment every thirty calendar days during the period in which the Company remains in default.

August 2, 2024 Securities Purchase Agreement

On August 2, 2024, the Company entered into a securities purchase agreement with GS Capital Partners, LLC, pursuant to which GS Capital purchased a convertible redeemable note from the Company in the aggregate principal amount of $33,000, such principal and the interest thereon are convertible into shares of the Company’s common stock at the option of GS Capital. The GS Capital Note contains a $3,000 original issue discount. The Company used the net proceeds from the GS Capital Note for general working capital purposes.

The maturity date of the GS Capital Note is February 2, 2025. The GS Capital Note shall bear interest at a rate of 8% per annum, which interest may be paid by the Company to GS Capital in shares of common stock but shall not be payable until the GS Capital Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment. The GS Capital Note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital surrendering the same. The initial conversion price for the GS Capital Note is equal to $102 per share, provided that the fixed price will be reduced to $60 per share in the event that the market price of the Common Stock trades below $84 per share for five consecutive trading days. In the event of a default under the note and unless the fixed price is lower, such conversion price will equal the lowest trading price of the Common Stock for the ten trading days immediately preceding such default, which price is subject to re-adjustment every thirty calendar days during the period in which the Company remains in default. As of the date of filing this report, such GS Capital Note is past due and currently in default.

September 20, 2024 Securities Purchase Agreement

On September 20, 2024, the Company entered into a securities purchase agreement with GS Capital Partners, LLC, pursuant to which GS Capital purchased a convertible redeemable note from the Company in the aggregate principal amount of $33,000, such principal and the interest thereon are convertible into shares of the Company’s common stock at the option of GS Capital. The GS Capital Note contains a $3,000 original issue discount. The Company used the net proceeds from the GS Capital Note for general working capital purposes.

The maturity date of the GS Capital Note is March 20, 2025. The GS Capital Note shall bear interest at a rate of 8% per annum, which interest may be paid by the Company to GS Capital in shares of common stock but shall not be payable until the GS Capital Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment. The GS Capital Note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital surrendering the same. The initial conversion price for the GS Capital Note is equal to $18 per share, provided that the fixed price will be reduced to $6 per share in the event that the market price of the Common Stock trades below $18 per share for five consecutive trading days. In the event of a default under the note and unless the fixed price is lower, such conversion price will equal the lowest trading price of the Common Stock for the ten trading days immediately preceding such default, which price is subject to re-adjustment every thirty calendar days during the period in which the Company remains in default.

February 7, 2025 Securities Purchase Agreement

On February 7, 2025, the Company entered into a securities purchase agreement with GS Capital Partners, LLC, pursuant to which GS Capital purchased a convertible redeemable note from the Company in the aggregate principal amount of $43,000, such principal and the interest thereon are convertible into shares of the Company’s common stock at the option of GS Capital. The GS Capital Note contains a $3,000 original issue discount. The Company used the net proceeds from the GS Capital Note for general working capital purposes.

The maturity date of the GS Capital Note is October 7, 2025. The GS Capital Note shall bear interest at a rate of 8% per annum, which interest may be paid by the Company to GS Capital in shares of common stock but shall not be payable until the GS Capital Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment. The GS Capital Note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital surrendering the same. The initial conversion price for the GS Capital Note is equal to $9 per share, provided that the fixed price will be reduced to $6 per share in the event that the market price of the Common Stock trades below $8 per share for five consecutive trading days. In the event of a default under the note and unless the fixed price is lower, such conversion price will equal the lowest trading price of the Common Stock for the ten trading days immediately preceding such default, which price is subject to re-adjustment every thirty calendar days during the period in which the Company remains in default.

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March 11, 2025 Securities Purchase Agreement

On March 11, 2025, the Company entered into a securities purchase agreement with GS Capital Partners, LLC, pursuant to which GS Capital purchased a convertible redeemable note from the Company in the aggregate principal amount of $33,000, such principal and the interest thereon are convertible into shares of the Company’s common stock at the option of GS Capital. The GS Capital Note contains a $3,000 original issue discount. The Company used the net proceeds from the GS Capital Note for general working capital purposes.

The maturity date of the GS Capital Note is November 11, 2025. The GS Capital Note shall bear interest at a rate of 8% per annum, which interest may be paid by the Company to GS Capital in shares of common stock but shall not be payable until the GS Capital Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment. The GS Capital Note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital surrendering the same. The initial conversion price for the GS Capital Note is equal to $6 per share, provided that the fixed price will be reduced to $3 per share in the event that the market price of the Common Stock trades below $5 per share for five consecutive trading days. In the event of a default under the note and unless the fixed price is lower, such conversion price will equal the lowest trading price of the Common Stock for the ten trading days immediately preceding such default, which price is subject to re-adjustment every thirty calendar days during the period in which the Company remains in default.

April 15, 2025 Securities Purchase Agreement

On April 15, 2025, the Company entered into a securities purchase agreement with GS Capital Partners, LLC, pursuant to which GS Capital purchased a convertible redeemable note from the Company in the aggregate principal amount of $55,000, such principal and the interest thereon are convertible into shares of the Company’s common stock at the option of GS Capital. The GS Capital Note contains a $5,000 original issue discount. The Company used the net proceeds from the GS Capital Note for general working capital purposes.

The maturity date of the GS Capital Note is December 15, 2025. The GS Capital Note shall bear interest at a rate of 8% per annum, which interest may be paid by the Company to GS Capital in shares of common stock but shall not be payable until the GS Capital Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment. The GS Capital Note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital surrendering the same. The initial conversion price for the GS Capital Note is equal to $5 per share, provided that the fixed price will be reduced to $2.50 per share in the event that the market price of the Common Stock trades below $4 per share for five consecutive trading days. In the event of a default under the note and unless the fixed price is lower, such conversion price will equal the lowest trading price of the Common Stock for the ten trading days immediately preceding such default, which price is subject to re-adjustment every thirty calendar days during the period in which the Company remains in default.

The following terms shall apply to all of the above GS Capital notes:

Pursuant to the above GS Capital notes, in the event that such conversion price is below the par value of the Common Stock, the Company has agreed to take all steps to reduce such par value or conduct a reverse split of its Common Stock, as applicable. Notwithstanding the foregoing, such conversion price and lookback periods are subject to adjustment in favor of the Investor in the event the Company issues securities to another party with more favorable conversion terms, and such conversions are subject to a 4.99% beneficial ownership limitation (which may be increased to 9.9% upon 60 days’ prior written notice from the holder of the Note) and adjustments for mergers, consolidations, reorganizations and similar events set forth in the Note, other than a transfer or sale of all or substantially all Company assets. Pursuant to the Note, the Company is required to maintain an initial reserve of at least 400% of the number of Conversion Shares, subject to any increase of such reserved amount to reflect the Company’s obligations under the Note.

Additionally, the conversion prices of the above GS Capital notes will be adjusted in favor of the note holder if the Company issues securities with more favorable conversion terms. The effective conversion price of the outstanding GS Capital notes are 60% (representing a 40% discount) of the market price, which means the lowest closing bid prices of the Common Stock for the ten trading days immediately prior to the delivery of a Notice of Conversion.

The above GS Capital notes were bifurcated from the embedded conversion option which was recorded as derivative liabilities at fair value.

During the first 60 to 180 days following the date of the above GS Capital notes, the Company has the right to prepay the principal and accrued but unpaid interest due under the above notes issued to GS Capital, together with any other amounts that the Company may owe GS Capital under the terms of the notes, at a premium ranging from 110% to 125% of the principal amount and interest of such note. After this initial 180-day period, the Company does not have a right to prepay such notes.

Upon the occurrence and during the continuation of certain events of default, interest accrues at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. In the event that the Company fails to deliver to GS Capital shares of common stock issuable upon conversion of principal or interest under the above GS Capital notes, the penalty becomes $250 per day for each day that the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty increases to $500 per day beginning on the 10th day. In the event that the Company loses the bid price of its common stock on OTC, such GS Capital note does not incur penalty and instead the outstanding principal amount increases by 20%.

The total principal outstanding and accrued interest under the above GS Capital notes were $75,300 and $4,263, respectively, as of June 30, 2023, following conversion of $89,200 of the principal balance and $2,945 accrued interest during the year ended June 30, 2023. An aggregate total of $75,300 of the above GS Capital notes were bifurcated with the embedded conversion option which were recorded as derivative liabilities at fair value.

The total principal outstanding and accrued interest under the above GS Capital notes were $110,500 and $8,364, respectively, as of June 30, 2024, following conversion of $130,800 of the principal balance, $8,700 accrued interest (including $1,254 at default interest rate) and $3,832 conversion fees during the year ended June 30, 2024. The two GS Capital notes with total principal amount of $83,000 are currently in default and accrue at a default interest rate of 24% per annum. At June 30, 2024, an aggregate total of $110,500 of the above GS Capital notes were bifurcated with the embedded conversion option which are recorded as derivative liabilities at fair value as of June 30, 2024.

The total principal outstanding and accrued interest under the above GS Capital notes were $127,400 and $11,366, respectively, as of December 31, 2024, following conversion of $49,100 of the principal balance and $3,769 accrued interest during the six months ended December 31, 2024. During the six months ended December 31, 2024, an aggregate total of $66,000 of the above GS Capital notes were bifurcated with the embedded conversion option which were recorded as derivative liabilities at fair value. Two GS Capital notes with total principal amounts of $61,400 are currently in default and accrue at a default interest rate of 24% per annum as of December 31, 2024.

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Red Road Holdings Securities Purchase Agreement

On October 6, 2022, the Company entered into a securities purchase agreement (the “Red Road Purchase Agreement”) with Red Road Holdings Corporation, a Virginia corporation (“Red Road”), pursuant to which Red Road purchased a convertible promissory note (the “Red Road Note”) from the Company in the aggregate principal amount of $53,750, such principal and the interest thereon were convertible into shares of common stock at the option of Red Road. The transaction contemplated by the Red Road Purchase Agreement closed on October 12, 2022. The Company used the net proceeds ($50,000) from the Red Road Note for general working capital purposes. The maturity date of the Note was October 6, 2023. The Red Road Note bore interest at a rate of 8% per annum, which interest was payable in shares of common stock, but was not payable until the maturity date or upon acceleration or by prepayment of the Red Road Note, as described below. In addition, upon an event of default, interest on the outstanding principal accrued at a default interest rate of 22% per annum, or if such rate was usurious or not permitted by current law, then at the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions. Red Road had the option to convert all or any amount of the principal face amount of the Red Road Note, beginning one hundred eighty (180) days following the date of the Red Road Note and ending on the later of: (i) the maturity date of such note and (ii) the date of payment of the Default Amount (as defined in the Red Road Note), each in respect of the remaining outstanding amount of the Red Road Note, to convert all or any part of the outstanding and unpaid amount of the Note into common stock at the then-applicable conversion price. Pursuant to the terms of the Red Road Purchase Agreement, the Company paid Red Road’s legal fees and due diligence expenses in the aggregate amount of $3,750 which was recorded as a debt discount.

The conversion price for the Red Road Note was equal to the Variable Conversion Price (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events), which was defined as 65% of the Market Price (representing a discount rate of 35%) which was defined as the average of the lowest three (3) Trading Prices (as defined in the Red Road Note) for the common stock during the ten (10) trading days prior to the conversion date. The Red Road Note is subject to 4.99% beneficial ownership limitations and was treated as stock settled debt under ASC 480, and accordingly the Company recorded a total of $28,942 put premium.

The Red Road Note may be prepaid until 180 days from its issuance date, subject to the following: if prepaid within 60 days of the issuance date, the prepayment premium is 110% of the face amount of such note plus any accrued interest, if prepaid after 60 days but less than 91 days from the issuance date, then the prepayment premium is 115% of the face amount plus any accrued interest of such note., if prepaid after 90 days but less than 121 days from the issuance date, then the prepayment premium is 120% of the face amount plus any accrued interest of such note, if prepaid after 120 days but less than 151 days from the issuance date, then the prepayment premium shall be 125% of the face amount plus any accrued interest of such note, and if prepaid after 150 days but less than 181 days from the issuance date, then the prepayment premium shall be 129% of the face amount plus any accrued interest of such note.

In the event that the Company failed to deliver to Red Road shares of common stock upon conversion of the Red Road Note within three business days of a notice of conversion by Red Road, the Company would incur a penalty of $1,000 per day. Upon the occurrence and during the continuation of certain events of default, the Red Road Note will become immediately due and payable and the Company will pay Red Road in full satisfaction of its obligations in the Note an amount equal to 150% of the outstanding principal amount of the Red Road Note plus any interest accrued upon such event of default or prior events of default.

The total principal amount outstanding and accrued interest under the above Red Road notes was $0 as of June 30, 2023 following conversion of $53,750 of the principal balance and $2,150 accrued interest during the year ended June 30, 2023. Accordingly, $28,942 of the put premium was released to additional paid in capital in respect of such purchase agreements with Red Road during the year ended June 30, 2023 following conversion of the principal balance.

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Coventry Enterprises, LLC Securities Purchase Agreement

On November 3, 2022, the Company entered into a Securities Purchase Agreement with Coventry Enterprises, LLC (“Coventry”), pursuant to which the Company issued Coventry a promissory note from the Company in the aggregate principal amount of $125,000, such principal and the interest thereon convertible into shares of the Company’s common stock following an event of default (the “Coventry Note”). The Coventry Note contained a $25,000 original issue discount. The Company used the net proceeds of $100,000 from the Coventry Note for general working capital purposes.

The Coventry Note bore interest at a rate of 10% per annum, with $12,500 in guaranteed interest. The principal amount and the guaranteed interest was due and payable in seven equal monthly payments of $19,643, commencing on March 24, 2023 and continuing on the 24th day of each month thereafter until paid in full not later than October 24, 2023, or such earlier date as the Coventry Note was required or permitted to be repaid and to pay such other interest to Coventry on the aggregate unconverted and then-outstanding principal amount of the Coventry Note in accordance with the provisions thereof. Any or all of the principal amount and guaranteed interest may be pre-paid at any time and from time to time, in each case without penalty or premium.

Additionally, in the event that the Company files with the SEC a qualified offering statement on Form 1-A and such note was still outstanding for four months since its issuance, Coventry had the right to convert all or portion of such note, including guaranteed interest, into shares of common stock at the offering price used in connection with such offering.

At any time following an event of default under the Coventry Note, it became convertible, in whole or in part, into shares of Common Stock at the option of Coventry, at any time and from time to time thereafter (subject to the beneficial ownership limitations set forth therein). The conversion price of the Coventry Note was ninety percent (90%) per share of the lowest per-share VWAP during the twenty (20) trading-day period before the conversion (each, a “Calculated Conversion Price”). In the event that, within 30 calendar days either before or after any conversion, the conversion price of which was based upon a Calculated Conversion Price, the Company consummates (in whole or in part) any financing (whether such financing was equity, equity-equivalent, or debt or any combination thereof) or for any other reason issues any shares of common stock or any common stock equivalents at a price less than the most recent Calculated Conversion Price (the “Alternative Conversion Price”), regardless of when that note or instrument was originated, then, at the option of Coventry, (i) if the conversion had not yet occurred, then the Alternative Conversion Price will be substituted for the Calculated Conversion Price and (ii) if the conversion had occurred, then, within two trading days following Coventry’s written request, the Company was required to issue to Coventry that number of shares of Common Stock equivalent to the difference between the number of shares of Common Stock that had been issued using the Calculated Conversion Price and the number of shares of Common Stock that would have been issued using the Alternative Conversion Price. Accordingly, the Coventry note is treated as stock settled debt under ASC 480 and the Company recorded a total of $13,889 put premium during the year ended June 30, 2023.

Upon the occurrence and during the continuation of certain events of default, interest on the Coventry Note accrues at a default interest rate equal to the lesser of (i) 18% per annum or (ii) the maximum rate permitted by law. Subject to the beneficial ownership limitation in the Coventry Note, if any event of default occurs, then the outstanding principal amount guaranteed interest plus accrued but unpaid default rate interest, liquidated damages and other amounts owing on the Coventry Note through the date of acceleration became immediately due and payable at Coventry’s option, in cash or in shares of common stock at the mandatory default amount, which was equal to 120% of all such amounts due on the Coventry Note. If the Company failed to deliver to Coventry such shares, the Company was required to pay in cash an amount equal to the amount that the value of such shares exceeds the principal amount and interest of the attempted conversion.

As an additional inducement to Coventry entering into such agreement, the Company issued to Coventry 75,000 shares of common stock on the issuance date of the Coventry Note, which was valued using the relative fair value method at $37,500 and recognized as debt discount to be amortized over the term of such note.

The Company failed to make the first installment payment due in March 2023 which was considered an event of default. The Company recorded a default penalty of $25,000 as additional principal as of June 30, 2023.

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The total principal amount outstanding and accrued interest under the above Coventry note was $144,951 including the default penalty as of June 30, 2023 following conversion of $5,049 of the principal balance and $22,749 accrued interest during the year ended June 30, 2023. Accordingly, $561 of the put premium was released to additional paid in capital in respect of such purchase agreements with Coventry during the year ended June 30, 2023 following conversion of the principal balance.

In July 2023, the Company fully paid the remaining principal of $142,909 and accrued interest of $70 for a total of $142,979. The total principal amount outstanding and accrued interest under the above Coventry note was $0 following conversion of the principal balance of $2,043 and interest of $357 during the year ended June 30, 2024. Accordingly, $13,328 of the put premium was released to additional paid in capital in respect of such purchase agreements with Coventry during the year ended June 30, 2024 following conversion of the principal balance.

104 LLC Securities Purchase Agreement

Effective March 5, 2024, the Company entered into and closed a securities purchase agreement (the “Purchase Agreement”) with 104 LLC (“104”), pursuant to which 104 agreed to purchase a convertible promissory note from the Company in the aggregate principal amount of $50,000 (the “104 Note”), for a purchase price of $46,875, after an original issue discount of $3,125. The Company used the net proceeds therefrom for general working capital purposes.

Effective June 20, 2024, Company entered into and closed a securities purchase agreement with 104 LLC, pursuant to which 104 agreed to purchase a convertible promissory note from the Company in the aggregate principal amount of $33,750, for a purchase price of $30,375, after an original issue discount of $3,375. The Company paid legal and financing costs of $5,200. The Company used the net proceeds therefrom for general working capital purposes. The maturity date of the note is June 20, 2025 and the note bears interest at a rate of eight percent (8%) per annum, which may be increased to sixteen percent (16%) in the event of a default.

The principal and interest on the notes are convertible into shares of common stock of the Company at the option of 104 at any time following the issuance date of the notes (the “Conversion Shares”) at a price per share equal to 65% of the lowest closing trade price of the common stock during the ten (10) trading days prior to conversion (representing a discount of 35%). Notwithstanding the foregoing, such conversions are subject to a 4.99% beneficial ownership limitation and adjustments for mergers, consolidations, reorganizations and similar events set forth in the notes, other than a transfer or sale of all or substantially all Company assets. Pursuant to the notes, the Company is required to maintain an initial reserve of at least 500% of the number of conversion shares, subject to any increase of such reserved amount to reflect the Company’s obligations under the notes. The above 104 notes treated as stock settled debt under ASC 480 and accordingly the Company recorded a total of $45,096 was recorded as a put premium during the year ended June 30, 2024.

The maturity date of the Note is March 1, 2025 and the 104 Note bears interest at a rate of eight percent (8%) per annum, which may be increased to sixteen percent (16%) in the event of a default. During the first 60 days following the date of the Note, the Company has the right to prepay the principal and accrued but unpaid interest due under the Note, at a one hundred ten percent (110%) premium of the face amount plus accrued and unpaid interest, which increases to (i) one hundred fifteen percent (115%) if prepaid after 60 days, but less than 91 days from the issuance date, (ii) one hundred twenty percent (120%) if prepaid after 90 days, but less than 121 days from the issuance date, (iii) one hundred twenty five percent (125%) if prepaid after 120 days, but less than 181 days from the issuance date. After this initial 180-day period, the Company does not have a right to prepay the Note.

The 104 Note contains certain events of default, including failure to pay principal and interest when due, failure to timely issue the Conversion Shares, failure to maintain the listing of the Common Stock on at least one of the OTC markets (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, failure to comply with its reporting requirements with the U.S. Securities and Exchange Commission, a breach of certain covenants in the Purchase Agreement, default by the Company under any other note issued to the Investor, as well as certain customary events of default set forth in the Note, including, among others, breach of covenants, representations or warranties, insolvency, bankruptcy, and liquidation. Upon an event of default, the Note will become immediately due and payable by the Company.

The total principal amount outstanding under the above 104 financing agreements was $83,750 and accrued interest was $1,429 as of June 30, 2024.

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June 20, 2024 Securities Purchase Agreement

Effective June 20, 2024, Company entered into and closed a securities purchase agreement with 104 LLC, pursuant to which 104 agreed to purchase a convertible promissory note from the Company in the aggregate principal amount of $33,750, for a purchase price of $30,375, after an original issue discount of $3,375. The Company paid legal and financing costs of $5,200. The Company used the net proceeds therefrom for general working capital purposes. The maturity date of the note is June 20, 2025 and the note bears interest at a rate of eight percent (8%) per annum, which may be increased to sixteen percent (16%) in the event of a default.

The principal and interest on the notes are convertible into shares of common stock of the Company at the option of 104 at any time following the issuance date of the notes (the “Conversion Shares”) at a price per share equal to 65% of the lowest closing trade price of the common stock during the ten (10) trading days prior to conversion (representing a discount of 35%). Notwithstanding the foregoing, such conversions are subject to a 4.99% beneficial ownership limitation and adjustments for mergers, consolidations, reorganizations and similar events set forth in the notes, other than a transfer or sale of all or substantially all Company assets. Pursuant to the notes, the Company is required to maintain an initial reserve of at least 500% of the number of conversion shares, subject to any increase of such reserved amount to reflect the Company’s obligations under the notes. The above 104 notes treated as stock settled debt under ASC 480 and accordingly the Company recorded a total of $45,096 was recorded as a put premium during the year ended June 30, 2024.

During the first 60 days following the date of the notes, the Company has the right to prepay the principal and accrued but unpaid interest due under the notes, at a one hundred ten percent (110%) premium of the face amount plus accrued and unpaid interest, which increases to (i) one hundred fifteen percent (115%) if prepaid after 60 days, but less than 91 days from the issuance date, (ii) one hundred twenty percent (120%) if prepaid after 90 days, but less than 121 days from the issuance date, (iii) one hundred twenty five percent (125%) if prepaid after 120 days, but less than 181 days from the issuance date. After this initial 180-day period, the Company does not have a right to prepay the notes.

The 104 notes contain certain events of default, including failure to pay principal and interest when due, failure to timely issue the conversion shares, failure to maintain the listing of the common stock on at least one of the OTC markets (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, failure to comply with its reporting requirements with the U.S. Securities and Exchange Commission, a breach of certain covenants in the purchase agreement, default by the Company under any other note issued to the Investor, as well as certain customary events of default set forth in the notes, including, among others, breach of covenants, representations or warranties, insolvency, bankruptcy, and liquidation. Upon an event of default, the notes will become immediately due and payable by the Company.

The total principal amount outstanding under the above 104 financing agreements was $83,750 and accrued interest was $1,429 as of June 30, 2024. The total principal outstanding and accrued interest under the above 104 financing agreements were $83,125 and $1,132, respectively, as of December 31, 2024, following conversion of $625 of the principal balance and $4,000 accrued interest during the six months ended December 31, 2024.

Geebis Consulting Purchase Agreement

December 13, 2024 Securities Purchase Agreement

On December 13, 2024, the Company entered into a securities purchase agreement with Geebis Consulting, LLC (“Geebis”), pursuant to which Geebis purchased a convertible redeemable note from the Company in the aggregate principal amount of $22,000, such principal and the interest thereon are convertible into shares of the Company’s common stock at the option of Geebis. The Geebis note contains a $2,000 original issue discount. The Company used the net proceeds from the Geebis note for general working capital purposes.

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The maturity date of the Geebis note is June 15, 2025. The Geebis note shall bear interest at a rate of 8% per annum, which interest may be paid by the Company to Geebis in shares of common stock but shall not be payable until the Geebis note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment. The Geebis note is exchangeable for an equal aggregate principal amount of note of different authorized denominations, as requested by Geebis surrendering the same. The initial conversion price for the Geebis note is equal to $18 per share, provided that the fixed price will be reduced to $6 per share in the event that the market price of the common stock trades below $18 per share for five consecutive trading days. In the event of default, the conversion price shall be equal to the lowest trading price of the common stock on which the Company’s shares are then traded or any exchange upon which the common stock may be traded in the future. Notwithstanding the foregoing, such conversions are subject to a 4.99% beneficial ownership limitation and adjustments for mergers, consolidations, reorganizations and similar events set forth in the note, other than a transfer or sale of all or substantially all Company assets. Pursuant to the note, the Company is required to maintain an initial reserve of at least 500% of the number of conversion shares, subject to any increase of such reserved amount to reflect the Company’s obligations under the note.

Additionally, the conversion price of the Geebis note will be adjusted in favor of the note holder if the Company issues securities with more favorable conversion terms. The effective conversion price of the outstanding Geebis note is 60% (representing a 40% discount) of the market price, which means the lowest closing bid prices of the Common Stock for the ten trading days immediately prior to the delivery of a notice of conversion.

The above Geebis note was bifurcated from the embedded conversion option which was recorded as derivative liabilities at fair value .During the first 60 to 180 days following the date of the above Geebis note, the Company has the right to prepay the principal and accrued but unpaid interest due under the above notes issued to Geebis, together with any other amounts that the Company may owe Geebis under the terms of the note, at a premium ranging from 110% to 125% of the principal amount and interest of such note. After this initial 180-day period, the Company does not have a right to prepay such notes.

Upon the occurrence and during the continuation of certain events of default, interest accrues at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. In the event that the Company fails to deliver to Geebis shares of common stock issuable upon conversion of principal or interest under the above Geebis note, the penalty becomes $250 per day for each day that the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty increases to $500 per day beginning on the 10th day. In the event that the Company loses the bid price of its common stock on OTC, such Geebis note does not incur penalty and instead the outstanding principal amount increases by 20%.

The total principal outstanding and accrued interest under the above Geebis note was $22,000 and $87, respectively, as of December 31, 2024. As of December 31, 2024, an aggregate total of $22,000 of the above Geebis note was bifurcated with the embedded conversion option which was recorded as derivative liabilities at fair value as of December 31, 2024.

Outstanding convertible notes in default

Three outstanding convertible notes for total principal amount of $167,200 with maturity dates between April 2024 and December 2024 are currently in default as of December 31, 2024.

Amortization of debt discounts

The Company recorded $232,700 and $210,278 of debt discounts related to the above note issuances during the years ended June 30, 2024 and 2023, respectively. The Company recorded $279,711 and $232,674 of put premiums related to the above note issuances during the years ended June 30, 2024 and 2023, respectively. The debt discounts are being amortized over the term of the debt and the put premiums are expensed on issuance of the debt with the liability released to additional paid in capital on conversion of the principal.

Amortization of all debt discounts for the years ended June 30, 2024 and 2023 was $294,005 and $202,952, respectively.

The Company reclassified $246,254 and $411,111 in put premiums to additional paid in capital following conversions during the years ended June 30, 2024 and 2023, respectively.

The Company recorded $88,000 and $186,000 of debt discounts related to the above note issuances during the six months ended December 31, 2024 and 2023, respectively. The Company recorded $0 and $234,615 of put premiums related to the above note issuances during the six months ended December 31, 2024 and 2023, respectively. The debt discounts are being amortized over the term of the debt and the put premiums are expensed on issuance of the debt with the liability released to additional paid in capital on conversion of the principal.

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Amortization of all debt discounts for the six months ended December 31, 2024 and 2023 was $133,644 and $164,904, respectively.

The Company reclassified $9,336 and $87,305 in put premiums to additional paid in capital following conversions during the six months ended December 31, 2024 and 2023, respectively.

Legal Proceedings

We are not currently involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, or proceeding by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or our subsidiary, threatened against or affecting our Company, our Common Stock, our subsidiary or of our companies or our subsidiary’s officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

IRS Liability

As part of its requirement for having a foreign operating subsidiary, the Company’s parent U.S. entity is required to file an informational Form 5471 to the Internal Revenue Service (the “IRS”), which is a form that explains the nature of the relationship between the foreign subsidiary and the parent company. From 2012 through the 2014, the Company did not file this form in a timely manner. As a result of the non-timely filings, the Company incurred a penalty from the IRS in the amount of $10,000 per year, or $30,000 in total, plus accrued interest, such penalty and interest having been accrued and is included in the accrued expenses and other payable figure in the June 30, 2024 and 2023 consolidated balance sheets. The Company recorded the penalties for all three years during the year ended June 30, 2018. The Company is current on all subsequent filings.

MANAGEMENT

Executive Officers, Directors and Director Nominees

The following table sets forth certain information regarding our current executive officers and directors as of April 23, 2025:

Name	Age	Position
James Nathanielsz	50	Chief Executive Officer, Chief Financial Officer and Director
Dr. Julian Kenyon	78	Director
Josef Zelinger	74	Independent Director
Joseph Himy	56	Independent Director Nominee
Annie VanBroekhoven	74	Independent Director Nominee

The following is a biographical summary of the experience of each of our executive officers and directors:

James Nathanielsz has served as Chief Executive Officer and director of our Company since its inception, and has served as our Chief Financial Officer since December 2020. He also has served as a director and Chief Executive Officer of Propanc PTY LTD, our Australian subsidiary, since October 2007. From July 2006 until October 2007, Mr. Nathanielsz served as the New Products Manager of Biota Holdings Limited, an anti-infective drug development company in Australia. He holds no other public directorships and has not held any others during the previous five years.

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Mr. Nathanielsz graduated with a Bachelor of Applied Science from Swinburne University of Technology in Melbourne, Australia, majoring in Biochemistry/Applied Chemistry and with a Master of Entrepreneurship & Innovation.

Our board of directors has concluded that Mr. Nathanielsz is well-qualified to serve on our board of directors and has the requisite qualifications, skills and perspectives based on, among other factors, his position with Propanc PTY LTD, his experience in R&D and manufacturing and distribution, and due to being our controlling stockholder, as well as his significant business, investment, financial and public company experience, particularly with biotech companies.

Dr. Julian Kenyon has served a director of our Company and as Scientific Director since inception, and has served as our non-executive Chief Scientific Officer since May 2019. Dr. Kenyon co-founded Propanc PTY LTD, our Australian subsidiary, and was appointed as a director of Propanc PTY LTD on February 12, 2008. Since 2000, Dr. Kenyon has served as an integrated medical physician and Medical Director of the Dove Clinic for Integrated Medicine in Winchester and London. He holds no other public directorships and has not held any others during the previous five years.

Dr. Kenyon graduated from the University of Liverpool with a Bachelor of Medicine and Surgery and with a research degree, Doctor of Medicine. Since 1972, he has served as a Primary Fellow of the Royal College of Surgeons, Edinburgh.

Our board of directors has concluded that Dr. Kenyon is well-qualified to serve on our board of directors and has the requisite qualifications, skills and perspectives based on, among other factors, his position with Propanc PTY LTD.

Josef Zelinger has served as a director of our Company since December 2020. He holds no other public directorships and has not held any others during the previous five years.

He is a Certified Practicing Accountant with 45 years of experience in tax, auditing, finance, investment and management consulting. Mr. Zelinger also has significant expertise in property management and import/export businesses and he currently serves as a director of Aggro Investments Pty Ltd, an Australian private company specializing in industrial property rentals, where he provides tax and accounting services as a sole trader. Mr. Zelinger commenced his career as an accountant at L.M. Stanton & Partners - Chartered Accountants, subsequently joining Caston Pty Ltd in 1980, a steel manufacturer, as chief financial officer, and as a director, where he served in such roles until 1983.

Since the mid-1980s, Mr. Zelinger has served as director in several private investment companies in a range of businesses, including property portfolio manager of commercial real estate, import/export businesses and a range of commercial and financial investment companies. Since 1980, Mr. Zelinger has also operated as a sole practitioner in accountancy and tax consulting.

In 1973, Mr. Zelinger graduated with a degree in Accounting from RMIT University and was also admitted as a Fellow in Business.

Our board of directors has concluded that Mr. Zelinger is well-qualified to serve on our board of directors due to his experience as director, his corporate governance, tax and auditing expertise, his investment and involvement with the Company since 2010 and his other relevant qualifications, skills and perspectives based upon his professional experience.

Joseph Himy, Director Nominee

Mr. Joseph Himy is an experienced Chief Financial Officer with 20 years of diversified practice in a broad range of industries and with businesses of a variety of sizes. He received a Bachelor of Science degree in Accounting from Brooklyn College.

He began his financial career with the big four accounting firm Deloitte & Touche where he was promoted to audit manager within the banking and broker dealer business unit. As Vyteris Inc.’s Chief Financial Officer and member of its management team, Mr. Himy supervised the preparation of financial statements, developed corporate-wide business strategies, was a member of Vyteris’ business development team, and managed the company’s relationships with its bankers, board of directors and investors. As a member of Vyteris business development team, Mr. Himy acquired the licenses for complementary drug delivery technologies, introduced Vyteris to an international pharmaceutical to evaluate its infertility technology and was involved in the due diligence and analysis of acquiring other drug delivery technologies. Mr. Himy previously held the position of manager of financial reporting at LeCroy Corporation, where he was responsible for implementation of Sarbanes Oxley 404, corporate governance and regulatory compliance in addition to treasury operations and investor relations. Before that, Mr. Himy directed the rapid expansion of Delta Three, Inc.’s foreign subsidiary from 5 to 75 employees in his capacity there as Financial Manager.

Currently, Mr. Himy is the managing director of the CFO Squad. The CFO Squad is a financial and business advisory firm providing outsourced CFO advisory and regulatory consulting services private and public companies. The CFO Squad services include a wide scope of accounting functions including, SEC services, advisory board services, tax advisory services, management consulting services, regulatory consulting, infrastructure development, internal control evaluations and retainer CFO assignments, etc.

Our board of directors has concluded that Mr. Himy is well-qualified to serve on our board of directors due to his experience as a principal financial officer with diverse companies and his other relevant qualifications, skills and perspectives based upon his professional experience.

Annie Van Broekhoven Director Nominee

Prof. Dr Annie Van Broekhoven received her Ph.D in Cell Biology from the University of Antwerp in 1978. She is the former CEO of Q-Biologicals and has been active in the production of biological materials under cGMP for more than 20 years. Besides this, she is a Professor at the University of Antwerp, Belgium, where she is teaching industrial biotechnology and microbiology. She has been a WP-leader in the EU FP7 project entitled “Child-Innovac” where she was responsible for the process development, cGMP production and release of a live attenuated Bordetella pertussis vaccine which has been used in the Child-Innovac clinical trials.

Our board of directors has concluded that Dr. Van Broekhoven is well-qualified to serve on our board of directors due to her experience and leadership in the biotechnology industry and experience with clinical trials as well as her other relevant qualifications, skills and perspectives based upon her professional experience.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our Bylaws and the provisions of the General Corporation Law of the State of Delaware (the “DGCL”). Our directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until his or her resignation, death or removal in accordance with our Bylaws or the DGCL.

Our officers are appointed by our board of directors and hold office until removed by our board of directors at any time for any reason.

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Family Relationships

There are no family relationships between or among any of our directors or executive officers or persons nominated or chosen by us to become directors or executive officers.

Director Independence

Our board of directors has reviewed the independence of our directors and has determined that Josef Zelinger qualifies as an independent director pursuant to applicable SEC rules and regulations and pursuant to NASDAQ Rule 5605. In making this determination, our board of directors considered the relationships that such director has with us and all other facts and circumstances that our board of directors deemed relevant in determining his independence.

Scientific Advisory Board

We have formed a scientific advisory board (the “Scientific Advisory Board”) that provides advice to our management relating to the following:

●	The identification, assessment, evaluation, selection, conduct and management of research projects, both those which are under review and are in progress;

●	intellectual property; and

●	commercialization.

The Scientific Advisory Board may also address issues related to improving project selection, formal review processes and management procedures within our Company. The Scientific Advisory Board is composed of an advisory panel of clinicians with expertise in translational research.

As of April 23, 2025, the members of our Scientific Advisory Board were:

●	Professor Klaus Kutz (also serving as our acting Chief Medical Officer);

●	Professor Macarena Perán;

●	Professor Juan Antonio Marchal Corrales;

●	Dr. Maria Garcia; and

●	Dr. Ralf Brandt.

Each of the members of our Scientific Advisory Board acts as an independent consultant and is compensated on an hourly basis for his or her services. There is presently no stock based compensation for such services. In addition, we may have relationships with entities with which such members may be associated.

Professor Kutz is also acting as Chief Medical Officer for Propanc in a non-executive capacity. His compensation continues to be based on an hourly rate as per his advisory board agreement. Propanc intends to appoint Professor Kutz as Chief Medical Officer of Propanc in either a full-time or part-time executive officer capacity at a time that is mutually agreed upon between both parties.

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The following is a biographical summary of the experience of each member of our Scientific Advisory Board:

Professor Klaus Kutz has over 20 years of experience as an independent consultant in Clinical Pharmacology and Safety for pharmaceutical companies and clinical research organizations. His specialty over the last six years is oncology, including preparation of multiple NDAs and INDs for small and medium sized pharmaceutical companies. He has prepared, organized and reported clinical Phase I studies in oncology and Phase II studies in different cancer indications (prostate, gastric, ovarian, small cell lung cancer) and Non-Hodgkin’s lymphoma. Professor Kutz has more than 13 years of experience as Head of Clinical Pharmacology with world-wide responsibilities for Phase I and Clinical Pharmacokinetics in two internationally operating pharmaceutical companies, setting up and restructuring international clinical pharmacology departments. His achievements include the successful world-wide registration of multiple important compounds for Sandoz Pharma Ltd, a pharmaceutical company, by preparing multiple NDAs and expert reports (including written summaries), as well as preparing multiple IND applications for Sandoz Pharma Ltd and Sanofi Research. He is a specialist for Internal Medicine, Gastroenterology, and Clinical Pharmacology and he is also Professor of Medicine at the University of Bonn, Germany.

Professor Macarena Perán holds a B.S. in Biology and an M.S. in Biochemistry and Molecular Biology from the University of Málaga, Spain. Dr. Perán moved to the Neuroscience Department at Durham University in the UK, where she studied the Cellular Distribution and Immobilization of GABAA Receptors on the cell membrane and graduated in 2000 with a Ph.D. She moved back to Spain and completed another Ph.D. program in the Faculty of Medicine focused on Changes in the Behavior of Central Nervous Proteins. She also completed a second Ph.D. from Granada University. In 2005 and 2006, she attended the University of Bath, UK, working in Professor David Tosh’s lab, and changed her research interest to the development of new anti-cancer drugs and cell therapy for regenerative medicine. In 2011, she spent a year as a visiting scientist in the Salk Institute for Biological Studies in California, working in Professor Juan Carlos Izpisua-Belmonte’s lab. Currently, Dr. Perán is Reader in Anatomy at the University of Jaén in Spain and is working with the Institute of Pathobiology and Regenerative Medicine (IBIMER).

Professor Juan Antonio Marchal Corrales is Professor of Anatomy and Embryology at the Faculty of Medicine of University of Granada. He graduated in Medicine and Surgery in 1992, obtaining the degree “summa cum laude”. He defended his doctoral thesis in 1996. Prof. Marchal has worked at three universities in different educational categories and is responsible for the research group “Differentiation, Regeneration and Cancer”. He has participated in 39 research projects of national and international character, being principal investigator in 13 of them. He has a total of 145 publications in journals, of which 125 are listed in the Journal Citation Reports. He has spent time at the University of Sassari in Italy and as visiting professor. He is inventor of 14 patents, 4 of them licensed. He is a member of the Advisory Board of the International Graduate School of the University of Granada, member of the standing committee of the Scientific Council and coordinator of Area Research in the Biosanitary Institute of Granada (ibs.GRANADA) and member of the Governing Board at the Institute of Pathobiology and Regenerative Medicine (IBIMER). He has recently been named director of the Chair Drs. Galera and Requena of Cancer Stem Cell Research at the University of Granada.

Dr. Maria Garcia graduated in Biology from University of Granada in Spain in 1997, became a molecular biologist working in the National Centre of Biotechnology, characterizing the mechanism of action of “Protein kinase induced by interferon: PKR”. These studies gave rise to a PhD title awarded with an Extraordinary Thesis Award by the Autonomous University of Madrid in 2004. In 2002, Dr. García completed a three-month stay at the University of Wyoming with Dr. Roth. During the postdoctoral period, she obtained major public and private funding to characterize new activity of the main tumor suppressor genes that are mutated in more than 50% of human cancers, such as p53, ARF and Rb. Dr. García currently has a competitive research contract from the National Health System to lead translational cancer research, aiming at the integration of basic, clinical and epidemiological cancer research in the University Hospital Complex of Granada. She leads a line of research involving new antitumor drugs, biological therapies, biomarkers and cancer stem cell studies. Dr. García has more than 30 peer-reviewed publications in international journals with an average impact factor of 5 and a H-Index of 14.

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Dr. Ralf Brandt is the co-founder of vivoPharm PTY, Ltd., a global oncology and immuno-oncology discovery services company providing a range of preclinical services, which merged and became a part of Cancer Genetics, Inc., a Nasdaq-listed company enabling precision medicine in oncology from bench to bedside. Dr. Brandt currently serves as President of Discovery and Early Development of Cancer Genetics. Dr. Brandt is a biochemist and cell biologist with over 15 years of experience in research programs of experimental oncology. He has immense experience in in vivo pharmacology and anti-cancer drug profiling. Dr. Brandt received his Licence (BSc in Biochemistry and Animal Physiology) in 1986, and his PhD in Biochemistry in 1991 from the Martin-Luther University of Halle-Wittenberg in Germany. Dr. Brandt was employed at research positions at the National Cancer Institute in Bethesda, Maryland and at Schering AG in Germany. Since 1990, Dr. Brandt has been active in the field of preclinical oncology. He led the Tumor Biology program at Novartis Pharma AG in Switzerland and established several transgenic mouse lines developing tumors under the control of oncogenes. During Dr. Brandt’s long career in the pharmaceutical industry, he has acquired significant knowledge and expertise in leading business units and representation of services to the pre-clinical research market.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. As such, it is important for us to have our Chief Executive Officer serve on the Board as he plays key roles in the risk oversight of our Company. Each of the Board committees, when established prior to the effectiveness of the registration statement of which this prospectus is a part, will also provide risk oversight in respect of its areas of concentration and report material risks to the Board for further consideration.

Board Committees

Upon consummation of this offering, our Board will have established the following three standing committees: audit committee (the “Audit Committee”); compensation committee (the “Compensation Committee”); and nominating and governance committee (the “Nominating Committee”). Our independent directors, once appointed, will serve on each committee. Our Board will adopt written charters for each of these committees. Upon consummation of this offering, copies of the charters will be available on our website at www.propanc.com. Our Board may establish other committees as it deems necessary or appropriate from time to time.

The Board may create committees to delegate certain powers to act on behalf of the Board, provided the Board passes a resolution indicating such creation or delegation. The Board may delegate to a committee the power to appoint directors to fill vacancies on the Board. The creation or appointment of a committee does not relieve the Board or its members from their standard of care

Audit Committee

The Audit Committee, among other things, will be responsible for:

●	appointing; approving the compensation of; overseeing the work of; and assessing the independence, qualifications, and performance of the independent auditor;

●	reviewing the internal audit function, including its independence, plans, and budget;

●	approving, in advance, audit and any permissible non-audit services performed by our independent auditor;

●	reviewing our internal controls with the independent auditor, the internal auditor, and management;

●	reviewing the adequacy of our accounting and financial controls as reported by the independent auditor, the internal auditor, and management;

●	overseeing our financial compliance system; and

●	overseeing our major risk exposures regarding the Company’s accounting and financial reporting policies, the activities of our internal audit function, and information technology.

The Board has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and Nasdaq listing rules. Effective upon the completion of this offering the Board will adopt a written charter setting forth the authority and responsibilities of the Audit Committee. The Board will affirmatively determined that each member of the Audit Committee is financially literate, and that it has a member who meets the qualifications of an Audit Committee financial expert under the rules promulgated by the SEC.

The Audit Committee will consist of Josef Zelinger, Joseph Himy and Annie VanBroekhoven and Josef Zelinger will chair the Audit Committee. We believe that, after consummation of this offering, the functioning of the Audit Committee will comply with the applicable requirements of the rules and regulations of the Nasdaq listing rules and the SEC.

Compensation Committee

The Compensation Committee will be responsible for:

●	reviewing and making recommendations to the Board with respect to the compensation of our officers and directors, including the CEO;

●	overseeing and administering the Company’s executive compensation plans, including equity-based awards;

●	negotiating and overseeing employment agreements with officers and directors; and

●	overseeing how the Company’s compensation policies and practices may affect the Company’s risk management practices and/or risk-taking incentives.

Effective upon the completion of this offering, the Board will adopt a written charter setting forth the authority and responsibilities of the Compensation Committee.

The Compensation Committee will consist of Josef Zelinger, Joseph Himy and Annie VanBroekhoven Josef Zelinger will chair the Compensation Committee. The Board has affirmatively determined that each member of the Compensation Committee meets the independence criteria applicable to compensation committee members under SEC rules and Nasdaq listing rules. The Company believes that, after the consummation of the offering, the composition of the Compensation Committee will meet the requirements for independence under, and the functioning of such Compensation Committee will comply with, any applicable requirements of the rules and regulations of Nasdaq listing rules and the SEC.

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things, will be responsible for:

●	reviewing and assessing the development of the executive officers and considering and making recommendations to the Board regarding promotion and succession issues;

●	evaluating and reporting to the Board on the performance and effectiveness of the directors, committees and the Board as a whole;

●	working with the Board to determine the appropriate and desirable mix of characteristics, skills, expertise and experience, including diversity considerations, for the full Board and each committee;

●	annually presenting to the Board a list of individuals recommended to be nominated for election to the Board;

●	reviewing, evaluating, and recommending changes to the Company’s corporate governance principles and committee charters;

●	recommending to the Board individuals to be elected to fill vacancies and newly created directorships;

●	overseeing the Company’s compliance program, including the code of business conduct and ethics; and

●

overseeing and evaluating how the Company’s corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect the Company’s major risk exposures.

Effective upon completion of this offering, the Board will adopt a written charter setting forth the authority and responsibilities of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consist of Josef Zelinger, Joseph Himy and Annie VanBroekhoven. Josef Zelinger will chair the Nominating and Corporate Governance Committee. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of Nasdaq listing rules.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves, or in the past has served, as a member of the Board or the Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Board or its Compensation Committee. None of the members of the Compensation Committee is, or has ever been, an officer or employee of the company.

Corporate Governance Guidelines

Prior to the completion of this offering, the Board will adopt corporate governance guidelines in accordance with the corporate governance rules of Nasdaq.

Involvement in Certain Material Legal Proceedings During the Last Ten Years

During the past ten years, none of our current directors or executive officers has been:

●

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●

subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, or banking activities;

●

found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;

●

subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended, or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●

subject of, or a party to, any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

None of our directors, officers or affiliates, or any beneficial owner of 5% or more of our Common Stock, or any associate of such persons, is an adverse party in any material proceeding to, or has a material interest adverse to, us or any of our subsidiaries.

Clawback Policy

The board of directors has adopted a Clawback Policy (the “Clawback Policy) to apply to all our executive officers. The purpose of the Clawback Policy is to recoup incentive compensation awarded to executive of the Company if the Company’s financial statements are required to be restated, regardless of cause, including, without limitation, due to: (i) material noncompliance with any financial reporting requirements under the federal securities laws, (ii) an error, miscalculation or omission, or (iii) the commission of an act of fraud or other misconduct, including dishonesty, unethical conduct or falsification of the Company’s records, then the Compensation Committee shall, on behalf of the Company and to the extent legally possible, recoup any incentive compensation awarded or paid to any Executive Officer during the Recoupment Period of three (3) years.

Code of Ethics

The board of directors has adopted a Code of Ethics (the “Code of Ethics”) to apply to all of our directors, officers and employees. The Code of Ethics is intended to promote ethical conduct and compliance with laws and regulations, to provide guidance with respect to the handling of ethical issues, to implement mechanisms to report unethical conduct, to foster a culture of honesty and accountability, to deter wrongdoing and to ensure fair and accurate financial reporting. A copy of the Code of Ethics is available at our website www.propanc.com.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Year	Salary ($)	Bonus ($)		Option Awards ($)	All Other Compensation ($)		Total ($)
James Nathanielsz (1)	2023	$399,840	$-		$-	$30,444	(4)	$430,284
Chief Executive Officer and Chief Financial Officer	2024	$401,580	$102,195	(3)	$-	$44,752	(4)	$548,527

(1)

For purposes of the information included in this “Executive Compensation” section, including the table above, the conversion rates as of June 30, 2024 and 2023, $0.6693 and $0.6664, respectively, were used to convert dollar amounts from AUD to USD.

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(2)

Under the Nathanielsz Employment Agreement (as defined below), Mr. Nathanielsz received a gross annual salary of $400,000 AUD ($309,313 USD) per year effective February 1, 2018 as approved by the board of directors. Mr. Nathanielsz has also accrued unused annual and long service leave in the amounts of $627,337 AUD ($419,877 USD) and $584,815 AUD ($389,721 USD) for the fiscal years ended June 30, 2024 and 2023, respectively, which are included in the total above. On August 1, 2022, the board of directors approved an increase of Mr. Nathanielsz’s annual base salary from $400,000 AUD ($309,313 USD) to $600,000 AUD ($414,900 USD), effective July 1, 2022.

(3)	No bonus was approved in fiscal year 2023. In January 2024, the Board approved a bonus of $150,000 AUD or $102,195 USD.

(4)

Under the Nathanielsz Employment Agreement, Mr. Nathanielsz receives a 11.0% contribution to a pension of which he is the beneficiary and amounted to $27,038 USD and $27,100 USD for the years ended June 30, 2024 and 2023, respectively. In addition, pursuant to the Nathanielsz Employment Agreement, we may make a monthly payment to cover the costs relating to Mr. Nathanielsz use of a vehicle and certain fringe benefits. For the fiscal years ended June 30, 2024 and 2023, $17,714 USD and $3,344 USD, respectively, was paid to Mr. Nathanielsz for use of a vehicle.

Narrative to Summary Compensation Table

Employment Agreement with James Nathanielsz

The Company and Mr. Nathanielsz entered into a new employment agreement as of May 14, 2019 (the “Nathanielsz Employment Agreement”) setting forth the terms and conditions of Mr. Nathanielsz employment as the Company’s President and Chief Executive Officer. The Nathanielsz Employment Agreement also contemplates that Mr. Nathanielsz serves as a member of the board of directors.

The Nathanielsz Employment Agreement provides that Mr. Nathanielsz will receive a base salary of $33,333 AUD ($23,050 USD) per month ($400,000 AUD ($309,313 USD) annually) and a monthly contribution to Mr. Nathanielsz’s pension equal to 9.5% of his monthly salary. Mr. Nathanielsz may convert any accrued but unpaid salary into Common Stock at the end of each fiscal year at a conversion price to be determined by Mr. Nathanielsz and the Company, which will in no event be lower than par value or higher than the closing bid price on the date of conversion. The Company has also agreed to pay Mr. Nathanielsz an annual discretionary bonus in an amount up to 200% of his annual base salary, which bonus shall be determined by the Board and based upon the performance of the Company.

Mr. Nathanielsz is entitled to twenty days of annual leave and ten days of paid sick leave. Mr. Nathanielsz is also entitled to participate in employee benefits plans, fringe benefits and perquisites maintained by the Company to the extent the Company provides similar benefits or perquisites (or both) to similarly situated executives of the Company.

In the event that the Company provides notice of non-renewal of the Nathanielsz Employment Agreement, the Company terminates Mr. Nathanielsz without cause (as defined in the Nathanielsz Employment Agreement) or Mr. Nathanielsz terminates his employment for good reason (as defined in the Nathanielsz Employment Agreement), the Company has agreed to pay Mr. Nathanielsz a severance payment in an amount equal to Mr. Nathanielsz’s base salary for the year of termination in addition to accrued but unpaid salary, reimbursement of expenses and certain other employee benefits as determined under the terms of the applicable plans (“Accrued Amounts”). In the event that Mr. Nathanielsz provides notice of non-renewal of the Nathanielsz Employment Agreement, the Company terminates Mr. Nathanielsz for cause or Mr. Nathanielsz terminates his employment without good reason, Mr. Nathanielsz is only entitled to the Accrued Amounts.

The Company has agreed to indemnify Mr. Nathanielsz for any liabilities, costs and expenses incurred in the event that he is made a party to a proceeding due to his roles with the Company, other than any proceeding initiated by Mr. Nathanielsz or the Company relating to any dispute with respect to the Nathanielsz Employment Agreement or Mr. Nathanielsz’s employment.

Under the terms of the Nathanielsz Employment Agreement, Mr. Nathanielsz is also subject to certain restrictive covenants, including a one-year non-compete.

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Amended and Restated Services Agreement with Julian Kenyon

On May 14, 2019, the Company entered into an Amended and Restated Services Agreement (the “Services Agreement”) with Dr. Kenyon, the Company’s Chief Scientific Officer and a director, for a term of three years, subject to automatic one-year renewals, at an annual salary of $54,000 AUD ($41,580 USD). In connection with the execution of the Services Agreement, Dr. Kenyon was designated as an executive officer of the Company and assumed a more active executive role with the Company. Pursuant to the Services Agreement, Dr. Kenyon was granted options to purchase 0.000003 shares of Common Stock (the “Kenyon Options”), with an exercise price per share of $425,000 (100% of the closing market price of the Common Stock on May 14, 2019, the date of approval of such grant by the board of directors), (ii) 0.000003 restricted stock units of the Company (the “Initial Kenyon RSUs”), and (iii) an additional 0.000003 restricted stock units of the Company (the “Additional Kenyon RSUs”). Such options and restricted stock units were granted pursuant to the 2019 Plan (as defined below) approved by the Company’s board of directors on the effective date of the Services Agreement. The Kenyon Options have a term of 10 years from the date of grant. One third of the Kenyon Options vest every successive one-year anniversary following such effective date, provided, that on each such vesting date Dr. Kenyon is employed by the Company and subject to the other provisions of the Services Agreement. The Initial Kenyon RSUs vest on the one-year anniversary of such effective date, subject to Dr. Kenyon’s continued employment with the Company through such vesting date. The Additional Kenyon RSUs vest as follows, subject to Dr. Kenyon’s continued employment with the Company through the applicable vesting date: (i) 0.0000001 of the Additional Kenyon RSUs vest upon the Company submitting the CTA for PRP for the Study (as defined in the Services Agreement) in an applicable jurisdiction to be selected by the Company, (ii) 0.0000001 of the Additional Kenyon RSUs vest upon the Company completing an equity financing in the amount of at least $4,000,000 in gross proceeds, (iii) 0.0000001 of the Additional Kenyon RSUs vest upon the shares of Common Stock being listed on a senior stock exchange (New York Stock Exchange, NYSE American, or the Nasdaq Stock Market), and (iv) the remaining 0.0000001 of the Additional Kenyon RSUs vest upon the Company enrolling its first patient in the Study. Each vested Kenyon RSU will be settled by delivery to Mr. Kenyon of one share of Common Stock and/or the fair market value of one share of Common Stock in cash, at the sole discretion of the board of directors and subject to the 2019 Plan, on the first to occur of: (i) the date of a Change of Control (as defined in the Services Agreement), (ii) the date that is ten business days following the vesting of such Kenyon RSU, (iii) the date of Dr. Kenyon’s death or Disability (as defined in the Services Agreement), and (iv) Dr. Kenyon’s employment being terminated either by the Company without Cause or by Dr. Kenyon for Good Reason (as each term is defined in the Services Agreement). In the event of a Change of Control, 50% of any unvested portion of the Kenyon Options and the Kenyon RSUs vest immediately prior to such event. The Kenyon Options and Additional Kenyon RSU’s are subject to vesting periods pursuant to the Services Agreement. There are de minimis vested options and vested restricted stock unit that are considered issuable as of December 31, 2024 and June 30, 2024.

2019 Equity Incentive Plan

On May 14, 2019, our board of directors adopted our 2019 Equity Incentive Plan (the “2019 Plan”), which reserves a total of 234 shares of our Common Stock for issuance under the 2019 Plan. As described below, incentive awards authorized under the 2019 Plan include, but are not limited to, incentive stock options within the meaning of Section 422 of the Code. If an incentive award granted under the 2019 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with the exercise of an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2019 Plan.

Administration

Our board of directors will administer the 2019 Plan. Subject to the terms of the 2019 Plan, our board of directors has complete authority and discretion to determine the terms upon which awards may be granted under the 2019 Plan.

Grants

The 2019 Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Code and stock appreciation rights, as described below:

●

Options granted under the 2019 Plan entitle the grantee, upon exercise, to purchase up to a specified number of shares from us at a specified exercise price per share. The exercise price for shares of Common Stock covered by an option generally cannot be less than the fair market value of Common Stock on the date of grant unless agreed to otherwise at the time of the grant. In addition, in the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price will be no less than 110% of the fair market value of Common Stock on the date of grant.

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●	Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

●	The board of directors may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

●	The 2019 Plan authorizes the granting of stock awards. The board of directors will establish the number of shares of our Common Stock to be awarded (subject to the aggregate limit established under the 2019 Plan upon the number of shares of our Common Stock that may be awarded or sold under the 2019 Plan) and the terms applicable to each award, including performance restrictions.

●

Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of Common Stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of Common Stock on the date of exercise of the SAR and the market price of a share of our Common Stock on the date of grant of the SAR.

Duration, Amendment, and Termination

Our board of directors has the power to amend, suspend or terminate the 2019 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year of such change. Unless sooner terminated, the 2019 Plan would terminate ten years after it is adopted.

No awards or any shares of our Common Stock were issued during the fiscal year 2024 under the 2019 Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended June 30, 2024 to the Named Executive Officer. Except as set forth below, all of the outstanding equity awards granted to our Named Executive Officer were fully vested as of June 30, 2024.

	Option awards			Stock awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or Other Rights That Have Not Vested (#)	Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James Nathanielsz (1)	0.000001	-	$280,500,000,000	May 13, 2029	0.000001	165,747
Julian Kenyon (2)	0.0000003	-	$255,000,000,000	May 13, 2029	0.0000003	82,873

(1)	On May 14, 2019, the board of directors granted Mr. Nathanielsz an option to purchase 0.000001 shares of Common Stock at an exercise price of $280,500,000,000 per share and 0.000001 performance-based restricted stock units. The fair value of such options and restricted stock units at the grant date was $165,747 and $331,493, respectively. 0.000001 of such restricted stock units vested on May 14, 2020 and the balance is subject to performance conditions.

(2)	On May 14, 2019, the board of directors granted Mr. Kenyon an option to purchase 0.0000003 shares of Common Stock at an exercise price of $255,000,000,000 per share and 0.000001 performance-based restricted stock units. The fair value of such options and restricted stock units at the grant date was $82,873 and $165,747, respectively. 0.0000003 of such restricted stock units vested on May 14, 2020 and the balance is subject to performance conditions.

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(2)

On May 14, 2019, the board of directors granted Mr. Kenyon an option to purchase 0.02 shares of Common Stock at an exercise price of $4,250,000 per share and 0.04 performance-based restricted stock units. The fair value of such options and restricted stock units at the grant date was $82,873 and $165,747, respectively. 0.02 of such restricted stock units vested on May 14, 2020 and the balance is subject to performance conditions.

Director Compensation for the Fiscal Year Ended June 30, 2024

Name	Fees earned or paid in cash ($)		Option Awards ($)	All Other Compensation ($)	Total ($)
Julian Kenyon (1)	$36,142	(2)	$-	$-	$36,142

(1)	For purposes of the information included in the table, the conversion rate as of June 30, 2024, $0.6693 was used to convert amounts from AUD to USD.

(2)	Effective May 2019, Dr. Kenyon receives gross monthly compensation of $4,500 AUD or $3,264 USD per month for his services as a director of our Company.

Amended and Restated Director Agreement with Joseph Zelinger

Effective as of August 12, 2021, the Company entered into an Amended and Restated Director Agreement (the “Director Agreement”) with Mr. Zelinger, pursuant to which the Company agreed to compensate Mr. Zelinger with a monthly salary of $250 AUD ($188 USD) per month for his services as a member of the board of directors and which can be terminated by the Company for Cause (as defined in the Director Agreement) and at such time as Mr. Zelinger no longer serves as a Company director. Pursuant to the Agreement, any and all accrued unpaid salary may be converted by Mr. Zelinger into Common Stock at the end of each fiscal year at a conversion rate to be determined by the parties to such agreement, at a rate no lower than the par value of the Common Stock and no higher than the closing bid price of the Common Stock on date of such conversion.

Other Director Compensation

Directors are reimbursed for reasonable expenses incurred in attending meetings and carrying out duties as board members.

Scientific Advisory Board Members Compensation

The Company has entered into Scientific Advisory Board Member Agreements with certain members of its Scientific Advisory Board (the “SAB Agreements”). The SAB Agreements contain substantially similar terms and primarily relate to the protection of the Company’s intellectual property and include provisions for the members’ compensation for the services performed as a member of the Scientific Advisory Board. Mr. Kutz and Dr. Brandt each are paid a monetary fee for each year of service provided.

The following sets forth information as of October 5, 2024, regarding the number of shares of our Common Stock beneficially owned by (i) each person that we know beneficially owns more than 5% of our outstanding voting securities, (ii) each of our directors and named executive officer and (iii) all of our directors and named executive officers as a group.

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The amounts and percentages beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days through the exercise or conversion of any equity or debt securities, as applicable. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, each of the stockholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares listed below. Except as otherwise indicated, the address of each of the stockholders listed below is c/o Propanc Biopharma, Inc., 302, 6 Butler Street, Camberwell, VIC, 3124, Australia.

Shares Beneficially Owned

The following sets forth information as of April 23, 2025 regarding the number of shares of our Common Stock beneficially owned by (i) each person that we know beneficially owns more than 5% of our outstanding Common Stock, (ii) each of our directors and named executive officer and (iii) all of our directors and named executive officers as a group.

The amounts and percentages of our Common Stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right, and the conversion of preferred stock. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, each of the shareholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares of our Common Stock. Except as otherwise indicated, the address of each of the shareholders listed below is: c/o Propanc Biopharma, Inc., 302, 6 Butler Street, Camberwell, VIC, 3124 Australia.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class(1)

Directors and Executive Officers:

James Nathanielsz(2)	3,800,006	32.67%

Dr. Julian Kenyon(3)	2,500,006	21.49%

Josef Zelinger(4)	2,000,006	17.19%

All directors and executive officers, as a group (3 persons)	8,300,018	71.36%

Non-Director or Officer 5% Stockholder:

Ionic Vnetures LLC	900,011	7.74%

(1) Applicable percentages are based on 11,611,781 shares of our Common Stock outstanding as of April 23, 2025.

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(2) Includes (i) 5 shares of our Common Stock owned held by North Horizon Pty Ltd., which is the trustee of the Nathanielsz Family Trust. Mr. Nathanielsz has investing and dispositive power and a pecuniary interest in such shares held by such trust. In addition, such ownership includes (ii) 0.000001 vested stock options for the purchase of up to 0.000001 shares of our Common Stock, (iii) 0.000001 vested restricted stock units and 800,001 shares of Common Stock held by Mrs. Nathanielsz, the spouse of Mr. Nathanielsz, as to which shares Mr. Nathanielsz disclaims beneficial ownership. Such ownership excludes 0.000001 restricted stock units subject to certain vesting conditions, as discussed above in the section captioned “Executive Compensation - Employment Agreement with James Nathanielsz”.

(3) Includes 0.0000003 vested stock options for the purchase of up to 0.0000003 shares of Common Stock and 0.0000003 vested restricted stock units; excludes 0.0000003 restricted stock units that are subject to certain vesting conditions, as discussed above in the section captioned “Executive Compensation - Amended and Restated Services Agreement with Julian Kenyon”.

(4) Beneficial ownership includes (i) 250 shares of Common Stock issuable upon exercise of a Common Stock purchase warrant held by Aggro Investments Pty Ltd, which Mr. Zelinger wholly owns and controls, which is subject to a 4.99% beneficial ownership limitation providing that a holder of such warrant will not have the right to exercise any portion thereof if the holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the Common Stock outstanding, provided that upon at least 61 days’ prior notice to us, the holder may increase or decrease such limitation up to a maximum of 9.99% of the shares of Common Stock outstanding. The principal business address of Aggro Investments Pty Ltd is 9 Seymour Road, Elsternwick, Victoria, Australia, 3185.

(5) Includes all shares of Common Stock beneficially owned by our executive officers and directors, subject to any disclaimers set forth in footnotes 2 and 3 of the table above.

DESCRIPTION OF OUR SECURITIES

General

The following description of our Common Stock and provisions of our Articles of Incorporation and bylaws are summaries and are qualified by reference to such Articles of Incorporation and bylaws that will be in effect upon the closing of this offering. By becoming a shareholder in our Company, you will be deemed to have notice of and consented to these provisions of our Articles of Incorporation and bylaws.

Authorized Capital Stock

Our authorized capital stock consists of 10,000,000,000 shares of Common Stock, $0.001 par value per share, and 1,500,005 shares of preferred stock, $0.01 par value per share, of which 500,000 shares have been designated as Series A preferred stock, and 5 shares have been designated as Series B Preferred Stock. As of April 23, 2025, there were 11,611,781 shares of Common Stock issued and outstanding, one share of Series B Preferred Stock issued and outstanding, and no shares of Series A preferred stock issued and outstanding.

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Common Stock

Voting

Holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our Common Stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividend

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our Common Stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of Common Stock are, and the shares of Common Stock to be issued in this offering will be, fully paid and nonassessable.

Series B Preferred Stock

Pursuant to a certificate of designation filed with the Secretary of State of the State of Delaware on June 16, 2015, five shares of preferred stock have been designated as Series B Preferred Stock, par value $0.01 per share, of the Company (“Series B Preferred Stock”). Each holder of shares of Series B Preferred Stock is entitled to voting power equivalent to the number of votes equal to the total number of shares of common stock outstanding as of the record date for the determination of stockholders entitled to vote at each meeting of stockholders of the Company and entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Company. One share of Series B Preferred Stock is issued and outstanding as of April 23, 2025. Mr. Nathanielsz, the Company’s Chief Executive Officer, directly beneficially owns such one (1) share of Series B Preferred Stock. The Series B Preferred Stock are voting shares only and have no conversion rights, liquidation rights, or dividends.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

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Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 of the DGCL may discourage attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

The provisions of Delaware law and the provisions of our Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Bylaws

Provisions of our Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock. Among other things, our Bylaws:

●	permit our board of directors to issue up to 1,500,005 shares of our preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in our control);

●	provide that the authorized number of directors may be changed only by resolution of the board of directors;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require approval by the holders of a majority of our then outstanding shares of Common Stock.

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Transfer Agent and Registrar

Our transfer agent for our Common Stock is Securities Transfer Corporation, 2901 N. Dallas Parkway, Suite 380, Plano, TX 75093, (469) 633-0101.

Options

We currently have a de minimis number outstanding options to purchase shares of our Common Stock.

Warrants

As of April 23, 2025, we have approximately 250 warrants to purchase shares of our Common Stock.

Listing

We have applied to have our Common Stock listed on the Nasdaq Capital Market under the symbol “PPCB.” We will not proceed with this offering in the event our listing application is not approved for listing on the Nasdaq Capital Market.

Holders

On April 23, 2025 there were approximately 103 record holders of our Common Stock.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this offering may be subject to such penny stock rules, purchasers in this offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

Limitation of Liability and Indemnification of Directors and Officers

Under the provisions of the Articles of Incorporation and bylaws of the registrant, as of the date of this Registration Statement, each person who is or was a director, officer or employee of registrant shall be indemnified by the registrant to the full extent permitted or authorized by Delaware law, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other non-adjudicated disposition of any threatened or pending action or proceeding unless the Company has given its prior consent to such settlement or other disposition.

Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of the registrant, such person shall be indemnified against expenses (including attorneys’ fees) reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit is settled, such a person shall be indemnified under such law against both (a) expenses (including attorneys’ fees) and (b) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action, had no reasonable cause to believe such person’s conduct was unlawful. If unsuccessful in defense of a suit brought by or in the right of the registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorney’s fees) incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the registrant.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, our Common Stock is quoted on the OTC under the symbol “PPCB.” Future sales of substantial amounts of our Common Stock in the public market, including shares issued upon the exercise of outstanding options or warrants, or upon debt conversion, or the anticipation of these sales, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of equity securities.

Upon completion of this offering, we estimate that we will have 12,611,781 outstanding shares of our Common Stock, calculated as of April 23, 2025, assuming no exercise of outstanding options or warrants, if any, and no sale of shares reserved for the underwriter for over-allotment allocation, if any.

Sale of Restricted Securities

The shares of our Common Stock sold pursuant to this offering will be registered under the Securities Act and therefore freely transferable, except for our affiliates. Our affiliates will be deemed to own “control” securities that are not registered for resale under the registration statement covering this prospectus. Individuals who may be considered our affiliates after this offering include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates are not permitted to resell their shares of our Common Stock unless such shares are separately registered under an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act is available, such as Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” (i.e., securities that are not registered by an effective registration statement) of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of: (i) 1% of the then outstanding shares of Common Stock as shown by the most recent report or statement published by the issuer; and (ii) the average weekly reported trading volume in such securities during the four preceding calendar weeks.

Sales under Rule 144 by our affiliates will also be subject to restrictions relating to manner of sale, notice and the availability of current public information about us and may be affected only through unsolicited brokers’ transactions.

Persons not deemed to be affiliates who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about the Company is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least 90 days and are current in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited re-sales of such securities.

Shares received by our affiliates in this offering or upon exercise of stock options or upon vesting of other equity-linked awards may be “control securities” rather than “restricted securities.” “Control securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of the Company’s Common Stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of the Company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates of the Company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701 and until expiration of the lock-up period described below.

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Lock-Up Agreements

The Company, each of our directors and executive officers, and our 5% and greater stockholders, have agreed not to, subject to certain limited exceptions, offer, pledge, sell, contract to sell, grant any option to purchase, or otherwise dispose of our Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, or to enter into any hedge or other arrangement or any transaction that transfers, directly or indirectly, the economic consequence of ownership of the shares of our Common Stock, in the case of the Company for a period of 180 days after the date of this prospectus, and in the case of our directors and executive officers and our 5% and greater stockholders for a period of 180 days after the date of this prospectus, without the prior written consent of the underwriter. See “Underwriting—Lock-Up Agreements.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our securities purchased in this offering, which we refer to collectively as our securities, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the provisions of the Code, final, temporary, and proposed Treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions, all as of the date hereof. These authorities may change, possibly retroactively, resulting in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership, or disposition of our securities.

This summary does not address any alternative minimum tax considerations, any considerations regarding the Medicare tax, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address all of the tax consequences that may be relevant to investors, nor does it address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt entities or governmental organizations, including agencies or instrumentalities thereof;

●	regulated investment companies and real estate investment trusts;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	tax-qualified retirement plans;

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●	certain former citizens or long-term residents of the United States;

●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities including S corporations and trusts (and any investors therein);

●	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or

●	persons deemed to sell our securities under the constructive sale provisions of the Code, or persons holding the securities as part of a “straddle,” hedge, conversion transaction, integrated transaction, or other similar transaction.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, that is:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate trust whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court, and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our Common Stock and do not anticipate paying any dividends on our Common Stock in the foreseeable future. However, if we do make distributions in cash or other property on our Common Stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent our distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital that will first reduce your basis in our Common Stock, but not below zero, and then will be treated as gain from the sale or other disposition of stock as described below under “—Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied with certain exemptions. Any dividends that we pay to a U.S. holder that is a corporation will qualify for the dividends received deduction if the requisite holding period is satisfied, subject to certain limitations. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

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Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange, or other taxable disposition of our Common Stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s adjusted tax basis in such Common Stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such Common Stock. A U.S. holder’s adjusted tax basis in its Common Stock will generally equal the U.S. holder’s acquisition cost or purchase price, less any prior distributions treated as a return of capital. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the Common Stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our Common Stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Unearned Income Medicare Tax

A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. holder that is an individual with adjusted gross income that exceeds a threshold amount ($200,000, or $250,000 if married filing jointly).

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our securities. A “non-U.S. holder” is a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder. The term “non-U.S. holder” includes:

●	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

●	a foreign corporation;

●	an estate or trust that is not a U.S. holder; or

●	any other Person that is not a U.S. holder.

But generally, does not include an individual who is present in the U.S. for 183 days or more or who is otherwise treated as a U.S. resident in the taxable year. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

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Distributions

Subject to the discussion below regarding effectively connected income, any distribution paid to a non-U.S. holder, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute a dividend for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S., will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be provided prior to the payment of dividends and must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty should consult with its individual tax advisor to determine if you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Gain on Sale, Exchange, or Other Taxable Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange, or other taxable disposition of our Common Stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

●	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	shares of our Common Stock constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our Common Stock (provided that an exception does not apply), and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. holder’s holding period for the shares of our Common Stock.

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We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Common Stock is regularly traded on an established securities market, such Common Stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively hold more than five percent of such regularly traded Common Stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our Common Stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or (in each case) such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange, or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may apply.

Federal Estate Tax

Common Stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

A non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8.Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

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UNDERWRITING

We are offering our shares of Common Stock described in this prospectus through the underwriters named below. D. Boral Capital LLC (“D. Boral”) and Craft Capital Management LLC are acting as the underwriters in this offering, with D. Boral acting as the representative (the “Representative”) of the underwriters. We will enter into an underwriting agreement with the Representative and the other underwriters. Subject to the terms and conditions set forth in the underwriting agreement, each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, the number of shares of Common Stock listed next to its name in the table below, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus.

Underwriters	Number of shares of Common Stock
D. Boral Capital LLC
Craft Capital Management LLC
Total

The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the securities offered by this prospectus is subject to the approval of certain legal matters by its legal counsel and certain other conditions. Such underwriters are obligated to take and pay for all of the securities if any of the securities are taken. Such underwriters are not, however, required to take or pay for securities covered by the Over-Allotment Option described below. Our shares of Common Stock are offered subject to a number of conditions, including:

●	receipt and acceptance of our shares of Common Stock by the underwriters; and

●	the underwriters’ right to reject orders in whole or in part.

We have been advised by D. Boral that the underwriters intend to make a market in our securities but that they are not obligated to do so and may discontinue making a market at any time without notice.

Over-Allotment Option

We have granted the underwriters an option exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to an aggregate of 150,000 additional shares of our Common Stock (representing 15% of the total number of securities offered), less the underwriting discounts and commissions set forth on the cover of this prospectus in any combination thereof to cover over-allotments, if any. To the extent that the underwriters exercise this option, the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of Common Stock as the number of shares of Common Stock to be purchased by it in the above table bears to the total number of shares of Common Stock offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional shares of Common Stock to the underwriters to the extent the option is exercised. If any additional shares of Common Stock are purchased, the underwriters will offer the additional shares of Common Stock on the same terms as those on which the other shares of Common Stock are being offered hereunder.

Underwriting Discount

of Common Stock sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any shares of Common Stock sold by the underwriters to securities dealers may be sold at a discount of up to $[              ] per share from the public offering price. The underwriters may offer the shares of Common Stock through one or more of their affiliates or selling agents. If all the shares of Common Stock are not sold at the public offering price, the Representatives may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the shares of Common Stock at the prices and upon the terms stated therein.

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The underwriting discount is equal to the public offering price per share of Common Stock, less the amount paid by the underwriters to us per share of Common Stock. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters. We have agreed to sell the shares of Common Stock to the underwriters at the offering price of approximately $4.60 per share, which represents the public offering price of our shares of Common Stock set forth on the cover page of this prospectus less an 8% underwriting discount.

The following table shows the per share and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ 45-day option to purchase up to 150,000 additional shares of Common Stock.

	Per Share of Common Stock (1)	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions (8%)	$	$	$
Proceeds to us, before fees and expenses, to us	$	$	$

We have agreed to reimburse the Representative for its accountable expenses, including the Representative’s legal fees, as well as other fees, expenses, and disbursement up to a maximum amount of $175,000. We have paid $25,000 to the Representative as an advance to be applied towards reasonable out-of-pocket expenses (the “Advance”). Any portion of the advance shall be returned back to us to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

We will be also responsible for and will pay all expenses relating to the offering, including, without limitation (a) all filing fees and expenses relating to the registration of the Public Securities with the Commission; (b) all fees and expenses relating to the listing of the Common Stock on a national securities exchange; (c) all fees, expenses and disbursements relating to the registration or qualification of the Public Securities under the “blue sky” securities laws of such states and other jurisdictions as D. Boral Capital may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be D. Boral Capital’s counsel) unless such filings are not required in connection with the Company’s proposed listing on a national exchange, if applicable; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Public Securities under the securities laws of such foreign jurisdictions as D. Boral Capital may reasonably designate; (e) the costs of all mailing and printing of the Offering documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of the Public Securities from the Company to D. Boral Capital; (g) the fees and expenses of the Company’s accountants; (h) all filing fees and communication expenses associated with the review of the Offering by FINRA; (i) up to $20,000 of D. Boral Capital’s actual accountable road show expenses for the Offering; (j) the $29,500 cost associated with D. Boral Capital’s use of Ipreo’s book building, prospectus tracking and compliance software for the offering; (k) the costs associated with bound volumes of the Offering materials as well as commemorative mementos and lucite tombstones in an aggregate amount not to exceed $5,000; and (l) the fees for D. Boral Capital’s legal counsel, in an amount not to exceed $175,000. The Company will also pay for background checks of its directors and senior management.. For the sake of clarity, it is understood and agreed that the Company shall be responsible for D. Boral Capital’s external counsel legal costs detailed in this Section, any background check costs incurred by D. Boral and any due diligence costs, irrespective of whether the Offering is consummated or not, subject to $50,000 in the event that there is not a Closing. Additionally, the Company has provided an expense advance (the “Advance”) to D. Boral Capital of $25,000 upon the execution of the engagement letter. The Advance shall be applied towards out-of-pocket accountable expense set forth herein and any portion of the Advance shall be returned back to the Company to the extent not actually incurred. D. Boral Capital may deduct from the net proceeds of the Offering payable to the Company on the date of Closing, or the closing of the Over-Allotment Option, if any, the expenses set forth herein to be paid by the Company to the underwriters.

We estimate the total expenses payable by us for this offering to be approximately $[              ], which amount includes (i) the underwriting discount of $[              ] (8%), (ii) a non-accountable expense of $[              ] (1%) (iii) reimbursement of the accountable expenses of the representative equal to $[              ], and (iv) other estimated Company expenses of approximately $[              ], which includes legal, accounting, printing costs, and various fees associated with the registration of our securities.

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Representative’s Warrants

Upon closing of this offering, we have agreed to issue to the Representative (or its designees) certain warrants (the “Representative’s Warrants”) to purchase a number of shares of Common Stock equal to three percent (3.0%) of the aggregate number of shares sold in the offering (including those securities sold upon exercise of the Over-Allotment Option). The Representative’s Warrants will be exercisable at a per share exercise price equal to 100% of the public offering price per share of Common Stock sold in this offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four and one half year period commencing six months from the effective date of the registration statement related to this offering. The Representative’s Warrants also provide for a one-time demand registration right of the shares underlying the Representative’s Warrants, and unlimited “piggyback” registration rights with respect to the registration of the shares of common stock underlying the Representative’s Warrants and customary antidilution provisions and protections. The demand registration right provided will not be greater than five years from the date of the underwriting agreement related to this offering in compliance with FINRA Rule 5110(f)(2)(G). The piggyback registration right provided will not be greater than seven years from the date of the underwriting agreement related to this offering in compliance with FINRA Rule 5110(f)(2)(G).

The Representative’s Warrants and the shares of common stock underlying the Representative’s Warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the securities underlying the Representative’s Warrants, nor will the representative engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares for a period of 180 days from the effective date of the registration statement. Additionally, the Representative’s Warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The Representative’s Warrants will provide for adjustment in the number and price of the Representative’s Warrants and the shares of common stock underlying such Representative’s Warrants in the event of recapitalization, merger, stock split or other structural transaction.

Tail Financing

Pursuant to that certain Letter of Engagement dated as of May 3, 2024 (the “Engagement Agreement”), between the Company and D. Boral, if, during the 12-month period following the closing of this offering, we consummate a financing with investors with whom the Representative had introduced to us during the period in which we engaged the Representative, we will pay the Representative a cash fee equal to 8% of the gross proceeds of such financing.

Right of First Refusal

We have also granted D. Boral an irrevocable right of first refusal for a period of twelve (12) months after the closing date of this offering, to act as sole investment banker, sole book-runner, and/or sole placement agent, at D. Boral’s sole discretion, for each and every future public and private equity and debt offering, including all equity-linked financings, during such twelve (12) month period, of the Company, or any successor to or any current or future subsidiary of the Company, on terms and conditions customary to D. Boral for such transactions.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, (a) our officers and directors, and holders of 5% or more of our shares of common stock as of the pricing date of the offering, have agreed, subject to certain exceptions, for a period of one hundred and eighty (180) days after the closing of offering, that they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, and (b) we, and any successor, have agreed, subject to certain exceptions, not to for a period of one hundred and eighty days (180) after the closing of the offering, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or other lending institution, which involves no issuance of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company.

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Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Stock Exchange Listing Application

In connection with this offering, we have applied to have our Common Stock listed on the Nasdaq Capital Market under the symbol “PPCB.” No assurance can be given that our applications will be approved. We will not proceed with this offering in the event our Common Stock is not approved for listing on the Nasdaq Capital Market.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares of common stock than are set forth on the cover page of this prospectus. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares of our common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of our common stock involved is greater than the number of shares of common stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, our common stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time without notice.

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In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;
●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and
●	passive market making bids must be identified as such.

Determination of Offering Price

Prior to this offering, there has been a limited public market for our Common Stock. Our Common Stock currently trades on the OTC Pink Marketplace, where it is quoted under the symbol “PPCB.” The public offering price of the shares of Common Stock will be negotiated between us and the Representative. The principal factors to be considered in determining the public offering price include:

●	the information set forth in this prospectus and otherwise available to D. Boral;

●	our history and prospects and the history and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities market at the time of this offering;

●	the recent market prices of, and demand for, publicly traded shares of generally comparable companies; and

●	other factors deemed relevant by the underwriters and us.

The estimated public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our shares of Common Stock or that the shares of Common Stock will trade in the public market at or above the public offering price.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

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Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Selling Restrictions

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Regulation, or each, a Relevant Member State, an offer to the public of any shares of Common Stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of Common Stock may be made at any time under the following exemptions under the Prospectus Regulation, if they have been implemented in that Relevant Member State:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of Common Stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of Common Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Common Stock to be offered so as to enable an investor to decide to purchase any shares of Common Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

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United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the Shares of Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of Common Stock in, from or otherwise involving the United Kingdom.

Hong Kong

Our shares of Common Stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Units shares of Common Stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Units shares of Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of Common Stock.

Accordingly, the shares of Common Stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of Common Stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of Common Stock. The shares of Common Stock may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of Common Stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of Common Stock. The shares of Common Stock may only be transferred in bloc without subdivision to a single investor.

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Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of Common Stock may not be circulated or distributed, nor may the shares of Common Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of Common Stock are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares of Common Stock under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (b) where no consideration is given for the transfer; or (c) by operation of law.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby and certain other legal matters will be passed upon for us by Brunson Chandler & Jones, PLLC, Salt Lake City, UT. Sichenzia Ross Ference Carmel LLP, New York, NY, is acting as counsel to the underwriters in connection with certain legal matters relating to this offering.

As partial compensation for its services, we have issued 48,000 shares of common stock to Brunson Chandler & Jones, PLLC.

EXPERTS

The financial statements of Propanc Biopharma as of June 30, 2024 and 2023, appearing in this prospectus and registration statement of which this prospectus forms a part, have been audited by Salberg & Company, P.A., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of Common Stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement on Form S-1 and its exhibits. For further information with respect to Propanc Biopharma and the shares of Common Stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available on the website of the SEC referred to above. The information contained in, or that can be accessed through, our website is not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

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INDEX TO FINANCIAL STATEMENTS

Page
Condensed Consolidated Balance Sheets at December 31, 2024 (unaudited) and June 30, 2024	F-2

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the three and six months ended December 31, 2024 and 2023 (unaudited)	F-3

Condensed Consolidated Statements of Changes in Stockholders’ Deficit for each of the three and six months in the periods ended December 31, 2024 and 2023 (unaudited)	F-4

Condensed Consolidated Statements of Cash Flows for the six months ended December 31, 2024 and 2023 (unaudited)	F-6

Notes to the Condensed Consolidated Financial Statements (unaudited)	F-7

F-1

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2024	June 30, 2024
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$14,633	$21,085
GST tax receivable	1,973	2,950
Prepaid expenses and other current assets	1,378	1,406

TOTAL CURRENT ASSETS	17,984	25,441

Deferred offering costs	52,117	27,117
Security deposit - related party	1,855	2,008
Operating lease right-of-use assets, net - related party	6,577	17,799

TOTAL ASSETS	$78,533	$72,365

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$1,223,254	$1,213,335
Accrued expenses and other payables	899,262	792,190
Accrued interest	135,351	94,612
Loans payable	145,091	145,091
Loans payable - related parties	350,544	71,629
Notes payable, net of discount	168,217	204,694
Convertible notes, net of discounts and including put premiums	409,799	399,325
Operating lease liability - related party, current portion	7,298	19,362
Embedded conversion option liabilities	131,585	133,886
Due to former director - related party	27,491	29,759
Loan from former director - related party	45,754	49,528
Employee benefit liability	611,318	639,371

TOTAL CURRENT LIABILITIES	4,154,964	3,792,782

NON-CURRENT LIABILITIES:
Loan payable - long-term - related party, net of discount	82,328	58,642

TOTAL NON-CURRENT LIABILITIES	82,328	58,642

TOTAL LIABILITIES	$4,237,292	$3,851,424

STOCKHOLDERS’ DEFICIT:
Preferred stock, 1,500,005 shares authorized, $0.01 par value:
Series B preferred stock, $0.01 par value; 5 shares authorized; 1 share issued and outstanding as of December 31, 2024 and June 30, 2024	-	-
Common stock, $0.001 par value; 10,000,000,000 shares authorized; 14,508 and 7,980 shares issued and outstanding as of December 31, 2024 and June 30, 2024, respectively	14	8
Additional paid-in capital	61,878,549	61,696,049
Accumulated other comprehensive income	1,491,868	1,269,581
Accumulated deficit	(67,482,713)	(66,698,220)
Treasury stock ($0.001 share)	(46,477)	(46,477)

TOTAL STOCKHOLDERS’ DEFICIT	(4,158,759)	(3,779,059)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$78,533	$72,365

The accompanying unaudited condensed notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	For the three months ended December 31,		For the six months ended December 31,
	2024	2023	2024	2023

REVENUE
Revenue	$-	$-	$-	$-

OPERATING EXPENSES
Administration expenses	153,593	318,185	374,352	712,013
Occupancy expenses - related party	5,401	5,857	13,718	13,006
Research and development	54,388	114,022	116,102	130,264
TOTAL OPERATING EXPENSES	213,382	438,064	504,172	855,283

LOSS FROM OPERATIONS	(213,382)	(438,064)	(504,172)	(855,283)

OTHER INCOME (EXPENSE)
Interest expense	(118,943)	(264,462)	(205,173)	(442,696)
Interest income	-	16	1	33
Derivative expense	(8,559)	(45,658)	(35,741)	(123,379)
Change in fair value of derivative liabilities	13,581	(1,771)	66,368	302,158
Gain (loss) on extinguishment of debt, net	(18,759)	(211)	(30,078)	34,099
Foreign currency transaction gain (loss)	(84,121)	37,146	(75,698)	21,198
TOTAL OTHER INCOME (EXPENSE), NET	(216,801)	(274,940)	(280,321)	(208,587)

LOSS BEFORE TAXES	(430,183)	(713,004)	(784,493)	(1,063,870)

Tax benefit	-	128,620	-	128,620

NET LOSS	$(430,183)	$(584,384)	$(784,493)	$(935,250)

Deemed Dividend	-	(34,585)	-	(177,160)

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(430,183)	$(618,969)	$(784,493)	$(1,112,410)

BASIC AND DILUTED NET LOSS PER SHARE AVAILABLE TO COMMON STOCKHOLDERS	$(32.23)	$(1,559.55)	$(67.64)	$(3,835.55)

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	13,347	397	11,597	290

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(430,183)	$(618,969)	$(784,493)	$(1,112,410)

OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized foreign currency translation gain (loss)	321,230	(134,480)	222,287	(60,806)

TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	321,230	(134,480)	222,287	(60,806)

TOTAL COMPREHENSIVE LOSS	$(108,953)	$(753,449)	$(562,206)	$(1,173,216)

The accompanying unaudited condensed notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2024 AND 2023

(Unaudited)

	Preferred Stock						Common
	Series A		Series B		Common Stock		Stock Issuable		Additional			Accumulated Other		Total Stockholders’
	No. of Shares	Value	No. of Shares	Value	No. of Shares	Value	No. of Shares	Value	Paid-in Capital	Subscription Receivable	Accumulated Deficit	Comprehensive Income	Treasury Stock	Deficit

Balance at June 30, 2023	-	$-	1	$-	101	$-	27	$-	$60,319,154	$-	$(64,684,732)	$1,294,876	$(46,477)	$(3,117,179)

Issuance of common stock for conversion of convertible debt, conversion fees and accrued interest	-	-	-	-	82	-	10	-	229,190	-	-	-	-	229,190

Issuance of common stock for alternate cashless exercise of warrants	-	-	-	-	38	-	-	-	-	-	-	-	-	-

Issuance of common stock for issuable shares	-	-	-	-	27	-	(27)	-	-	-	-	-	-	-

Reclassification of put premium upon debt conversion	-	-	-	-	-	-	-	-	34,838	-	-	-	-	34,838

Relative fair value of warrant granted in connection with a loan payable - related party	-	-	-	-	-	-	-	-	141,084	-	-	-	-	141,084

Foreign currency translation gain	-	-	-	-	-	-	-	-	-	-	-	73,674	-	73,674

Deemed dividend upon alternate cashless exercise of warrants	-	-	-	-	-	-	-	-	142,575	-	(142,575)	-	-	-

Net loss for the three months ended September 30, 2023	-	-	-	-	-	-	-	-	-	-	(350,866)	-	-	(350,866)

Balance at September 30, 2023	-	-	1	-	247	-	10	-	60,866,841	-	(65,178,173)	1,368,550	(46,477)	(2,989,259)

Issuance of common stock for conversion of convertible debt, conversion fees and accrued interest	-	-	-	-	278	-	-	-	92,057	-	-	-	-	92,057

Issuance of common stock for alternate cashless exercise of warrants	-	-	-	-	44	-	-	-	-	-	-	-	-	-

Issuance of common stock for issuable shares	-	-	-	-	10	-	(10)	-	-	-	-	-	-	-

Reclassification of put premium upon debt conversion	-	-	-	-	-	-	-	-	52,467	-	-	-	-	52,467

Issuance of common stock for cash	-	-	-	-	23	-	-	-	8,822	(8,822)	-	-	-	-

Foreign currency translation loss	-	-	-	-	-	-	-	-	-	-	-	(134,480)	-	(134,480)

Deemed dividend upon alternate cashless exercise of warrants	-	-	-	-	-	-	-	-	34,585	-	(34,585)	-	-	-

Net loss for the three months ended December 31, 2023	-	-	-	-	-	-	-	-	-	-	(584,384)	-	-	(584,384)

Balance at December 31, 2023	-	$-	1	$-	603	$-	$(0)	$-	$61,054,772	$(8,822)	$(65,797,142)	$1,234,070	$(46,477)	$(3,563,599)

F-4

	Preferred Stock				Common		Common					Accumulated		Total
	Series A		Series B		Stock		Stock Issuable		Additional			Other		Stockholders’
	No. of Shares	Value	No. of Shares	Value	No. of Shares	Value	No. of Shares	Value	Paid-in Capital	Subscription Receivable	Accumulated Deficit	Comprehensive Income	Treasury Stock	Deficit

Balance at June 30, 2024	-	$-	1	$-	7,980	$8	-	$-	$61,696,049	$-	$(66,698,220)	$1,269,581	$(46,477)	$(3,779,059)

Issuance of common stock for conversion of convertible debt, conversion fees and accrued interest	-	-	-	-	3,237	3	-	-	99,888	-	-	-	-	99,891

Issuance of common stock for services	-	-	-	-	250	-	-	-	15,000	-	-	-	-	15,000

Reclassification of put premium upon debt conversion	-	-	-	-	-	-	-	-	9,336	-	-	-	-	9,336

Foreign currency translation loss	-	-	-	-	-	-	-	-	-	-	-	(98,943)	-	(98,943)

Net loss for the three months ended September 30, 2024	-	-	-	-	-	-	-	-	-	-	(354,310)	-	-	(354,310)

Balance at September 30, 2024	-	-	1	-	11,467	11	-	-	61,820,273	-	(67,052,530)	1,170,638	(46,477)	(4,108,085)

Issuance of common stock for conversion of convertible debt, conversion fees and accrued interest	-	-	-	-	3,041	3	-	-	58,276	-	-	-	-	58,279

Foreign currency translation loss	-	-	-	-	-	-	-	-	-	-	-	321,230	-	321,230

Net loss for the three months ended December 31, 2024	-	-	-	-	-	-	-	-	-	-	(430,183)	-	-	(430,183)

Balance at December 31, 2024	-	$-	1	$-	14,508	$14	-	$-	$61,878,549	$-	$(67,482,713)	$1,491,868	$(46,477)	$(4,158,759)

The accompanying unaudited condensed notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the six months ended December 31,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(784,493)	$(935,250)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Issuance of common stock for services	15,000	-
Foreign currency transaction loss (gain)	75,698	(21,198)
Depreciation expense	-	248
Amortization of debt discounts	133,644	164,904
Amortization of right-of-use assets	9,866	10,871
Change in fair value of derivative liabilities	(66,368)	(302,158)
Derivative expense	35,741	123,379
Loss (gain) on extinguishment of debt, net	30,078	(34,099)
Non-cash interest expense	4,582	1,597
Accretion of put premium	-	234,615
Changes in Assets and Liabilities:
GST receivable	752	(977)
Prepaid expenses and other assets	(80)	(5,877)
Refundable advance deposit	-	(123,127)
Deferred offering costs	(25,000)	-
Accounts payable	102,374	169,359
Employee benefit liability	20,666	23,897
Accrued expenses and other payables	166,993	96,924
Accrued interest	49,350	35,323
Operating lease liability	(10,589)	(10,773)
NET CASH USED IN OPERATING ACTIVITIES	(241,786)	(572,342)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible promissory notes, net of original issue discounts and issue costs	80,000	477,500
Repayment of convertible note	-	(142,909)
Repayment of notes	(98,400)	-
Proceeds from note payable	35,000	120,000
Proceeds from loans payable - related parties	278,915	169,685
NET CASH PROVIDED BY FINANCING ACTIVITIES	295,515	624,276

Effect of exchange rate changes on cash	(60,181)	9,669

NET (DECREASE) INCREASE IN CASH	(6,452)	61,603

CASH AT BEGINNING OF PERIOD	21,085	10,047
CASH AT END OF PERIOD	$14,633	$71,650

Supplemental Disclosure of Cash Flow Information

Cash paid during the period:
Interest	$17,599	$6,189
Income Tax	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities

Subscription receivable	$-	$8,822
Reduction of put premium related to conversions of convertible notes	$9,336	$87,305
Conversion of convertible notes and accrued interest to common stock	$71,836	$203,365
Debt discounts related to derivative liability	$80,000	$125,000
Relative fair value of warrant granted in connection with a loan payable - related party	$-	$141,084
Deemed dividend upon alternate cashless exercise of warrants	$-	$177,160

The accompanying unaudited condensed notes are an integral part of these unaudited condensed consolidated financial statements.

F-6

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

Nature of Operations

Propanc Biopharma, Inc. (the “Company,” “we,” “us” or “our”) is based in Camberwell, Victoria Australia. Since its inception, substantially all of the operations of the Company have been focused on the development of new cancer treatments targeting high-risk patients, particularly cancer survivors, who need a follow-up, non-toxic, long-term therapy designed to prevent the cancer from returning and spreading. The Company anticipates establishing global markets for its technologies. Our lead product candidate, which we refer to as PRP, is an enhanced pro-enzyme formulation designed to enhance the anti-cancer effects of multiple enzymes acting synergistically. It is currently in the preclinical phase of development.

The Company was originally formed in Melbourne, Victoria, Australia on October 15, 2007 as Propanc PTY LTD. On November 23, 2010, Propanc Health Group Corporation was incorporated in the State of Delaware, and in January 2011, to reorganize the Company, all of the outstanding shares of Propanc PTY LTD were acquired on a one-for-one basis by Propanc Health Group Corporation, with Propanc PTY LTD becoming a wholly-owned subsidiary of the Company.

On July 22, 2016, the Company formed another wholly-owned subsidiary, Propanc (UK) Limited under the laws of England and Wales for the purpose of submitting an orphan drug application to the European Medicines Agency as a small and medium-sized enterprise. As of December 31, 2024, there has been no activity within this entity.

Effective April 20, 2017, the Company changed its name to “Propanc Biopharma, Inc.” to reflect the Company’s stage of operations and development better.

In July 2020, a world-first patent was granted in Australia for the cancer treatment method patent family. Presently, there are 84 granted, allowed, or accepted patents and 6 patents filed, or under examination in key global jurisdictions relating to the use of proenzymes against solid tumors, covering the lead product candidate PRP.

On August 7, 2024, the Company received written consent in lieu of a meeting by the holders of a majority of the voting power of the Company’s outstanding capital stock as of August 7, 2024 and the Company’s Board of Directors approving such actions as are necessary for the Company to proceed to, and the Company accordingly intends to, effectuate and execute a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of one post-split share per sixty thousand pre-split shares (1:60,000) (the “Reverse Stock Split”). The Reverse Stock Split became effective as of January 29, 2025. Proportional adjustments for the Reverse Stock Split were made to the Company’s outstanding stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the consolidated financial statements to reflect the Reverse Stock Split.

The Company hopes to capture and protect additional patentable subject matter based on the Company’s field of technology relating to pharmaceutical compositions of proenzymes for treating cancer by filing additional patent applications as it advances its lead product candidate, PRP, through various stages of development.

Basis of Presentation

The Company’s interim unaudited condensed consolidated financial statements included in this Quarterly Report on Form 10-Q (this “Quarterly Report”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). In the opinion of the Company’s management, all adjustments (consisting of normal recurring adjustments and reclassifications and non-recurring adjustments) necessary to present fairly our consolidated results of operations for the six months ended December 31, 2024 and 2023 and cash flows for the six months ended December 31, 2024 and 2023 and our consolidated financial position at December 31, 2024 have been made. The Company’s results of operations for the six months ended December 31, 2024 are not necessarily indicative of the operating results to be expected for the full fiscal year ending June 30, 2025.

Certain information and disclosures normally included in the notes to the Company’s annual audited consolidated financial statements have been condensed or omitted from the Company’s interim unaudited condensed consolidated financial statements included in this Quarterly Report. Accordingly, these interim unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the fiscal year ended June 30, 2024. The June 30, 2024 balance sheet is derived from those statements.

Principles of Consolidation

The unaudited condensed consolidated financial statements include the accounts of Propanc Biopharma, Inc., the parent entity, and its wholly-owned subsidiary, Propanc PTY LTD. All inter-company balances and transactions have been eliminated in consolidation. Propanc (UK) Limited was an inactive wholly-owned subsidiary through December 31, 2024 and still remains inactive.

F-7

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024

(Unaudited)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates in the accompanying consolidated financial statements include the estimates of useful lives of long-lived assets, valuation of the collectability of a refundable advance deposit, present value of the operating lease liability and related right-of-use asset, valuation of derivatives, valuation of equity based instruments issued for other than cash, the valuation allowance on deferred tax assets and foreign currency translation due to certain average exchange rates applied in lieu of spot rates on transaction dates.

Foreign Currency Translation and Other Comprehensive Income (Loss)

The Company’s wholly-owned subsidiary’s functional currency is the Australian dollar (AUD). For financial reporting purposes, the Australian dollar has been translated into the Company’s reporting currency, which is the United States dollar ($) and/or (USD). Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Equity transactions are translated at each historical transaction date spot rate. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity (deficit) as “Accumulated other comprehensive income (loss).” Gains and losses resulting from foreign currency translations are included in the statements of operations and comprehensive income (loss) as a component of other comprehensive income (loss). There have been no significant fluctuations in the exchange rate for the conversion of Australian dollars to USD after the balance sheet date.

Other Comprehensive Income (Loss) for all periods presented includes only foreign currency translation gains (losses).

Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the consolidated balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency included in the consolidated results of operations as incurred. Effective fiscal year 2021, the parent company determined that the intercompany loans will not be repaid in the foreseeable future and thus, per Accounting Standards Codification (“ASC”) 830-20-35-3, gains and losses from measuring the intercompany balances are recorded within cumulative translation adjustment, a component of accumulated other comprehensive income (loss). As of December 31, 2024 and 2023, the Company recognized a cumulative exchange gain (loss) of approximately ($1,573,000) and ($408,000), respectively, on intercompany loans made by the parent to the subsidiary that have not been repaid as of December 31, 2024, which is included as a component of accumulated other comprehensive income on the accompanying condensed consolidated balance sheets.

As of December 31, 2024 and June 30, 2024, the exchange rates used to translate amounts in Australian dollars into USD for the purposes of preparing the consolidated financial statements were as follows:

	December 31, 2024	June 30, 2024
Exchange rate on balance sheet dates
USD : AUD exchange rate	0.6183	0.6693

Average exchange rate for the period
USD : AUD exchange rate	0.6594	0.6557

The change in Accumulated Other Comprehensive Income by component during the six months ended December 31, 2024 was as follows:

Foreign Currency Items:
Balance, June 30, 2024	$1,269,581
Unrealized foreign currency translation gain	222,287
Ending balance, December 31, 2024	$1,491,868

Fair Value of Financial Instruments and Fair Value Measurements

The Company measures its financial assets and liabilities in accordance with US GAAP. For certain financial instruments, including cash and cash equivalents, receivables, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. Amounts recorded for notes payable, net of discount, and loans payable also approximate fair value because current interest rates available for debt with similar terms and maturities are substantially the same.

The Company follows accounting guidance for financial assets and liabilities. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost).

The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs, other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Also see Note 11 - Derivative Financial Instruments and Fair Value Measurements.

F-8

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024

(Unaudited)

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and at banks, short-term deposits with an original maturity of three months or less with financial institutions, and bank overdrafts. Bank overdrafts are reflected as a current liability on the balance sheets. There were no cash equivalents as of December 31, 2024 or June 30, 2024.

Refundable Advance Deposit

In August 2023, the Company paid a refundable advance deposit of $120,958 which consisted primarily of a deposit paid to a potential lender to be used as payment for a loan insurance premium related to a future loan transaction with the Company. In the event, the future loan transaction does not close, the potential lender shall return the refundable advance deposit. During fiscal year 2024, the Company recorded an allowance for the recoverability of this refundable advance deposit of $120,958.

Deferred Offering Costs

The Company complies with the requirements of ASC 340, Other Assets and Deferred Costs, with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized and consist principally of professional, underwriting and other expenses incurred through the balance sheet date that are directly related to the Company’s proposed public offering. The deferred offering costs are charged to additional paid-in capital or as a discount to debt, as applicable, upon the completion of an offering or to expense if the offering is not completed. As of December 31, 2024 and June 30, 2024, the Company had recorded $52,117 and $27,117 in deferred offering costs, respectively.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals, and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the declining balance method. The depreciable amount is the cost less its residual value.

The estimated useful lives are as follows:

Machinery and equipment	- 5 years
Furniture	- 7 years

Patents

Patents are stated at cost and amortized on a straight-line basis over the estimated future periods if and once the patent has been granted by a regulatory agency. However, the Company will expense any patent costs as long as we are in the startup stage. Accordingly, as the Company’s products are not currently approved for market, all patent costs incurred from 2013 through December 31, 2024 were expensed immediately. This practice of expensing patent costs immediately ends when a product receives market authorization from a government regulatory agency.

Impairment of Long-Lived Assets

In accordance with ASC 360-10, “Long-lived assets,” which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.

Employee Benefit/Liability

Liabilities arising in respect of wages and salaries, accumulated annual leave, accumulated long service leave and any other employee benefits expected to be settled within twelve months of the reporting date are measured based on the employee’s remuneration rates applicable at the reporting date. All other employee benefit liabilities are measured at the present value of the estimated future cash outflow to be made in respect of services provided by employees up to the reporting date. All employee liabilities are owed within the next twelve months.

F-9

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024

(Unaudited)

Australian Goods and Services Tax (“GST”)

Revenues, expenses and balance sheet items are recognized net of the amount of GST, except payable and receivable balances which are shown inclusive of GST. The GST incurred is payable on revenues to, and recoverable on purchases from, the Australian Taxation Office.

Cash flows are presented in the statements of cash flow on a gross basis, except for the GST component of investing and financing activities, which are disclosed as operating cash flows. As of December 31, 2024 and June 30, 2024, the Company was owed $1,973 and $2,950, respectively, from the Australian Taxation Office. These amounts were fully collected subsequent to the balance sheet reporting dates.

Derivative Instruments

ASC Topic 815, Derivatives and Hedging (“ASC Topic 815”), establishes accounting and reporting standards for derivative instruments and for hedging activities by requiring that all derivatives be recognized in the balance sheet and measured at fair value. Gains or losses resulting from changes in the fair value of derivatives are recognized in earnings. On the date of conversion or payoff of debt, the Company records the fair value of the conversion shares, removes the fair value of the related derivative liability, removes any discounts and records a net gain or loss on debt extinguishment.

Convertible Notes With Variable Conversion Options

The Company has entered into convertible notes, some of which contain variable conversion options, whereby the outstanding principal and accrued interest may be converted, by the holder, into shares of the Company’s common stock, par value $0.001 per share (“common stock”) at a fixed discount to the price of the common stock at or around the time of conversion. The Company treats these convertible notes as stock settled debt under ASC 480, “Distinguishing Liabilities from Equity” and measures the fair value of the notes at the time of issuance, which is the result of the share price discount at the time of conversion and records the put premium as interest expense.

Income Taxes

The Company is governed by Australia and United States income tax laws, which are administered by the Australian Taxation Office and the United States Internal Revenue Service, respectively. The Company follows ASC 740 “Accounting for Income Taxes,” when accounting for income taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The Company follows ASC 740, Sections 25 through 60, “Accounting for Uncertainty in Income Taxes.” These sections provide detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements. Tax positions must meet a “more-likely-than-not” recognition threshold at the effective date to be recognized upon the adoption of ASC 740 and in subsequent periods.

Research and Development Costs and Tax Credits

In accordance with ASC 730-10, “Research and Development-Overall,” research and development costs are expensed when incurred. Total research and development costs for the six months ended December 31, 2024 and 2023 were $116,102 and $130,264, respectively.

The Company may apply for research and development tax concessions with the Australian Taxation Office on an annual basis. Although the amount is possible to estimate at year end, the Australian Taxation Office may reject or materially alter the claim amount. Accordingly, the Company does not recognize the benefit of the claim amount until cash receipt since collectability is not certain until such time. The tax concession is a refundable credit. If the Company has net income, then the Company can receive the credit which reduces its income tax liability. If the Company has net losses, then the Company may still receive a cash payment for the credit, however, the Company’s net operating loss carryforwards are reduced by the gross equivalent loss that would produce the credit amount when the income tax rate is applied to that gross amount. The concession is recognized as a tax benefit, in operations, upon receipt.

Stock Based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Stock Compensation”. ASC 718 requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the shorter of the service period or the vesting period. The Company values employee and non-employee stock-based compensation at fair value using the Black-Scholes Option Pricing Model.

The Company adopted ASU 2018-07 and accounts for non-employee share-based awards in accordance with the measurement and recognition criteria of ASC 718 and recognizes the fair value of such awards over the service period. The Company used the modified prospective method of adoption.

F-10

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024

(Unaudited)

Revenue Recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). ASC 606 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. Subject to these criteria, the Company intends to recognize revenue relating to royalties on product sales in the period in which the sale occurs and the royalty term has begun.

Legal Expenses

All legal costs for litigation are charged to expense as incurred.

Leases

The Company follows ASC Topic 842, Leases (Topic 842) and applies the package of practical expedients, which permit it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 months or less. Operating lease right of use assets (“ROU”) represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses.

Basic and Diluted Net Loss Per Common Share

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period. Potentially dilutive securities consist of the incremental common shares issuable upon exercise of common stock equivalents such as stock options, warrants and convertible debt instruments. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive. As a result, the basic and diluted per share amounts for all periods presented are identical. Each holder of the convertible notes has agreed to a 4.99% beneficial ownership conversion limitation (subject to certain noteholders’ ability to increase such limitation to 9.99% upon 60 days’ notice to the Company), and each note may not be converted during the first six-month period from the date of issuance. The Company’s CEO holds Series B Preferred Stock that, when combined, confers upon him a majority vote, including regarding authorization of additional common shares and/or the authorization of a reverse split the stock as considered necessary. Such securities are considered dilutive securities which were excluded from the computation since the effect is anti-dilutive.

	December 31, 2024	December 31, 2023
	(Unaudited)	(Unaudited)
Stock Options	-	-
Stock Warrants with no designations	250	250
Series A Warrants as if converted at alternate cashless exercise price	33,173	33,195
Series B Warrants	-	-
Series C Warrants as if converted at alternate cashless exercise price *	152,933	152,933
Unvested restricted stock	-	-
Convertible Debt	44,971	893
Total	231,327	187,271

*	Only convertible ratably upon exercise of Series B Warrants

Recent Accounting Pronouncements

We have reviewed the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. We have carefully considered the new pronouncements that alter previous generally accepted accounting principles and do not believe that any new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of the Company’s financial management.

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging Contracts in Entity’s Own Equity (Subtopic 815-40), which eliminates the beneficial conversion and cash conversion accounting models for convertible instruments, amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions, and modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS calculation. The standard is effective for annual periods beginning after December 15, 2023 for smaller reporting companies, and interim periods within those reporting periods. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those reporting periods. The adoption of this standard did not have a material impact on the Company’s condensed consolidated financial statements or disclosures.

F-11

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024

(Unaudited)

NOTE 2 – GOING CONCERN

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with US GAAP, which contemplate continuation of the Company as a going concern. For the six months ended December 31, 2024, the Company had no revenues, had a net loss of $784,493, and had net cash used in operations of $241,786. Additionally, As of December 31, 2024, the Company had a working capital deficit, stockholders’ deficit and accumulated deficit of $4,136,980, $4,158,759, and $67,482,713, respectively. It is management’s opinion that these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of at least twelve months from the issue date of this Quarterly Report.

The unaudited condensed consolidated financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

Successful completion of the Company’s development program and, ultimately, the attainment of profitable operations are dependent upon future events, including obtaining adequate financing to fulfill its development activities, acceptance of the Company’s patent applications, obtaining additional sources of suitable and adequate financing and ultimately achieving a level of sales adequate to support the Company’s cost structure and business plan. The Company’s ability to continue as a going concern is also dependent on its ability to further develop and execute on its business plan. However, there can be no assurances that any or all of these endeavors will be successful.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following As of December 31, 2024 and June 30, 2024.

	December 31, 2024	June 30, 2024
	(Unaudited)
Office equipment at cost	$23,597	$25,543
Less: Accumulated depreciation	(23,597)	(25,543)

Total property, plant, and equipment	$-	$-

Depreciation expense for the six months ended December 31, 2024 and 2023 were $0 and $248, respectively.

NOTE 4 – DUE TO FORMER DIRECTOR - RELATED PARTY

Due to former director – related party represents unsecured advances made primarily by a former director for operating expenses on behalf of the Company, such as intellectual property and formation expenses. The expenses were paid for on behalf of the Company and are due upon demand. The Company is currently not being charged interest under these advances. The total amount owed the former director at December 31, 2024 and June 30, 2024 were $27,491 and $29,759, respectively. The Company plans to repay the advances as its cash resources allow (see Note 9).

NOTE 5 – LOANS

Loan from Former Director - Related Party

Loan from the Company’s former director at December 31, 2024 and June 30, 2024 were $45,754 and $49,528, respectively. The loan bears no interest and is payable on demand. The Company did not repay any amount on this loan during the six months ended December 31, 2024 and 2023, respectively (see Note 9).

Loans payable - Related Parties

Between November 2023 and May 2024, an institutional investor affiliated with one of our directors, Josef Zelinger, loaned the Company an aggregate of $71,629. Additionally, in August 2024, the same affiliated institutional investor loaned the Company an amount of $85,000 AUD ($57,639 USD). These loans bear no interest and are payable on demand.

Effective August 1, 2024, the Company entered into and closed a loan agreement with an institutional investor affiliated with one of our directors, Josef Zelinger, pursuant to which the investor loaned the Company an aggregate principal amount of $150,000 AUD ($98,060 USD). The Company used the net proceeds for general working capital purposes. The maturity date of the loan is November 1, 2024, or sooner at the discretion of the Company, and the loan bears an interest rate of 12% per annum and default interest rate of 18% per annum. The Company has the right to prepay in full at any time with no prepayment penalty. By mutual consent the amount can be repaid via the issuance of common stock of the Company (upon uplisting on NASDAQ) and the strike price shall be at a 35% discount to lowest daily balance of the five preceding trading days. Such loan is past due and currently in default.

Between November 2024 and December 2024, an institutional investor affiliated with one of our directors, Josef Zelinger, loaned the Company an aggregate of $15,000 AUD ($9,731 USD). These loans bear no interest and are payable on demand.

Effective December 3, 2024, the Company entered into and closed a loan agreement with an institutional investor affiliated with one of our directors, Josef Zelinger, pursuant to which the investor loaned the Company an aggregate principal amount of $175,000 AUD ($113,485 USD). The Company used the net proceeds for general working capital purposes. The term of the loan is four months or less (to be determined at the discretion of the Company), with $70,000 AUD due on February 28, 2024 and $105,000 AUD due on April 2, 2024. The loan bears an interest rate of 12% per annum and default interest rate of 18% per annum.

The loans payable – related parties amounted to $350,544 and $71,629 as of December 31, 2024 and June 30, 2024, respectively.

F-12

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024

(Unaudited)

Loan payable -long-term- Related Party

On July 5, 2023, the Company and an institutional investor affiliated with one of our directors, Josef Zelinger, entered into a letter agreement, pursuant to which such investor loaned the Company an aggregate of $230,000 AUD ($153,256 USD). Pursuant to such agreement, the term of such loan is three (3) years, ending on July 5, 2026, with an interest rate of 10% to be paid monthly in arrears. In connection with such loan, the Company issued 250 warrants to purchase common stock to such investor immediately exercisable at an initial exercise price of $600 per share (subject to certain adjustments such as stock dividend, stock splits, subsequent right offering and pro-rata distribution) with an expiry date of July 5, 2026. The Company accounted for the 250 warrants issued with this loan payable as debt discount by using the relative fair value method. The total debt discount which is equivalent to the relative fair value of the warrants of $141,084 was based on a fair value determination using a Black-Scholes model with the following assumptions: stock price at valuation date of $7,140 based on the closing price of common stock at date of grant, exercise price of $600, dividend yield of zero, expected term of 3.00, a risk-free rate of 4.59%, and expected volatility of 268%. The debt discount shall be amortized over the term of this loan. A portion of the proceeds of such loan were used to repay an outstanding balance of approximately $143,000 due on a convertible note held by a third-party investor and which had been in default.

Accrued interest from this loan amounted to $15,158 as of June 30, 2024. Amortization of debt discount from this loan for fiscal year 2024 was $46,470. The total principal outstanding under this loan was $153,256 and remaining unamortized debt discount of $94,614 as of June 30, 2024 as reflected in the accompanying condensed consolidated balance sheet as loan payable – long-term – related party, net of discount of $58,642.

Accrued interest from this loan amounted to $22,883 as of December 31, 2024. Amortization of debt discount for the six months ended December 31, 2024 was $23,686. The total principal outstanding under this loan was $153,256 and remaining debt discount of $70,928 as of December 31, 2024 as reflected in the accompanying condensed consolidated balance sheet as loan payable – long-term – related party, net of discount of $82,328.

Loan Payable

Crown Bridge Securities Purchase Agreement

Effective October 3, 2019, the Company entered into a securities purchase agreement with Crown Bridge Partners, LLC (“Crown Bridge”), pursuant to which Crown Bridge purchased a convertible promissory note from the Company (the “Crown Bridge Note”), which had a remaining principal balance of $65,280 as of June 30, 2024. The maturity date of the Crown Bridge Note was October 3, 2020 and is currently past due. The Crown Bridge Note bore interest at a default interest rate of 15% per annum. In August 2022, the SEC filed a complaint against Crown Bridge due to its violation of Section 15(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Crown Bridge agreed to surrender all conversion rights in its currently held convertible notes, including the Crown Bridge Note. Consequently, during fiscal year 2023, the Company reclassified the remaining principal balance of $65,280 from a convertible note into a loan payable which is the principal balance at December 31, 2024 and June 30, 2024. Additionally, the Company recorded the remaining put premium of $43,520 into gain on extinguishment of debt during fiscal year 2023. The total accrued interest from this loan amounted to $50,477 and $45,541 as of December 31, 2024 and June 30, 2024, respectively.

Loans Payable - others

In June 2024, the Company entered into loan agreements with two investors who loaned the Company an aggregate of $120,000 AUD ($79,811 USD). The maturity dates of these loans are both in June 2025. These loans bear interest at a rate of 12% per annum. As of December 31, 2024 and June 30, 2024, the total balance of these loans amounted to $79,811 for both periods and accrued interest of $5,493 and $665, respectively.

The aggregate principal outstanding on the above loans was $145,091 as of December 31, 2024 and June 30, 2024.

Loan in default

The Crown Bridge Note is currently past due and in default, consisting of $65,280 principal and $50,477 accrued interest, which includes interest accruing at the default interest rate at 15%.

NOTE 6 – NOTES PAYABLE AND CONVERTIBLE NOTES

Promissory Note

On August 15, 2023, the Company issued to an institutional investor (the “August 2023 Lender”) a 10% original issue discount promissory note (the “Promissory Note”) in consideration for $120,000, which has a principal face amount of $132,000, matured on November 15, 2023 and accrued interest at a rate of 10% per annum, and was increased to 18% due to the event of a default. The Company had the right to prepay the principal and accrued but unpaid interest due under the Promissory Note, together with any other amounts that the Company may owe the August 2023 Lender under the terms of the Promissory Note, on or before September 14, 2023 at a 110% premium of the face amount plus accrued and unpaid interest and any other amounts owed to the August 2023 Lender, which increases to (i) 120% if prepaid after such date, but on or before October 14, 2023, and (ii) 130% if prepaid after October 14, 2023 (including on the maturity date), unless the Company and the Lender agree to otherwise effect repayment. The Promissory Note contains certain customary events of default set forth in the Promissory Note, including, among others, breach of covenants, representations or warranties, insolvency, bankruptcy, liquidation and failure by the Company to pay the principal and interest due under the Promissory Note. On May 7, 2024, the August 2023 Lender notified the Company that the 130% default repayment plus interest will be waived and shall extend the maturity of the Promissory Note to September 30, 2024. As of the date of filing this report, such Promissory Note is past due, in default, and accrues at a default interest rate of 18% per annum.

Accrued interest from this note amounted to $24,852 and $15,536 as of December 31, 2024 and June 30, 2024, respectively. Amortization of debt discount from the promissory note for fiscal year 2024 was $12,000. The total principal outstanding under this note was $132,000 and remaining debt discount of $0 as of December 31, 2024 and June 30, 2024 as reflected in the accompanying condensed consolidated balance sheet as note payable of $132,000.

F-13

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024

(Unaudited)

1800 Diagonal Lending Promissory Notes

On May 24, 2024, the Company entered into a 15% promissory note in the amount of $49,200 less original issue discount of $8,200 and legal and financing costs of $6,000 for net proceeds of $35,000 with 1800 Diagonal Lending, LLC. The principal and accrued interest was payable on or before March 30, 2025. Any amount of principal or interest on this note which was not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same was paid. Accrued, unpaid interest and outstanding principal, subject to adjustment, shall be paid on November 30, 2024 in the amount of $28,290 and 4 payments each in the amount of $7,072.50 (a total payback to the Holder of $56,580). The first payment of $7,072.50 was due on December 30, 2024 with 3 subsequent payments each month thereafter. The Company had a five (5) day grace period with respect to each payment. In November 2024, the Company fully paid the principal of $49,200 and accrued interest of $5,683.

On June 10, 2024, the Company entered into a 15% promissory note in the amount of $49,200 less original issue discount of $8,200 and legal and financing costs of $6,000 for net proceeds of $35,000 with 1800 Diagonal Lending, LLC. The principal and accrued interest was payable on or before April 15, 2025. Any amount of principal or interest on this note which was not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same was paid. Accrued, unpaid interest and outstanding principal, subject to adjustment, shall be paid on December 15, 2024 in the amount of $28,290 and 4 payments each in the amount of $7,072.50 (a total payback to the Holder of $56,580). The first payment of $7,072.50 was due on January 15, 2025 with 3 subsequent payments each month thereafter. The Company shall had a five (5) day grace period with respect to each payment. In November 2024, the Company fully paid the principal of $49,200 and accrued interest of $5,683.

The Company had the right to accelerate payments or prepay in full at any time with no prepayment penalty. At any time following an event of default, the noteholder had the right, to convert all or any part of the outstanding and unpaid amount of these notes into shares of common stock. The conversion price of the above notes was equal to 65% multiplied by the lowest trading price for the common stock during the 10 trading days prior to the conversion date (representing a discount rate of 35%) subject to a 4.99% beneficial ownership limitations. Upon the occurrence of any event of defaults, these notes shall be immediately due and payable in an amount equal to 150% default percentage multiplied by the sum of the outstanding principal balances plus accrued interest and default interest.

As of December 31, 2024 and June 30, 2024 the total balance of these 1800 Diagonal Lending promissory notes amounted to $0 and $98,400, respectively and accrued interest of $0 and $1,193, respectively.

Red Road Holdings Promissory Note

On December 4, 2024, the Company entered into a 15% promissory note in the amount of $49,200 less original issue discount of $8,200 and legal and financing costs of $6,000 for net proceeds of $35,000 with Red Road Holdings. The principal and accrued interest was payable on or before October 15, 2025. Any amount of principal or interest on this note which was not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same was paid. Accrued interest and outstanding principal, subject to adjustment, shall be paid on June 15, 2025 in the amount of $28,290 and 4 payments each in the amount of $7,072.50 (a total payback to the Holder of $56,580). The first payment of $7,072.50 is due on July 15, 2025 with 3 subsequent payments each month thereafter. The Company had a five (5) day grace period with respect to each payment.

The Company had the right to accelerate payments or prepay in full at any time with no prepayment penalty. At any time following an event of default, the noteholder has the right, to convert all or any part of the outstanding and unpaid amount of the note into shares of common stock. The conversion price of the note is equal to 65% multiplied by the lowest trading price for the common stock during the 10 trading days prior to the conversion date (representing a discount rate of 35%) subject to a 4.99% beneficial ownership limitations. Upon the occurrence of any event of defaults, the note shall be immediately due and payable in an amount equal to 150% default percentage multiplied by the sum of the outstanding principal balances plus accrued interest and default interest.

As of December 31, 2024, the total balance of principal and accrued interest of the Red Road Holdings promissory note amounted to $49,200 and $546, respectively.

The total balance of the above four promissory notes, net of unamortized discount of $12,983 was $168,217 at December 31, 2024. The total balance of the above three promissory notes, net of unamortized discount of $25,706 was $204,694 at June 30, 2024.

F-14

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024

(Unaudited)

Convertible Notes

The Company’s convertible notes outstanding at December 31, 2024 and June 30, 2024 were as follows:

	December 31, 2024 (Unaudited)	June 30, 2024

Convertible notes and debenture	$338,325	$313,550
Unamortized discounts	(43,819)	(38,854)
Premium, net	115,293	124,629
Convertible notes, net	$409,799	$399,325

ONE44 Capital Securities Purchase Agreements

August 15, 2022 Securities Purchase Agreement

On August 15, 2022, the Company entered into a securities purchase agreement with ONE44, pursuant to which ONE44 purchased a convertible redeemable note (the “August 15, 2022 ONE44 Note”) from the Company in the aggregate principal amount of $110,000, such principal and the interest thereon were convertible into shares of the common stock at the option of ONE44 any time after the six-month anniversary of the August 15, 2022 ONE44 Note. The transaction contemplated by such purchase agreement closed on August 16, 2022. The August 15, 2022 One44 Note contained an original issue discount amount of $10,000. Pursuant to the terms of such purchase agreement, the Company paid $5,500 for ONE44’s legal fees. The Company used the net proceeds from the August 15, 2022 ONE44 Note for general working capital purposes. The maturity date of the August 15, 2022 One44 Note was August 15, 2023. The August 15, 2022 ONE44 Note bore interest at a rate of 10% per annum, which was payable in shares of common stock, but was not payable until the maturity date or upon acceleration or by prepayment of such note. The August 15, 2022 ONE44 Note was fully converted in fiscal year 2024.

February 14, 2023 Securities Purchase Agreement

On February 14, 2023, the Company entered into a securities purchase agreement with ONE44, pursuant to which ONE44 purchased a convertible redeemable note (the “February 14, 2023 ONE44 Note”) from the Company in the aggregate principal amount of $111,111, such principal and the interest thereon were convertible into shares of the common stock at the option of ONE44 any time after the six-month anniversary of the February 14, 2023 ONE44 Note. The transaction contemplated by such purchase agreement closed on February 14, 2023. The February 14, 2023 One44 Note contained an original issue discount amount of $11,111. Pursuant to the terms of such purchase agreement, the Company paid $5,500 for ONE44’s legal fees. The Company used the net proceeds from the February 14, 2023 ONE44 Note for general working capital purposes. The maturity date of the February 14, 2023 One44 Note was February 14, 2024. The February 14, 2023 ONE44 Note bore interest at a rate of 10% per annum, which interest was payable in shares of common stock, but was not payable until the maturity date or upon acceleration or by prepayment of such note. The February 14, 2023 One44 Note was fully converted in fiscal year 2024.

December 8, 2023 Securities Purchase Agreement

On December 8, 2023, the Company entered into a securities purchase agreement with ONE44, pursuant to which ONE44 purchased a convertible redeemable note (the “December 8, 2023 ONE44 Note”) from the Company in the aggregate principal amount of $150,000, such principal and the interest thereon are convertible into shares of the common stock at the option of ONE44 any time after the six-month anniversary of the December 8, 2023 ONE44 Note. The transaction contemplated by such purchase agreement closed on December 8, 2023. The December 8, 2023 One44 Note contains an original issue discount amount of $15,000. Pursuant to the terms of such purchase agreement, the Company paid $7,500 for ONE44’s legal fees. The Company used the net proceeds from the December 8, 2023 ONE44 Note for general working capital purposes. The maturity date of the December 8, 2023 One44 Note was December 8, 2024. The December 8, 2023 ONE44 Note bears interest at a rate of 10% per annum, which interest is payable in shares of common stock, but is not payable until the maturity date or upon acceleration or by prepayment of such note. As of the date of filing this report, such ONE44 Note is past due and currently in default.

The following terms shall apply to all of the above ONE44 note:

During the first 60 to 180 days following the date of these notes, the Company has the right to prepay the principal and accrued but unpaid interest due under the above notes issued to ONE44, together with any other amounts that the Company may owe ONE44 under the terms of the note, at a premium ranging from 120% to 135% as defined in the relevant note. After this initial 180-day period, the Company does not have a right to prepay such note.

The conversion price for the above ONE44 notes ranges from 60% to 65% (representing a 35% to 40% discount) of the market price of the common stock, which is based on the lowest closing bid prices of the common stock between ten and fifteen trading days immediately prior to the delivery of a notice of conversion. Notwithstanding the foregoing, such notes are subject to 4.99% beneficial ownership limitations. All of the above ONE44 notes are treated as stock settled debt under ASC 480 and accordingly the Company recorded a total debt premium of $133,305 during the year ended June 30, 2023 and recorded a total debt premium of $100,000 was recorded during the year ended June 30, 2024.

The above ONE44 notes contain certain events of default, upon which principal and accrued interest will become immediately due and payable. In addition, upon an event of default, interest on the outstanding principal shall accrue at a default interest rate of 24% per annum, or if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions. In the event that the Company fails to deliver to ONE44 shares of common stock issuable upon conversion of principal or interest under a ONE44 note, it will incur a penalty of $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty increases to $500 per day beginning on the 10th day. In the event that the Company loses the bid price of its common stock on OTC, such ONE44 note does not incur penalty and instead the outstanding principal amount increases by 20%.

The total principal amount outstanding under the above ONE44 financing agreements was $119,300 and accrued interest was $6,726 as of June 30, 2024 following conversion of $148,811 of the principal balance and $9,909 accrued interest during the year ended June 30, 2024. Accordingly, $98,311 of the put premium was released to additional paid in capital in respect to the ONE44 financing agreements during the year ended June 30, 2024 following conversion of the principal balance.

The total principal amount outstanding under the above ONE44 financing agreements was $105,800 and accrued interest was $12,570 as of December 31, 2024 following conversion of $13,500 of the principal balance and $841 accrued interest during the six months ended December 31, 2024. Accordingly, $9,000 of the put premium was released to additional paid in capital in respect to the ONE44 financing agreements during the six months ended December 31, 2024 following conversion of the principal balance.

One ONE44 note with principal amount of $105,800 is currently in default and accrues at a default interest rate of 24% per annum.

F-15

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024

(Unaudited)

GS Capital Partners Securities Purchase Agreements

August 23, 2023 Securities Purchase Agreement

On August 23, 2023, the Company entered into a securities purchase agreement with GS Capital Partners, LLC, pursuant to which GS Capital purchased a convertible redeemable note from the Company in the aggregate principal amount of $77,500, such principal and the interest thereon are convertible into shares of the Company’s common stock at the option of GS Capital. The GS Capital Note contained a $5,000 original issue discount. Pursuant to the terms of the GS Purchase Agreement, the Company paid GS Capital’s legal fees of $2,500. The Company used the net proceeds from the GS Capital Note for general working capital purposes.

The maturity date of the GS Capital Note was February 23, 2024. The GS Capital Note bore an interest at a rate of 8% per annum and was increased to 24% due to the event of a default, which interest may be paid by the Company to GS Capital in shares of common stock but shall not be payable until the GS Capital Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment. The GS Capital Note was exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital surrendering the same. The initial conversion price for the GS Capital Note was equal to $2,400 per share, provided that the fixed price will be reduced to $1,200 per share in the event that the market price of the Common Stock trades below $1,800 per share for five consecutive trading days. In the event of a default under the note and unless the fixed price was lower, such conversion price will equal the lowest trading price of the Common Stock for the ten trading days immediately preceding such default, which price was subject to re-adjustment every thirty calendar days during the period in which the Company remained in default. The August 23, 2023 GS Capital Note was fully converted in July 2024.

October 12, 2023 Securities Purchase Agreement

On October 12, 2023, the Company entered into a securities purchase agreement with GS Capital Partners, LLC, pursuant to which GS Capital purchased a convertible redeemable note from the Company in the aggregate principal amount of $61,000, such principal and the interest thereon are convertible into shares of the Company’s common stock at the option of GS Capital. The GS Capital Note contains a $3,500 original issue discount. Pursuant to the terms of the GS Purchase Agreement, the Company paid GS Capital’s legal fees of $2,500. The Company intends to use the net proceeds from the GS Capital Note for general working capital purposes.

The maturity date of the GS Capital Note was April 12, 2024. The GS Capital Note bore interest at a rate of 8% per annum and was increased to 24% due to the event of a default, which interest may be paid by the Company to GS Capital in shares of common stock but shall not be payable until the GS Capital Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment. The GS Capital Note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital surrendering the same. The initial conversion price for the GS Capital Note is equal to $900 per share, provided that the fixed price will be reduced to $600 per share in the event that the market price of the Common Stock trades below $450 per share for ten consecutive trading days. In the event of a default under the note and unless the fixed price is lower, such conversion price will equal the lowest trading price of the Common Stock for the ten trading days immediately preceding such default, which price is subject to re-adjustment every thirty calendar days during the period in which the Company remains in default. As of the date of filing this report, such GS Capital Note is past due and currently in default.

April 12, 2024 Securities Purchase Agreement

On April 12, 2024, the Company entered into a securities purchase agreement with GS Capital Partners, LLC, pursuant to which GS Capital purchased a convertible redeemable note from the Company in the aggregate principal amount of $27,500, such principal and the interest thereon are convertible into shares of the Company’s common stock at the option of GS Capital. The GS Capital Note contains a $2,500 original issue discount. The Company intends to use the net proceeds from the GS Capital Note for general working capital purposes.

The maturity date of the GS Capital Note was October 12, 2024. The GS Capital Note shall bear interest at a rate of 8% per annum, which interest may be paid by the Company to GS Capital in shares of common stock but shall not be payable until the GS Capital Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment. The GS Capital Note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital surrendering the same. The initial conversion price for the GS Capital Note is equal to $102 per share, provided that the fixed price will be reduced to $60 per share in the event that the market price of the Common Stock trades below $84 per share for five consecutive trading days. In the event of a default under the note and unless the fixed price is lower, such conversion price will equal the lowest trading price of the Common Stock for the ten trading days immediately preceding such default, which price is subject to re-adjustment every thirty calendar days during the period in which the Company remains in default. As of the date of filing this report, such GS Capital Note is past due and currently in default.

F-16

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024

(Unaudited)

August 2, 2024 Securities Purchase Agreement

On August 2, 2024, the Company entered into a securities purchase agreement with GS Capital Partners, LLC, pursuant to which GS Capital purchased a convertible redeemable note from the Company in the aggregate principal amount of $33,000, such principal and the interest thereon are convertible into shares of the Company’s common stock at the option of GS Capital. The GS Capital Note contains a $3,000 original issue discount. The Company used the net proceeds from the GS Capital Note for general working capital purposes.

The maturity date of the GS Capital Note is February 2, 2025. The GS Capital Note shall bear interest at a rate of 8% per annum, which interest may be paid by the Company to GS Capital in shares of common stock but shall not be payable until the GS Capital Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment. The GS Capital Note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital surrendering the same. The initial conversion price for the GS Capital Note is equal to $102 per share, provided that the fixed price will be reduced to $60 per share in the event that the market price of the Common Stock trades below $84 per share for five consecutive trading days. In the event of a default under the note and unless the fixed price is lower, such conversion price will equal the lowest trading price of the Common Stock for the ten trading days immediately preceding such default, which price is subject to re-adjustment every thirty calendar days during the period in which the Company remains in default. As of the date of filing this report, such GS Capital Note is past due and currently in default.

September 20, 2024 Securities Purchase Agreement

On September 20, 2024, the Company entered into a securities purchase agreement with GS Capital Partners, LLC, pursuant to which GS Capital purchased a convertible redeemable note from the Company in the aggregate principal amount of $33,000, such principal and the interest thereon are convertible into shares of the Company’s common stock at the option of GS Capital. The GS Capital Note contains a $3,000 original issue discount. The Company used the net proceeds from the GS Capital Note for general working capital purposes.

The maturity date of the GS Capital Note is March 20, 2025. The GS Capital Note shall bear interest at a rate of 8% per annum, which interest may be paid by the Company to GS Capital in shares of common stock but shall not be payable until the GS Capital Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment. The GS Capital Note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital surrendering the same. The initial conversion price for the GS Capital Note is equal to $18 per share, provided that the fixed price will be reduced to $6 per share in the event that the market price of the Common Stock trades below $18 per share for five consecutive trading days. In the event of a default under the note and unless the fixed price is lower, such conversion price will equal the lowest trading price of the Common Stock for the ten trading days immediately preceding such default, which price is subject to re-adjustment every thirty calendar days during the period in which the Company remains in default.

The following terms shall apply to all of the above GS Capital notes:

Pursuant to the above GS Capital notes, in the event that such conversion price is below the par value of the Common Stock, the Company has agreed to take all steps to reduce such par value or conduct a reverse split of its Common Stock, as applicable. Notwithstanding the foregoing, such conversion price and lookback periods are subject to adjustment in favor of the Investor in the event the Company issues securities to another party with more favorable conversion terms, and such conversions are subject to a 4.99% beneficial ownership limitation (which may be increased to 9.9% upon 60 days’ prior written notice from the holder of the Note) and adjustments for mergers, consolidations, reorganizations and similar events set forth in the Note, other than a transfer or sale of all or substantially all Company assets. Pursuant to the Note, the Company is required to maintain an initial reserve of at least 400% of the number of Conversion Shares, subject to any increase of such reserved amount to reflect the Company’s obligations under the Note.

Additionally, the conversion prices of the above GS Capital notes will be adjusted in favor of the note holder if the Company issues securities with more favorable conversion terms. The effective conversion price of the outstanding GS Capital notes are 60% (representing a 40% discount) of the market price, which means the lowest closing bid prices of the Common Stock for the ten trading days immediately prior to the delivery of a Notice of Conversion.

The above GS Capital notes were bifurcated from the embedded conversion option which was recorded as derivative liabilities at fair value (see Note 11).

During the first 60 to 180 days following the date of the above GS Capital notes, the Company has the right to prepay the principal and accrued but unpaid interest due under the above notes issued to GS Capital, together with any other amounts that the Company may owe GS Capital under the terms of the notes, at a premium ranging from 110% to 125% of the principal amount and interest of such note. After this initial 180-day period, the Company does not have a right to prepay such notes.

Upon the occurrence and during the continuation of certain events of default, interest accrues at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. In the event that the Company fails to deliver to GS Capital shares of common stock issuable upon conversion of principal or interest under the above GS Capital notes, the penalty becomes $250 per day for each day that the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty increases to $500 per day beginning on the 10th day. In the event that the Company loses the bid price of its common stock on OTC, such GS Capital note does not incur penalty and instead the outstanding principal amount increases by 20%.

The total principal outstanding and accrued interest under the above GS Capital notes were $110,500 and $8,364, respectively, as of June 30, 2024, following conversion of $130,800 of the principal balance, $8,700 accrued interest (including $1,254 at default interest rate) and $3,832 conversion fees during the year ended June 30, 2024. During fiscal year 2024, an aggregate total of $110,500 of the above GS Capital notes were bifurcated with the embedded conversion option which were recorded as derivative liabilities at fair value as of June 30, 2024 (see Note 11).

The total principal outstanding and accrued interest under the above GS Capital notes were $127,400 and $11,366, respectively, as of December 31, 2024, following conversion of $49,100 of the principal balance and $3,769 accrued interest during the six months ended December 31, 2024. During the six months ended December 31, 2024, an aggregate total of $66,000 of the above GS Capital notes were bifurcated with the embedded conversion option which were recorded as derivative liabilities at fair value (see Note 11).

Two GS Capital notes with total principal amounts of $61,400 are currently in default and accrue at a default interest rate of 24% per annum.

F-17

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024

(Unaudited)

104 LLC Securities Purchase Agreement

March 5, 2024 Securities Purchase Agreement

Effective March 5, 2024, the Company entered into and closed a securities purchase agreement (the “Purchase Agreement”) with 104 LLC (“104”), pursuant to which 104 agreed to purchase a convertible promissory note from the Company in the aggregate principal amount of $50,000, for a purchase price of $46,875, after an original issue discount of $3,125. The Company paid legal and financing costs of $7,500. The Company used the net proceeds therefrom for general working capital purposes. The maturity date of the note is March 1, 2025 and the note bears interest at a rate of eight percent (8%) per annum, which may be increased to sixteen percent (16%) in the event of a default.

June 20, 2024 Securities Purchase Agreement

Effective June 20, 2024, Company entered into and closed a securities purchase agreement with 104 LLC, pursuant to which 104 agreed to purchase a convertible promissory note from the Company in the aggregate principal amount of $33,750, for a purchase price of $30,375, after an original issue discount of $3,375. The Company paid legal and financing costs of $5,200. The Company used the net proceeds therefrom for general working capital purposes. The maturity date of the note is June 20, 2025 and the note bears interest at a rate of eight percent (8%) per annum, which may be increased to sixteen percent (16%) in the event of a default.

The principal and interest on the notes are convertible into shares of common stock of the Company at the option of 104 at any time following the issuance date of the notes (the “Conversion Shares”) at a price per share equal to 65% of the lowest closing trade price of the common stock during the ten (10) trading days prior to conversion (representing a discount of 35%). Notwithstanding the foregoing, such conversions are subject to a 4.99% beneficial ownership limitation and adjustments for mergers, consolidations, reorganizations and similar events set forth in the notes, other than a transfer or sale of all or substantially all Company assets. Pursuant to the notes, the Company is required to maintain an initial reserve of at least 500% of the number of conversion shares, subject to any increase of such reserved amount to reflect the Company’s obligations under the notes. The above 104 notes treated as stock settled debt under ASC 480 and accordingly the Company recorded a total of $45,096 was recorded as a put premium during the year ended June 30, 2024.

During the first 60 days following the date of the notes, the Company has the right to prepay the principal and accrued but unpaid interest due under the notes, at a one hundred ten percent (110%) premium of the face amount plus accrued and unpaid interest, which increases to (i) one hundred fifteen percent (115%) if prepaid after 60 days, but less than 91 days from the issuance date, (ii) one hundred twenty percent (120%) if prepaid after 90 days, but less than 121 days from the issuance date, (iii) one hundred twenty five percent (125%) if prepaid after 120 days, but less than 181 days from the issuance date. After this initial 180-day period, the Company does not have a right to prepay the notes.

The 104 notes contain certain events of default, including failure to pay principal and interest when due, failure to timely issue the conversion shares, failure to maintain the listing of the common stock on at least one of the OTC markets (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, failure to comply with its reporting requirements with the U.S. Securities and Exchange Commission, a breach of certain covenants in the purchase agreement, default by the Company under any other note issued to the Investor, as well as certain customary events of default set forth in the notes, including, among others, breach of covenants, representations or warranties, insolvency, bankruptcy, and liquidation. Upon an event of default, the notes will become immediately due and payable by the Company.

The total principal amount outstanding under the above 104 financing agreements was $83,750 and accrued interest was $1,429 as of June 30, 2024. The total principal outstanding and accrued interest under the above 104 financing agreements were $83,125 and $1,132, respectively, as of December 31, 2024, following conversion of $625 of the principal balance and $4,000 accrued interest during the six months ended December 31, 2024.

Geebis Consulting Purchase Agreement

December 13, 2024 Securities Purchase Agreement

On December 13, 2024, the Company entered into a securities purchase agreement with Geebis Consulting, LLC (“Geebis”), pursuant to which Geebis purchased a convertible redeemable note from the Company in the aggregate principal amount of $22,000, such principal and the interest thereon are convertible into shares of the Company’s common stock at the option of Geebis. The Geebis note contains a $2,000 original issue discount. The Company used the net proceeds from the Geebis note for general working capital purposes.

The maturity date of the Geebis note is June 15, 2025. The Geebis note shall bear interest at a rate of 8% per annum, which interest may be paid by the Company to Geebis in shares of common stock but shall not be payable until the Geebis note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment. The Geebis note is exchangeable for an equal aggregate principal amount of note of different authorized denominations, as requested by Geebis surrendering the same. The initial conversion price for the Geebis note is equal to $18 per share, provided that the fixed price will be reduced to $6 per share in the event that the market price of the common stock trades below $18 per share for five consecutive trading days. In the event of default, the conversion price shall be equal to the lowest trading price of the common stock on which the Company’s shares are then traded or any exchange upon which the common stock may be traded in the future. Notwithstanding the foregoing, such conversions are subject to a 4.99% beneficial ownership limitation and adjustments for mergers, consolidations, reorganizations and similar events set forth in the note, other than a transfer or sale of all or substantially all Company assets. Pursuant to the note, the Company is required to maintain an initial reserve of at least 500% of the number of conversion shares, subject to any increase of such reserved amount to reflect the Company’s obligations under the note.

F-18

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024

(Unaudited)

Additionally, the conversion price of the Geebis note will be adjusted in favor of the note holder if the Company issues securities with more favorable conversion terms. The effective conversion price of the outstanding Geebis note is 60% (representing a 40% discount) of the market price, which means the lowest closing bid prices of the Common Stock for the ten trading days immediately prior to the delivery of a notice of conversion.

The above Geebis note was bifurcated from the embedded conversion option which was recorded as derivative liabilities at fair value (see Note 11).

During the first 60 to 180 days following the date of the above Geebis note, the Company has the right to prepay the principal and accrued but unpaid interest due under the above notes issued to Geebis, together with any other amounts that the Company may owe Geebis under the terms of the note, at a premium ranging from 110% to 125% of the principal amount and interest of such note. After this initial 180-day period, the Company does not have a right to prepay such notes.

Upon the occurrence and during the continuation of certain events of default, interest accrues at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. In the event that the Company fails to deliver to Geebis shares of common stock issuable upon conversion of principal or interest under the above Geebis note, the penalty becomes $250 per day for each day that the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty increases to $500 per day beginning on the 10th day. In the event that the Company loses the bid price of its common stock on OTC, such Geebis note does not incur penalty and instead the outstanding principal amount increases by 20%.

The total principal outstanding and accrued interest under the above Geebis note was $22,000 and $87, respectively, as of December 31, 2024. As of December 31, 2024, an aggregate total of $22,000 of the above Geebis note was bifurcated with the embedded conversion option which was recorded as derivative liabilities at fair value as of December 31, 2024 (see Note 11).

Outstanding convertible notes in default

Three outstanding convertible notes for total principal amount of $167,200 with maturity dates between April 2024 and December 2024 are currently in default as of December 31, 2024.

Amortization of debt discounts

The Company recorded $88,000 and $186,000 of debt discounts related to the above note issuances during the six months ended December 31, 2024 and 2023, respectively. The Company recorded $0 and $234,615 of put premiums related to the above note issuances during the six months ended December 31, 2024 and 2023, respectively. The debt discounts are being amortized over the term of the debt and the put premiums are expensed on issuance of the debt with the liability released to additional paid in capital on conversion of the principal.

Amortization of all debt discounts for the six months ended December 31, 2024 and 2023 was $133,644 and $164,904, respectively.

The Company reclassified $9,336 and $87,305 in put premiums to additional paid in capital following conversions during the six months ended December 31, 2024 and 2023, respectively.

NOTE 7 – STOCKHOLDERS’ DEFICIT

Reverse Stock Split

On August 7, 2024, the Company received written consent in lieu of a meeting by the holders of a majority of the voting power of the Company’s outstanding capital stock as of August 7, 2024 and the Company’s Board of Directors approving such actions as are necessary for the Company to proceed to, and the Company accordingly intends to, effectuate and execute a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of one post-split share per sixty thousand pre-split shares (1:60,000) (the “Reverse Stock Split”). The Reverse Stock Split became effective as of January 29, 2025. Proportional adjustments for the Reverse Stock Split were made to the Company’s outstanding stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the consolidated financial statements to reflect the Reverse Stock Split.

F-19

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024

(Unaudited)

Preferred Stock

The total number of shares of preferred stock that the Company is authorized to issue is 1,500,005, $0.01 par value per share. These preferred shares have no rights to dividends, profit sharing or liquidation preferences, subject to any such rights provided for such shares in any certificate of designation filed by the Company with the State of Delaware.

Of the total preferred shares authorized, 500,000 had been designated as Series A Preferred Stock (“Series A Preferred Stock”), pursuant to the Certificate of Designation for the Series A Preferred Stock filed with the Secretary of State of the State of Delaware on December 9, 2014. James Nathanielsz, the Company’s Chief Executive Officer and Chief Financial Officer and a director, beneficially owned all of the outstanding shares of Series A Preferred Stock indirectly through North Horizon Pty Ltd., which entitled him, as a holder of Series A Preferred Stock, to vote on all matters submitted or required to be submitted to a vote of the Company’s stockholders, except election and removal of directors, and each share of Series A Preferred Stock entitled him to a total of 1 vote. North Horizon Pty Ltd. is a Nathanielsz Family Trust. Mr. Nathanielsz had voting and investment power over these shares.

On March 15, 2023, the Company filed a certificate with the Secretary of State of Delaware (the “Certificate of Retirement”), effecting the retirement and cancellation of the Series A Preferred Stock to eliminate such Series A Preferred Stock. No shares of Series A Preferred Stock are currently outstanding as they were redeemed by the Company in March 2023. There were no shares of Series A Preferred Stock issued and outstanding as of December 31, 2024 and June 30, 2024 for both periods.

Pursuant to a certificate of designation filed with the Secretary of State of the State of Delaware on June 16, 2015, five shares of preferred stock have been designated as Series B Preferred Stock, par value $0.01 per share, of the Company (“Series B Preferred Stock”). Each holder of shares of Series B Preferred Stock is entitled to voting power equivalent to the number of votes equal to the total number of shares of common stock outstanding as of the record date for the determination of stockholders entitled to vote at each meeting of stockholders of the Company and entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Company. One share of Series B Preferred Stock is issued and outstanding as of December 31, 2024 and June 30, 2024. Mr. Nathanielsz, the Company’s Chief Executive Officer, directly beneficially owns such one share of Series B Preferred Stock.

No additional shares of Series A Preferred Stock or Series B Preferred Stock were issued during six months ended December 31, 2024 and fiscal year 2024.

Common Stock:

Shares issued for conversion of convertible debt

From July 1, 2024 through September 30, 2024, the Company issued an aggregate of 3,237 shares of its common stock at an average contractual conversion price of $12 as a result of the conversion of principal of $44,925, interest of $7,053 and conversion fees of $2,548 underlying certain outstanding convertible notes converted during such period.

From October 1, 2024 through December 31, 2024, the Company issued an aggregate of 3,041 shares of its common stock at an average contractual conversion price of $6 as a result of the conversion of principal of $18,300, interest of $1,558 and conversion fees of $2,034 underlying certain outstanding convertible notes converted during such period.

Included in the above conversion during the six months ended December 31, 2024, were principal aggregate amount of convertible notes of $49,100, accrued interest of $3,769 and conversion fees of $2,833 containing bifurcated embedded conversion option derivatives which were converted into common stock. Accordingly, the fair market value of the shares issued upon conversion was $137,454, resulting in a loss on extinguishment at the time of conversion of $81,752 and $51,674 of derivative liability fair value and was recorded as a gain on extinguishment at the time of conversion, resulting in a net loss of $30,078 which is included in gain (loss) on extinguishment of debt in the accompanying condensed consolidated statements of operations.

The Company reclassified $9,336 from put premium liabilities to additional paid in capital following conversions during the six months ended December 31, 2024.

The Company has 124,368 shares of its common stock reserved for future issuances based on lender reserve requirements pursuant to underlying financing agreements at December 31, 2024.

Shares issued for services

On August 12, 2024, the Company entered into a consulting agreement with two consultants to provide investor relation services from August 12, 2024 to October 12, 2024 for a total fee of $7,500 for each consultant. In August 2024, the Company issued an aggregate of 250 shares of common stock to the consultants related to this consulting agreement. Those shares were valued at approximately $60 per share or $15,000, being the closing price of the stock on the date of grant to such consultants. During the six months ended December 31, 2024, the Company recorded stock-based compensation of $15,000.

Restricted Stock Units

Pursuant to employment agreements dated in May 2019, the Company granted de minimis restricted stock unit (after the Reverse Stock Split) to the Company’s Chief Executive Officer and Chief Scientific Officer. Such restricted stock units are subject to vesting terms as defined in the employment agreements. Such restricted stock units were valued at the fair value of approximately $497,240 based on the quoted trading price on the date of grant. There were $248,620 unrecognized restricted stock units expense as of December 31, 2024 and June 30, 2024. A de minimis unvested restricted stock units which are subject to various performance conditions have not yet been met and have not yet vested as of December 31, 2024 to which the above amount of $248,620 relates to.

F-20

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024

(Unaudited)

Stock Warrants:

The following table summarizes warrant activity for the six months ended December 31, 2024:

			Weighted
	Number of		Average
	Shares		Price Per Share
Outstanding at June 30, 2024	250		$74,400
Granted	-		-
Exercised	-		-
Forfeited	-		-
Expired	-		-
Outstanding at December 31, 2024	250	*	$74,400

Exercisable at December 31, 2024	250		$74,400
Outstanding and Exercisable:

Weighted average remaining contractual term	1.51
Aggregate intrinsic value	$-

*	The total warrants of 250 above which are exercisable into common stock consisted of the following:

	Number of Warrants	Exercisable
Series A warrants	0.0002	0.0002
Series B warrants	0.0003	0.0003
Series C warrants	0.001	0.0008
Warrants with no class designation	250	250
Total	250	250

Stock Options:

During the six months ended December 31, 2024 and 2023, there were no stock option activities for both periods. There are de minimis outstanding number of stock options and vested stock options at weighted average contractual term of 4.37 years as of December 31, 2024.

On the Effective Date, the Company’s board of directors approved and adopted the Company’s 2019 Equity Incentive Plan (the “2019 Plan”), which reserves a total of 0.004 shares of the Company’s common stock for issuance under the 2019 Plan. Incentive awards authorized under the 2019 Plan include, but are not limited to, incentive stock options, non-qualified stock options, restricted stock awards and restricted stock units.

During the six months ended December 31, 2024 and 2023, the Company recognized stock-based compensation of $0 for both periods from vested stock options. There was $0 of unvested stock options expense as of December 31, 2024. No stock options were granted during the six months ended December 31, 2024.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company may be subject to litigation and claims arising in the ordinary course of business. The Company is not currently a party to any material legal proceedings and the Company is not aware of any pending or threatened legal proceeding against the Company that we believe could have a material adverse effect on our business, operating results, cash flows or financial condition.

IRS Liability

As part of its requirement for having a foreign operating subsidiary, the Company is required to file an informational Form 5471 to the Internal Revenue Service (the “IRS”), which is a form that explains the nature of the relationship between the foreign subsidiary and the parent company. From 2012 through the 2014, the Company did not file this form in a timely manner. As a result of the non-timely filings, the Company incurred a penalty from the IRS in the amount of $10,000 per year, or $30,000 in total, plus accrued interest, such penalty and interest having been accrued and is included in the accrued expenses and other payable figure on the December 31, 2024 and June 30, 2024 consolidated balance sheets. The Company recorded the penalties for all three years during the year ended June 30, 2018. The Company is current on all subsequent filings.

F-21

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024

(Unaudited)

Operating Agreements

In November 2009, the Company entered into a commercialization agreement with the University of Bath (UK) (the “UK University”), whereby the Company and the UK University co-owned the intellectual property relating to the Company’s pro-enzyme formulations. In June 2012, the Company and the UK University entered into an assignment and amendment whereby the Company assumed full ownership of the intellectual property, while agreeing to pay royalties of 2% of net revenues to the UK University. Additionally, the Company agreed to pay 5% of each and every license agreement subscribed for. The contract is cancellable at any time by either party. To date, no amounts are owed under the agreement.

Collaboration Agreement

On September 13, 2018, the Company entered into a two-year collaboration agreement with the University of Jaén (the “University”) to provide certain research On September 13, 2018, the Company entered into a two-year collaboration agreement with the University of Jaén (the “University”) to provide certain research services to the Company. In consideration of such services, the Company agreed to pay the University approximately 52,000 Euros ($59,508 USD) in year one and a maximum of 40,000 Euros ($45,775 USD) in year two. Additionally, in exchange for full ownership of the intellectual property, the Company agreed to pay royalties of 2% of net revenues to the University.

On October 1, 2020, the Company entered into another two-year collaboration agreement with the University to provide certain research services to the Company. In consideration of such services, the Company agreed to pay the University approximately 30,000 Euros ($35,145 USD), which were paid in four installment payment of 5,000 Euros in November 2020, 5,000 Euros ($5,858) in March 2021, 10,000 Euros ($11,715) in December 2021 and 10,000 Euros ($11,715) in September 2022. Additionally, the University agreed to hire and train a doctoral student for this project and the Company agreed to pay the University 25,837 Euros ($30,268 USD). In exchange for full ownership of the intellectual property, the Company agreed to pay royalties of 2% of net revenues to the University.

On July 27, 2022, the Company entered into a two-year research agreement with the University to provide certain research and experiment services to the Company. One of the Company’s Scientific Advisory Board is the lead joint researcher of the University. In exchange for full ownership of the intellectual property, the Company agreed to pay royalties of 1% of net revenues each to two members of the Scientific Advisory Board. In consideration of such services, the Company agreed to pay the University approximately 53,200 Euros ($53,806 USD) payable as follows:

- 18,200 Euros ($18,407 USD) upon execution (paid in August 2022),

- 8,000 Euros ($8,091 USD) in September 2022 (unpaid),

- 7,000 Euros ($7,080 USD) in December 2022 (unpaid),

- 10,000 Euros ($10,114 USD) in March 2023 (unpaid), and

- 10,000 Euros ($10,114 USD) in July 2023 (unpaid).

The commencement date for the experiments was on September 1, 2022, and the estimated length of time for completion was 24 months.

As of December 31, 2024 and June 30, 2024, the Company has $48,429 and $47,531, respectively, balance due to the University for unreimbursed lab fees, which are included in accrued expenses and other liabilities in the accompanying condensed consolidated balance sheets. As of December 31, 2024 and June 30, 2024, there are no royalty fees owed to the University.

Consulting Agreement

On May 4, 2024, the Company entered into an Engagement Agreement (the “Agreement”) with EF Hutton LLC (the “Consultant”) which will act as an exclusive lead underwriter, financial advisor, placement agent and investment banker of the Company, whereby the Consultant will assist the Company to a public offering and uplisting of the Company’s equity, debt or equity derivative instruments (“Offering”). The engagement period shall end on the earlier of i) 12 months from the date of this agreement or ii) the final closing if any of the Offering. The Consultant will prepare an Underwriting Agreement (the “Underwriting Agreement”) covering the sale of up to $15 million of equity, equity derivatives, and equity linked instruments of the Company. The Company shall pay compensation for:

(a) Financing Fees:

(i) For private equity and equity-linked placements, pay the Consultant a cash fee of eight percent (8.0%) of the amount of capital raised, invested or committed, payable in cash at the closing or closings of the financing to which it relates; and

(ii) For debt placements, pay the Consultant a cash fee of six percent (6.0%) of the amount of capital raised, invested or committed, payable in cash at the closing or closings of the financing to which it relates.

(iii) As additional compensation for EF Hutton’s services, the Company shall issue to the Consultant or its designees at the closing warrants (the “Warrants”) to purchase that number of shares of Common Stock equal to three percent (3.0%) of the aggregate proceeds sold in an offering. The Warrants will be exercisable at any time in whole or in part, during the five years (5) years from the effective date of the Offering at a price per share equal to the Offering price. The Warrants will provide for piggyback registration rights, Black Scholes change in control provisions and customary anti-dilution provisions and adjustments in the number and price of such warrants and the shares underlying such warrants resulting from corporate events which would include dividends, reorganizations, mergers, etc. and future issuance of Common Stock or Common Stock equivalents at prices or with exercise and/or conversion prices below the offering price as permitted under FINRA Rule 5110(f)(2)(G).

F-22

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024

(Unaudited)

Additionally, the Consultant shall be entitled to a cash fee equal to eight percent (8.0%) of the gross proceeds received by the Company from the sale of any equity, debt and/or equity derivative instruments to any investor introduced by the Consultant to the Company during the engagement period, in connection with any public or private financing or capital raise.

(b) Merger, acquisition or sale of stock or assets (the “M&A Transaction”) Fees: The M&A Transaction fees shall be payable to the Consultant in cash at the closing or closings of the M&A Transaction to which it relates and shall be equal to five percent (5.0%) of M&A Transaction consideration.

The Company will be responsible for and will pay all expenses relating to the Offering as defined in the Agreement. Additionally, the Company will provide an expense advance (the “Advance”) to the Consultant of $50,000, of which $25,000 was payable upon the execution of the Agreement and $25,000 of which is payable upon the initial filing of a registration statement. The Company paid $25,000 in May 2024 and accrued an additional $25,000 as of December 31, 2024 which were being recorded as deferred offering cost as of December 31, 2024. No payment was made during the six months ended December 31, 2024.

Operating Leases

On May 4, 2022, the Company entered in a three-year lease agreement with North Horizon Pty Ltd., a related party, (see Note 9) for a monthly rent of $3,000 AUD or $2,176 USD (depending on exchange rate) per month plus taxes. On May 4, 2022, the Company recorded right-of-use assets $66,201 and total lease liabilities of $66,201 based on an incremental borrowing rate of 8%.

ROU is summarized below:

	December 31, 2024 (Unaudited)	June 30, 2024
Office lease	$66,201	$66,201
Less: accumulated amortization	(59,624)	(48,402)
Right-of-use asset, net	$6,577	$17,799

Operating Lease liabilities are summarized below:

	December 31, 2024 (Unaudited)	June 30, 2024
Office lease	$66,201	$66,201
Reduction of lease liability	(58,903)	(46,839)
Less: office lease, current portion	(7,298)	(19,362)
Long term portion of lease liability	$-	$-

Remaining future minimum lease payments under non-cancelable operating lease at December 31, 2024 are as follows:

Fiscal Year 2025	$7,420
Imputed interest	(122)
Total operating lease liability	$7,298

The weighted average remaining lease term for the operating lease is 0.26 years as of December 31, 2024.

NOTE 9 – RELATED PARTY TRANSACTIONS

Since its inception, the Company has conducted transactions with its directors and entities related to such directors.

These transactions have included the following:

As of December 31, 2024 and June 30, 2024, the Company owed its former director a total of $27,491 and $29,759, respectively, related to expenses paid on behalf of the Company related to corporate startup costs and intellectual property (see Note 4).

As of December 31, 2024 and June 30, 2024, the Company owed its former director a total of $45,754 and $49,528, respectively, for money loaned to the Company, throughout the years. The total loans balance owed at December 31, 2024 and June 30, 2024 is not interest bearing (see Note 5).

Effective May 5, 2016, the Company entered into an agreement for the lease of its principal executive offices with North Horizon Pty Ltd., a related party, of which Mr. Nathanielsz, our CEO, CFO and a director, and his wife are owners and directors. The lease had a five-year term and provided for annual rental payments of $39,600 AUD or $28,325 USD, which includes $3,600 AUD or $2,575 USD of goods and service tax for total payments of $198,000 AUD or $141,629 USD during the term of the lease. Such lease expired in May 2021 and was renewed for another one-year term from May 2021 to May 2022. On May 4, 2022, the Company entered into a three-year lease agreement with North Horizon Pty Ltd. for a monthly rent of $3,000 AUD or $2,176 USD (depending on exchange rate) per month plus taxes. As of December 31, 2024 and June 30, 2024, total rent payable of $202,129 AUD ($124,976 USD) and $194,129 AUD ($129,930 USD), respectively, was included in accrued expenses in the accompanying condensed consolidated balance sheet. Rent expense under the lease was $13,718 and $13,006 for the six months ended December 31, 2024 and 2023, respectively and reflected as occupancy expenses in the accompanying condensed consolidated statements of operations and comprehensive income (loss).

F-23

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024

(Unaudited)

Loans payable - Related Parties

Between November 2023 and May 2024, an institutional investor affiliated with one of our directors, Josef Zelinger, loaned the Company an aggregate of $71,629. Additionally, in August 2024, the same affiliated institutional investor loaned the Company an amount of $85,000 AUD ($57,639 USD). These loans bear no interest and are payable on demand (see Note 5).

Effective August 1, 2024, the Company entered into and closed a loan agreement (the “Loan”) with an institutional investor affiliated with one of our directors, Josef Zelinger, pursuant to which the investor loaned the Company an aggregate principal amount of $150,000 AUD ($98,060 USD). The Company intends to use the net proceeds therefrom for general working capital purposes. The maturity date of the Loan is November 1, 2024, or sooner at the discretion of the Company, and the Loan bears an interest rate of 12% per annum and default interest rate of 18% per annum. The Company has the right to prepay in full at any time with no prepayment penalty. By mutual consent the amount can be repaid via the issuance of common stock of the Company (upon uplisting on NASDAQ) and the strike price shall be at a 35% discount to lowest daily balance of the five preceding trading days (see Note 5).

Between November 2024 and December 2024, an institutional investor affiliated with one of our directors, Josef Zelinger, loaned the Company an aggregate of $15,000 AUD ($9,731 USD). These loans bear no interest and are payable on demand (see Note 5).

Effective December 3, 2024, the Company entered into and closed a loan agreement with an institutional investor affiliated with one of our directors, Josef Zelinger, pursuant to which the investor loaned the Company an aggregate principal amount of $175,000 AUD ($113,485 USD). The Company used the net proceeds for general working capital purposes. The term of the loan is four months or less (to be determined at the discretion of the Company), with $70,000 AUD due on February 28, 2024 and $105,000 AUD due on April 2, 2024. The loan bears an interest rate of 12% per annum and default interest rate of 18% per annum (see Note 5).

Loan payable -long-term- Related Party

On July 5, 2023, the Company and an institutional investor affiliated with one of our directors, Josef Zelinger, entered into a letter agreement, pursuant to which such investor loaned the Company an aggregate of $230,000 AUD ($153,256 USD). Pursuant to such agreement, the term of such loan is three (3) years, ending on July 5, 2026, with an interest rate of 10% to be paid monthly in arrears. In connection with such loan, the Company issued 250 warrants to purchase common stock to such investor immediately exercisable at an initial exercise price of $600 per share (subject to certain adjustments such as stock dividend, stock splits, subsequent right offering and pro-rata distribution) with an expiry date of July 5, 2026 (see Note 5).

Employment and Services Agreements with Management

The Company and Mr. Nathanielsz entered into an employment agreement as of February 25, 2015 (the “Nathanielsz Employment Agreement”) setting forth the terms and conditions of Mr. Nathanielsz’s employment as the Company’s President and Chief Executive Officer. The Nathanielsz Employment Agreement was scheduled to expire on February 25, 2019; however, the term of the Nathanielsz Employment Agreement automatically renews for successive one-year periods unless either party provides 30 days’ prior written notice of his or its intent not to renew. The Nathanielsz Employment Agreement continues in effect as of June 30, 2023, as amended on October 26, 2022 (see below). The Nathanielsz Employment Agreement provides Mr. Nathanielsz with a base salary of $25,000 AUD per month ($300,000 AUD annually or $205,680 USD) and a monthly contribution to Mr. Nathanielsz’s pension equal to 9.5% of his monthly salary. Mr. Nathanielsz has the ability to convert any accrued but unpaid salary into common stock at the end of each fiscal year at a conversion price to be determined by Mr. Nathanielsz and the Company, which will in no event be lower than par value or higher than the closing bid price on the date of conversion. Pursuant to the Nathanielsz Employment Agreement, Mr. Nathanielsz is entitled to an annual discretionary bonus in an amount up to 200% of his annual base salary, which bonus shall be determined by the Company’s board of directors based upon the performance of the Company. On March 16, 2018, the Company’s board of directors approved an increase of Mr. Nathanielsz’s annual base salary from $300,000 AUD ($205,680 USD) to $400,000 AUD ($274,240 USD), effective February 2018. On August 1, 2022, the Company’s board of directors approved an increase of Mr. Nathanielsz’s annual base salary from $400,000 AUD ($309,313 USD) to $600,000 AUD ($414,900 USD), effective July 1, 2022.

Mr. Nathanielsz’s wife, Sylvia Nathanielsz, is and has been a non-executive, part-time employee of the Company since October 2015. Effective February 1, 2018, Mrs. Nathanielsz receives an annual salary of $120,000 AUD ($80,904 USD) and is entitled to customary benefits.

Pursuant to a February 25, 2016 board resolution, James Nathanielsz was paid $4,481 AUD ($3,205 USD), on a monthly basis for the purpose of acquiring and maintaining an automobile which car allowance expired in August 2022. For the fiscal years ended June 30, 2024 and 2023, $17,714 USD and $3,344 USD, respectively, was paid to Mr. Nathanielsz for use of a vehicle. For the six months ended December 31, 2024, $3,557 AUD ($2,372 USD) was paid to Mr. Nathanielsz for use of a vehicle.

On August 12, 2021, the Board approved a bonus of $177,840 USD. A total of $221,890 AUD ($166,418 USD) in payments were made against the bonuses during the year ended June 30, 2021 resulting in a remaining balance of $422,610 AUD ($316,957 USD) bonus payable as of June 30, 2021 which was included in accrued expenses in the accompanying consolidated balance sheet. On August 12, 2021, pursuant to the Cancellation Agreement, Mr. Nathanielsz agreed to cancel $177,840 of the bonus payable in exchange for 99 shares of the Company’s Common Stock. On August 1, 2022, the Board approved a bonus of $140,000 AUD or $96,810 USD. A total of $73,387 AUD ($48,905 USD) in payments were made in respect of the bonuses during the year ended June 30, 2023, resulting in a remaining balance of $107,937 AUD ($71,929 USD) bonus payable as of June 30, 2023 which was included in accrued expenses in the accompanying consolidated balance sheet. A total of $25,000 AUD ($16,070 USD) in payments were made in respect of the bonuses during the year ended June 30, 2024. In January 2024, the Board approved a bonus of $150,000 AUD or $102,195 USD resulting in a remaining balance of $217,540 AUD ($145,599 USD) bonus payable as of December 31, 2024 and June 30, 2024 for both periods which was included in accrued expenses in the accompanying condensed consolidated balance sheet.

F-24

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024

(Unaudited)

Amended and Restated Employment Agreement

On May 14, 2019 (the “Effective Date”), the Company entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Mr. Nathanielsz for a term of three years, subject to automatic one-year renewals, at an annual salary of $400,000 AUD ($309,313 USD). Pursuant to the Employment Agreement, Mr. Nathanielsz was granted options to purchase a de minimis share of common stock (the “Nathanielsz Options”), de minimis restricted stock units of the Company (the “Initial Nathanielsz RSUs”), and an additional de minimis restricted stock units of the Company (the “Additional Nathanielsz RSUs”). Such options and restricted stock units were granted pursuant to the 2019 Plan approved by the Board on the Effective Date. The Nathanielsz Options have a term of 10 years from the date of grant. The Nathanielsz Options and Additional Nathanielsz RSU’s are subject to vesting periods pursuant to the Employment Agreement. There are de minimis vested options and restricted stock units that are considered issuable as of December 31, 2024 and June 30, 2024.

On October 26, 2022, the Company entered into an Amended and Restated Employment Agreement (the “Amended Agreement”) with Mr. Nathanielsz, effective as of July 1, 2022, (the “2022 Effective Date”). The Amended Agreement provides Mr. Nathanielsz with a base salary of $600,000 AUD ($414,900 USD) per annum. The Company has also agreed to pay Mr. Nathanielsz an annual discretionary bonus in an amount up to 100% of his annual base salary, reduced from 200%, which bonus shall be determined by the Board and based upon the performance of the Company. The Amended Agreement has a term of three (3) years from the 2022 Effective Date, with automatic one-year renewal periods unless either party elects not to renew.

Amended and Restated Employment Agreement

On May 14, 2019, the Company entered into an Amended and Restated Services Agreement (the “Services Agreement”) with Dr. Kenyon, the Company’s Chief Scientific Officer and a director, for a term of three years, subject to automatic one-year renewals, at an annual salary of $54,000 AUD ($41,580 USD). In connection with the execution of the Services Agreement, Dr. Kenyon was designated as an executive officer of the Company and assumed a more active executive role with the Company. Pursuant to the Services Agreement, Dr. Kenyon was granted options to purchase a de minimis share of common stock (the “Kenyon Options”), a de minimis restricted stock units of the Company (the “Initial Kenyon RSUs”), and an additional de minimis restricted stock units of the Company (the “Additional Kenyon RSUs”). Such options and restricted stock units were granted pursuant to the 2019 Plan. The Kenyon Options have a term of 10 years from the date of grant. The Kenyon Options and Additional Kenyon RSU’s are subject to vesting periods pursuant to the Services Agreement. There are de minimis vested options and vested restricted stock unit that are considered issuable as of December 31, 2024 and June 30, 2024.

As of December 31, 2024 and June 30, 2024, total accrued salaries of $175,000 AUD ($115,395 USD) and $148,000 AUD ($97,044 USD), respectively, were included in accrued expenses in the accompanying condensed consolidated balance sheets.

Intercompany Loans

All intercompany loans were made by the parent to the Company’s subsidiary, Propanc PTY LTD, none of which has been repaid as of December 31, 2024. Effective fiscal year 2021, the parent company determined that intercompany loans will not be repaid in the foreseeable future and thus, per ASC 830-20-35-3, gains and losses from measuring the intercompany balances are recorded within cumulative translation adjustment on the consolidated balance sheet as accumulated other comprehensive income.

NOTE 10 – CONCENTRATIONS AND RISKS

Concentration of Credit Risk

The Company maintains its cash in banks and financial institutions in Australia. Bank deposits in Australian banks are uninsured. The Company has not experienced any losses in such accounts through December 31, 2024.

The Company primarily relied on funding from one convertible and two non-convertible debt lenders and received net proceeds after deductions of $16,200 for original issue discounts and debt issue costs during the six months ended December 31, 2024 from each of the four lenders of $60,000, $35,000, $180,855, and $98,060, respectively which represents approximately 18%, 10%, 53% and 29%, respectively of total proceeds received by the Company during the six months ended December 31, 2024.

The Company primarily relied on funding from five convertible and non-convertible debt lenders and received net proceeds after deductions of $73,000 for original issue discounts and debt issue costs during the six months ended December 31, 2023 from each of the five lenders of $225,000, $125,000, $127,500, $120,000 and $153,256, respectively which represents approximately 30%, 17%, 17%, 16% and 20%, respectively of total proceeds received by the Company during the six months ended December 31, 2023.

Receivable Concentration

As of December 31, 2024 and June 30, 2024, the Company’s receivables were 100% related to reimbursements on GST taxes paid.

F-25

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024

(Unaudited)

Patent and Patent Concentration

The Company has filed multiple patent applications relating to its lead product, PRP. The Company’s lead patent application has been granted and remains in force in the United States, Belgium, Czech Republic, Denmark, France, Germany, Ireland, Italy, Netherlands, Portugal, Spain, Sweden, Switzerland, Liechtenstein, Turkey, United Kingdom, Australia, China, Japan, Indonesia, Israel, New Zealand, Singapore, Malaysia, South Africa, Republic of Korea, India and Brazil. In Canada and Mexico, the patent applications have been accepted as of fiscal year 2023.

In 2016 and early 2017, the Company filed other patent applications. Three applications were filed under the Patent Cooperation Treaty (the “PCT”). The PCT assists applicants in seeking patent protection by filing one international patent application under the PCT, applicants can simultaneously seek protection for an invention in over 150 countries. Once filed, the application is placed under the control of the national or regional patent offices, as applicable, in what is called the national phase. One of the PCT applications filed in November 2016, entered national phase in July 2018 and another PCT application entered national phase in August 2018. A third PCT application entered the national phase in October 2018.

In July 2020, a world-first patent was granted in Australia for the cancer treatment method patent family. Presently, there are 84 granted, allowed, or accepted patents and 6 patents filed, or under examination in key global jurisdictions relating to the use of proenzymes against solid tumors, covering the lead product candidate PRP.

Further patent applications are expected to be filed to capture and protect additional patentable subject matter based on the Company’s field of technology relating to pharmaceutical compositions of proenzymes for treating cancer.

Foreign Operations

As of December 31, 2024 and June 30, 2024, the Company’s operations are based in Camberwell, Australia; however, the majority of research and development is being conducted in the European Union.

On July 22, 2016, the Company formed a wholly-owned subsidiary, Propanc (UK) Limited under the laws of England and Wales, for the purpose of submitting an orphan drug application with the European Medicines Agency as a small and medium-sized enterprise. As of December 31, 2024 and June 30, 2024, there has been no activity within this entity.

NOTE 11 - DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS

Derivative Financial Instruments:

The Company applies the provisions of ASC 815-40, Contracts in Entity’s Own Equity, under which convertible instruments and warrants, which contain terms that protect holders from declines in the stock price (reset provisions), may not be exempt from derivative accounting treatment. As a result, warrants and embedded conversion options in convertible debt are recorded as a liability and are revalued at fair value at each reporting date. If the fair value of the warrants exceeds the face value of the related debt, the excess is recorded as change in fair value in operations on the issuance date. The Company had $149,400 (5 notes) and $110,500 (3 notes) of convertible debt, which were treated as derivative instruments outstanding at December 31, 2024 and June 30, 2024, respectively.

The Company calculates the estimated fair values of the liabilities for derivative instruments using the Binomial Trees Method. The closing price of the Company’s common stock at December 31, 2024, the last trading day of the period ended December 31, 2024, was $10. The volatility, expected remaining term and risk-free interest rates used to estimate the fair value of derivative liabilities at December 31, 2024 are indicated in the table that follows. The expected term is equal to the remaining term of the warrants or convertible instruments and the risk-free rate is based upon rates for treasury securities with the same term.

Convertible Debt

	Initial Valuations (on new derivative instruments entered into during the three months ended December 31, 2024)	December 31, 2024
Volatility	295%	295%
Expected Remaining Term (in years)	0.50	0.01 - 0.45
Risk Free Interest Rate	4.32%	4.24-4.40%
Expected dividend yield	None	None

F-26

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024

(Unaudited)

Fair Value Measurements:

The Company measures and reports at fair value the liability for derivative instruments. The fair value of liabilities for price adjustable warrants and embedded conversion options have been recorded as determined utilizing the Binomial Trees model. The following tables summarize the Company’s financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2024 and June 30, 2024:

	Balance at December 31, 2024	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
		(Level 1)	(Level 2)	(Level 3)
Embedded conversion option liabilities	$131,585	$—	$—	$131,585
Total	$131,585	$—	$—	$131,585

	Balance at June 30, 2024	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
		(Level 1)	(Level 2)	(Level 3)
Embedded conversion option liabilities	$133,886	$—	$—	$133,886
Total	$133,886	$—	$—	$133,886

The following is a roll forward for the six months ended December 31, 2024 of the fair value liability of price adjustable derivative instruments:

Fair Value of
Liability for
Derivative
Instruments
Balance at June 30, 2024	$133,886
Initial fair value of embedded conversion option derivative liability recorded as debt discount	80,000
Initial fair value of embedded conversion option derivative liability recorded as derivative expense	35,741
Reduction of derivative liability upon debt conversion	(51,674)
Change in fair value included in statements of operations	(66,368)
Balance at December 31, 2024	$131,585

NOTE 12 – SUBSEQUENT EVENTS

Shares issued for conversion of convertible debt

In January 2025, the Company issued an aggregate of 684 shares of its common stock at a contractual conversion price of $6, as a result of the conversion of principal of $4,050, interest of $403 and conversion fees of $469 underlying certain outstanding convertible notes converted during such period.

F-27

F-28

Report of Independent Registered Public Accounting Firm

To the Stockholders’ and the Board of Directors of:

Propanc Biopharma, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Propanc Biopharma, Inc. and Subsidiary (the “Company”) as of June 30, 2024 and 2023, the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ deficit, and cash flows, for each of the two years in the period ended June 30, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of June 30, 2024 and 2023 and the consolidated results of its operations and its cash flows for each of the two years in the period ended June 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a net loss of $1,820,528 and net cash used in operating activities of $935,118 for the fiscal year ended June 30, 2024. The Company has a working capital deficit, stockholder’s deficit, and accumulated deficit of $3,767,341, $3,779,059, and $66,698,220, respectively, at June 30, 2024. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan regarding these matters is also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

2295 NW Corporate Blvd., Suite 240 ● Boca Raton, FL 33431-7326

Phone: (561) 995-8270 ● Toll Free: (866) CPA-8500 ● Fax: (561) 995-1920

www.salbergco.com ● info@salbergco.com

Member National Association of Certified Valuation Analysts ● Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide ● Member AICPA Center for Audit Quality

F-29

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Derivative Liabilities

As noted in Footnote 1 “Derivative Instruments” and as described in Footnote 12 “Derivative Financial Instruments and Fair Value Measurements” to the consolidated financial statements, the Company bifurcated embedded conversion features included in convertible debt instruments issued by the Company during the fiscal year that resulted primarily in an initial derivative expense and a gain from the change in fair value of these new and previously recorded derivatives of $141,012 and $316,537, respectively, in fiscal 2024, and derivative liabilities of $133,886 at June 30, 2024.

We identified the evaluation of instruments and contracts to determine whether there are embedded derivatives requiring bifurcation from its debt host, the analysis of the accounting treatment and presentation for derivative transactions and the valuation of derivatives as critical audit matters. Auditing management’s analysis of the above critical audit matters was complex and involved a high degree of subjectivity.

The primary procedures we performed to address these critical audit matters included (a) Reviewed and tested management’s conclusions as to whether certain instruments or contracts qualified for derivative treatment by comparing management’s analysis and conclusions to authoritative and interpretive literature, (b) Compared the accounting treatment and presentation to that described by the authoritative and interpretive literature, (c) Tested management’s process for valuing derivatives by comparing it to generally accepted methodologies for valuing derivatives, (d) Tested management’s valuation of the derivatives by testing assumptions and data used in the valuation model including the term, volatility and interest rate, and (e) Recomputed the derivative valuations. We agreed with management’s conclusions.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2011

Boca Raton, Florida

April 2, 2025 (except for the January 29, 2025 reverse stock split discussed in Note 14 as to which the date is March 28, 2025)

F-30

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	June 30, 2024	June 30, 2023

ASSETS

CURRENT ASSETS:
Cash	$21,085	$10,047
GST tax receivable	2,950	2,867
Prepaid expenses and other current assets	1,406	6,125

TOTAL CURRENT ASSETS	25,441	19,039

Deferred offering costs	27,117	-
Security deposit - related party	2,008	1,999
Operating lease right-of-use assets, net - related party	17,799	38,988
Property and equipment, net	-	302

TOTAL ASSETS	$72,365	$60,328

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$1,213,335	$966,718
Accrued expenses and other payables	792,190	579,707
Accrued interest	94,612	44,709
Loans payable	145,091	65,280
Loans payable - related party	71,629	-
Note payable, net of discount	204,694	-
Convertible notes, net of discounts and including put premiums	399,325	390,539
Operating lease liability - related party, current portion	19,362	21,505
Embedded conversion option liabilities	133,886	423,209
Due to former director - related party	29,759	29,630
Loan from former director - related party	49,528	49,314
Employee benefit liability	639,371	587,618

TOTAL CURRENT LIABILITIES	3,792,782	3,158,229

NON-CURRENT LIABILITIES:
Loan payable - long-term - related party, net of discount	58,642	-
Operating lease liability - long-term portion - related party	-	19,278

TOTAL NON-CURRENT LIABILITIES	58,642	19,278

TOTAL LIABILITIES	$3,851,424	$3,177,507

Commitments and Contingencies (See Note 9)

STOCKHOLDERS’ DEFICIT:
Preferred stock, 1,500,005 shares authorized, $0.01 par value:
Series B preferred stock, $0.01 par value; 5 shares authorized; 1 share issued and outstanding as of June 30, 2024 and 2023	-	-
Common stock, $0.001 par value; 10,000,000,000 shares authorized; 7,980 and 101 shares issued and outstanding as of June 30, 2024 and 2023, respectively	8	-
Common stock issuable (0 and 27 shares as of June 30, 2024 and 2023, respectively)	-	-
Additional paid-in capital	61,696,049	60,319,154
Accumulated other comprehensive income	1,269,581	1,294,876
Accumulated deficit	(66,698,220)	(64,684,732)
Treasury stock ($0.001 share)	(46,477)	(46,477)

TOTAL STOCKHOLDERS’ DEFICIT	(3,779,059)	(3,117,179)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$72,365	$60,328

The accompanying notes are an integral part of these consolidated financial statements.

F-31

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the years ended June 30,
	2024	2023

REVENUE
Revenue	$-	$-

OPERATING EXPENSES
Administration expenses	1,253,797	1,499,885
Occupancy expenses - related party	34,150	28,841
Research and development	248,102	247,919
TOTAL OPERATING EXPENSES	1,536,049	1,776,645

LOSS FROM OPERATIONS	(1,536,049)	(1,776,645)

OTHER INCOME (EXPENSE)
Interest expense	(665,841)	(532,821)
Interest income	60	36
Derivative expense	(141,012)	-
Change in fair value of derivative liabilities	316,537	(530,330)
Gain from settlement of accounts payable	-	17,499
Gain on extinguishment of debt, net	54,565	25,969
Foreign currency transaction gain	22,080	5,885
TOTAL OTHER EXPENSE, NET	(413,611)	(1,013,762)

LOSS BEFORE TAXES	(1,949,660)	(2,790,407)

Tax benefit	129,132	129,841

NET LOSS	$(1,820,528)	$(2,660,566)

Deemed Dividend	(192,960)	(466,273)

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(2,013,488)	$(3,126,839)

BASIC AND DILUTED NET LOSS PER SHARE AVAILABLE TO COMMON STOCKHOLDERS	$(1,420.53)	$(107,896.32)

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	1,417	29

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(2,013,488)	$(3,126,839)

OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized foreign currency translation gain (loss)	(25,295)	60,327

TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	(25,295)	60,327

TOTAL COMPREHENSIVE LOSS	$(2,038,783)	$(3,066,512)

The accompanying notes are an integral part of these consolidated financial statements.

F-32

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT FOR THE YEARS ENDED JUNE 30, 2024 AND 2023

	Preferred Stock						Common Stock					Accumulated
	Series A		Series B		Common Stock		Issuable		Additional			Other		Total
	No. of Shares	Value	No. of Shares	Value	No. of Shares	Value	No. of Shares	Value	Paid-in Capital	Subscription Receivable	Accumulated Deficit	Comprehensive Income	Treasury Stock	Stockholders’ Deficit

Balance at June 30, 2022	500,000	$5,000	1	$-	4	$-	-	$-	$57,364,930	$(23,758)	$(61,557,893)	$1,234,549	$(46,477)	$(3,023,649)

Issuance of common stock for cash	-	-	-	-	-	-	-	-	24,711	23,758	-	-	-	48,469

Retirement of Series A Preferred Stock	(500,000)	(5,000)	-	-	-	-	-	-	5,000	-	-	-	-	-

Issuance of common stock for conversion of convertible debt, conversion fee and accrued interest	-	-	-	-	85	-	14	-	1,387,723	-	-	-	-	1,387,723

Issuance of common stock for services	-	-	-	-	1	-	10	-	138,947	-	-	-	-	138,947

Issuance of common stock for exercise of Series B warrants	-	-	-	-	-	-	-	-	475,000	-	-	-	-	475,000

Issuance of common stock for alternate cashless exercise of Series A warrants	-	-	-	-	10	-	3	-	-	-	-	-	-	-

Issuance of common stock in connection with a note payable	-	-	-	-	1	-	-	-	37,500	-	-	-	-	37,500

Issuance of common stock for issuable shares	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Reclassification of put premium upon debt conversion	-	-	-	-	-	-	-	-	411,111	-	-	-	-	411,111

Warrant grant for settlement of accounts payable	-	-	-	-	-	-	-	-	5,551	-	-	-	-	5,551

Stock based compensation in connection with stock warrant grant	-	-	-	-	-	-	-	-	2,408	-	-	-	-	2,408

Foreign currency translation gain	-	-	-	-	-	-	-	-	-	-	-	60,327	-	60,327

Deemed dividend upon alternate cashless exercise of warrants	-	-	-	-	-	-	-	-	466,273	-	(466,273)	-	-	-

Fractional shares due to reverse split	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Net loss for the fiscal year ended June 30, 2023	-	-	-	-	-	-	-	-	-	-	(2,660,566)	-	-	(2,660,566)

Balance at June 30, 2023	-	-	1	-	101	-	27	-	60,319,154	-	(64,684,732)	1,294,876	(46,477)	(3,117,179)

Issuance of common stock for conversion of convertible debt and accrued interest	-	-	-	-	7,432	8	-	-	773,540	-	-	-	-	773,548

Issuance of common stock for cash	-	-	-	-	315	-	-	-	23,057	-	-	-	-	23,057

Issuance of common stock for alternate cashless exercise of warrants	-	-	-	-	105	-	-	-	-	-	-	-	-	-

Issuance of common stock for issuable shares	-	-	-	-	27	-	(27)	-	-	-	-	-	-	-

Reclassification of put premium upon debt conversion	-	-	-	-	-	-	-	-	246,254	-	-	-	-	246,254

Relative fair value of warrant granted in connection with a loan payable - related party	-	-	-	-	-	-	-	-	141,084	-	-	-	-	141,084

Deemed dividend upon alternate cashless exercise of warrants	-	-	-	-	-	-	-	-	192,960	-	(192,960)	-	-	-

Foreign currency translation loss	-	-	-	-	-	-	-	-	-	-	-	(25,295)	-	(25,295)

Net loss for the fiscal year ended June 30, 2024	-	-	-	-	-	-	-	-	-	-	(1,820,528)	-	-	(1,820,528)

Balance at June 30, 2024	-	$-	1	$-	7,980	$8	-	$-	$61,696,049	$-	$(66,698,220)	$1,269,581	$(46,477)	$(3,779,059)

The accompanying notes are an integral part of these consolidated financial statements.

F-33

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended June 30,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,820,528)	$(2,660,566)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Issuance and amortization of common stock for services	-	138,948
Stock option, stock warrants and restricted stock expense	-	2,408
Foreign currency transaction gain	(22,080)	(5,885)
Depreciation expense	297	1,665
Allowance on refundable advance deposit	120,958	-
Amortization of debt discounts	294,005	202,952
Amortization of right-of-use assets	21,359	21,266
Change in fair value of derivative liabilities	(316,537)	530,330
Derivative expense	141,012	-
Gain on extinguishment of debt, net	(54,565)	(25,969)
Gain from settlement of accounts payable	-	(17,499)
Non-cash interest expense	3,832	1,838
Accretion of put premium	279,711	232,674
Changes in Assets and Liabilities:
GST receivable	(71)	(610)
Prepaid expenses and other assets	4,746	2,182
Refundable advance deposit	(120,958)	-
Deferred offering costs	(25,000)	-
Accounts payable	242,408	80,975
Employee benefit liability	49,196	186,912
Accrued expenses and other payables	209,962	130,511
Accrued interest	78,733	92,474
Operating lease liability	(21,598)	(19,857)
NET CASH USED IN OPERATING ACTIVITIES	(935,118)	(1,105,251)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible promissory notes, net of original issue discounts and issue costs	567,050	590,250
Repayment of convertible note	(142,909)	-
Proceeds from the sale of common stock	23,057	24,711
Proceeds from note payable	190,000	-
Proceeds from loans payable	79,811	-
Proceeds from loans payable - related party	224,885	-
Collection of subscription receivable	-	23,758
Proceeds from the exercise of warrants	-	475,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	941,894	1,113,719

Effect of exchange rate changes on cash	4,262	(2,488)

NET INCREASE IN CASH	11,038	5,980

CASH AT BEGINNING OF YEAR	10,047	4,067
CASH AT END OF YEAR	$21,085	$10,047

Supplemental Disclosure of Cash Flow Information

Cash paid during the year:
Interest	$9,491	$2,883
Income Tax	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities

Reduction of put premium related to conversions of convertible notes	$246,254	$411,111
Conversion of convertible notes and accrued interest to common stock	$560,483	$1,016,285
Debt discounts related to derivative liability	$150,000	$93,668
Relative fair value of warrant granted in connection with a loan payable - related party	$141,084	$-
Warrant grant for settlement of accounts payable	$-	$37,500
Warrants issued for accrued services	$-	$5,551
Deemed dividend upon alternate cashless exercise of warrants	$192,960	$466,273

The accompanying notes are an integral part of these consolidated financial statements.

F-34

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

Nature of Operations

Propanc Biopharma, Inc. (the “Company,” “we,” “us” or “our”) is based in Camberwell, Victoria Australia. Since its inception, substantially all of the operations of the Company have been focused on the development of new cancer treatments targeting high-risk patients, particularly cancer survivors, who need a follow-up, non-toxic, long-term therapy designed to prevent the cancer from returning and spreading. The Company anticipates establishing global markets for its technologies. Our lead product candidate, which we refer to as PRP, is an enhanced pro-enzyme formulation designed to enhance the anti-cancer effects of multiple enzymes acting synergistically. It is currently in the preclinical phase of development.

The Company was originally formed in Melbourne, Victoria, Australia on October 15, 2007 as Propanc PTY LTD. On November 23, 2010, Propanc Health Group Corporation was incorporated in the State of Delaware, and in January 2011, to reorganize the Company, all of the outstanding shares of Propanc PTY LTD were acquired on a one-for-one basis by Propanc Health Group Corporation, with Propanc PTY LTD becoming a wholly-owned subsidiary of the Company.

On July 22, 2016, the Company formed another wholly-owned subsidiary, Propanc (UK) Limited under the laws of England and Wales for the purpose of submitting an orphan drug application to the European Medicines Agency as a small and medium-sized enterprise. As of June 30, 2024, there has been no activity within this entity.

Effective April 20, 2017, the Company changed its name to “Propanc Biopharma, Inc.” to reflect the Company’s stage of operations and development better.

In July 2020, a world-first patent was granted in Australia for the cancer treatment method patent family. Presently, there are 84 granted, allowed, or accepted patents and 6 patents filed, or under examination in key global jurisdictions relating to the use of proenzymes against solid tumors, covering the lead product candidate PRP.

On May 1, 2023, the Company filed a certificate of amendment to its certificate of incorporation, as amended, to effect a one-for-one thousand (1:1,000) Reverse Stock Split (the “Reverse Stock Split”), effective as of May 1, 2023. Proportional adjustments for the Reverse Stock Split were made to the Company’s outstanding stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the consolidated financial statements to reflect the Reverse Stock Split.

The Company hopes to capture and protect additional patentable subject matter based on the Company’s field of technology relating to pharmaceutical compositions of proenzymes for treating cancer by filing additional patent applications as it advances its lead product candidate, PRP, through various stages of development.

Principles of Consolidation

The consolidated financial statements include the accounts of Propanc Biopharma, Inc., the parent entity, and its wholly-owned subsidiary, Propanc PTY LTD. All inter-company balances and transactions have been eliminated in consolidation. Propanc (UK) Limited was an inactive wholly-owned subsidiary through June 30, 2024 and remains inactive.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates in the accompanying consolidated financial statements include the estimates of useful lives of long-lived assets, valuation of the collectability of a refundable advance deposit, present value of the operating lease liability and related right-of-use asset, valuation of derivatives, valuation of equity based instruments issued for other than cash, the valuation allowance on deferred tax assets and foreign currency translation due to certain average exchange rates applied in lieu of spot rates on transaction dates.

Foreign Currency Translation and Other Comprehensive Income (Loss)

The Company’s wholly-owned subsidiary’s functional currency is the Australian dollar (AUD). For financial reporting purposes, the Australian dollar has been translated into the Company’s reporting currency, which is the United States dollar ($) and/or (USD). Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Equity transactions are translated at each historical transaction date spot rate. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity (deficit) as “Accumulated other comprehensive income (loss).” Gains and losses resulting from foreign currency translations are included in the statements of operations and comprehensive income (loss) as a component of other comprehensive income (loss). There have been no significant fluctuations in the exchange rate for the conversion of Australian dollars to USD after the balance sheet date.

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PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

Other Comprehensive Income (Loss) for all periods presented includes only foreign currency translation gains (losses).

Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the consolidated balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency included in the consolidated results of operations as incurred. Effective fiscal year 2021, the parent company determined that the intercompany loans will not be repaid in the foreseeable future and thus, per Accounting Standards Codification (“ASC”) 830-20-35-3, gains and losses from measuring the intercompany balances are recorded within cumulative translation adjustment, a component of accumulated other comprehensive income (loss). As of June 30, 2024 and 2023, the Company recognized a cumulative exchange gain of approximately $90,000 and $648,000, respectively, on intercompany loans made by the parent to the subsidiary that have not been repaid as of June 30, 2024, which is included as a component of accumulated other comprehensive income on the accompanying consolidated balance sheets.

As of June 30, 2024 and 2023, the exchange rates used to translate amounts in Australian dollars into USD for the purposes of preparing the consolidated financial statements were as follows:

	June 30, 2024	June 30, 2023
Exchange rate on balance sheet dates
USD : AUD exchange rate	0.6693	0.6664

Average exchange rate for the period
USD : AUD exchange rate	0.6557	0.6732

Change in Accumulated Other Comprehensive Income (Loss) by component during the years ended June 30, 2024 and 2023 were as follows:

Foreign Currency Items:
Beginning balance, June 30, 2022	$1,234,549
Foreign currency translation gain	60,327
Balance, June 30, 2023	1,294,876
Foreign currency translation loss	(25,295)
Ending balance, June 30, 2024	$1,269,581

Fair Value of Financial Instruments and Fair Value Measurements

The Company measures its financial assets and liabilities in accordance with US GAAP. For certain financial instruments, including cash and cash equivalents, receivables, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. Amounts recorded for notes payable, net of discount, and loans payable also approximate fair value because current interest rates available for debt with similar terms and maturities are substantially the same.

The Company follows accounting guidance for financial assets and liabilities. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost).

F-36

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs, other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Also see Note 12 - Derivative Financial Instruments and Fair Value Measurements.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and at banks, short-term deposits with an original maturity of three months or less with financial institutions, and bank overdrafts. Bank overdrafts, as applicable, are reflected as a current liability on the balance sheets. There were no cash equivalents as of June 30, 2024 and 2023.

Refundable Advance Deposit

In August 2023, the Company paid a refundable advance deposit of $120,958 which consisted primarily of a deposit paid to a potential lender to be used as payment for a loan insurance premium related to a future loan transaction with the Company. In the event, the future loan transaction does not close, the potential lender shall return the refundable advance deposit. During the year ended June 30, 2024, the Company recorded an allowance for the recoverability of this refundable advance deposit of $120,958.

Deferred Offering Costs

The Company complies with the requirements of ASC 340, Other Assets and Deferred Costs, with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized and consist principally of professional, underwriting and other expenses incurred through the balance sheet date that are directly related to the Company’s proposed public offering. The deferred offering costs are charged to additional paid-in capital or as a discount to debt, as applicable, upon the completion of an offering or to expense if the offering is not completed. As of June 30, 2024 and 2023 the Company had recorded $27,117 and $0 in deferred offering costs, respectively.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals, and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the declining balance method. The depreciable amount is the cost less its residual value.

The estimated useful lives are as follows:

Machinery and equipment	- 5 years
Furniture	- 7 years

Patents

Patents are stated at cost and amortized on a straight-line basis over the estimated future periods if and once the patent has been granted by a regulatory agency. However, the Company will expense any patent costs as long as we are in the startup stage. Accordingly, as the Company’s products are not currently approved for market, all patent costs incurred from 2013 through June 30, 2024 were expensed immediately. This practice of expensing patent costs immediately ends when a product receives market authorization from a government regulatory agency.

Impairment of Long-Lived Assets

In accordance with ASC 360-10, “Long-lived assets,” which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.

F-37

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

Employee Benefit/Liability

Liabilities arising in respect of wages and salaries, accumulated annual leave, accumulated long service leave and any other employee benefits expected to be settled within twelve months of the reporting date are measured based on the employee’s remuneration rates applicable at the reporting date. All other employee benefit liabilities are measured at the present value of the estimated future cash outflow to be made in respect of services provided by employees up to the reporting date. All employee liabilities are owed within the next twelve months.

Australian Goods and Services Tax (“GST”)

Revenues, expenses and balance sheet items are recognized net of the amount of GST, except payable and receivable balances which are shown inclusive of GST. The GST incurred is payable on revenues to, and recoverable on purchases from, the Australian Taxation Office.

Cash flows are presented in the statements of cash flow on a gross basis, except for the GST component of investing and financing activities, which are disclosed as operating cash flows.

As of June 30, 2024 and 2023, the Company was owed $2,950 and $2,867, respectively, from the Australian Taxation Office. These amounts were fully collected subsequent to the balance sheet reporting dates.

Derivative Instruments

ASC Topic 815, Derivatives and Hedging (“ASC Topic 815”), establishes accounting and reporting standards for derivative instruments and for hedging activities by requiring that all derivatives be recognized in the balance sheet and measured at fair value. Gains or losses resulting from changes in the fair value of derivatives are recognized in earnings. On the date of conversion or payoff of debt, the Company records the fair value of the conversion shares, removes the fair value of the related derivative liability, removes any discounts and records a net gain or loss on debt extinguishment.

Convertible Notes With Variable Conversion Options

The Company has entered into convertible notes, some of which contain variable conversion options, whereby the outstanding principal and accrued interest may be converted, by the holder, into shares of the Company’s common stock, par value $0.001 per share (“common stock”) at a fixed discount to the price of the common stock at or around the time of conversion. The Company treats these convertible notes as stock settled debt under ASC 480, “Distinguishing Liabilities from Equity” and measures the fair value of the notes at the time of issuance, which is the result of the share price discount at the time of conversion and records the put premium as interest expense.

Income Taxes

The Company is governed by Australia and United States income tax laws, which are administered by the Australian Taxation Office and the United States Internal Revenue Service, respectively. The Company follows ASC 740 “Accounting for Income Taxes,” when accounting for income taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The Company follows ASC 740, Sections 25 through 60, “Accounting for Uncertainty in Income Taxes.” These sections provide detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements. Tax positions must meet a “more-likely-than-not” recognition threshold at the effective date to be recognized upon the adoption of ASC 740 and in subsequent periods.

Research and Development Costs and Tax Credits

In accordance with ASC 730-10, “Research and Development-Overall,” research and development costs are expensed when incurred. Total research and development costs for the years ended June 30, 2024 and 2023 were $248,102 and $247,919, respectively.

F-38

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

The Company may apply for research and development tax concessions with the Australian Taxation Office on an annual basis. Although the amount is possible to estimate at year end, the Australian Taxation Office may reject or materially alter the claim amount. Accordingly, the Company does not recognize the benefit of the claim amount until cash receipt since collectability is not certain until such time. The tax concession is a refundable credit. If the Company has net income, then the Company can receive the credit which reduces its income tax liability. If the Company has net losses, then the Company may still receive a cash payment for the credit, however, the Company’s net operating loss carryforwards are reduced by the gross equivalent loss that would produce the credit amount when the income tax rate is applied to that gross amount. The concession is recognized as a tax benefit, in operations, upon receipt.

During each of the fiscal years ended June 30, 2024 and 2023, the Company applied for, and received from the Australian Taxation Office, a research and development tax credit in the amount of $129,132 and $129,841, respectively, which is reflected as a tax benefit in the accompanying consolidated statements of operations and comprehensive income (loss).

Stock Based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Stock Compensation”. ASC 718 requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the shorter of the service period or the vesting period. The Company values employee and non-employee stock-based compensation at fair value using the Black-Scholes Option Pricing Model.

The Company adopted ASU 2018-07 and accounts for non-employee share-based awards in accordance with the measurement and recognition criteria of ASC 718 and recognizes the fair value of such awards over the service period. The Company used the modified prospective method of adoption.

Revenue Recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). ASC 606 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. Subject to these criteria, the Company intends to recognize revenue relating to royalties on product sales in the period in which the sale occurs and the royalty term has begun.

Legal Expenses

All legal costs for litigation are charged to expense as incurred.

Leases

The Company follows ASC Topic 842, Leases (Topic 842) and applies the package of practical expedients, which permit it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 months or less. Operating lease right of use assets (“ROU”) represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses.

Basic and Diluted Net Loss Per Common Share

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period. Potentially dilutive securities consist of the incremental common shares issuable upon exercise of common stock equivalents such as stock options, warrants and convertible debt instruments. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive. As a result, the basic and diluted per share amounts for all periods presented are identical. Each holder of the convertible notes has agreed to a 4.99% beneficial ownership conversion limitation (subject to certain noteholders’ ability to increase such limitation to 9.99% upon 60 days’ notice to the Company), and each note may not be converted during the first six-month period from the date of issuance. The Company’s CEO holds Series B Preferred Stock that, when combined, confers upon him a majority vote, including regarding authorization of additional common shares and/or the authorization of a reverse split the stock as considered necessary. Such securities are considered dilutive securities which were excluded from the computation since the effect is anti-dilutive.

F-39

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

	June 30, 2024	June 30, 2023

Stock Options	-	-
Warrants with no designations	250	-
Series A Warrants as if converted at alternate cashless exercise prices	33,173	33,277
Series B Warrants	-	-
Series C Warrants as if converted at alternate cashless exercise prices *	152,933	157,900
Unvested restricted stock units	-	-
Convertible Debt	6,562	100
Total	192,918	191,277

*	Only convertible ratably upon exercise of Series B Warrants

Recent Accounting Pronouncements

We have reviewed the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. We have carefully considered the new pronouncements that alter previous generally accepted accounting principles and do not believe that any new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term with the exception of those disclosed below. The applicability of any standard is subject to the formal review of the Company’s financial management.

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging Contracts in Entity’s Own Equity (Subtopic 815-40), which eliminates the beneficial conversion and cash conversion accounting models for convertible instruments, amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions, and modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS calculation. The standard is effective for annual periods beginning after December 15, 2023 for smaller reporting companies, and interim periods within those reporting periods. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those reporting periods. The Company is currently assessing the impact the new guidance will have on its consolidated financial statements.

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with US GAAP, which contemplate continuation of the Company as a going concern. For the fiscal year ended June 30, 2024, the Company had no revenues, had a net loss of $1,820,528 and had net cash used in operations of $935,118. Additionally, as of June 30, 2024, the Company had a working capital deficit, stockholders’ deficit and accumulated deficit of $3,767,341, $3,779,059, and $66,698,220, respectively. It is management’s opinion that these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of at least twelve months from the date of this filing.

The consolidated financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

Successful completion of the Company’s development program and, ultimately, the attainment of profitable operations are dependent upon future events, including obtaining adequate financing to fulfill its development activities, acceptance of the Company’s patent applications, obtaining additional sources of suitable and adequate financing and ultimately achieving a level of sales adequate to support the Company’s cost structure and business plan. The Company’s ability to continue as a going concern is also dependent on its ability to further develop and execute its business plan. However, there can be no assurances that any or all of these endeavors will be successful.

F-40

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of June 30:

	2024	2023

Office equipment at cost	$25,543	$25,432
Less: Accumulated depreciation	(25,543)	(25,130)

Total property, plant, and equipment	$-	$302

Depreciation expense for the years ended June 30, 2024 and 2023 was $297 and $1,665, respectively.

NOTE 4 – DUE TO FORMER DIRECTOR - RELATED PARTY

Due to former director – related party represents unsecured advances made primarily by a former director for operating expenses on behalf of the Company, such as intellectual property and formation expenses. The expenses were paid for on behalf of the Company and are due upon demand. The Company is currently not being charged interest under these advances. The total amounts owed to the former director at June 30, 2024 and 2023 were $29,759 and $29,630, respectively. The Company plans to repay the advances as its cash resources allow (see Note 10).

NOTE 5 – LOANS

Loan from Former Director - Related Party

Loan from the Company’s former director at June 30, 2024 and 2023 was $49,528 and $49,314, respectively. The loan bears no interest and is payable on demand. The Company did not repay any amount on this loan during the years ended June 30, 2024 and 2023, respectively, (see Note 10).

Loans payable - Related Party

Between November 2023 and May 2024, an institutional investor affiliated with one of our directors, Josef Zelinger, loaned the Company an aggregate of $71,629. The loans bear no interest and are payable on demand. The loans payable amounted to $71,629 and $0 as of June 30, 2024 and 2023, respectively.

Loan payable -long-term- Related Party

On July 5, 2023, the Company and an institutional investor affiliated with one of our directors, Josef Zelinger, entered into a letter agreement, pursuant to which such investor loaned the Company an aggregate of $230,000 AUD ($153,256 USD). Pursuant to such agreement, the term of such loan is three (3) years, ending on July 5, 2026, with an interest rate of 10% to be paid monthly in arrears. In connection with such loan, the Company issued 250 warrants to purchase common stock to such investor immediately exercisable at an initial exercise price of $600 per share (subject to certain adjustments such as stock dividend, stock splits, subsequent right offering and pro-rata distribution) with an expiry date of July 5, 2026. The Company accounted for the 250 warrants issued with this loan payable as debt discount by using the relative fair value method. The total debt discount which is equivalent to the relative fair value of the warrants of $141,084 was based on a fair value determination using a Black-Scholes model with the following assumptions: stock price at valuation date of $7,140 based on the closing price of common stock at date of grant, exercise price of $600, dividend yield of zero, expected term of 3.00, a risk-free rate of 4.59%, and expected volatility of 268%. The debt discount shall be amortized over the term of this loan.

A portion of the proceeds of such loan were used to repay an outstanding balance of approximately $143,000 due on a convertible note (Coventry Note) held by a third-party investor and which had been in default (see Note 6).

Accrued interest from this loan amounted to $15,158 as of June 30, 2024. Amortization of debt discount from this loan for the year ended June 30, 2024 was $46,470. The total principal outstanding under this loan was $153,256 and remaining unamortized debt discount of $94,614 as of June 30, 2024 as reflected in the accompanying consolidated balance sheet as loan payable – long-term – related party, net of discount of $58,642.

F-41

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

Loans Payable

Crown Bridge Securities Purchase Agreement

Effective October 3, 2019, the Company entered into a securities purchase agreement with Crown Bridge Partners, LLC (“Crown Bridge”), pursuant to which Crown Bridge purchased a convertible promissory note from the Company (the “Crown Bridge Note”), which had a remaining principal balance of $65,280 as of June 30, 2024 (see Note 6). The maturity date of the Crown Bridge Note was October 3, 2020 and is currently past due. The Crown Bridge Note bore interest at a default interest rate of 15% per annum. In August 2022, the SEC filed a complaint against Crown Bridge due to its violation of Section 15(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Crown Bridge agreed to surrender all conversion rights in its currently held convertible notes, including the Crown Bridge Note. Consequently, during fiscal year 2023, the Company reclassified the remaining principal balance of $65,280 from a convertible note into a loan payable which is the principal balance at June 30, 2024 and 2023. Additionally, the Company recorded the remaining put premium of $43,520 into gain on extinguishment of debt during fiscal year 2023. The total accrued interest from this loan amounted to $45,541 and $35,722 as of June 30, 2024 and 2023, respectively.

Loans Payable - others

In June 2024, the Company entered into loan agreements with two investors who loaned the Company an aggregate of $120,000 AUD ($79,811 USD). The maturity dates of these loans are both in June 2025. These loans bear interest at a rate of 12% per annum. The total balance of these loans amounted to $79,811 and accrued interest of $665 as of June 30, 2024.

The aggregate principal outstanding on the above loans was $145,091 and $65,280 as of June 30, 2024 and 2023, respectively.

Loan in default

The Crown Bridge Note is currently past due and in default, consisting of $65,280 principal and $45,541 accrued interest, which includes interest accruing at the default interest rate at 15%.

NOTE 6 – NOTE PAYABLE AND CONVERTIBLE NOTES

Promissory Note

On August 15, 2023, the Company issued to an institutional investor (the “August 2023 Lender”) a 10% original issue discount promissory note (the “Promissory Note”) in consideration for $120,000, which has a principal face amount of $132,000, matured on November 15, 2023 and accrued interest at a rate of 10% per annum, and was increased to 18% due to the event of a default. The Company had the right to prepay the principal and accrued but unpaid interest due under the Promissory Note, together with any other amounts that the Company may owe the August 2023 Lender under the terms of the Promissory Note, on or before September 14, 2023 at a 110% premium of the face amount plus accrued and unpaid interest and any other amounts owed to the August 2023 Lender, which increases to (i) 120% if prepaid after such date, but on or before October 14, 2023, and (ii) 130% if prepaid after October 14, 2023 (including on the maturity date), unless the Company and the Lender agree to otherwise effect repayment. The Promissory Note contains certain customary events of default set forth in the Promissory Note, including, among others, breach of covenants, representations or warranties, insolvency, bankruptcy, liquidation and failure by the Company to pay the principal and interest due under the Promissory Note. On May 7, 2024, the August 2023 Lender notified the Company that the 130% default repayment plus interest will be waived and shall extend the maturity of the Promissory Note to September 30, 2024.

Accrued interest from this note amounted to $15,536 as of June 30, 2024. Amortization of debt discount from the promissory note for the year ended June 30, 2024 was $12,000. The total principal outstanding under this note was $132,000 and remaining debt discount of $0 as of June 30, 2024 as reflected in the accompanying consolidated balance sheet as note payable of $132,000.

1800 Diagonal Lending Promissory Notes

On May 24, 2024, the Company entered into a 15% promissory note in the amount of $49,200 less original issue discount of $8,200 and legal and financing costs of $6,000 for net proceeds of $35,000 with 1800 Diagonal Lending, LLC. The principal and accrued interest is payable on or before March 30, 2025. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid. Accrued, unpaid interest and outstanding principal, subject to adjustment, shall be paid on November 30, 2024 in the amount of $28,290 and 4 payments each in the amount of $7,072.50 (a total payback to the Holder of $56,580). The first payment of $7,072.50 shall be due on December 30, 2024 with 3 subsequent payments each month thereafter. The Company shall have a five (5) day grace period with respect to each payment.

On June 10, 2024, the Company entered into a 15% promissory note in the amount of $49,200 less original issue discount of $8,200 and legal and financing costs of $6,000 for net proceeds of $35,000 with 1800 Diagonal Lending, LLC. The principal and accrued interest is payable on or before April 15, 2025. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid. Accrued, unpaid interest and outstanding principal, subject to adjustment, shall be paid on December 15, 2024 in the amount of $28,290 and 4 payments each in the amount of $7,072.50 (a total payback to the Holder of $56,580). The first payment of $7,072.50 shall be due on January 15, 2025 with 3 subsequent payments each month thereafter. The Company shall have a five (5) day grace period with respect to each payment.

F-42

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

The Company has right to accelerate payments or prepay in full at any time with no prepayment penalty. At any time following an event of default, the noteholder shall have the right, to convert all or any part of the outstanding and unpaid amount of these notes into shares of common stock. The conversion price of the above notes shall mean 65% multiplied by the lowest trading price for the common stock during the 10 trading days prior to the conversion date (representing a discount rate of 35%) subject to a 4.99% beneficial ownership limitations. Upon the occurrence of any event of defaults, these notes shall be immediately due and payable in an amount equal to 150% default percentage multiplied by the sum of the outstanding principal balances plus accrued interest and default interest.

The total balance of these 1800 Diagonal Lending promissory notes amounted to $98,400 and accrued interest of $1,193 as of June 30, 2024.

The total balance of the above three promissory notes, net of unamortized discount of $25,706 was $204,694 at June 30, 2024.

Convertible Notes

The Company’s convertible notes outstanding at June 30, 2024 and 2023 were as follows:

	June 30, 2024	June 30, 2023
Convertible notes and debenture	$313,550	$338,362
Unamortized discounts	(38,854)	(38,994)
Premium, net	124,629	91,171
Convertible notes, net	$399,325	$390,539

Crown Bridge Securities Purchase Agreements

Effective October 3, 2019, the Company entered into a securities purchase agreement with Crown Bridge, pursuant to which Crown Bridge purchased the Crown Bridge Note from the Company in the aggregate principal amount of $108,000, such principal and the interest thereon were convertible into shares of common stock at the option of Crown Bridge any time after issuance of such note. Pursuant to the terms of such securities purchase agreement, Crown Bridge deducted $3,000 from the principal payment due under the Crown Bridge Note, at the time of closing, to be applied to its legal expenses, and there was a $5,000 original issuance discount resulting in $100,000 net proceeds to the Company. The Company used the net proceeds from the Crown Bridge Note for general working capital purposes. The maturity date of the Crown Bridge Note was October 3, 2020 and is currently past due. The Crown Bridge Note bore interest at a default interest rate of 15% per annum.

Additionally, Crown Bridge had the option to convert all or any amount of the Crown Bridge Note at any time after issuance until the later of such note’s maturity date or the date on which the default amount was paid if an event of default occurs, which would be between 110% and 150% of the then outstanding principal amount of the Crown Bridge Note plus any interest accrued, for shares of the common stock at the then-applicable conversion price.

The conversion price of the Crown Bridge Note was equal to 60% (representing a 40% discount) of the lowest closing bid price of the common stock for the ten trading days immediately prior to the delivery of a notice of conversion under such note, including the day upon which such notice was received subject to 4.99% or 9.99% beneficial ownership limitations. The Crown Bridge Note was treated as stock settled debt under ASC 480 and accordingly the Company recorded a $72,000 put premium.

The Crown Bridge Note contained certain events of default, upon which principal and accrued interest would become immediately due and payable. In addition, upon an event of default, interest on the outstanding principal accrued at a default interest rate of 15% per annum, or if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions.

The total principal amount outstanding under the Crown Bridge Note was $65,280 and accrued interest was $7,232 as of June 30, 2020 following conversion of $42,720 of the principal balance during the year ended June 30, 2020. Accordingly, $28,480 of the put premium was released in respect of the October 3, 2019 Crown Bridge Note during the year ended June 30, 2020 following partial conversion of the principal balance.

There were 0.0003 unissued shares of Common Stock that were considered issuable for accounting purposes during the 1st quarter of fiscal 2021 related to a conversion notice dated and received on September 16, 2020. In November 2020, the Company was notified by Crown Bridge of the cancellation of this conversion notice as a result of the reverse stock split and, as such, the Company reversed the effects of this transaction, thereby increasing the principal balance by $9,600 and put premium by $6,400 and a corresponding decrease in equity of $16,000.

The total principal amount outstanding under the Crown Bridge Note was $65,280 and accrued interest was $25,930 as of June 30, 2022.

F-43

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

In August 2022, the SEC filed a complaint against Crown Bridge due to its violation of Section 15(a)(1) of the Exchange Act. Crown Bridge agreed to surrender all conversion rights in its currently held convertible notes, including the Crown Bridge Note. Consequently, during fiscal year 2023, the Company reclassified the remaining principal balance of $65,280 from a convertible note into a loan payable. Additionally, the Company recorded the remaining put premium of $43,520 into gain on extinguishment of debt during fiscal year 2023. Therefore, the total principal amount outstanding under such agreement with Crown Bridge was $0 after the reclassification of principal to loan payable as of June 30, 2023 (see Note 5).

1800 Diagonal Lending (formerly known as Sixth Street Lending) Securities Purchase Agreements

June 30, 2022 Securities Purchase Agreement

On June 30, 2022, the Company entered into a securities purchase agreement with 1800 Diagonal Lending LLC (“1800 Diagonal”), which closed on July 11, 2022, pursuant to which 1800 Diagonal purchased a convertible promissory note (the “July 11, 2022 1800 Diagonal Note”) from the Company in the aggregate principal amount of $105,000, such principal and the interest thereon were convertible into shares of common stock at the option of 1800 Diagonal any time after 180 days of the July 11, 2022 1800 Diagonal Note. The July 11, 2022 1800 Diagonal Note contained debt issue cost of $3,750. The Company used the net proceeds from the July 11, 2022 1800 Diagonal Note for general working capital purposes. The maturity date of the July 11, 2022 1800 Diagonal Note was June 30, 2023. The 1800 Diagonal Note bore interest at a rate of 8% per annum, which interest was payable in shares of common stock; but was not payable until the maturity date or upon acceleration or by prepayment of such note.

June 29, 2023 Securities Purchase Agreement

On June 29, 2023, the Company entered into a securities purchase agreement with 1800 Diagonal, which closed on July 6, 2023, pursuant to which 1800 Diagonal purchased a convertible promissory note (the “July 6, 2023 1800 Diagonal Note”) from the Company in the aggregate principal amount of $65,000, such principal and the interest thereon were convertible into shares of the Company’s common stock at the option of 1800 Diagonal any time after 180 days of the July 6, 2023 1800 Diagonal Note. The July 6, 2023 1800 Diagonal Note contained debt issue costs of $5,000. The Company used the net proceeds for general working capital purposes. The maturity date was June 29, 2024.

July 19, 2023 Securities Purchase Agreement

On July 19, 2023, the Company entered into a securities purchase agreement with 1800 Diagonal Lending LLC pursuant to which 1800 Diagonal purchased a convertible promissory note (the “July 19, 2023 1800 Diagonal Note”) from the Company in the aggregate principal amount of $45,000, such principal and the interest thereon were convertible into shares of the Company’s common stock at the option of 1800 Diagonal any time after 180 days of the July 19, 2023 1800 Diagonal Note. The July 19, 2023 1800 Diagonal Note contained debt issue costs of $5,000. The Company used the net proceeds for general working capital purposes. The maturity date was July 19, 2024.

August 16, 2023 Securities Purchase Agreement

On August 16, 2023, the Company entered into a securities purchase agreement with 1800 Diagonal Lending LLC pursuant to which 1800 Diagonal purchased a convertible promissory note (the “August 16, 2023 1800 Diagonal Note”) from the Company in the aggregate principal amount of $55,000, such principal and the interest thereon were convertible into shares of the Company’s common stock at the option of 1800 Diagonal any time after 180 days of the August 16, 2023 1800 Diagonal Note. The August 16, 2023 1800 Diagonal Note contained debt issue costs of $5,000. The Company used the net proceeds for general working capital purposes. The maturity date was August 16, 2024.

October 20, 2023 Securities Purchase Agreement

On October 20, 2023, the Company entered into a securities purchase agreement with 1800 Diagonal Lending LLC pursuant to which 1800 Diagonal purchased a convertible promissory note (the “October 20, 2023 1800 Diagonal Note”) from the Company in the aggregate principal amount of $40,000, such principal and the interest thereon were convertible into shares of the Company’s common stock at the option of 1800 Diagonal any time after 180 days of the October 20, 2023 1800 Diagonal Note. The October 20, 2023 1800 Diagonal Note contained debt issue costs of $5,000. The Company used the net proceeds for general working capital purposes. The maturity date was October 20, 2024.

F-44

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

November 29, 2023 Securities Purchase Agreement

On November 29, 2023, the Company entered into a securities purchase agreement with 1800 Diagonal Lending LLC pursuant to which 1800 Diagonal purchased a convertible promissory note (the “November 29, 2023 1800 Diagonal Note”) from the Company in the aggregate principal amount of $45,000, such principal and the interest thereon were convertible into shares of the Company’s common stock at the option of 1800 Diagonal any time after 180 days of the November 29, 2023 1800 Diagonal Note. The November 29, 2023 1800 Diagonal Note contained debt issue costs of $5,000. The Company used the net proceeds for general working capital purposes. The maturity date was September 15, 2024.

The following terms shall apply to all the above 1800 Diagonal notes:

The 1800 Diagonal Notes bore interest at a rate of 8% per annum, which interest may be paid by the Company to 1800 Diagonal in shares of the Company’s common stock; but shall not be payable until the 1800 Diagonal Note becomes payable, whether at the maturity date or upon acceleration or by prepayment.

During the first 60 to 180 days following the date of these notes, the Company has the right to prepay the principal and accrued but unpaid interest due under the above note, together with any other amounts that the Company may owe the holder under the terms of the note, at a premium ranging from 110% to 129% as defined in the note agreement. After this initial 180-day period, the Company does not have a right to prepay such note.

The conversion price for the above notes was equal to a 35% discount of the market price which means the average of the lowest three trading prices of the Common Stock for the ten trading days immediately prior to the delivery of a Notice of Conversion. Notwithstanding the foregoing, 1800 Diagonal shall be restricted from effecting a conversion if such conversion, along with other shares of the Company’s common stock beneficially owned by 1800 Diagonal and its affiliates, exceeds 9.99% of the outstanding shares of the Company’s common stock. The Company treats these convertible notes as stock settled debt under ASC 480 and accordingly the Company recorded a total debt premium of $134,615 which was recorded during the year ended June 30, 2024.

The above notes contained certain events of default, upon which principal and accrued interest will become immediately due and payable. In addition, upon an event of default, interest on the outstanding principal shall accrue at a default interest rate of 22% per annum, or if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions.

Failure to deliver shares of common stock upon conversion of the above 1800 Diagonal notes within three business days of notice of conversion will result in the Company paying a penalty of $1,000 per day, subject to certain exceptions.

Upon certain events of default, the above 1800 Diagonal notes will become immediately due and payable and the Company must pay 1800 Diagonal 150% of the then-outstanding principal amount of the above 1800 Diagonal notes, plus any interest accrued upon such event of default or prior events of default (the “Default Amount”). Further, upon any event of default relating to the failure to issue shares of common stock upon the conversion of such notes, such notes become immediately due and payable in an amount equal to twice the Default Amount.

The total principal amount outstanding under the above 1800 Diagonal financing agreements was $0 as of June 30, 2024 following conversion of $250,000 of the principal balance and $9,863 accrued interest during the year ended June 30, 2024. Accordingly, $134,615 of the put premium was released to additional paid in capital in respect to the 1800 Diagonal financing agreements during the year ended June 30, 2024 following conversion of the principal balance.

ONE44 Capital Securities Purchase Agreements

August 15, 2022 Securities Purchase Agreement

On August 15, 2022, the Company entered into a securities purchase agreement with ONE44, pursuant to which ONE44 purchased a convertible redeemable note (the “August 15, 2022 ONE44 Note”) from the Company in the aggregate principal amount of $110,000, such principal and the interest thereon were convertible into shares of the common stock at the option of ONE44 any time after the six-month anniversary of the August 15, 2022 ONE44 Note. The transaction contemplated by such purchase agreement closed on August 16, 2022. The August 15, 2022 One44 Note contained an original issue discount amount of $10,000. Pursuant to the terms of such purchase agreement, the Company paid $5,500 for ONE44’s legal fees. The Company used the net proceeds from the August 15, 2022 ONE44 Note for general working capital purposes. The maturity date of the August 15, 2022 One44 Note was August 15, 2023. The August 15, 2022 ONE44 Note bore interest at a rate of 10% per annum, which was payable in shares of common stock, but was not payable until the maturity date or upon acceleration or by prepayment of such note.

F-45

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

February 14, 2023 Securities Purchase Agreement

On February 14, 2023, the Company entered into a securities purchase agreement with ONE44, pursuant to which ONE44 purchased a convertible redeemable note (the “February 14, 2023 ONE44 Note”) from the Company in the aggregate principal amount of $111,111, such principal and the interest thereon were convertible into shares of the common stock at the option of ONE44 any time after the six-month anniversary of the February 14, 2023 ONE44 Note. The transaction contemplated by such purchase agreement closed on February 14, 2023. The February 14, 2023 One44 Note contained an original issue discount amount of $11,111. Pursuant to the terms of such purchase agreement, the Company paid $5,500 for ONE44’s legal fees. The Company used the net proceeds from the February 14, 2023 ONE44 Note for general working capital purposes. The maturity date of the February 14, 2023 One44 Note was February 14, 2024. The February 14, 2023 ONE44 Note bore interest at a rate of 10% per annum, which interest was payable in shares of common stock, but was not payable until the maturity date or upon acceleration or by prepayment of such note.

December 8, 2023 Securities Purchase Agreement

On December 8, 2023, the Company entered into a securities purchase agreement with ONE44, pursuant to which ONE44 purchased a convertible redeemable note (the “December 8, 2023 ONE44 Note”) from the Company in the aggregate principal amount of $150,000, such principal and the interest thereon are convertible into shares of the common stock at the option of ONE44 any time after the six-month anniversary of the December 8, 2023 ONE44 Note. The transaction contemplated by such purchase agreement closed on December 8, 2023. The December 8, 2023 One44 Note contains an original issue discount amount of $15,000. Pursuant to the terms of such purchase agreement, the Company paid $7,500 for ONE44’s legal fees. The Company used the net proceeds from the December 8, 2023 ONE44 Note for general working capital purposes. The maturity date of the December 8, 2023 One44 Note is December 8, 2024. The December 8, 2023 ONE44 Note bears interest at a rate of 10% per annum, which interest is payable in shares of common stock, but is not payable until the maturity date or upon acceleration or by prepayment of such note.

The following terms shall apply to all of the above ONE44 note:

During the first 60 to 180 days following the date of these notes, the Company has the right to prepay the principal and accrued but unpaid interest due under the above notes issued to ONE44, together with any other amounts that the Company may owe ONE44 under the terms of the note, at a premium ranging from 120% to 135% as defined in the relevant note. After this initial 180-day period, the Company does not have a right to prepay such note.

The conversion price for the above ONE44 notes ranges from 60% to 65% (representing a 35% to 40% discount) of the market price of the common stock, which is based on the lowest closing bid prices of the common stock between ten and fifteen trading days immediately prior to the delivery of a notice of conversion. Notwithstanding the foregoing, such notes are subject to 4.99% beneficial ownership limitations. All of the above ONE44 notes are treated as stock settled debt under ASC 480 and accordingly the Company recorded a total debt premium of $133,305 during the year ended June 30, 2023 and recorded a total debt premium of $100,000 was recorded during the year ended June 30, 2024.

The above ONE44 notes contain certain events of default, upon which principal and accrued interest will become immediately due and payable. In addition, upon an event of default, interest on the outstanding principal shall accrue at a default interest rate of 24% per annum, or if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions. In the event that the Company fails to deliver to ONE44 shares of common stock issuable upon conversion of principal or interest under a ONE44 note, it will incur a penalty of $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty increases to $500 per day beginning on the 10th day. In the event that the Company loses the bid price of its common stock on OTC, such ONE44 note does not incur penalty and instead the outstanding principal amount increases by 20%.

The total principal amount outstanding under the above ONE44 notes was $118,111 and accrued interest was $4,726 as of June 30, 2023, following conversion of $338,700 of the principal balance and $24,255 accrued interest during the year ended June 30, 2023. Accordingly, $182,376 of the put premium was released to additional paid in capital in respect to the purchase agreements with ONE44 during the year ended June 30, 2023 following conversion of the principal balance.

The total principal amount outstanding under the above ONE44 financing agreements was $119,300 and accrued interest was $6,726 as of June 30, 2024 following conversion of $148,811 of the principal balance and $9,909 accrued interest during the year ended June 30, 2024. Accordingly, $98,311 of the put premium was released to additional paid in capital in respect to the ONE44 financing agreements during the year ended June 30, 2024 following conversion of the principal balance.

F-46

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

GS Capital Partners Securities Purchase Agreements

August 12, 2022 Securities Purchase Agreement

On August 12, 2022, the Company entered into a securities purchase agreement (the “GS Capital Purchase Agreement”) with GS Capital Partners, LLC (“GS Capital”), pursuant to which GS Capital purchased a convertible redeemable note (the “GS Capital Note”) from the Company in the aggregate principal amount of $93,000, such principal and the interest thereon were convertible into shares of common stock at the option of GS Capital. The transaction contemplated by the GS Capital Purchase Agreement closed on August 16, 2022. The GS Capital Note contained a $5,000 original issue discount. Pursuant to the terms of the GS Purchase Agreement, the Company paid $3,000 for GS Capital’s legal fees. The Company used the net proceeds ($85,000) from the GS Capital Note for general working capital purposes.

The maturity date of the GS Capital Note was April 12, 2023, but was extended to August 12, 2023 in April 2023. The GS Capital Note bore interest at a rate of 8% per annum, which interest was payable in shares of common stock, but was not payable until the maturity date or upon acceleration or by prepayment of such note. The GS Capital Note was exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital by surrendering the same. GS Capital was entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the GS Capital Note then outstanding into shares of common stock at a price per share equal to $168,000 per share (the “Fixed Price”). However, in the event the common stock trades below $120,000 per share for more than five consecutive trading days, then the Fixed Price becomes $78,000 per share. In the event of default, such conversion price was equal to 65% of the lowest trading price of the common stock reported on the OTC Markets or other exchange for the ten prior trading days, including the day upon which a notice of conversion is received by the Company. The GS Capital Note was subject to a 4.99% beneficial ownership limitation. Such note was fully converted during fiscal year 2024.

September 21, 2022 Securities Purchase Agreement

On September 21, 2022, the Company entered into a securities purchase agreement with GS Capital, pursuant to which GS Capital purchased a convertible redeemable note from the Company in the aggregate principal amount of $71,500, such principal and the interest thereon were convertible into shares of common stock at the option of GS Capital. The transaction contemplated by such purchase agreement closed on September 26, 2022. Such note contains a $4,000 original issue discount. Pursuant to the terms of such purchase agreement, the Company paid $2,500 for GS Capital’s legal fees. The Company used the net proceeds ($65,000) from such note for general working capital purposes.

The maturity date of such note was March 21, 2023 but was extended to March 21, 2024 in April 2023. Such note bore interest at a rate of 8% per annum, which interest was payable in shares of common stock, but was not payable until the maturity date or upon acceleration or by prepayment of such note. Such note was exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital surrendering the same. GS Capital was entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the GS Capital Note then outstanding into shares of common stock at a price per share equal to $120,000 (the “September Fixed Price”). However, in the event the common stock trades below $84,000 per share for more than five consecutive trading days, then the September Fixed Price becomes $54,000 per share. In the event of default under such note, such conversion price was equal to 65% of the lowest trading price of the common stock as reported on the OTC Markets or other exchange for the ten prior trading days, including the day upon which a notice of conversion is received by the Company. Such note was subject to 4.99% beneficial ownership limitations. Such note was fully converted during fiscal year 2024.

August 23, 2023 Securities Purchase Agreement

On August 23, 2023, the Company entered into a securities purchase agreement with GS Capital Partners, LLC, pursuant to which GS Capital purchased a convertible redeemable note from the Company in the aggregate principal amount of $77,500, such principal and the interest thereon are convertible into shares of the Company’s common stock at the option of GS Capital. The GS Capital Note contains a $5,000 original issue discount. Pursuant to the terms of the GS Purchase Agreement, the Company paid GS Capital’s legal fees of $2,500. The Company used the net proceeds from the GS Capital Note for general working capital purposes.

The maturity date of the GS Capital Note was February 23, 2024 and is currently in default. The GS Capital Note bore an interest at a rate of 8% per annum and was increased to 24% due to the event of a default, which interest may be paid by the Company to GS Capital in shares of common stock but shall not be payable until the GS Capital Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment. The GS Capital Note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital surrendering the same. The initial conversion price for the GS Capital Note is equal to $2,400 per share (the “Fixed Price”), provided that the Fixed Price will be reduced to $1,200 per share in the event that the market price of the Common Stock trades below $1,800 per share for five consecutive trading days. In the event of a default under the Note and unless the Fixed Price is lower, such conversion price will equal the lowest trading price of the Common Stock for the ten trading days immediately preceding such default, which price is subject to re-adjustment every thirty calendar days during the period in which the Company remains in default.

October 12, 2023 Securities Purchase Agreement

On October 12, 2023, the Company entered into a securities purchase agreement with GS Capital Partners, LLC, pursuant to which GS Capital purchased a convertible redeemable note from the Company in the aggregate principal amount of $61,000, such principal and the interest thereon are convertible into shares of the Company’s common stock at the option of GS Capital. The GS Capital Note contains a $3,500 original issue discount. Pursuant to the terms of the GS Purchase Agreement, the Company paid GS Capital’s legal fees of $2,500. The Company intends to use the net proceeds from the GS Capital Note for general working capital purposes.

F-47

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

The maturity date of the GS Capital Note was April 12, 2024 and is currently in default. The GS Capital Note bore interest at a rate of 8% per annum and was increased to 24% due to the event of a default, which interest may be paid by the Company to GS Capital in shares of common stock but shall not be payable until the GS Capital Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment. The GS Capital Note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital surrendering the same. The initial conversion price for the GS Capital Note is equal to $900 per share (the “Fixed Price”), provided that the Fixed Price will be reduced to $600 per share in the event that the market price of the Common Stock trades below $450 per share for ten consecutive trading days. In the event of a default under the Note and unless the Fixed Price is lower, such conversion price will equal the lowest trading price of the Common Stock for the ten trading days immediately preceding such default, which price is subject to re-adjustment every thirty calendar days during the period in which the Company remains in default.

April 12, 2024 Securities Purchase Agreement

On April 12, 2024, the Company entered into a securities purchase agreement with GS Capital Partners, LLC, pursuant to which GS Capital purchased a convertible redeemable note from the Company in the aggregate principal amount of $27,500, such principal and the interest thereon are convertible into shares of the Company’s common stock at the option of GS Capital. The GS Capital Note contains a $2,500 original issue discount. The Company intends to use the net proceeds from the GS Capital Note for general working capital purposes.

The maturity date of the GS Capital Note is October 12, 2024. The GS Capital Note shall bear interest at a rate of 8% per annum, which interest may be paid by the Company to GS Capital in shares of common stock but shall not be payable until the GS Capital Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment. The GS Capital Note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital surrendering the same. The initial conversion price for the GS Capital Note is equal to $102 per share (the “Fixed Price”), provided that the Fixed Price will be reduced to $60 per share in the event that the market price of the Common Stock trades below $84 per share for five consecutive trading days. In the event of a default under the Note and unless the Fixed Price is lower, such conversion price will equal the lowest trading price of the Common Stock for the ten trading days immediately preceding such default, which price is subject to re-adjustment every thirty calendar days during the period in which the Company remains in default.

The following terms shall apply to all of the above GS Capital notes:

Pursuant to the above GS Capital notes, in the event that such conversion price is below the par value of the Common Stock, the Company has agreed to take all steps to reduce such par value or conduct a reverse split of its Common Stock, as applicable. Notwithstanding the foregoing, such conversion price and lookback periods are subject to adjustment in favor of the Investor in the event the Company issues securities to another party with more favorable conversion terms, and such conversions are subject to a 4.99% beneficial ownership limitation (which may be increased to 9.9% upon 60 days’ prior written notice from the holder of the Note) and adjustments for mergers, consolidations, reorganizations and similar events set forth in the Note, other than a transfer or sale of all or substantially all Company assets. Pursuant to the Note, the Company is required to maintain an initial reserve of at least 400% of the number of Conversion Shares, subject to any increase of such reserved amount to reflect the Company’s obligations under the Note.

Additionally, the conversion prices of the above GS Capital notes will be adjusted in favor of the note holder if the Company issues securities with more favorable conversion terms. The effective conversion price of the outstanding GS Capital notes are 60% (representing a 40% discount) of the market price, which means the lowest closing bid prices of the Common Stock for the ten trading days immediately prior to the delivery of a Notice of Conversion.

The above GS Capital notes were bifurcated from the embedded conversion option which was recorded as derivative liabilities at fair value.

F-48

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

During the first 60 to 180 days following the date of the above GS Capital notes, the Company has the right to prepay the principal and accrued but unpaid interest due under the above notes issued to GS Capital, together with any other amounts that the Company may owe GS Capital under the terms of the notes, at a premium ranging from 110% to 125% of the principal amount and interest of such note. After this initial 180-day period, the Company does not have a right to prepay such notes.

Upon the occurrence and during the continuation of certain events of default, interest accrues at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. In the event that the Company fails to deliver to GS Capital shares of common stock issuable upon conversion of principal or interest under the above GS Capital notes, the penalty becomes $250 per day for each day that the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty increases to $500 per day beginning on the 10th day. In the event that the Company loses the bid price of its common stock on OTC, such GS Capital note does not incur penalty and instead the outstanding principal amount increases by 20%.

The total principal outstanding and accrued interest under the above GS Capital notes were $75,300 and $4,263, respectively, as of June 30, 2023, following conversion of $89,200 of the principal balance and $2,945 accrued interest during the year ended June 30, 2023. An aggregate total of $75,300 of the above GS Capital notes were bifurcated with the embedded conversion option which were recorded as derivative liabilities at fair value.

The total principal outstanding and accrued interest under the above GS Capital notes were $110,500 and $8,364, respectively, as of June 30, 2024, following conversion of $130,800 of the principal balance, $8,700 accrued interest (including $1,254 at default interest rate) and $3,832 conversion fees during the year ended June 30, 2024. The two GS Capital notes with total principal amount of $83,000 are currently in default and accrue at a default interest rate of 24% per annum. At June 30, 2024, an aggregate total of $110,500 of the above GS Capital notes were bifurcated with the embedded conversion option which are recorded as derivative liabilities at fair value as of June 30, 2024 (see Note 12).

Red Road Holdings Securities Purchase Agreement

On October 6, 2022, the Company entered into a securities purchase agreement (the “Red Road Purchase Agreement”) with Red Road Holdings Corporation, a Virginia corporation (“Red Road”), pursuant to which Red Road purchased a convertible promissory note (the “Red Road Note”) from the Company in the aggregate principal amount of $53,750, such principal and the interest thereon were convertible into shares of common stock at the option of Red Road. The transaction contemplated by the Red Road Purchase Agreement closed on October 12, 2022. The Company used the net proceeds ($50,000) from the Red Road Note for general working capital purposes. The maturity date of the Note was October 6, 2023. The Red Road Note bore interest at a rate of 8% per annum, which interest was payable in shares of common stock, but was not payable until the maturity date or upon acceleration or by prepayment of the Red Road Note, as described below. In addition, upon an event of default, interest on the outstanding principal accrued at a default interest rate of 22% per annum, or if such rate was usurious or not permitted by current law, then at the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions. Red Road had the option to convert all or any amount of the principal face amount of the Red Road Note, beginning one hundred eighty (180) days following the date of the Red Road Note and ending on the later of: (i) the maturity date of such note and (ii) the date of payment of the Default Amount (as defined in the Red Road Note), each in respect of the remaining outstanding amount of the Red Road Note, to convert all or any part of the outstanding and unpaid amount of the Note into common stock at the then-applicable conversion price. Pursuant to the terms of the Red Road Purchase Agreement, the Company paid Red Road’s legal fees and due diligence expenses in the aggregate amount of $3,750 which was recorded as a debt discount.

The conversion price for the Red Road Note was equal to the Variable Conversion Price (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events), which was defined as 65% of the Market Price (representing a discount rate of 35%) which was defined as the average of the lowest three (3) Trading Prices (as defined in the Red Road Note) for the common stock during the ten (10) trading days prior to the conversion date. The Red Road Note is subject to 4.99% beneficial ownership limitations and was treated as stock settled debt under ASC 480, and accordingly the Company recorded a total of $28,942 put premium.

The Red Road Note may be prepaid until 180 days from its issuance date, subject to the following: if prepaid within 60 days of the issuance date, the prepayment premium is 110% of the face amount of such note plus any accrued interest, if prepaid after 60 days but less than 91 days from the issuance date, then the prepayment premium is 115% of the face amount plus any accrued interest of such note, if prepaid after 90 days but less than 121 days from the issuance date, then the prepayment premium is 120% of the face amount plus any accrued interest of such note, if prepaid after 120 days but less than 151 days from the issuance date, then the prepayment premium shall be 125% of the face amount plus any accrued interest of such note, and if prepaid after 150 days but less than 181 days from the issuance date, then the prepayment premium shall be 129% of the face amount plus any accrued interest of such note.

In the event that the Company failed to deliver to Red Road shares of common stock upon conversion of the Red Road Note within three business days of a notice of conversion by Red Road, the Company would incur a penalty of $1,000 per day. Upon the occurrence and during the continuation of certain events of default, the Red Road Note will become immediately due and payable and the Company will pay Red Road in full satisfaction of its obligations in the Note an amount equal to 150% of the outstanding principal amount of the Red Road Note plus any interest accrued upon such event of default or prior events of default.

F-49

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

The total principal amount outstanding and accrued interest under the above Red Road notes was $0 as of June 30, 2023 following conversion of $53,750 of the principal balance and $2,150 accrued interest during the year ended June 30, 2023. Accordingly, $28,942 of the put premium was released to additional paid in capital in respect of such purchase agreements with Red Road during the year ended June 30, 2023 following conversion of the principal balance (see Note 8).

Coventry Enterprises, LLC Securities Purchase Agreement

On November 3, 2022, the Company entered into a Securities Purchase Agreement with Coventry Enterprises, LLC (“Coventry”), pursuant to which the Company issued Coventry a promissory note from the Company in the aggregate principal amount of $125,000, such principal and the interest thereon were convertible into shares of the Company’s common stock following an event of default (the “Coventry Note”). The Coventry Note contains a $25,000 original issue discount. The Company used the net proceeds of $100,000 from the Coventry Note for general working capital purposes.

The Coventry Note bears interest at a rate of 10% per annum, with $12,500 in guaranteed interest. The principal amount and the guaranteed interest is due and payable in seven equal monthly payments of $19,643, commencing on March 24, 2023 and continuing on the 24th day of each month thereafter until paid in full not later than October 24, 2023, or such earlier date as the Coventry Note is required or permitted to be repaid and to pay such other interest to Coventry on the aggregate unconverted and then-outstanding principal amount of the Coventry Note in accordance with the provisions thereof. Any or all of the principal amount and guaranteed interest may be pre-paid at any time and from time to time, in each case without penalty or premium.

Additionally, in the event that the Company files with the SEC a qualified offering statement on Form 1-A and such note has been outstanding for four months since its issuance, Coventry has the right to convert all or portion of such note, including guaranteed interest, into shares of common stock at the offering price used in connection with such offering.

At any time following an event of default under the Coventry Note, it becomes convertible, in whole or in part, into shares of Common Stock at the option of Coventry, at any time and from time to time thereafter (subject to the beneficial ownership limitations set forth therein). The conversion price of the Coventry Note is ninety percent (90%) per share of the lowest per-share VWAP during the twenty (20) trading-day period before the conversion (each, a “Calculated Conversion Price”). In the event that, within 30 calendar days either before or after any conversion, the conversion price of which is based upon a Calculated Conversion Price, the Company consummates (in whole or in part) any financing (whether such financing is equity, equity-equivalent, or debt or any combination thereof) or for any other reason issues any shares of common stock or any common stock equivalents at a price less than the most recent Calculated Conversion Price (the “Alternative Conversion Price”), regardless of when that note or instrument was originated, then, at the option of Coventry, (i) if the conversion has not yet occurred, then the Alternative Conversion Price will be substituted for the Calculated Conversion Price and (ii) if the conversion has occurred, then, within two trading days following Coventry’s written request, the Company is required to issue to Coventry that number of shares of Common Stock equivalent to the difference between the number of shares of Common Stock that had been issued using the Calculated Conversion Price and the number of shares of Common Stock that would have been issued using the Alternative Conversion Price. Accordingly, the Coventry note is treated as stock settled debt under ASC 480 and the Company recorded a total of $13,889 put premium during the year ended June 30, 2023.

Upon the occurrence and during the continuation of certain events of default, interest on the Coventry Note accrues at a default interest rate equal to the lesser of (i) 18% per annum or (ii) the maximum rate permitted by law. Subject to the beneficial ownership limitation in the Coventry Note, if any event of default occurs, then the outstanding principal amount guaranteed interest plus accrued but unpaid default rate interest, liquidated damages and other amounts owing on the Coventry Note through the date of acceleration becomes immediately due and payable at Coventry’s option, in cash or in shares of common stock at the mandatory default amount, which is equal to 120% of all such amounts due on the Coventry Note. If the Company fails to deliver to Coventry such shares, the Company is required to pay in cash an amount equal to the amount that the value of such shares exceeds the principal amount and interest of the attempted conversion.

As an additional inducement to Coventry entering into such agreement, the Company issued to Coventry 1 share of common stock on the issuance date of the Coventry Note, which was valued using the relative fair value method at $37,500 and recognized as debt discount to be amortized over the term of such note.

The Company failed to make the first installment payment due in March 2023 which is considered an event of default. The Company recorded a default penalty of $25,000 as additional principal as of June 30, 2023.

F-50

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

The total principal amount outstanding and accrued interest under the above Coventry note was $144,951 including the default penalty as of June 30, 2023 following conversion of $5,049 of the principal balance and $22,749 accrued interest during the year ended June 30, 2023. Accordingly, $561 of the put premium was released to additional paid in capital in respect of such purchase agreements with Coventry during the year ended June 30, 2023 following conversion of the principal balance.

In July 2023, the Company fully paid the remaining principal of $142,909 and accrued interest of $70 for a total of $142,979. The total principal amount outstanding and accrued interest under the above Coventry note was $0 following conversion of the principal balance of $2,043 and interest of $357 during the year ended June 30, 2024. Accordingly, $13,328 of the put premium was released to additional paid in capital in respect of such purchase agreements with Coventry during the year ended June 30, 2024 following conversion of the principal balance.

104 LLC Securities Purchase Agreement

March 5, 2024 Securities Purchase Agreement

Effective March 5, 2024, the Company entered into and closed a securities purchase agreement (the “Purchase Agreement”) with 104 LLC (“104”), pursuant to which 104 agreed to purchase a convertible promissory note from the Company in the aggregate principal amount of $50,000, for a purchase price of $46,875, after an original issue discount of $3,125. The Company paid legal and financing costs of $7,500. The Company used the net proceeds therefrom for general working capital purposes. The maturity date of the note is March 1, 2025 and the note bears interest at a rate of eight percent (8%) per annum, which may be increased to sixteen percent (16%) in the event of a default.

June 20, 2024 Securities Purchase Agreement

Effective June 20, 2024, Company entered into and closed a securities purchase agreement with 104 LLC, pursuant to which 104 agreed to purchase a convertible promissory note from the Company in the aggregate principal amount of $33,750, for a purchase price of $30,375, after an original issue discount of $3,375. The Company paid legal and financing costs of $5,200. The Company used the net proceeds therefrom for general working capital purposes. The maturity date of the note is June 20, 2025 and the note bears interest at a rate of eight percent (8%) per annum, which may be increased to sixteen percent (16%) in the event of a default.

The principal and interest on the notes are convertible into shares of common stock of the Company at the option of 104 at any time following the issuance date of the notes (the “Conversion Shares”) at a price per share equal to 65% of the lowest closing trade price of the common stock during the ten (10) trading days prior to conversion (representing a discount of 35%). Notwithstanding the foregoing, such conversions are subject to a 4.99% beneficial ownership limitation and adjustments for mergers, consolidations, reorganizations and similar events set forth in the notes, other than a transfer or sale of all or substantially all Company assets. Pursuant to the notes, the Company is required to maintain an initial reserve of at least 500% of the number of conversion shares, subject to any increase of such reserved amount to reflect the Company’s obligations under the notes. The above 104 notes treated as stock settled debt under ASC 480 and accordingly the Company recorded a total of $45,096 was recorded as a put premium during the year ended June 30, 2024.

During the first 60 days following the date of the notes, the Company has the right to prepay the principal and accrued but unpaid interest due under the notes, at a one hundred ten percent (110%) premium of the face amount plus accrued and unpaid interest, which increases to (i) one hundred fifteen percent (115%) if prepaid after 60 days, but less than 91 days from the issuance date, (ii) one hundred twenty percent (120%) if prepaid after 90 days, but less than 121 days from the issuance date, (iii) one hundred twenty five percent (125%) if prepaid after 120 days, but less than 181 days from the issuance date. After this initial 180-day period, the Company does not have a right to prepay the notes.

F-51

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

The 104 notes contain certain events of default, including failure to pay principal and interest when due, failure to timely issue the conversion shares, failure to maintain the listing of the common stock on at least one of the OTC markets (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, failure to comply with its reporting requirements with the U.S. Securities and Exchange Commission, a breach of certain covenants in the purchase agreement, default by the Company under any other note issued to the Investor, as well as certain customary events of default set forth in the notes, including, among others, breach of covenants, representations or warranties, insolvency, bankruptcy, and liquidation. Upon an event of default, the notes will become immediately due and payable by the Company.

The total principal amount outstanding under the above 104 financing agreements was $83,750 and accrued interest was $1,429 as of June 30, 2024.

Outstanding convertible notes in default

Outstanding convertible notes for total principal amount of $83,000 with maturity dates between February 23, 2024 and April 12, 2024 are currently in default as of the date of this filing.

Amortization of debt discounts

The Company recorded $232,700 and $210,278 of debt discounts related to the above note issuances during the years ended June 30, 2024 and 2023, respectively. The Company recorded $279,711 and $232,674 of put premiums related to the above note issuances during the years ended June 30, 2024 and 2023, respectively. The debt discounts are being amortized over the term of the debt and the put premiums are expensed on issuance of the debt with the liability released to additional paid in capital on conversion of the principal.

Amortization of all debt discounts for the years ended June 30, 2024 and 2023 was $294,005 and $202,952, respectively.

The Company reclassified $246,254 and $411,111 in put premiums to additional paid in capital following conversions during the years ended June 30, 2024 and 2023, respectively.

NOTE 7 – INCOME TAXES

The Company follows ASC 740-10-10, under which an entity recognizes deferred tax assets and liabilities for future tax consequences or for events that were previously recognized in the Company’s financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on enacted tax law provisions. The effects of future changes in tax laws or rates are not anticipated. Through June 30, 2010, the Company operated exclusively in Australia. The Company was wholly subject to Australian income tax laws and regulations, which are administered by the Australian Taxation Office for the years ended June 30, 2010 and all prior years.

On November 23, 2010, the Company was incorporated in the state of Delaware. In January 2011, the Company acquired all of the outstanding shares of Propanc PTY LTD on a one-for-one basis with Propanc PTY LTD becoming a wholly owned subsidiary of the Company. As a result of these transactions, the Company is subject to the income tax laws of both the United States and Australia for the years ended June 30, 2013 through June 30, 2024.

The reconciliation of income tax expense computed at the U.S. federal statutory rate of 21% to the income tax provision for the years ended June 30, 2024 and 2023 is as follows:

F-52

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

	Year Ended
US	June 30, 2024	June 30, 2023
Loss before Income taxes	$(1,874,914)	$(2,790,407)

Taxes under statutory US tax rates	$(393,732)	$(585,986)
Increase (decrease) in valuation allowance	306,682	556,521
Foreign tax rate differential	(55,358)	(60,316)
Prior period adjustment	76,194	81,599
Other	66,214	8,182
Income tax (expense) benefit	$-	$-

The Company reflects a tax benefit on its consolidated statement of operations and comprehensive income (loss) in 2024 and 2023 of $129,132 and $129,841, respectively. These amounts are research and development tax credits and are not considered income tax.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted in response to the COVID-19 pandemic. The CARES Act, among other things, permits NOL carryovers and carrybacks to offset 100% of taxable income for taxable years beginning before 2021. In addition, the CARES Act allows NOLs incurred in 2018, 2019, and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities consist of the following:

	Year Ended
	June 30, 2024	June 30, 2023
Deferred tax assets
Warrant Derivative Liability	$513,071	$579,544
Accrued Expenses	559,723	478,273
Prepaid Investor Services	551,796	575,021
Non-cash interest	817,536	758,797
Intangibles (Intellectual Property and Patent Cost)	351,144	321,557
Deferred Rent	4,492	4,550
Formation Expense	6,553	6,553
Net Operating Loss carryforward	9,075,029	8,910,874
Gain on extinguishment of debt	97,992	47,393
Stock Based Compensation	84,028	84,028
Total Deferred tax assets	$12,061,364	$11,766,590

Deferred tax liabilities
Research and Development	$(170,435)	$(202,568)
Foreign Exchange Loss (OCI)	(39,379)	(39,379)
Capital Raising Costs	(389,258)	(369,033)
Total deferred tax liabilities	$(599,072)	$(610,980)

Net deferred tax assets	$11,462,292	$11,155,610
Valuation allowance	(11,462,292)	(11,155,610)
Net deferred tax assets	$-	$-

F-53

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

At June 30, 2024, the Company had U.S. net operating loss carry forwards of $10,601,740 that may be offset against future taxable income, subject to limitation under IRC Section 382. Of the approximately $10.6 million of net operating loss carryforwards, $7.2 million will begin to expire in 2024 and the remaining $3.4 million will not expire but is subject to annual usage limitations. The Australian tax rate remained at 25% during 2023 and 2024. At June 30, 2024, the Company had Australia net operating loss carry forwards of $27,394,654 which can be carried forward without expiration. No tax benefit has been reported in the June 30, 2024 and 2023 consolidated financial statements due to the uncertainty surrounding the realizability of the benefit, based on a more likely than not criteria and in consideration of available positive and negative evidence.

The Company applied the “more-likely-than-not” recognition threshold to all tax positions taken or expected to be taken in a tax return, which resulted in no unrecognized tax benefits as of June 30, 2024 and 2023, respectively.

Management has determined that the realization of the net deferred tax asset is not assured and has created a valuation allowance for the entire amount of such benefits.

The Company follows ASC 740-10, which provides guidance for the recognition and measurement of certain tax positions in an enterprise’s financial statements. Recognition involves a determination whether it is more likely than not that a tax position will be sustained upon examination with the presumption that the tax position will be examined by the appropriate taxing authority having full knowledge of all relevant information.

The Company’s policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of operations. As of June 30, 2024, the Company had no unrecognized tax benefits. There were no changes in the Company’s unrecognized tax benefits during the years ended June 30, 2024 and 2023. The Company did not recognize any interest or penalties during fiscal 2024 or 2023 related to unrecognized tax benefits.

The income tax returns filed for the tax years from inception will be subject to examination by the relevant taxing authorities.

NOTE 8 – STOCKHOLDERS’ DEFICIT

Increase in Authorized Shares of Common Stock and Reverse Stock Split

On May 18, 2022, the board of directors of the Company approved and authorized, and the holders of a majority-in-interest of the Company’s voting capital stock approved by written consent for the Company to file a certificate of amendment to its certificate of incorporation, as amended (the “Certificate of Incorporation”), which increased the Company’s authorized capital stock. Such certificate of amendment increased the number of authorized shares of common stock from 1,000,000,000 to 3,000,000,000 shares. The number of authorized shares of preferred stock remained at 1,500,005 shares, such that the total number of authorized shares of capital stock increased to 3,001,500,005 shares. Such certificate of amendment was filed and became effective on July 6, 2022.

On September 21, 2022, the board of directors of the Company approved and authorized, and the holders of a majority-in-interest of the Company’s voting capital stock approved by written consent for the Company to file a certificate of amendment to its Certificate of Incorporation, which increased the Company’s authorized capital stock. The Certificate increased the number of authorized shares of common stock from 3,000,000,000 to 10,000,000,000 shares. The number of authorized shares of preferred stock remained at 1,500,005, such that the total number of shares of authorized capital stock increased to 10,001,500,005 shares. Such certificate of amendment was filed and became effective on November 4, 2022.

On May 1, 2023, the Company filed a certificate of amendment to its certificate of incorporation, as amended, to effect a one-for-one thousand (1:1,000) Reverse Stock Split (the “Reverse Stock Split”), effective as of May 1, 2023. Proportional adjustments for the Reverse Stock Split were made to the Company’s outstanding stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the consolidated financial statements to reflect the Reverse Stock Split.

F-54

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

Preferred Stock

The total number of shares of preferred stock that the Company is authorized to issue is 1,500,005, $0.01 par value per share. These preferred shares have no rights to dividends, profit sharing or liquidation preferences, subject to any such rights provided for such shares in any certificate of designation filed by the Company with the State of Delaware.

Of the total preferred shares authorized, 500,000 had been designated as Series A Preferred Stock (“Series A Preferred Stock”), pursuant to the Certificate of Designation for the Series A Preferred Stock filed with the Secretary of State of the State of Delaware on December 9, 2014. James Nathanielsz, the Company’s Chief Executive Officer and Chief Financial Officer and a director, beneficially owned all of the outstanding shares of Series A Preferred Stock indirectly through North Horizon Pty Ltd., which entitled him, as a holder of Series A Preferred Stock, to vote on all matters submitted or required to be submitted to a vote of the Company’s stockholders, except election and removal of directors, and each share of Series A Preferred Stock entitled him to a total of 1 vote. North Horizon Pty Ltd. is a Nathanielsz Family Trust. Mr. Nathanielsz had voting and investment power over these shares.

On March 15, 2023, the Company filed a certificate with the Secretary of State of Delaware (the “Certificate of Retirement”), effecting the retirement and cancellation of the Series A Preferred Stock to eliminate such Series A Preferred Stock. No shares of Series A Preferred Stock are currently outstanding as they were redeemed by the Company in March 2023. There were no shares of Series A Preferred Stock issued and outstanding as of June 30, 2024 and 2023 for both periods.

Pursuant to a certificate of designation filed with the Secretary of State of the State of Delaware on June 16, 2015, five shares of preferred stock have been designated as Series B Preferred Stock, par value $0.01 per share, of the Company (“Series B Preferred Stock”). Each holder of shares of Series B Preferred Stock is entitled to voting power equivalent to the number of votes equal to the total number of shares of common stock outstanding as of the record date for the determination of stockholders entitled to vote at each meeting of stockholders of the Company and entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Company. One share of Series B Preferred Stock is issued and outstanding as of June 30, 2024 and 2023. Mr. Nathanielsz, the Company’s Chief Executive Officer, directly beneficially owns such one share of Series B Preferred Stock.

No additional shares of Series A Preferred Stock or Series B Preferred Stock were issued during fiscal year 2024 and 2023.

Common Stock

Shares issued under the Equity Lines

Dutchess Capital Growth Fund LP

On November 30, 2021, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Dutchess Capital Growth Fund LP, a Delaware limited partnership, (“Dutchess”), providing for an equity financing facility (the “Equity Line”). The Purchase Agreement provides that upon the terms and subject to the conditions in the Purchase Agreement, Dutchess is committed to purchase up to Five Million Dollars ($5,000,000) of shares of the Company’s common stock (the “Common Stock”), over the 36-month term of the Purchase Agreement (the “Total Commitment”).

Under the terms of the Purchase Agreement, Dutchess will not be obligated to purchase shares of Common Stock unless and until certain conditions are met, including but not limited to a Registration Statement on Form S-1 (the “Registration Statement”) becoming effective which registers Dutchess’ resale of any Common Stock purchased by Dutchess under the Equity Line. From time to time over the 36-month term of the Purchase Agreement, commencing on the trading day immediately following the date on which the Registration Statement becomes effective, the Company, in our sole discretion, may provide Dutchess with a draw down notice (each, a “Draw Down Notice”), to purchase a specified number of shares of Common Stock (each, a “Draw Down Amount Requested”), subject to the limitations discussed below. The actual amount of proceeds the Company will receive pursuant to each Draw Down Notice (each, a “Draw Down Amount”) is to be determined by multiplying the Draw Down Amount Requested by the applicable purchase price. The purchase price of each share of Common Stock equals 92% of the lowest trading price of the Common Stock during the five (5) business days prior to the Closing Date. Closing Date shall mean the five (5) business days after the Clearing Date. Clearing Date shall mean the first business day that the Selling Shareholder holds the Draw Down Amount in its brokerage account and is eligible to trade the shares.

F-55

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

The maximum number of shares of Common Stock requested to be purchased pursuant to any single Draw Down Notice cannot exceed the lesser of (i) 300% of the average daily share volume of the Common Stock in the five (5) trading days immediately preceding the Draw Down Notice or (ii) an aggregate value of $250,000.

On July 13, 2022, the Company issued 0.24 shares of its common stock at an average price per share of approximately $120,000, as a result of delivering one Dutchess Draw Down Notice to Dutchess. Consequently, the Company received gross aggregate proceeds of $24,711 from such Dutchess Draw Down Notice. The Company received $23,758 of a previously recorded subscription receivable during the year ended June 30, 2023.

On July 20, 2023, the Company entered into a common stock purchase agreement (the “Equity Line Agreement”) with Dutchess Capital Growth Fund LP (the “Investor”) providing for an equity financing facility, pursuant to which Company has the option to request that the Investor commit to purchase up to $5,000,000 of the Company’s shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), over a 24-month term commencing on the date on which a registration statement filed by the Company to register the offer and resale of the Shares by the Investor (the “Registration Statement”) is declared effective by the U.S. Securities and Exchange Commission (the “SEC”). Pursuant to the Equity Line Agreement, the Company has the option to exercise this right by providing a notice (a “Drawdown Notice”) from the Company to the Investor setting forth the number of Shares that the Investor will purchase. The Company has agreed to use the proceeds from such issuances for the purpose of financing its research and product development activities, finished product manufacture for clinical studies, working capital requirements and general corporate purposes.

Pursuant to the Equity Line Agreement, purchases of Shares cannot occur unless and until certain conditions are met, including but not limited to, the SEC declaring the Registration Statement effective, and the maximum number of Shares that may be purchased pursuant to a Drawdown Notice cannot exceed the lesser of (i) 200% of the average daily traded value of the Common Stock during the five (5) business days immediately preceding a Drawdown Notice or (ii) $200,000; provided that in no event may a Drawdown Notice be for less than $5,000, exceed 875 Shares or cause the Investor’s ownership to exceed 4.99% of the outstanding number of shares of Common Stock immediately prior to the issuance of such Shares. The actual amount of proceeds that the Company will receive in connection with each Drawdown Notice is determined under the Equity Line Agreement by multiplying the number of Shares to be sold by the applicable purchase price per share, which is equal to 85% of the lowest traded price of the Common Stock during the 7 business days immediately following the Clearing Date, less Clearing Costs (as each such term is defined in the Equity Line Agreement).

On December 13, 2023, the Company issued 23 shares of its common stock at an average price per share of approximately $360, as a result of delivering one draw down notice to the Investor for a subscription receivable of $8,822. The Company collected the subscription receivable of $8,822 in January 2024.

On February 20, 2024, the Company issued 29 shares of its common stock at an average price per share of approximately $78, as a result of delivering one draw down notice to the Investor for $2,260.

On June 11, 2024, the Company issued 263 shares of its common stock at an average price per share of approximately $48 as a result of delivering one draw down notice to the Investor for $11,975.

Coventry Enterprises, LLC

On November 3, 2022, the Company entered into a Common Stock Purchase Agreement (the “Coventry Purchase Agreement”) with Coventry providing for an equity financing facility (the “Coventry Equity Line”). The Purchase Agreement provides that, upon the terms and subject to the conditions in the Purchase Agreement, Coventry is committed to purchase up to Five Million Dollars ($5,000,000) of shares of common stock over the 36 month term of the Purchase Agreement.

Under the terms of the Coventry Purchase Agreement, Coventry will not be obligated to purchase shares of common stock unless and until certain conditions are met, including but not limited to a registration statement on Form S-1 becoming effective which registers Coventry’s resale of any common stock purchased by Coventry under the Coventry Equity Line. From time to time over the 36-month term of the Coventry Purchase Agreement, commencing on the trading day immediately following the date on which such registration statement becomes effective, the Company, in its sole discretion, may provide Coventry with a draw down notice (each, a “Coventry Draw Down Notice”), to purchase a specified number of shares of common stock (each, a “Coventry Draw Down Amount Requested”), subject to the limitations discussed below. The actual amount of proceeds the Company will receive pursuant to each Coventry Draw Down Notice (each, a “Coventry Draw Down Amount”) is to be determined by multiplying the Coventry Draw Down Amount Requested by the applicable purchase price. The purchase price of each share of common stock equals 80% of the lowest volume weighted average price of the Common Stock during the 10 business days immediately preceding the Coventry Drawdown Notice date.

F-56

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

The maximum number of shares of common stock requested to be purchased pursuant to any single Coventry Draw Down Notice cannot exceed the lesser of (i) 200% of the average daily traded value of the common stock during the 10 business days immediately preceding the Coventry Draw Down Notice, (ii) $250,000 or (iii) an amount that would cause Coventry’s beneficial ownership to exceed 9.99% of the outstanding number of shares of common stock immediately after giving effect to the issuance of the Coventry Draw Down Notice. During the years ended June 30, 2024 and 2023, the Company has not received a Coventry Draw Down Notice.

Shares issued for conversion of convertible debt

During the year ended June 30, 2023, the Company issued an aggregate of 84 shares of its common stock and common stock issuable of 13 at average contractual conversion price of $10,200, as a result of the conversion of principal of $935,699, interest of $80,586 and conversion fees $1,838 underlying certain outstanding convertible notes converted during the year. The common stock issuable of 13 shares were issued in July 2023.

Included in the above conversion during the year ended June 30, 2023 were principal aggregate amount of convertible notes of $168,200, accrued interest of $16,632 and conversion fees of $1,838 containing bifurcated embedded conversion option derivatives were converted into common stock. Accordingly, the fair market value of the shares issued upon conversion was $556,272, resulting in a loss on extinguishment at the time of conversion of $369,602 and $352,051 of derivative liability fair value was recorded as a gain on extinguishment at the time of conversion, resulting in a net loss of $17,551 which is included in gain on extinguishment of debt in the accompanying consolidated statements of operations.

During the year ended June 30, 2024, the Company issued an aggregate of 7,433 shares of its common stock at average contractual conversion price of $78, as a result of the conversion of principal of $531,654, interest of $28,829 and conversion fees $3,832 underlying certain outstanding convertible notes converted during the year.

Included in the above conversion during the year ended June 30, 2024 were aggregate principal amounts of convertible notes of $130,800, accrued interest of $8,700 and conversion fees of $3,832 containing bifurcated embedded conversion option derivatives. Accordingly, the fair market value of the shares issued upon conversion was $352,565, resulting in a loss on extinguishment at the time of conversion of $209,233 and $263,798 of derivative liability fair value was recorded as a gain on extinguishment at the time of conversion, resulting in a net gain of $54,565 which is included in gain on extinguishment of debt in the accompanying consolidated statements of operations.

The Company has 116,226 shares of its common stock reserved for future issuances based on lender reserve requirements pursuant to underlying financing agreements at June 30, 2024.

Shares issued for services and accrued expenses

On October 25, 2022, the Company issued 0.10 share of common stock to a consultant for services rendered in October 2022. The Company valued these shares based on quoted trading prices on the date of grant at $54,000 per share or $5,500 which was recorded as stock-based consulting expense during the year ended June 30, 2023.

On November 16, 2022, the Company issued 1 share of common stock to a consultant for services rendered from July 2022 to November 2022. Those shares were valued at approximately $4,200 per share or $51,311, being the closing price of the stock on the date of grant to such consultant. The Company recorded stock-based compensation of $51,311 during the year ended June 30, 2023.

On June 30, 2023, the Board approved the issuance of 10 shares of the Company’s common stock to a consultant for services rendered from April 2023 to June 2023. The 10 shares was reflected as common stock issuable and was valued at approximately $8,100 per share or $82,137, being the closing price of the stock on the date of grant to such consultant. The Company recorded stock-based compensation of $82,137 during the year ended June 30, 2023. The common stock issuable of 10 shares were issued on July 10, 2023.

Shares issued for exercise of warrants

During the year ended June 30, 2023, the Company received aggregate gross proceeds of $475,000 from the exercise of approximately 0.0002 Series B Warrants with an exercise price of $2,400,000,000 per share and issued 0.0002 shares of common stock.

During the year ended June 30, 2023, the Company issued an aggregate of 9 shares of common stock and common stock issuable of 3 from the alternate cashless exercise of 0.00002 Series A warrants with an original exercise price of $12,000,000 and alternate cashless exercise price of $60 or the par value of common stock.

F-57

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

During the year ended June 30, 2024, the Company issued an aggregate of 105 shares of common stock from the alternate cashless exercise of 0.000001 Series A warrants with an original exercise price of $12,000,000,000 and alternate cashless exercise price of $60 or the par value of common stock.

The Alternate Cashless Exercise provision, for a cashless conversion at the holder’s option, is available should the trading price of the Company’s common stock fall below $12,000,000 per share calculated based on the difference between the exercise price of the Series A Warrant and 70% of the market price. The Company recognized the value of the effect of a down round feature in such warrants when triggered. Upon the occurrence of the triggering event that resulted in a reduction of the strike price, the Company measured the value of the effect of the feature as the difference between the fair value of the warrants without the down round feature or before the strike price reduction and the fair value of the warrants with a strike price corresponding to the reduced strike price upon the down round feature being triggered. Accordingly, the Company recognized deemed dividend of $192,960 and $466,273, during the years ended June 30, 2024 and 2023, respectively, and a corresponding reduction of income available to common stockholders upon the alternate cashless exercise of these warrants.

Shares issued in connection with a convertible note

On November 3, 2022, the Company entered into a securities purchase agreement with Coventry, pursuant to which Coventry purchased a promissory note from the Company in the aggregate principal amount of $125,000 (see Note 6). As an additional inducement to the Coventry purchasing the note, the Company, as of the original issue date and for no additional consideration, issued to Coventry an aggregate of 1 share of the common stock, which were valued using the relative fair value method at $37,500 and recognized as debt discount to be amortized over the term of the Coventry Note.

Restricted Stock Units

Pursuant to employment agreements dated in May 2019, the Company granted an aggregate of 0.000001 and 0.000001 restricted stock unit to the Company’s Chief Executive Officer and Chief Scientific Officer, respectively. The total 0.000002 restricted stock units are subject to vesting terms as defined in the employment agreements. The 0.000002 restricted stock units were valued at the fair value of approximately $255,000,000 per unit or $497,240 based on the quoted trading price on the date of grant. There were $248,620 unrecognized restricted stock units expense as of June 30, 2024 and 2023. There are 0.000001 unvested restricted stock units which are subject to various performance conditions which have not yet been met and such restricted stock units have not yet vested as of June 30, 2024 and 2023 to which the $248,620 relates.

Stock Options

A summary of the Company’s stock option activity during the years ended June 30, 2024 and 2023 is presented below:

		Weighted
	Number of	Average
	Options	Price Per Share
Outstanding at June 30, 2022	0.000001	$271,980,000,000
Issued	-	-
Exercised	-	-
Expired	-	-
Outstanding at June 30, 2023	0.000001	$271,980,000,000
Issued	-	-
Exercised	-	-
Expired	-	-
Outstanding at June 30, 2024	0.000001	$271,980,000,000

Exercisable at June 30, 2024	0.000001	$271,980,000,000
Outstanding and Exercisable:

Weighted average remaining contractual term	4.87
Weighted average fair value of options granted during the period	$-
Aggregate intrinsic value	$-

On the Effective Date, the Company’s board of directors approved and adopted the Company’s 2019 Equity Incentive Plan (the “2019 Plan”), which reserves a total of 1 share of the Company’s common stock for issuance under the 2019 Plan. Incentive awards authorized under the 2019 Plan include, but are not limited to, incentive stock options, non-qualified stock options, restricted stock awards and restricted stock units.

F-58

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

During the years ended June 30, 2024 and 2023, the Company recognized stock-based compensation of $0 for both periods from vested stock options. There was $0 of unvested stock options expense as of June 30, 2024. No stock options were granted during the years ended June 30, 2024 and 2023.

Stock Warrants

The following table summarizes common stock warrant activity for the years ended June 30, 2024 and 2023:

		Weighted
	Number of	Average
	Warrants	Price Per Share
Outstanding at June 30, 2022	0.002	$12,016,200,000
Issued	0.06	600,000
Exercised	(0.0002)	3,124,860,000
Forfeited	(0.00002)	120,000,000,000
Expired	-	-
Outstanding at June 30, 2023	0.06	$326,400,000
Issued	250	74,400
Exercised	-	-
Forfeited	-	-
Expired	-	-
Outstanding at June 30, 2024	250 *	$74,400

Exercisable at June 30, 2024	250	$74,400
Outstanding and Exercisable:

Weighted average remaining contractual term	2.01
Aggregate intrinsic value	$-

*	The total warrants of 250 above which are exercisable into common stock consisted of the following:

	Number of Warrants	Exercisable
Series A warrants	0.0002	0.0002
Series B warrants	0.0003	0.0003
Series C warrants	0.001	0.0008
Common stock warrants with no class designation	250	250
Total	250	250

In connection with the issuance of shares on April 3, 2020, the Company closed on a transaction related to a Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into on March 30, 2020, whereby an investor purchased from the Company, 0.0001 units, each consisting of (i) 0.0001 shares of the Company’s common stock, or pre-funded warrants upon Investor’s election due to the 4.99% blocker provision and (ii) 0.00003 warrants to purchase one share of Common Stock (“Series A Warrants”, and collectively with the Common Stock the “Units”). In addition to the Units, the Investor was issued 0.001 warrants to purchase one share of Common Stock (the “Series B Warrants”) and an additional 0.001 warrants to purchase one share of Common Stock, subject to a vesting schedule (the “Series C Warrants” and, together with the Prefunded Warrants, the Series A Warrants, and the Series B Warrants, the “Warrants”). Due to the Beneficial Ownership Limitation, the Company granted 0.0002 Prefunded Warrants with exercise price of $6,000,000 (but can be less than par value). The Prefunded Warrants shall be exercisable immediately and shall expire when exercised in full.

Series A Warrants

Pursuant to the Securities Purchase Agreement entered into March 20, 2020 as discussed above, the Investor purchased Series A Warrants to purchase up to 0.0002 shares of Common Stock, subject to adjustment as provided therein. The Series A Warrants have a cash exercise price of $12,000,000,000 per share and are immediately exercisable and expire in 3 years (see extension noted below). The Series A Warrants contain a provision for cashless exercise in the event there is no effective registration statement registering the shares underlying the Series A Warrants calculated based on the difference between the exercise price of the Series A Warrant and the trading price of the stock (the “Cashless Exercise”). Additionally, the Series A Warrants contain a provision for a cashless conversion at the Holder’s option should the trading price of the Common Stock fall below $12,000,000,000, per share calculated based on the difference between the exercise price of the Series A Warrant and 70% of the Market Price, as defined therein (the” Alternate Cashless Exercise”). The Alternate Cashless Exercise price is $0.001 or the par value. See above “Shares issued for exercise of warrants” for discussion of deemed dividend related to alternate cashless exercise.

F-59

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

Series B Warrants

Pursuant to the Securities Purchase Agreement entered into March 20, 2020 as discussed above, the Investor purchased Series B Warrants to purchase up to 0.001 shares of Common Stock, subject to adjustment as provided therein; provided, however, commencing on the 90th day following the effective date, the Company may reduce the number of Warrant Shares issuable upon exercise thereof by 38 upon 10 Trading Days’ prior written notice to the Holder provided that the Company issues to the Holder 0.0001 shares of Common Stock (or, at the election of the Holder, an equivalent number of pre-funded warrants) and Series A Warrants to purchase up to 0.0001 shares of Common Stock, which shares shall be issued pursuant to a registration statement without restrictions on resale. The Series B Warrants have a cash exercise price of $2.400,000,000 per share and expire in 3 years (see extension noted below). The Series B Warrants contain a provision for Cashless Exercise.

Series C Warrants

Pursuant to the Securities Purchase Agreement entered into March 20, 2020 as discussed above, the Investor purchased Series C Warrants to purchase up to 0.001 shares of Common Stock, subject to adjustment as provided therein and expire in 3 years (see extension noted below). The Series C Warrants have a cash exercise price of $12,000,000,000 per share, subject to a vesting schedule, which is based on such Holder’s exercise of the Series B Warrants (warrants shall be exercisable ratably upon exercise of Series B Warrants). The Series C Warrants contain provisions for Cashless Exercise and Alternate Cashless Exercise. See above “Shares issued for exercise of warrants” for discussion of deemed dividend related to alternate cashless exercise.

Letter Agreement to Extend Termination Dates.

On March 8, 2023, the Company agreed with the holder of Series B Warrants (the “Holder”) pursuant to a letter agreement to exercise up to $250,000 of Series B Warrants currently held as follows:

1.	Effective upon the execution of such letter agreement, the Holder will exercise 0.0001 Series B Warrants for an aggregate exercise price of $150,000, or 0.0001 shares of common stock (the “Existing Warrants”) and;

2.	Within 5 business days’ written notice to the Holder from the Company of receipt of approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the Company’s next anticipated reverse stock split, an additional $100,000 of Series B Warrants for 0.0001 shares of common stock.

As an inducement to exercise the Existing Warrants, the Company agreed to extend the termination date of the Existing Warrants and the Series A Warrants held by the Holder to March 27, 2025, and to extend the termination date of the Series C Warrants held by the Holder to the third anniversary of the last vesting date of such warrants, effective upon the exercise of the first $150,000 of Existing Warrants.

In accordance with ASC 815-40-35-17(c), the effect of a modification or an exchange of an equity classified freestanding written call option shall be measured as the difference between the fair value of the modified instrument and the fair value of that instrument immediately before it is modified. The Company recognized the effect of the modifications of the warrants above that is directly attributable to an actual equity offering as an equity issuance cost which amount is not material. The modified warrants are determined to be equity classified, accordingly, the incremental fair value and equity issuance cost were both recognized in additional paid in capital and therefore, there was no effect in equity and such value is de minimis.

Warrants Issued to Vendors

On August 16, 2022, the Company entered into an agreement with a certain consultant to provide services over a three-month period in exchange for 0.02 warrants to purchase common stock at $600,000 per share with an expiry date of August 16, 2025. The fair market value of the warrants was $2,408 on the date of grant as calculated under the Black Scholes Option Pricing model with the following assumptions: stock price at valuation date of $156,000 based on quoted trading price on date of grant, exercise price of $600,000, dividend yield of zero, years to maturity of 3.00, a risk-free rate of 3.19%, and expected volatility 236%. The Company recorded $2,408 of stock-based compensation expenses with respect to the grant of such warrants during the year ended June 30, 2023.

On August 16, 2022, the Company and a third-party investor relations consultant agreed to settle an outstanding payable of $23,050 in exchange for 0.04 warrants to purchase common stock at $600,000 per share with an expiry date of August 16, 2025. The fair market value of the warrants was $5,551 on the date of grant as calculated under the Black Scholes Option Pricing model with the following assumptions: stock price at valuation date of $156,000 based on quoted trading price on date of grant, exercise price of $600,000, dividend yield of zero, years to maturity of 3.00, a risk-free rate of 3.19%, and expected volatility of 236%. Accordingly, the Company recognized gain from settlement of debt of $17,499 during the year ended June 30, 2023 as reflected in the accompanying consolidated statements of operations.

F-60

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

Warrants Granted to Lender – Related Party

July 5, 2023, the Company and an institutional investor affiliated with one of our directors, Josef Zelinger, entered into a letter agreement, pursuant to which such investor loaned the Company an aggregate of $230,000 AUD ($153,256 USD). Pursuant to such agreement, the term of such loan is three (3) years, ending on July 5, 2026, with an interest rate of 10% to be paid monthly in arrears. In connection with such loan, the Company issued 250 warrants to purchase common stock to such investor immediately exercisable at an initial exercise price of $600 per share (subject to certain adjustments such as stock dividend, stock splits, subsequent right offering and pro-rata distribution) with an expiry date of July 5, 2026. The Company accounted for the 250 warrants issued with this loan payable by using the relative fair value method. The total debt discount which is equivalent to the relative fair value of the warrants of $141,084 using a Black-Scholes model with the following assumptions: stock price at valuation date of $7,140 based on the closing price of common stock at date of grant, exercise price of $600, dividend yield of zero, expected term of 3.00, a risk-free rate of 4.59%, and expected volatility of 268% and was recorded to additional paid in capital (see Note 5).

Exercise of Warrants

During the year ended June 30, 2023, the Company received aggregate gross proceeds of $475,000 from the exercise of approximately 0.0002 Series B Warrants with an exercise price of $2,400,000,000 per share and issued 0.0002 shares of common stock.

During the year ended June 30, 2023, the Company issued an aggregate of 9 shares of common stock and common stock issuable of 3 from the alternate cashless exercise of 0.00002 Series A warrants with an original exercise price of $12,000,000,000 and alternate cashless exercise price of $60 or the par value of common stock.

During the year ended June 30, 2024, the Company issued an aggregate of 105 shares of common stock from the alternate cashless exercise of 0.000001 Series A warrants with an original exercise price of $12,000,000,000 and alternate cashless exercise price of $60 or the par value of common stock.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company may be subject to litigation and claims arising in the ordinary course of business. The Company is not currently a party to any material legal proceedings and the Company is not aware of any pending or threatened legal proceeding against the Company that we believe could have a material adverse effect on our business, operating results, cash flows or financial condition.

IRS Liability

As part of its requirement for having a foreign operating subsidiary, the Company is required to file an informational Form 5471 to the Internal Revenue Service (the “IRS”), which is a form that explains the nature of the relationship between the foreign subsidiary and the parent company. From 2012 through the 2014, the Company did not file this form in a timely manner. As a result of the non-timely filings, the Company incurred a penalty from the IRS in the amount of $10,000 per year, or $30,000 in total, plus accrued interest, such penalty and interest having been accrued and is included in the accrued expenses and other payable figure on the June 30, 2024 and 2023 consolidated balance sheets. The Company recorded the penalties for all three years during the year ended June 30, 2018. The Company is current on all subsequent filings.

Operating Agreements

In November 2009, the Company entered into a commercialization agreement with the University of Bath (UK) (the “UK University”), whereby the Company and the UK University co-owned the intellectual property relating to the Company’s pro-enzyme formulations. In June 2012, the Company and the UK University entered into an assignment and amendment whereby the Company assumed full ownership of the intellectual property, while agreeing to pay royalties of 2% of net revenues to the UK University. Additionally, the Company agreed to pay 5% of each and every license agreement subscribed for. The contract is cancellable at any time by either party. To date, no amounts are owed under the agreement.

F-61

PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

Collaboration Agreement

On September 13, 2018, the Company entered into a two-year collaboration agreement with the University of Jaén (the “University”) to provide certain research services to the Company. In consideration of such services, the Company agreed to pay the University approximately 52,000 Euros ($59,508 USD) in year one and a maximum of 40,000 Euros ($45,775 USD) in year two. Additionally, in exchange for full ownership of the intellectual property, the Company agreed to pay royalties of 2% of net revenues to the University.

On October 1, 2020, the Company entered into another two-year collaboration agreement with the University to provide certain research services to the Company. In consideration of such services, the Company agreed to pay the University approximately 30,000 Euros ($35,145 USD), which were paid in four installment payment of 5,000 Euros in November 2020, 5,000 Euros ($5,858) in March 2021, 10,000 Euros ($11,715) in December 2021 and 10,000 Euros ($11,715) in September 2022. Additionally, the University agreed to hire and train a doctoral student for this project and the Company agreed to pay the University 25,837 Euros ($30,268 USD). In exchange for full ownership of the intellectual property, the Company agreed to pay royalties of 2% of net revenues to the University.

On July 27, 2022, the Company entered into a two-year research agreement with the University to provide certain research and experiment services to the Company. One of the Company’s Scientific Advisory Board is the lead joint researcher of the University. In exchange for full ownership of the intellectual property, the Company agreed to pay royalties of 1% of net revenues each to two members of the Scientific Advisory Board. In consideration of such services, the Company agreed to pay the University approximately 53,200 Euros ($53,806 USD) payable as follows:

- 18,200 Euros ($18,407 USD) upon execution (paid in August 2022),

- 8,000 Euros ($8,091 USD) in September 2022 (unpaid),

- 7,000 Euros ($7,080 USD) in December 2022 (unpaid),

- 10,000 Euros ($10,114 USD) in March 2023 (unpaid), and

- 10,000 Euros ($10,114 USD) in July 2023 (unpaid).

The commencement date for the experiments was on September 1, 2022, and the estimated length of time for completion is 24 months.

As of June 30, 2024 and 2023, the Company has $47,531 and $18,056, respectively, balance due to the University for unreimbursed lab fees, which are included in accrued expenses and other liabilities in the accompanying consolidated balance sheets. As of June 30, 2024 and 2023, there are no royalty fees owed to the University.

Consulting Agreements

On July 1, 2022, the Company and a consultant agreed to extend the term of a consulting agreement from July 1, 2022 to June 30, 2023 to provide media-related services for a monthly fee of $50,000. In addition, the Company agreed to pay a stock fee equal to 9.9% of the outstanding common stock of the Company during the term of the agreement. The Company agreed to increase the consultant’s diluted holdings back to 9.9% and accrue the value of the common stock at each reporting period until June 30, 2023. All service fees are non-refundable. In November 2022, the Company and the consultant agreed to discontinue the monthly cash portion fee. On November 16, 2022, the Company issued 1 share of common stock to this consultant for services rendered from July 2022 to November 2022. Additionally, on June 30, 2023, the Board approved the issuance of 10 shares of the Company’s common stock to this consultant for services rendered from April 2023 to June 2023. The Company did not renew this agreement after the end of the term on June 30, 2023. Accordingly, the Company has $0 balance owed to such consultant as of June 30, 2024.

On May 4, 2024, the Company entered into an Engagement Agreement (the “Agreement”) with EF Hutton LLC (the “Consultant”) which will act as an exclusive lead underwriter, financial advisor, placement agent and investment banker of the Company, whereby the Consultant will assist the Company to a public offering and uplisting of the Company’s equity, debt or equity derivative instruments (“Offering”). The engagement period shall end on the earlier of i) 12 months from the date of this agreement or ii) the final closing if any of the Offering. The Consultant will prepare an Underwriting Agreement (the “Underwriting Agreement”) covering the sale of up to $15 million of equity, equity derivatives, and equity linked instruments of the Company. The Company shall pay compensation for:

(a) Financing Fees:

(i) For private equity and equity-linked placements, pay the Consultant a cash fee of eight percent (8.0%) of the amount of capital raised, invested or committed, payable in cash at the closing or closings of the financing to which it relates; and

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PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

(ii) For debt placements, pay the Consultant a cash fee of six percent (6.0%) of the amount of capital raised, invested or committed, payable in cash at the closing or closings of the financing to which it relates.

(iii) As additional compensation for EF Hutton’s services, the Company shall issue to the Consultant or its designees at the closing warrants (the “Warrants”) to purchase that number of shares of Common Stock equal to three percent (3.0%) of the aggregate proceeds sold in an offering. The Warrants will be exercisable at any time in whole or in part, during the five years (5) years from the effective date of the Offering at a price per share equal to the Offering price. The Warrants will provide for piggyback registration rights, Black Scholes change in control provisions and customary anti-dilution provisions and adjustments in the number and price of such warrants and the shares underlying such warrants resulting from corporate events which would include dividends, reorganizations, mergers, etc. and future issuance of Common Stock or Common Stock equivalents at prices or with exercise and/or conversion prices below the offering price as permitted under FINRA Rule 5110(f)(2)(G).

Additionally, the Consultant shall be entitled to a cash fee equal to eight percent (8.0%) of the gross proceeds received by the Company from the sale of any equity, debt and/or equity derivative instruments to any investor introduced by the Consultant to the Company during the engagement period, in connection with any public or private financing or capital raise.

(b) Merger, acquisition or sale of stock or assets (the “M&A Transaction”) Fees: The M&A Transaction fees shall be payable to the Consultant in cash at the closing or closings of the M&A Transaction to which it relates and shall be equal to five percent (5.0%) of M&A Transaction consideration.

The Company will be responsible for and will pay all expenses relating to the Offering as defined in the Agreement. Additionally, the Company will provide an expense advance (the “Advance”) to the Consultant of $50,000, of which $25,000 was payable upon the execution of the Agreement and $25,000 of which is payable upon the initial filing of a registration statement. The Company paid $25,000 in May 2024 and has been recorded as deferred offering cost as of June 30, 2024.

Operating Leases – Related Party

On May 4, 2022, the Company entered in a three-year lease agreement with North Horizon Pty Ltd., a related party, for a monthly rent of $3,000 AUD or $2,176 USD (depending on exchange rate) per month plus taxes. On May 4, 2022, the Company recorded right-of-use assets $66,201 and total lease liabilities of $66,201 based on an incremental borrowing rate of 8%.

ROU is summarized below:

	June 30, 2024	June 30, 2023
Office lease	$66,201	$66,201
Less: accumulated amortization	(48,402)	(27,213)
Right-of-use asset, net	$17,799	$38,988

Operating Lease liabilities are summarized below:

	June 30, 2024	June 30, 2023
Office lease	$66,201	$66,201
Reduction of lease liability	(46,839)	(25,418)
Less: office lease, current portion	(19,362)	(21,505)
Long term portion of lease liability	$-	$19,278

Remaining future minimum lease payments under non-cancelable operating lease at June 30, 2024 are as follows:

Fiscal Year 2025	$20,079
Imputed interest	(717)
Total operating lease liability	$19,362

The weighted average remaining lease term for the operating lease is 0.76 years as of June 30, 2024.

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PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

NOTE 10 – RELATED PARTY TRANSACTIONS AND BALANCES

Since its inception, the Company has conducted transactions with its directors and entities related to such directors.

These transactions have included the following:

As of June 30, 2024 and 2023, the Company owed its former director a total of $29,759 and $29,630, respectively, related to expenses paid on behalf of the Company related to corporate startup costs and intellectual property (see Note 4).

As of June 30, 2024 and 2023, the Company owed its former director a total of $49,528 and $49,314, respectively, for money loaned to the Company, throughout the years. The total loans balance owed at June 30, 2024 and 2023 is not interest bearing (see Note 5).

Effective May 5, 2016, the Company entered into an agreement for the lease of its principal executive offices with North Horizon Pty Ltd., a related party, of which Mr. Nathanielsz, our CEO, CFO and a director, and his wife are owners and directors. The lease had a five-year term and provided for annual rental payments of $39,600 AUD or $28,325 USD, which includes $3,600 AUD or $2,575 USD of goods and service tax for total payments of $198,000 AUD or $141,629 USD during the term of the lease. Such lease expired in May 2021 and was renewed for another one-year term from May 2021 to May 2022. On May 4, 2022, the Company entered into a three-year lease agreement with North Horizon Pty Ltd. for a monthly rent of $3,000 AUD or $2,176 USD (depending on exchange rate) per month plus taxes (See Note 9). As of June 30, 2024 and 2023, total rent payable of $194,129 AUD ($129,930 USD) and $158,129 AUD ($105,377 USD), respectively, was included in accrued expenses in the accompanying consolidated balance sheet. Rent expense under those lease was $34,150 and $28,841 in fiscal 2024 and 2023, respectively and reflected as occupancy expenses in the accompanying consolidated statements of operations and comprehensive income (loss).

Loans payable - Related Party

In November 2023, an institutional investor affiliated with one of our directors, Josef Zelinger, loaned the Company an aggregate of $71,629. These loans bear no interest and are payable on demand (see Note 5).

Loan payable -long-term- Related Party

July 5, 2023, the Company and an institutional investor affiliated with one of our directors, Josef Zelinger, entered into a letter agreement, pursuant to which such investor loaned the Company an aggregate of $230,000 AUD ($153,256 USD). Pursuant to such agreement, the term of such loan is three (3) years, ending on July 5, 2026, with an interest rate of 10% to be paid monthly in arrears. In connection with such loan, the Company issued 250 warrants to purchase common stock to such investor immediately exercisable at an initial exercise price of $600 per share (subject to certain adjustments such as stock dividend, stock splits, subsequent right offering and pro-rata distribution) with an expiry date of July 5, 2026 (see Note 5).

Employment and Services Agreements with Management

The Company and Mr. Nathanielsz entered into an employment agreement as of February 25, 2015 (the “Nathanielsz Employment Agreement”) setting forth the terms and conditions of Mr. Nathanielsz’s employment as the Company’s President and Chief Executive Officer. The Nathanielsz Employment Agreement was scheduled to expire on February 25, 2019; however, the term of the Nathanielsz Employment Agreement automatically renews for successive one-year periods unless either party provides 30 days’ prior written notice of his or its intent not to renew. The Nathanielsz Employment Agreement continues in effect as of June 30, 2023, as amended on October 26, 2022 (see below). The Nathanielsz Employment Agreement provides Mr. Nathanielsz with a base salary of $25,000 AUD per month ($300,000 AUD annually or $205,680 USD) and a monthly contribution to Mr. Nathanielsz’s pension equal to 9.5% of his monthly salary. Mr. Nathanielsz has the ability to convert any accrued but unpaid salary into common stock at the end of each fiscal year at a conversion price to be determined by Mr. Nathanielsz and the Company, which will in no event be lower than par value or higher than the closing bid price on the date of conversion. Pursuant to the Nathanielsz Employment Agreement, Mr. Nathanielsz is entitled to an annual discretionary bonus in an amount up to 200% of his annual base salary, which bonus shall be determined by the Company’s board of directors based upon the performance of the Company. On March 16, 2018, the Company’s board of directors approved an increase of Mr. Nathanielsz’s annual base salary from $300,000 AUD ($205,680 USD) to $400,000 AUD ($274,240 USD), effective February 2018. On August 1, 2022, the Company’s board of directors approved an increase of Mr. Nathanielsz’s annual base salary from $400,000 AUD ($309,313 USD) to $600,000 AUD ($414,900 USD), effective July 1, 2022.

Mr. Nathanielsz’s wife, Sylvia Nathanielsz, is and has been a non-executive, part-time employee of the Company since October 2015. Effective February 1, 2018, Mrs. Nathanielsz receives an annual salary of $120,000 AUD ($80,904 USD) and is entitled to customary benefits.

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PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

Pursuant to a February 25, 2016 board resolution, James Nathanielsz was paid $4,481 AUD ($3,205 USD), on a monthly basis for the purpose of acquiring and maintaining an automobile. For the year ended June 30, 2022, a total of $7,689 AUD ($5,577 USD) in payments have been made with respect to Mr. Nathanielsz’s car allowance which expired in August 2022. For the fiscal years ended June 30, 2024 and 2023, $17,714 USD and $3,344 USD, respectively, was paid to Mr. Nathanielsz for use of a vehicle.

On August 12, 2021, the Board approved a bonus of $177,840 USD. A total of $221,890 AUD ($166,418 USD) in payments were made against the bonuses during the year ended June 30, 2021 resulting in a remaining balance of $422,610 AUD ($316,957 USD) bonus payable as of June 30, 2021 which was included in accrued expenses in the accompanying consolidated balance sheet. On August 12, 2021, pursuant to the Cancellation Agreement, Mr. Nathanielsz agreed to cancel $177,840 of the bonus payable in exchange for 0.10 shares of the Company’s Common Stock. On August 1, 2022, the Board approved a bonus of $140,000 AUD or $96,810 USD. A total of $144,166 AUD ($99,691 USD) in payments were made in respect of the bonuses during the year ended June 30, 2022 resulting in a remaining balance of $181,324 AUD ($125,386 USD) bonus payable as of June 30, 2022, which was included in accrued expenses in the accompanying consolidated balance sheet. A total of $73,387 AUD ($48,905 USD) in payments were made in respect of the bonuses during the year ended June 30, 2023, resulting in a remaining balance of $107,937 AUD ($71,929 USD) bonus payable as of June 30, 2023 which was included in accrued expenses in the accompanying consolidated balance sheet.

A total of $25,000 AUD ($16,070 USD) in payments were made in respect of the bonuses during the year ended June 30, 2024. In January 2024, the Board approved a bonus of $150,000 AUD or $102,195 USD resulting in a remaining balance of $217,540 AUD ($145,599 USD) bonus payable as of June 30, 2024 which was included in accrued expenses in the accompanying consolidated balance sheet.

Amended and Restated Employment Agreement

On May 14, 2019 (the “Effective Date”), the Company entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Mr. Nathanielsz for a term of three years, subject to automatic one-year renewals, at an annual salary of $400,000 AUD ($309,313 USD). Pursuant to the Employment Agreement, Mr. Nathanielsz was granted options to purchase 0.000001 shares of common stock (the “Nathanielsz Options”), with an exercise price per share of $280,500,000,000 (110% of the closing market price of the common stock on May 14, 2019 (or $4,250,000), the date of approval of such grant by the Board), (ii) 00.000001 restricted stock units of the Company (the “Initial Nathanielsz RSUs”), and (iii) an additional 0.000001 restricted stock units of the Company (the “Additional Nathanielsz RSUs”). Such options and restricted stock units were granted pursuant to the 2019 Plan approved by the Board on the Effective Date. The Nathanielsz Options have a term of 10 years from the date of grant. The Nathanielsz Options and Additional Nathanielsz RSU’s are subject to vesting periods pursuant to the Employment Agreement. There are 0.000001 vested options and 0.000001 restricted stock units that are considered issuable as of June 30, 2024 and 2023.

On October 26, 2022, the Company entered into an Amended and Restated Employment Agreement (the “Amended Agreement”) with Mr. Nathanielsz, effective as of July 1, 2022, (the “2022 Effective Date”). The Amended Agreement provides Mr. Nathanielsz with a base salary of $600,000 AUD ($414,900 USD) per annum. The Company has also agreed to pay Mr. Nathanielsz an annual discretionary bonus in an amount up to 100% of his annual base salary, reduced from 200%, which bonus shall be determined by the Board and based upon the performance of the Company. The Amended Agreement has a term of three (3) years from the 2022 Effective Date, with automatic one-year renewal periods unless either party elects not to renew.

Amended and Restated Employment Agreement

On May 14, 2019, the Company entered into an Amended and Restated Services Agreement (the “Services Agreement”) with Dr. Kenyon, the Company’s Chief Scientific Officer and a director, for a term of three years, subject to automatic one-year renewals, at an annual salary of $54,000 AUD ($41,580 USD). In connection with the execution of the Services Agreement, Dr. Kenyon was designated as an executive officer of the Company and assumed a more active executive role with the Company. Pursuant to the Services Agreement, Dr. Kenyon was granted options to purchase 0.0000003 shares of common stock (the “Kenyon Options”), with an exercise price per share of $255,000,000 (100% of the closing market price of the common stock on May 14, 2019, the date of approval of such grant by the Board), (ii) 0.0000003 restricted stock units of the Company (the “Initial Kenyon RSUs”), and (iii) an additional 0.0000003 restricted stock units of the Company (the “Additional Kenyon RSUs”). Such options and restricted stock units were granted pursuant to the 2019 Plan. The Kenyon Options have a term of 10 years from the date of grant. The Kenyon Options and Additional Kenyon RSU’s are subject to vesting periods pursuant to the Services Agreement. There are 0.0000003 vested options and 0.0000003 vested restricted stock unit that are considered issuable as of June 30, 2024 and 2023.

As of June 30, 2024 and 2023, total accrued salaries of $148,000 AUD ($97,044 USD) and $$96,000 AUD ($64,627 USD), respectively, were included in accrued expenses in the accompanying consolidated balance sheets.

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PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

Intercompany Loans

All intercompany loans were made by the parent to the Company’s subsidiary, Propanc PTY LTD, none of which has been repaid as of June 30, 2024. Effective fiscal year 2021, the parent company determined that intercompany loans will not be repaid in the foreseeable future and thus, per ASC 830-20-35-3, gains and losses from measuring the intercompany balances are recorded within cumulative translation adjustment on the consolidated balance sheet as accumulated other comprehensive income.

NOTE 11 – CONCENTRATIONS AND RISKS

Concentration of Credit Risk

The Company maintains its cash in banks and financial institutions in Australia. Bank deposits in Australian banks are uninsured. The Company has not experienced any losses in such accounts through June 30, 2024.

In fiscal 2023, the Company primarily relied on funding from five convertible debt lenders and received net proceeds after deductions of $79,111 for original issue discounts and debt issue costs from each of the five lenders of $101,250, $189,000, $150,000, $50,000 and $100,000, respectively, which represents approximately 17%, 32%, 25%, 8% and 18%, respectively, of total proceeds received by the Company during fiscal 2023.

In fiscal 2024, the Company primarily relied on funding from five convertible and non-convertible debt lenders and received net proceeds after deductions of $103,900 for original issue discounts and debt issue costs from each of the five lenders of $295,000, $150,000, $127,500, $120,000 and $224,885, respectively which represents approximately 28%, 14%, 12%, 11% and 21%, respectively of total net proceeds received by the Company during fiscal 2024.

Receivable Concentration

As of June 30, 2024 and 2023, the Company’s receivables were 100% related to reimbursements on GST taxes paid.

Patent and Patent Concentration

The Company has filed multiple patent applications relating to its lead product, PRP. The Company’s lead patent application has been granted and remains in force in the United States, Belgium, Czech Republic, Denmark, France, Germany, Ireland, Italy, Netherlands, Portugal, Spain, Sweden, Switzerland, Liechtenstein, Turkey, United Kingdom, Australia, China, Japan, Indonesia, Israel, New Zealand, Singapore, Malaysia, South Africa, Republic of Korea, India and Brazil. In Canada and Mexico, the patent applications have been accepted as of fiscal year 2023.

In 2016 and early 2017, the Company filed other patent applications. Three applications were filed under the Patent Cooperation Treaty (the “PCT”). The PCT assists applicants in seeking patent protection by filing one international patent application under the PCT, applicants can simultaneously seek protection for an invention in over 150 countries. Once filed, the application is placed under the control of the national or regional patent offices, as applicable, in what is called the national phase. One of the PCT applications filed in November 2016, entered national phase in July 2018 and another PCT application entered national phase in August 2018. A third PCT application entered the national phase in October 2018.

In July 2020, a world-first patent was granted in Australia for the cancer treatment method patent family. Presently, there are 84 granted, allowed, or accepted patents and 6 patents filed, or under examination in key global jurisdictions relating to the use of proenzymes against solid tumors, covering the lead product candidate PRP.

Further patent applications are expected to be filed to capture and protect additional patentable subject matter based on the Company’s field of technology relating to pharmaceutical compositions of proenzymes for treating cancer.

Foreign Operations

As of June 30, 2024 and 2023, the Company’s operations are based in Camberwell, Australia; however, the majority of research and development is being conducted in the European Union.

On July 22, 2016, the Company formed a wholly-owned subsidiary, Propanc (UK) Limited under the laws of England and Wales, for the purpose of submitting an orphan drug application with the European Medicines Agency as a small and medium-sized enterprise. As of June 30, 2024 and 2023, there has been no activity within this entity.

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PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

NOTE 12 - DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS

Derivative Financial Instruments:

The Company applies the provisions of ASC 815-40, Contracts in Entity’s Own Equity, under which convertible instruments and warrants, which contain terms that protect holders from declines in the stock price (reset provisions), may not be exempt from derivative accounting treatment. As a result, warrants and embedded conversion options in convertible debt are recorded as a liability and are revalued at fair value at each reporting date. If the fair value of the warrants exceeds the face value of the related debt, the excess is recorded as change in fair value in operations on the issuance date. The Company had $110,500 (3 notes) and $75,300 (2 notes) of convertible debt, which were treated as derivative instruments outstanding at June 30, 2024 and 2023, respectively.

The Company calculates the estimated fair values of the liabilities for derivative instruments using the Binomial Trees Method. The closing price of the Company’s common stock at June 28, 2024, the last trading day of the period ended June 30, 2024, was $78 per share. The volatility, expected remaining term, and risk-free interest rates used to estimate the fair value of derivative liabilities at June 30, 2024 are indicated in the table that follows. The expected term is equal to the remaining term of the warrants or convertible instruments and the risk-free rate is based upon rates for treasury securities with the same term.

Convertible Debt

Initial Valuations (on new derivative instruments entered into during the year ended June 30, 2024)
Volatility	323.40 – 333.45%
Expected Remaining Term (in years)	0.50
Risk Free Interest Rate	5.42 - 5.55%
Expected dividend yield	None

	June 30, 2024	June 30, 2023
Volatility	323.40%	334.56%
Expected remaining term	0.01 - 0.28	0.01 - 0.73
Risk-free interest rate	5.45 - 5.47%	5.24%
Expected dividend yield	None	None

Fair Value Measurements:

The Company measures and reports at fair value the liability for derivative instruments. The fair value liabilities for price adjustable warrants and embedded conversion options have been recorded as determined utilizing the Binomial Trees model.

The following tables summarize the Company’s financial assets and liabilities measured at fair value on a recurring basis as of June 30, 2024:

	Balance at June 30, 2024	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
		(Level 1)	(Level 2)	(Level 3)
Embedded conversion option liabilities	$133,886	$—	$—	$133,886
Total	$133,886	$—	$—	$133,886

The following tables summarize the Company’s financial assets and liabilities measured at fair value on a recurring basis as of June 30, 2023:

	Balance at June 30, 2023	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
		(Level 1)	(Level 2)	(Level 3)
Embedded conversion option liabilities	$423,209	$—	$—	$423,209
Total	$423,209	$—	$—	$423,209

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PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

The following is a roll forward for the years ended June 30, 2024 and 2023 of the fair value liability of price adjustable derivative instruments:

Fair Value of
Liability for
Derivative
Instruments
Balance at June 30, 2022	$151,262
Initial fair value of embedded conversion option derivative liability recorded as debt discount	93,668
Gain on debt extinguishment	(352,051)
Change in fair value included in statements of operations	530,330
Balance at June 30, 2023	423,209
Initial fair value of embedded conversion option derivative liability recorded as debt discount	150,000
Initial fair value of embedded conversion option derivative liability recorded as derivative expense	141,012
Gain on debt extinguishment	(263,798)
Change in fair value included in statements of operations	(316,537)
Balance at June 30, 2024	$133,886

NOTE 13 – SUBSEQUENT EVENTS

Loans Payable – Related Party

Effective August 1, 2024, the Company entered into and closed a loan agreement (the “Loan”) with an institutional investor affiliated with one of our directors, Josef Zelinger, pursuant to which the investor loaned the Company an aggregate principal amount of $150,000 AUD ($97,649 USD). The Company intends to use the net proceeds therefrom for general working capital purposes. The maturity date of the Loan is November 1, 2024, or sooner at the discretion of the Company, and the Loan bears an interest rate of 12% per annum and default interest rate of 18% per annum. The Company has the right to prepay in full at any time with no prepayment penalty. By mutual consent the amount can be repaid via the issuance of common stock of the Company (upon uplisting on NASDAQ) and the strike price shall be at a 35% discount to lowest daily balance of the five preceding trading days.

Effective August 26, 2024, the Company entered into and closed a loan agreement with one of the members of the Board of Directors of the Company (the “Board Member”), pursuant to which the Board Member loaned the Company an aggregate principal amount of $85,000 AUD ($57,638 USD). The Company intends to use the net proceeds for general working capital purposes. There is no maturity date or interest rate on this loan and it is intended to be repaid as soon as practicable at the discretion of the Company.

Issuance of convertible notes

GS Capital Partners, LLC Securities Purchase Agreement

On August 2, 2024, the Company entered into a securities purchase agreement with GS Capital Partners, LLC, pursuant to which GS Capital purchased a convertible redeemable note from the Company in the aggregate principal amount of $33,000, such principal and the interest thereon are convertible into shares of the Company’s common stock at the option of GS Capital. The GS Capital Note contains a $3,000 original issue discount. The Company intends to use the net proceeds from the GS Capital Note for general working capital purposes.

The maturity date of the GS Capital Note is February 2, 2025. The GS Capital Note shall bear interest at a rate of 8% per annum, which interest may be paid by the Company to GS Capital in shares of common stock but shall not be payable until the GS Capital Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment. The GS Capital Note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital surrendering the same. The initial conversion price for the GS Capital Note is equal to $102 per share (the “Fixed Price”), provided that the Fixed Price will be reduced to $60 per share in the event that the market price of the Common Stock trades below $84 per share for five consecutive trading days. In the event of a default under the Note and unless the Fixed Price is lower, such conversion price will equal the lowest trading price of the Common Stock for the ten trading days immediately preceding such default, which price is subject to re-adjustment every thirty calendar days during the period in which the Company remains in default. Pursuant to the Note, in the event that such conversion price is below the par value of the Common Stock, the Company has agreed to take all steps to reduce such par value or conduct a reverse split of its Common Stock, as applicable. Notwithstanding the foregoing, such conversion price and lookback periods are subject to adjustment in favor of the investor in the event the Company issues securities to another party with more favorable conversion terms, and such conversions are subject to a 4.99% beneficial ownership limitation (which may be increased to 9.9% upon 60 days’ prior written notice from the holder of the Note). The GS Capital note shall be bifurcated from the embedded conversion option which was recorded as derivative liabilities at fair value.

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PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

During the first 60 to 180 days following the date of the above GS Capital notes, the Company has the right to prepay the principal and accrued but unpaid interest due under the above notes issued to GS Capital, together with any other amounts that the Company may owe GS Capital under the terms of the notes, at a premium ranging from 110% to 125% of the principal amount and interest of such note. After this initial 180-day period, the Company does not have a right to prepay such notes.

Upon the occurrence and during the continuation of certain events of default, interest accrues at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. In the event that the Company fails to deliver to GS Capital shares of common stock issuable upon conversion of principal or interest under the above GS Capital notes, the penalty becomes $250 per day for each day that the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty increases to $500 per day beginning on the 10th day. In the event that the Company loses the bid price of its common stock on OTC, such GS Capital note does not incur penalty and instead the outstanding principal amount increases by 20%.

The above GS Capital note will be bifurcated from the embedded conversion option which shall be recorded as derivative liabilities at fair value.

Shares issued for conversion of convertible debt

From July 1, 2024 through September 19, 2024, the Company issued an aggregate of 3,487 shares of its common stock at an average contractual conversion price of $18 as a result of the conversion of principal of $44,925, accrued interest $7,053 and conversion fees of $2,548 underlying certain outstanding convertible notes converted during such period. The Company reclassified $9,337 in put premiums to additional paid in capital following these conversions.

Consulting Agreement

On August 12, 2024, the Company entered into a consulting agreement with two consultants to provide investor relation services from August 12, 2024 to October 12, 2024 for a total fee of $7,500 for each consultant. In August 2024, the Company issued an aggregate of 250 shares of common stock to the consultants related to this consulting agreement. Those shares were valued at approximately $60 per share or $15,000, being the closing price of the stock on the date of grant to such consultants.

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PROPANC BIOPHARMA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

Proposed Reverse Stock Split (Unaudited) – See Note 14

On August 7, 2024, the Company received written consent in lieu of a meeting by the holders of a majority of the voting power of the Company’s outstanding capital stock as of August 7, 2024 and the Company’s Board of Directors approving such actions as are necessary for the Company to proceed to, and the Company accordingly intends to, effectuate and execute a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio somewhere between one post-split share per ten thousand pre-split shares (1:10,000) and one post-split share per one hundred thousand pre-split shares (1:100,000) (the “Reverse Stock Split”). Proportional adjustments for the Reverse Stock Split will be made to the Company’s outstanding stock options, warrants and equity incentive plans. The Company is awaiting the approval of Financial Industry Regulatory Authority (“FINRA”) for the market effectiveness of the Reverse Stock Split.

The unaudited pro forma tables below show the losses per share prior to the reverse split and following the reverse split. A key assumption to the loss per share calculation is that post-reverse split price is equal to the pre-reverse split times the number of shares from the ratio.

Historical per share data – (Pre- Split basis)	Year Ended June 30, 2024	Year Ended June 30, 2023

Net loss available to Common Stockholders	$2,013,488	$3,126,839
Basic and diluted weighted average shares outstanding	85,045,339	1,738,802
Basic and diluted net loss per share	$0.02	$1.80

The assumption inherent in the table below is a reverse split of 1:100,000.

Historical per share data – (Post- Split basis)	Year Ended June 30, 2024	Year Ended June 30, 2023

Net loss available to Common Stockholders	$2,013,488	$3,126,839
Basic and diluted weighted average shares outstanding	850	17
Basic and diluted net loss per share	$2,368.81	$183,931.71

The table below shows the loss per share effect of reverse stock splits at 1:10,000, 1:50,000 and 1:100,000:

Split Ratio	1:10,000		1:50,000		1:100,000
	Year Ended June 30, 2024	Year Ended June 30, 2023	Year Ended June 30, 2024	Year Ended June 30, 2023	Year Ended June 30, 2024	Year Ended June 30, 2023
Net losses available to common stockholders	$2,013,488	$3,126,839	$2,013,488	$3,126,839	$2,013,488	$3,126,839
Weighted Average Shares Outstanding	8,505	174	1,701	35	850	17
Loss per share	$236.74	$17,970	$1,183.71	$89,338.26	$2,368.81	$183,931.71

NOTE 14 – REVERSE STOCK SPLIT

On August 7, 2024, the Company received written consent in lieu of a meeting by the holders of a majority of the voting power of the Company’s outstanding capital stock as of August 7, 2024 and the Company’s Board of Directors approving such actions as are necessary for the Company to proceed to, and the Company accordingly intends to, effectuate and execute a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of one post-split share per sixty thousand pre-split shares (1:60,000) (the “Reverse Stock Split”). The Reverse Stock Split became effective as of January 29, 2025. Proportional adjustments for the Reverse Stock Split were made to the Company’s outstanding stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the consolidated financial statements to reflect the Reverse Stock Split. Certain common stock, option, and warrant quantities have been adjusted to nil due to the magnitude of the Reverse Stock Split.

F-70

PROPANCE BIOPHARMA, INC.

1,000,000 Shares of Common Stock

PRELIMINARY PROSPECTUS

Bookrunner D. BORAL CAPITAL LLC	Bookrunner CRAFT CAPITAL MANAGEMENT LLC.

_________, 2025

Until, (25 days after commencement of our initial public offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ALTERNATE PAGES FOR SELLING STOCKHOLDER PROSPECTUS

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated April 25, 2025

PROPANC BIOPHARMA, INC.

3,091,500 Shares of Common Stock

This prospectus relates to 3,091,500 shares of common stock, par value $0.001 (the “Common Stock”), of Propanc Biopharma, Inc., that may be sold from time to time by the selling stockholders named in this prospectus (the “Selling Stockholders”) following the closing of our uplist to the Nasdaq Capital Market, described in the Public Offering Prospectus (defined below).

The selling stockholders must sell their shares at a fixed price per share of $[*], which is the per share price of the shares being offered in our initial public offering, until such time as our shares are listed on a national securities exchange. Thereafter, the shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices. By separate prospectus (the “Public Offering Prospectus”), we have registered an aggregate of 1,000,000 shares of our common stock which we are offering for sale to the public through our underwriters, excluding any shares issuable upon the underwriters’ over-allotment option.

We have applied to have our common stock listed on The Nasdaq Capital Market under the symbol “PPCB” which listing is a condition to this offering.

The distribution of the shares by the Selling Stockholders is not subject to any underwriting agreement. We will not receive any proceeds from the sale of the shares by the Selling Stockholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by them.

We are considered a smaller reporting company under the federal securities laws and have elected to be subject to reduced public company reporting requirements. An investment in our common stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment. See “Risk Factors” beginning on page 10 to read about the risks you should consider before buying shares of our common stock. An investment in our common stock is not suitable for all investors.

Sales of the shares of our common stock registered in this prospectus and the Public Offering Prospectus will result in two offerings taking place concurrently which might affect price, demand, and liquidity of our common stock.

You should rely only on the information contained in this prospectus and any prospectus supplement or amendment. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ___________, 2025

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TABLE OF CONTENTS

Page
Resale Prospectus Summary	Alt- 3
Use of Proceeds	Alt - 5
Selling Shareholders	Alt - 5
Plan of Distribution	Alt - 7
Legal Matters	Alt - 7

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SELLING STOCKHOLDER PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read the entire prospectus carefully, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto that are included elsewhere in this prospectus, before making an investment decision. Unless otherwise noted and other than in our historical financial statements and the notes thereto, the share and per share information in this prospectus reflects a reverse stock split of the outstanding Common Stock and treasury stock of the Company at a 1-for-60,000 ratio. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Propanc Biopharma,” the “Company,” “we,” “us,” and “our” refer to Propanc Biopharma, Inc., and its subsidiaries.

Overview

The Company was originally formed in Melbourne, Victoria, Australia on October 15, 2007 as Propanc PTY LTD. On November 23, 2010, Propanc Health Group Corporation was incorporated in the State of Delaware and in January 2011, to reorganize our Company, we acquired all of the outstanding shares of Propanc PTY LTD on a one-for-one basis, whereby Propanc PTY LTD became our wholly-owned subsidiary. Effective April 20, 2017, we changed our name to “Propanc Biopharma, Inc.” to better reflect our current stage of operations and development.

We are a development-stage healthcare company that is currently focused on developing new cancer treatments for patients suffering from pancreatic, ovarian and colorectal cancer. Utilizing our scientific and oncology consultants, we have developed a rational, composite formulation of anti-cancer compounds, which together exert a number of effects designed to control or prevent tumors from recurring and spreading through the body. Our lead product candidate, PRP, is a variation upon our novel formulation and involves pro-enzymes, the inactive precursors of enzymes.

Risks associated with our Business

Our ability to execute our future business growth strategy is subject to numerous risks, as more fully described in the section captioned “Risk Factors” immediately following this prospectus summary. An investment in our Units involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the section titled “Risk Factors” following this prospectus summary. These risks include, but are not limited to, the following:

●	Because PRP remains in the early stages of development and may never become commercially viable, you may lose some or all of your investment.
●	PRP may cause undesirable side effects that could negatively impact its clinical trial results or limit its use, hindering further development, subject us to possible product liability claims, and make it more difficult to commercialize PRP
●	Because successful development of our products is uncertain, our results of operations may be materially harmed.
●	A variety of factors, either alone or in concert with each other, could result in our clinical trials of PRP being delayed or unsuccessful.
●	If we fail to obtain regulatory approval in jurisdictions outside the U.S., we will not be able to market PRP in those jurisdictions.
●	If, in the future, we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market PRP, we may not be successful in commercializing our product candidates if and when they are approved.
●	We face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.
●	Even if we are able to commercialize PRP, we will need to seek approval for reimbursement before it can be marketed, and it may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, which would harm our business.

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Corporate Information

Our principal executive offices are located at 302, 6 Butler Street Camberwell, VIC, 3124 Australia. Our telephone number is +61-03-9882-0780.

Reverse Stock Split

On August 7, 2024, the Company received written consent in lieu of a meeting by the holders of a majority of the voting power of the Company’s outstanding capital stock as of August 7, 2024 and the Company’s Board of Directors approving such actions as are necessary for the Company to proceed to, and the Company accordingly intends to, effectuate and execute a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of one post-split share per sixty thousand pre-split shares (1:60,000) (the “Reverse Stock Split”). Proportional adjustments for the Reverse Stock Split were made to the Company’s outstanding stock options, warrants and equity incentive plans. On January 29, 2025, the Financial Industry Regulatory Authority (“FINRA”) processed and effected the Reverse Stock Split in the public markets.

Listing on the Nasdaq Capital Market

Our Common Stock is currently quoted on the OTC under the symbol “PPCB.” In connection with this offering, we have applied to have our Common Stock listed on the Nasdaq Capital Market under the symbol “PPCB”. If approved, we expect to list our Common Stock offered in this offering on Nasdaq upon consummation of this offering, at which point our Common Stock will cease to be traded on the OTC. No assurance can be given that our listing application will be approved. This offering will occur only if Nasdaq or another securities exchange approves the listing of our Common Stock. If Nasdaq or another U.S. securities exchange does not approve the listing of our Common Stock, we will not proceed with this offering. There can be no assurance that our Common Stock will be listed on the Nasdaq or another securities exchange.

Inflation Risk

We do not believe that inflation has had a material effect on our business, results of operations, or financial condition. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs. Our inability or failure to do so could harm our business, results of operations, or financial condition.

Going Concern

As reflected in the accompanying consolidated financial statements, the Company has no revenue generating operations and has an accumulated deficit. In addition, the Company has experienced negative cash flows from operations since inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. There can be no assurance that any additional financings would be available to the Company on satisfactory terms and conditions, if at all.

Implications of Being a Smaller Reporting Company

As a smaller reporting company, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to:

●	Reduced disclosure obligations (e.g., matters regarding executive compensation) in our periodic reports, proxy statements and registration statements; and

●	Not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

We will remain a smaller reporting company until the end of the fiscal year in which (i) we have a public common equity float of more than $250 million, or (ii) we have annual revenues for the most recently completed fiscal year of more than $100 million plus we have a public common equity float or public float of more than $700 million. We also would not be eligible for status as smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Implication of Being a Controlled Company

Because our sole officer, James Nathanielsz, owns a majority of our voting control and will own a majority of our voting control after this offering, we are and will continue to be after the offering a “controlled company” as defined under the listing rules of Nasdaq. Under Nasdaq listing rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. For as long as we remain a controlled company, we are permitted to elect to rely on certain exemptions from Nasdaq’s corporate governance rules, including the following:

●	an exemption from the rule that a majority of our board of directors must be independent directors;
●	an exemption from the rule that our compensation committee be composed entirely of independent directors;
●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors or a nominating committee composed solely of independent directors;

If we elected to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors, our nominating and corporate governance and compensation committees might not consist entirely of independent directors, and you would not have the same protection afforded to shareholders of companies that are subject to Nasdaq’s corporate governance rules.

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The Offering

Common stock offered by the selling stockholders:	This prospectus relates to 3,091,500 shares of Common Stock that may be sold from time to time by the selling stockholders named in this prospectus.

Shares outstanding before the offering:	11,611,781

Shares outstanding after the offering:	12,611,781 shares (12,761,781 shares if the underwriters exercise their option to purchase additional shares in full).

Use of proceeds:	We will not receive any proceeds from the sales of outstanding common stock by the selling stockholders.

Risk factors:	Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 10.

Trading market and symbol:	We have applied to list our common stock on Nasdaq under the symbol “PPCB.” There can be no assurance that we will be able to meet Nasdaq’s initial listing requirements or that we will otherwise be approved for listing.

The number of shares of common stock outstanding assumes the issuance by us of shares of common stock pursuant to the Public Offering Prospectus filed contemporaneously herewith.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time by the selling stockholders identified herein of up to an aggregate of 3,091,500 shares of our common stock (the “Resale Shares”).

The transactions by which the selling stockholders acquired their securities from us were exempt under the registration provisions of the Securities Act.

The Resale Shares referred to above are being registered to permit public sales of the Resale Shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares.

The table below sets forth certain information regarding the selling stockholders and the Resale Shares offered in this prospectus. The selling stockholders have had no material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities.

Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholder’s percentage of ownership of our outstanding shares in the table below is based upon 11,611,781 shares of common stock issued and outstanding as of April 23, 2025.

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Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Before this Offering	Percentage of Common Stock Beneficially Owned Before this Offering		Shares of Common Stock Offered in this Offering	Shares of Common Stock Beneficially Owned After this Offering	Percentage of Common Stock Beneficially Owned After this Offering

Ionic Ventures LLC(1)	900,000	7.75%		900,000	0	0%
Clark Hill PLLC(2)	30,000	*	%	30,000	0	0%
Douglas Graham Mitchell	30,000	*	%	30,000	0	0%
Notestar Pty Ltd(3)	12,500	*	%	12,500	0	0%
Paul Mazor	12,500	*	%	12,500	0	0%
Brunson Chandler & Jones, PLLC(4)	48,000		%	48,000	0	0%
Daisy Aronce	14,000	*	%	14,000	0	0%
GrantReady Pty Ltd as trustee for GrantReady Group Trust No 1(5)	7,000	*	%	7,000	0	0%
Oxfel Pty Ltd ATF The Loizou Family Trust(6)	5,000	*	%	5,000	0	0%
Sylva International LLC(7)	499,000	4.3%		499,000	0	0%
Gregory Harrison	499,000	4.3%		499,000	0	0%
Krista Michelle Rash	302,000	2.6%		302,000	0	0%
Richard A. Cavalli	150,000	1.3%		150,000	0	0%
Howard Irwin Isaacs	150,000	1.3%		150,000	0	0%
Exchange Listing LLC(8)	400,000	3.44%		400,000	0	0%
Paul Ivor Richards	25,000	*	%	25,000	0	0%
Dr Ralf Brandt	7,500	*	%	7,500	0	0%
Total				3,091,500	0	0%

* Less than 1%

(1) Brendan O’Neill has discretionary authority to vote and dispose of the shares held by Ionic Ventrues, LLC and may be deemed to share voting and voting power with respect to these securities.

(2) Randy Katz has discretionary authority to vote and dispose of the shares held by Clark Hill PLLC and may be deemed to share voting and voting power with respect to these securities.

(3) Paul Mazor has discretionary authority to vote and dispose of the shares held by Notestar Pty Ltd and may be deemed to share voting and voting power with respect to these securities.

(4) Brunson Chandler & Jones, PLLC is controlled by Lance B. Brunson, Esq., Y. Chase Chandler, Esq., and Callie Jones, Esq. equally. Each has discretionary authority to vote and dispose of the shares and may be deemed to share voting and voting power with respect to these securities

(5)Adrian Spencer has discretionary authority to vote and dispose of the shares held by GrantReady Pty Ltd as trustee for GrantReady Group Trust No 1and may be deemed to share voting and voting power with respect to these securities

(6) Nickolas Anastasis Loizou and Susan Loizou have discretionary authority to vote and dispose of the shares held by Oxfel Pty Ltd ATF The Loizou Family Trust and may be deemed to share voting and voting power with respect to these securities

(7) Ross Silver has discretionary authority to vote and dispose of the shares held by Sylva International, LLC and may be deemed to share voting and voting power with respect to these securities

(8)Peter Goldstein has discretionary authority to vote and dispose of the shares held by Exchange Listing, LLC and may be deemed to share voting and voting power with respect to these securities

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PLAN OF DISTRIBUTION

We are registering the Resale Shares to permit the resale of the Resale Shares by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Resale Shares. We will pay all expenses (other than discounts, commissions, and transfer taxes, if any) relating to the registration of the Resale Shares in the registration statement of which this prospectus forms a part.

The Selling Stockholders may sell all or a portion of the Resale Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers, or agents. If the Resale Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for any underwriter discounts or commissions and any applicable transfer taxes. If any of the Selling Shareholders sell the Resale Shares through underwriters or broker-dealers, it would constitute a material change requiring a post-effective amendment. The Resale Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive Commissions or discounts from the Selling Stockholders (or, if any Broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a Customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

LEGAL MATTERS

The validity of the common stock covered by this prospectus will be passed upon by Brunson Chandler & Jones, PLLC.

RESALE PROSPECTUS

Until [●], 2025, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter with respect to their unsold subscriptions.

The date of this Resale Prospectus is              , 2025

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Item 16. Exhibits.

(a) Exhibits

Exhibit
Number	Description
1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on April 2, 2025).
3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on June 23, 2011).
3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on June 23, 2011).
3.3	Certificate of Amendment to the Certificate of Incorporation of the Company, dated November 11, 2014 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on December 16, 2014).
3.4	Certificate of Designation of Series A Preferred Stock of the Company, dated December 2, 2014 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 16, 2014).
3.5	Certificate of Amendment to the Certificate of Incorporation of the Company, dated July 9, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 15, 2015).
3.6	Certificate of Designation of Series B Preferred Stock of the Company, dated June 16, 2015 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 15, 2015).
3.7	Certificate of Amendment to the Certificate of Incorporation of the Company, dated April 20, 2017 (incorporated by reference to Exhibit 3.1.1 to the Company’s Current Report on Form 8-K filed on April 26, 2017).
3.8	Certificate of Amendment to the Certificate of Incorporation of the Company, dated April 20, 2017 (incorporated by reference to Exhibit 3.1.2 to the Company’s Current Report on Form 8-K filed on April 26, 2017).
3.9	Certificate of Amendment to the Certificate of Incorporation of the Company, dated as of January 23, 2018 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 26, 2018).
3.10	Certificate of Amendment, dated as of June 7, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 21, 2019).
3.11	Certificate of Correction, dated as of June 10, 2019 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 21, 2019).
3.12	Certificate of Amendment, dated as of March 13, 2019 (incorporated by reference to Exhibit 3.10 to the Company’s Form S-1/A filed on August 13, 2020).
3.13	Certificate of Amendment to the Certificate of Incorporation of the Company, dated as of November 17, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 19, 2020).
3.14	Certificate of Amendment to Certificate of Incorporation, dated July 6, 2022 (incorporated by reference to Exhibit 3.1 to the Company Current Report on Form 8-K filed on July 11, 2022).
3.15	Certificate of Retirement of Series A Preferred Stock of the Company, dated March 15, 2023 (incorporated by reference to Exhibit 3.1 to the Company Current Report on Form 8-K filed on March 17, 2023).
3.16	Certificate of Amendment to the Certificate of Incorporation of the Company, dated May 1, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 5, 2023).
3.17	Certificate of Amendment to the Certificate of Incorporation of the Company, dated January 17, 2025 (incorporated by reference to Exhibit 3.17 to the Company’s Registration Statement on Form S-1 filed on March 31, 2025).
4.1	Common Stock Purchase Warrant for the purchase of up to 450,000 shares of the Company’s common stock (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 9, 2019).
4.2	Common Stock Purchase Warrant for the purchase of up to 300,000 share of the Company’s common stock (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on September 8, 2019).
4.3	Common Stock Purchase Warrant for the purchase of up to 225,000 shares of the Company’s common stock, (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on form 8-K filed on September 9, 2019).

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4.4	Form of Convertible Promissory Note (incorporated by reference to Exhibit 4.55 to the Company’s Annual Report on Form 10-k filed on October 15, 2019)
4.5	Form of Prefunded Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 3, 2020).
4.6	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 3, 2020).
4.7	Form Series B Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on April 3, 2020)
4.8	Form of Series C Warrant (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on April 3, 2020).
4.9	Form of Convertible Redeemable Promissory Note, dated October 1, 2019 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated October 8, 2019)
4.10	10% Convertible Promissory Note, dated December 7, 2021, issued by the Company to One44 Capital LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated December 13, 2021)
4.11	8% Convertible Promissory Note, dated March 7, 2022, issued by the Company to Sixth Street Lending LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 10, 2022)
4.12	10% Convertible Promissory Note, dated March 29, 2022, issued by the Company to One44 Capital LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K April 1, 2022)
4.13	8% Convertible Promissory Note, dated April 12, 2022, issued by the Company to Sixth Street Lending LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated April 18, 2022)
4.14	8% Convertible Promissory Note, dated May 12, 2022, issued by the Company to 1800 Diagonal Lending LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated May 18, 2022)
4.15	8% Convertible Promissory Note, dated June 30, 2022, issued by the Company to 1800 Diagonal Lending LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated July 7, 2022)
4.16	8% Convertible Redeemable Promissory Note, dated August 12, 2022, issued by the Company to GS Capital Partners LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 10, 2022).
4.17	10% Convertible Note, dated August 15, 2022, issued by the Company to One44 Capital LLC (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated August 18, 2022).
4.18	8% Convertible Redeemable Note, dated September 21, 2022, issued by the Company to GS Capital Partners, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 26, 2022).
4.19	10% Convertible Redeemable Note, dated February 14, 2023, issued by the Company to ONE44 Capital LLC (incorporated by reference to Exhibit 4.20 to the Company’s Current Report on Form 8-K dated February 21, 2023).
4.20	8% Convertible Promissory Note, dated June 29, 2023, issued to 1800 Diagonal Lending LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated July 12, 2023).
4.21	Form of Warrant dated July 5, 2023, issued to 1800 Diagonal Lending LLC (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated July 12, 2023).
4.22	8% Convertible Promissory Note, dated July 19, 2023, issued to 1800 Diagonal Lending LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated August 8, 2023).
4.23	10% Original Issue Discount Promissory Note, dated August 15, 2023, issued to a Lender (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated August 21, 2023).
4.24	8% Convertible Promissory Note, dated August 16, 2023, issued to an Investor (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated August 21, 2023).
4.25	8% Convertible Redeemable Note, dated August 23, 2023 issued to an Investor (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated August 29, 2023).
4.26	Form of Representative’s Warrant (included as Exhibit A to the Form of Underwriting Agreement at Exhibit 1.1, and incorporated by reference herein)
4.27	Specimen Stock Certificate evidencing the Shares of Common Stock (incorporated by reference to Exhibit 4.28 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on April 2, 2025)
4.28	Convertible Promissory Note dated April 15, 2025, issued to an Investor (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated April 21, 2025).
4.29	Promissory Note dated March 25, 2025, issued to an Investor (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated April 21, 2025).
5.1*	Opinion of Brunson Chandler & Jones, PLLC.
10.1	Debt Settlement Agreement between the Company and James Nathanielsz, dated February 4, 2015 (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed on February 17, 2015).

II-2

10.2	Debt Settlement Agreement between the Company and Julian Kenyon, dated February 4, 2015 (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed on February 17, 2015).
10.3

Employment Agreement entered into as of February 25, 2015 by and between James Nathanielsz and the Company (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1 filed on March 25, 2016).

10.4	Director Agreement entered into as of February 25, 2015 by and between Julian Kenyon and the Company (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1 filed on March 25, 2016).
10.5	Form of Scientific Advisory Board Member Agreement, incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 filed on March 25, 2016.
10.6	Amendment No. 1 to Employment Agreement entered into as of April 14, 2016 by and between James Nathanielsz and the Company (incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q filed on May 16, 2016).
10.7	Amendment No. 2 to Employment Agreement entered into as of September 25, 2017 by and between James Nathanielsz and the Company (incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed on September 28, 2017).
10.8	Amended and Restated Employment Agreement, dated as of May 14, 2019, by and between the James Nathanielsz and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 15, 2019).
10.9	Amended and Restated Services Agreement, by and between Julian Kenyon and the Company, dated as of May 19, 2019 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 15, 2019).
10.10	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on May 15, 2019).
10.11	Director Agreement by and between Josef Zelinger and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 30, 2020).
10.12	Amended and Restated Director Agreement by and between Josef Zelinger and the Company, dated August 12, 2021 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on August 18, 2021).
10.13	Cancellation Agreement by and between James Nathanielsz and the Company, dated August 12, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 18, 2021).
10.14	Cancellation Agreement by and between Julian Kenyon and the Company, dated August 12, 2021 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 18, 2021).
10.15	Manufacturing Services Agreement by and between Q-Biologicals NV (now Amatsigroup NV) and the Company, dated August 12, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 23, 2016).
10.16	Quality Assurance Agreement by and between Q-Biologicals NV (now Amatsigroup NV) and the Company dated August 12, 2016 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 23, 2016).
10.17	Propanc Biopharma, Inc.’s 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on May 15, 2019).
10.18	Form of Securities Purchase Agreement, dated October 1, 2019 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 8, 2019)
10.19	Securities Purchase Agreement, dated December 7, 2021, by and between the Company and One44 Capital LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 13, 2021)
10.20	Securities Purchase Agreement, dated March 7, 2022, by and between the Company and Sixth Street Lending LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 10, 2022)
10.21	Securities Purchase Agreement, dated March 29, 2022, by and between the Company and One44 Capital LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 1, 2022)
10.22	Securities Purchase Agreement, dated April 12, 2022, by and between the Company and Sixth Street Lending LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 18, 2022)
10.23	Securities Purchase Agreement, dated May 12, 2022, by and between the Company and 1800 Diagonal Lending LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 18, 2022)
10.24	Securities Purchase Agreement, dated June 30, 2022, by and between the Company and 1800 Diagonal Lending LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated July 7, 2022)
10.25	Securities Purchase Agreement, dated August 12, 2022, by and between the Company and GS Capital Partners LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 18, 2022)
10.26	Securities Purchase Agreement, dated August 15, 2022, by and between the Company and ONE44 Capital LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated August 18, 2022)
10.27	Securities Purchase Agreement, dated September 21, 2022, by and between the Company and GS Capital Partners, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 27, 2022)
10.28	Amended and Restated Employment Agreement, by and between the Company and James Nathanielsz, dated October 26, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 1, 2022)
10.29	Securities Purchase Agreement, dated February 14, 2023, by and between the Company and ONE44 Capital LLC (incorporated by reference to Exhibit 10.41 to the Company’s Current Report on Form 8-K dated February 21, 2023)
10.30	Securities Purchase Agreement, dated November 3, 2022, by and between the Company and Coventry Enterprises, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated May 15, 2023).
10.31	Common Stock Purchase Agreement, dated November 3, 2022, by and between the Company and Coventry Enterprises, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 15, 2023).
10.32	Registration Rights Agreement, dated November 3, 2022, by and between the Company and the Coventry Enterprises, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated May 15, 2023).
10.33	Warrant Agreement, dated March 8, 2023, by and between the Company and Ionic Ventures, LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K dated May 15, 2023).
10.34	Securities Purchase Agreement, dated as of June 29, 2023, by and between the Company and 1800 Diagonal Lending LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated July 12, 2023).
10.35	July Loan Agreement, dated July 5, 2023, by and between the Company and 1800 Diagonal Lending LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated July 12, 2023).
10.36	Equity Line Agreement, dated July 20, 2023, by and between the Company and Dutchess Capital Growth Fund L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated July 26, 2023).
10.37	Registration Rights Agreement, dated July 20, 2023, by and between the Company and Dutchess Capital Growth Fund L.P. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated July 26, 2023).
10.38	Securities Purchase Agreement, dated as of July 19, 2023, by and between the Company and 1800 Diagonal Lending LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 8, 2023).
10.39	Securities Purchase Agreement, dated as of August 16, 2023, by and between the Company and an Investor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 21, 2023).

II-3

10.40	Securities Purchase Agreement, dated as of August 23, 2023, by and between the Company and an Investor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 29, 2023).
10.41	Form of Lock-up Agreement (included in Exhibit 1.1)
10.42	Commercialization Agreement with the University of Bath dated November 12, 2012 (incorporated by reference to Exhibit 10.42 to the Company’s Registration Statement on Form S-1 filed on March 31, 2025).
10.43

Securities Purchase Agreement dated January 31, 2025, by and between the Company and an Investor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report of Form 8-K dated February 11, 2025

10.44

Securities Purchase Agreement dated February 7, 2025, by and between the Company and an Investor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report of Form 8-K dated February 11, 2025

10.45

Exchange Agreement dated March 3, 2025, by and between the Company and Ionic Ventures, LLC (incorporated by reference to Exhibit 10.45 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on March 31, 2025)

10.46

Exchange Agreement dated March 5, 2025, by and between the Company and Clark Hill PLLC (incorporated by reference to Exhibit 10.46 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on March 31, 2025)

10.47

Exchange Agreement dated January 23, 2025, by and between the Company and Dr. Dough Mitchell (incorporated by reference to Exhibit 10.47 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on March 31, 2025)

10.48

Exchange Agreement dated February 5, 2025, by and between the Company and Notestar Pty Ltd (incorporated by reference to Exhibit 10.48 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on March 31, 2025)

10.49

Exchange Agreement dated January 28, 2025, by and between the Company and Daisy Aronce (incorporated by reference to Exhibit 10.49 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on March 31, 2025)

10.50

Exchange Agreement dated January 27, 2025, by and between the Company and GrantReady Group Trust No 1 (incorporated by reference to Exhibit 10.50 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on March 31, 2025)

10.51

Exchange Agreement dated February 5, 2025, by and between the Company and Oxfel Pty Ltd (incorporated by reference to Exhibit 10.51 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on March 31, 2025)

10.52

Consulting Agreement dated February 18, 2025 by and between the Company and Gregory Harrison (incorporated by reference to Exhibit 10.52 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on March 31, 2025)

10.53

Services Agreement dated January 9, 2025 by and between the Company and Ross Silver (incorporated by reference to Exhibit 10.53 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on March 31, 2025)

10.54

Services Agreement dated February 28, 2025 by and between the Company and Brunson Chandler & Jones, PLLC (incorporated by reference to Exhibit 10.54 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on March 31, 2025)

10.55

Services Agreement dated January 9, 2025 by and between the Company and Krista Rash (incorporated by reference to Exhibit 10.55 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on March 31, 2025)

10.56

Services Agreement dated January 13, 2025 by and between the Company and Howard Isaacs and Richard Cavalli (incorporated by reference to Exhibit 10.56 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on March 31, 2025)

10.57

Advisory Agreement dated November 20, 2020 by and between the Company and Exchange Listing, LLC (incorporated by reference to Exhibit 10.57 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on March 31, 2025)

10.58

Services Agreement dated February 10, 2025 by and between the Company and Enzyme Supplies Limited (incorporated by reference to Exhibit 10.58 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on March 31, 2025)

10.59

Services Agreement dated February 2, 2025 by and between the Company and Dr. Ralf Brandt (incorporated by reference to Exhibit 10.59 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on March 31, 2025)

10.60	Securities Purchase Agreement, dated as of April 15, 2025, by and between the Company and GS Capital Partners, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 21, 2025).
10.61	Securities Purchase Agreement, dated as of March 25, 2025, by and between the Company and 1800 Diagonal Lending LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated April 21, 2025).
10.62	Loan Agreement dated April 13, 2025 by and between the Company and Aggro Investments Pty Ltd. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated April 21, 2025).
14.1	Code of Ethics (incorporated by reference to our Annual Report on Form 10-K filed September 28, 2023).
21.1	List of subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Current Report on Form 10-K dated September 28, 2022).
23.1*	Consent of Salberg & Company, P.A.
23.2	Consent of Brunson Chandler & Jones, PLLC. (included in Exhibit 5.1)
99.1	Insider Trading Policy (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on March 31, 2025)
99.2	Consent of Director Nominee (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on April 2, 2025)
99.3	Consent of Director Nominee (incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on April 2, 2025)
107	Filing Fee Table. (incorporated by reference to Exhibit 107 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on April 2, 2025)

*	Filed herewith

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-4

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camberwell, in the State of Victoria, Australia, on April 25, 2025.

PROPANC BIOPHARMA, INC.

By:	/s/ James Nathanielsz
James Nathanielsz
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Signature	Title	Date

/s/ James Nathanielsz	Chief Executive Officer, Chief Financial Officer and Director	April 25, 2025
James Nathanielsz	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Dr. Julian Kenyon	Chief Scientific Officer and Director	April 25, 2025
Dr. Julian Kenyon

/s/ Josef Zelinger	Director	April 25, 2025
Josef Zelinger

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